                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-74299

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 3, 2000

                          $796,298,000 (APPROXIMATE)


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor


                     GMAC COMMERCIAL MORTGAGE CORPORATION
                                   Servicer

               SERIES 2000-C1 MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.

The certificates represent interests only in the trust created for Series 2000-C1. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

THE CERTIFICATES WILL CONSIST OF:

o    The eight classes of offered certificates described in the table on page
     S-5.

o Eight additional classes of private certificates, all of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:

o A pool of 136 fixed rate, monthly pay mortgage loans secured by first priority liens on 178 commercial and multifamily residential properties. The mortgage pool will have an initial pool balance of approximately $879,890,172.

CREDIT ENHANCEMENT:

o The subordination of certificates other than the Class A-1 and A-2 certificates will provide credit enhancement to the Class A-1 and A-2 certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately 104.22% of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.


                     Co-Lead Managers and Joint Bookrunners

GOLDMAN, SACHS & CO.                                 DEUTSCHE BANC ALEX. BROWN

                  and solely as a member of the selling party

                          NEWMAN AND ASSOCIATES, INC.

                                 MARCH 8, 2000

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
--------------------------------------------------------------------------------
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1

[GRAPHIC OMITTED]

Massachusetts         South Carolina         Nevada               Michigan
2 properties          1 property             2 properties         6 properties
$14,378,390           $11,373,287            $9,936,797           $33,652,307
1.63% of total        1.29% of total         1.13% of total       3.82% of total

Connecticut           Georgia                California           Indiana
2 properties          6 properties           13 properties        2 properties
$10,102,735           $29,079,438            $104,230,421         $4,695,070
1.15% of total        3.30% of total         11.85% of total      0.53% of total

New York              Florida                Oregon               Ohio
17 properties         14 properties          2 properties         6 properties
$112,116,525          $75,586,435            $7,553,473           $19,874,912
12.74% of total       8.59% of total         0.86% of total       2.26% of total

New Jersey            Tennessee              Washington           Pennsylvania
8 properties          5 properties           2 properties         6 properties
$39,439,075           $32,572,806            $7,707,131           $22,470,680
4.48% of total        3.70% of total         0.88% of total       2.55% of total

Delaware              Mississippi            Idaho                New Hampshire
2 properties          1 property             1 property           2 properties
$17,048,924           $1,775,000             $1,446,431           $5,719,458
1.94% of total        0.20% of total         0.16% of total       0.65% of total

Maryland              Texas                  Missouri             Virgin Islands
5 properties          22 properties          1 property           2 properties
$52,093,556           $90,858,492            $1,795,805           $11,955,484
5.92% of total        10.33% of total        0.20% of total       1.36% of total

Virginia              Kansas                 Iowa                 Alaska
5 properties          2 properties           3 properties         1 property
$12,050,559           $3,968,629             $3,073,949           $3,688,040
1.37% of total        0.45% of total         0.35% of total       0.42% of total

West Virginia         Colorado               Minnesota
2 properties          4 properties           18 properties
$4,375,398            $22,044,005            $52,198,112
0.50% of total        2.51% of total         5.93% of total

North Carolina        Arizona                Illinois
3 properties          7 properties           3 properties
$15,442,354           $23,281,205            $22,305,288
1.76% of total        2.65% of total         2.54% of total


                         Distribution of Property Types

[GRAPHIC OMITTED]

                      Multifamily                    33.06%
                      Office                         24.26%
                      Retail                         17.99%
                      Industrial                     15.01%
                      Lodging                         6.22%
                      Mixed Use                       2.30%
                      Mobile Home Park                0.58%
                      Special Purpose                 0.57%

For purposes of this map, each Mortgage Loan secured by multiple Mortgaged Properties is treated as the number of Mortgage Loans equal to the number of Mortgage Properties, each of which is allocated a Cut-off Date Balance based on Allocated Principal Amounts thereof (as defined herein).

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.


                               TABLE OF CONTENTS




                                                                        PAGE
                                                                        ----
Summary of Series 2000-C1
    Transaction .....................................................   S-7
    Relevant Parties and Important Dates ............................   S-7
    The Mortgage Pool ...............................................   S-7
    Geographic Concentrations of the Mortgaged Properties ...........   S-8
    Property Types ..................................................   S-8
    Call Protection provided by the Mortgage Loans ..................   S-8
    Payment Terms of the Mortgage Loans .............................   S-8
    The Certificates ................................................   S-8
    Certificate Designations ........................................   S-9
    Initial Certificate Balances of the Certificates ................   S-9
    Distributions on the Offered Certificates .......................   S-9
    Subordination of Classes of Certificates ........................  S-10
    Allocation of Losses and Expenses to Classes of Certificates ....  S-10
    Advances Made by the Servicer ...................................  S-11
    Optional Termination of the Trust ...............................  S-11
    Book Entry Registration .........................................  S-11
    Denominations ...................................................  S-12
    Yield and Prepayment Considerations .............................  S-12
    Legal Investment in the Certificates ............................  S-12
    ERISA Considerations for Certificateholders .....................  S-12
    Tax Status of the Certificates ..................................  S-12
    Ratings on the Certificates .....................................  S-13
RISK FACTORS ........................................................  S-14
DESCRIPTION OF THE MORTGAGE POOL ....................................  S-40
    Calculations of Interest ........................................  S-40
    Balloon Loans ...................................................  S-40
    ARD Loans .......................................................  S-40
    Loan Participation Interest .....................................  S-41
    Amortization of Principal .......................................  S-43
    Due Dates .......................................................  S-43
    Defeasance ......................................................  S-43
    Prepayment Provisions ...........................................  S-44
    Related Borrowers, Cross-Collateralized Mortgage Loans and
       Mortgage Loans Collateralized by Multiple Properties .........  S-45

                                                                       PAGE
                                                                       ----
    Due-on-Sale and Due-on-Encumbrance Provisions ...................  S-45
    Secured Subordinate Financing....................................  S-46
    Unsecured Subordinate and Mezzanine Financing ...................  S-46
    Ground Leases ...................................................  S-47
    Loan Documentation ..............................................  S-47
    Significant Mortgage Loans ......................................  S-47
       The 80 Lafayette Street Loan .................................  S-47
       The Equity Inns Loan Participation ...........................  S-48
       The First Union Tower Loan....................................  S-53
       The World Savings Center Loan ................................  S-56
       The Freeman Webb Loan ........................................  S-58
    The Sellers .....................................................  S-59
    Underwriting Matters ............................................  S-60
       Environmental Assessments ....................................  S-60
       Property Condition Assessments ...............................  S-60
       Appraisals ...................................................  S-61
    Hazard, Liability and Other Insurance ...........................  S-61
       Earnouts and Additional Collateral Loans .....................  S-62
    Assignment of the Mortgage Loan; Repurchases and Substitutions ..  S-62
    Representations and Warranties; Repurchases .....................  S-64
    Pool Characteristics; Changes in Mortgage Pool ..................  S-67
SERVICING OF THE MORTGAGE LOANS .....................................  S-68
    The Servicer ....................................................  S-68
    Servicing Standard ..............................................  S-68
    Specially Serviced Mortgage Loans ...............................  S-69
    Termination of the Servicer for Specially Serviced Mortgage
       Loans and REO Properties .....................................  S-70
       Servicing and Other Compensation and Payment of Expenses .....  S-71
         Servicing Fee ..............................................  S-71
         Special Servicing Fee ......................................  S-72
         Workout Fee ................................................  S-72
         Liquidation Fee ............................................  S-72
         Additional Compensation ....................................  S-73
    Modifications, Waivers, Amendments and Consents .................  S-74
    Enforcement of ARD Loans ........................................  S-76
    Sale of Defaulted Mortgage Loans ................................  S-76
    REO Properties ..................................................  S-77
    Inspections; Collection of Operating Information ................  S-78
DESCRIPTION OF THE CERTIFICATES .....................................  S-79
    Denominations ...................................................  S-79
    Book-Entry Registration of the Offered Certificates .............  S-80
       Euroclear and Clearstream, Luxembourg ........................  S-80
       Definitive Certificates ......................................  S-82
    Certificate Balances and Notional Amounts .......................  S-83
    Pass-Through Rates ..............................................  S-83
    Distributions ...................................................  S-84
       The Available Distribution Amount ............................  S-85
       Application of the Available Distribution Amount .............  S-85
       Distributable Certificate Interest ...........................  S-86
    Distributions of Prepayment Premiums ............................  S-87
    Distributions of Excess Interest.................................  S-88
    Distributions of Excess Liquidation Proceeds ....................  S-88
    Treatment of REO Properties .....................................  S-88
    Interest Reserve Account ........................................  S-88
    Subordination; Allocation of Losses and Expenses ................  S-89
    P&I Advances ....................................................  S-90
    Appraisal Reductions ............................................  S-92
    Reports to Certificateholders; Available Information ............  S-93
       Trustee Reports ..............................................  S-93
    Information Available Electronically ............................  S-96
    Other Information ...............................................  S-96

                                                                       PAGE
                                                                       ----
    Voting Rights ...................................................  S-97
    Termination; Retirement of Certificates .........................  S-97
    The Trustee and Fiscal Agent ....................................  S-98
YIELD AND MATURITY CONSIDERATIONS ...................................  S-99
    Yield Considerations ............................................  S-99
       The Purchase Price of the Certificates .......................  S-99
       Applicable Pass-Through Rate ................................. S-100
       Actual Performance of the Mortgage Loans ..................... S-100
       Rate and Timing of Payments on the Mortgage Loans ............ S-100
    Factors that Affect the Rate and Timing of Payments and
       Defaults ..................................................... S-101
    Delay in Payment of Distributions ............................... S-101
    Unpaid Distributable Certificate Interest ....................... S-101
    Weighted Average Life ........................................... S-102
    Price/Yield Tables .............................................. S-108
    Yield Sensitivity of the Class X Certificates ................... S-112
FEDERAL INCOME TAX CONSEQUENCES ..................................... S-114
    Original Issue Discount and Premium ............................. S-114
    New Withholding Regulations ..................................... S-116
    Characterization of Investments in Offered Certificates ......... S-116
METHOD OF DISTRIBUTION............................................... S-117
LEGAL MATTERS ....................................................... S-118
RATINGS ............................................................. S-118
LEGAL INVESTMENT .................................................... S-120
ERISA CONSIDERATIONS ................................................ S-120
GLOSSARY ............................................................ S-122
ANNEX A--CHARACTERISTICS OF THE MORTGAGE LOANS ......................   A-1
ANNEX B--FORM OF STATEMENT TO CERTIFICATEHOLDERS AND SERVICER
   REPORTS ..........................................................   B-1
ANNEX C--STRUCTURAL AND COLLATERAL TERM SHEET .......................   C-1
ANNEX D--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
   PROCEDURES .......................................................   D-1

                SUMMARY OF SERIES 2000-C1 MORTGAGE PASS-THROUGH
                     CERTIFICATES AND POOL CHARACTERISTICS


             THE SERIES 2000-C1 MORTGAGE PASS-THROUGH CERTIFICATES


                                                      APPROXIMATE         INITIAL          APPROXIMATE
                               ORIGINAL PRINCIPAL      PERCENT OF          PASS-          WEIGHTED AVG.       PRINCIPAL
                RATINGS            OR NOTIONAL           CREDIT           THROUGH            LIFE (6)        WINDOW (7)
CLASS        FITCH/MOODY'S         AMOUNT (1)         SUPPORT (5)           RATE            (IN YEARS)      (MONTH/YEAR)
---------   ---------------   --------------------   -------------   -----------------   ---------------   --------------
X               AAA/Aaa         $  879,890,171(2)         N/A          0.8252%(3)        9.12              04/00 - 01/15
A-1             AAA/Aaa         $  124,944,000            24.75%       7.5840%(4)        5.71              04/00 - 05/09
A-2             AAA/Aaa         $  537,173,000            24.75%       7.7240%(8)        9.57              05/09 - 12/09
B                AA/Aa2         $   37,395,000            20.50%       7.8500%(8)        9.81              12/09 - 01/10
C                 A/A2          $   41,794,000            15.75%       7.9670%(8)        9.83              01/10 - 01/10
D                A-/A3          $    8,798,000            14.75%       8.0450%(8)        9.83              01/10 - 01/10
E               BBB/Baa2        $   30,796,000            11.25%       8.5226%(9)        9.83              01/10 - 01/10
F              BBB-/Baa3        $   15,398,000             9.50%       8.5226%(9)        9.83              01/10 - 02/10
G (10)
H (10)
J (10)
K (10)
L (10)
M (10)
N (10)
O  (10)

----------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The Class X certificates will accrue interest on the Class X notional amount. The initial Class X notional amount is approximate and will decline as the aggregate principal balance of the underlying mortgage loans declines. The Class X certificates will only be entitled to receive distributions of interest.

(3) The Class X certificates will accrue interest at a variable rate based upon the weighted average net mortgage rate. See "Description of the
     Certificates--Pass-Through Rates."

(4)   The pass-through rate for the Class A-1 certificates is a fixed rate.

(5) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(6) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid, or, in the case of Class X certificates, the reduction in notional amount. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in March, 2033.

(7) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The principal window for the Class X certificates is the period during which that class would have an outstanding notional balance, based on the same assumptions.

(8)   Lesser of the specified fixed rate or weighted average net mortgage rate.

(9)   Weighted average net mortgage rate.

(10)  This class is not offered by this prospectus supplement.


     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in March, 2000.


     All weighted averages set forth below are based on the balances of the mortgage loans as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in March, 2000 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


                 SERIES 2000-C1 MORTGAGE POOL CHARACTERISTICS




CHARACTERISTICS                                                ENTIRE MORTGAGE POOL
---------------                                                --------------------
Initial pool balance ........................................     $879,890,172
Number of mortgage loans ....................................         136
Number of mortgaged properties ..............................         178
Average balance as of the cut-off date ......................      $6,469,781
Range of mortgage rates
  as of the cut-off date ....................................   7.560% to 9.625%
Weighted average mortgage rate ..............................        8.33%
Weighted average remaining term to maturity or
  anticipated repayment date ................................     115.0 months
Weighted average debt service coverage ratio ................        1.36x
Weighted average loan-to-value ratio ........................        69.17%


     The calculation of loan-to-value ratio and debt service coverage ratio is described in Annex A to this prospectus supplement.

                     SUMMARY OF SERIES 2000-C1 TRANSACTION

     This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

--------------------------------------------------------------------------------

                      RELEVANT PARTIES AND IMPORTANT DATES

 TITLE OF SERIES:  Series 2000-C1 Mortgage             CUT-OFF DATES: March 1, March 5
                   Pass-Through Certificates           and March 10, 2000

 THE ISSUER:       GMAC Commercial Mortgage            DISTRIBUTION DATE: The 15th day
                   Securities, Inc. Series 2000-C1     of each month or, if the 15th day
                   Trust formed to issue the           is not a business day, the
                   mortgage pass-through               immediately succeeding business
                   certificates and to acquire         day, beginning on April 17, 2000.
                   the mortgage pool.

 DEPOSITOR:        GMAC Commercial Mortgage            CLOSING DATE: On or about
                   Securities, Inc.                    March 16, 2000.
                   650 Dresher Road
                   Horsham, Pennsylvania
                   19044-8015                          DETERMINATION DATE:  The 5th
                   (215) 328-4622                      day of each month or, if the 5th
                                                       day is not a business day, the
 SELLERS:          GMAC Commercial Mortgage            immediately succeeding business
                   Corporation; German American        day.
                   Capital Corporation; and
                   Goldman Sachs Mortgage
                   Company
                                                       COLLECTION PERIOD: For any
                                                       distribution date, the period that
 SERVICER:         GMAC Commercial Mortgage            begins immediately following the
                   Corporation                         determination date in the prior
                                                       calendar month and continues
                                                       through and includes the
 TRUSTEE:          LaSalle Bank National               determination date in the
                   Association                         calendar month in which that
                                                       distribution date occurs. The first
                                                       collection period, however, for
 FISCAL AGENT:     ABN AMRO Bank N.V.                  each mortgage loan begins
                                                       immediately following its cut-off
                                                       date.

--------------------------------------------------------------------------------


THE MORTGAGE POOL The mortgage pool will consist of mort gage loans secured by first mortgage liens on real property interests held by borrow ers that own or lease the mortgaged prop erties. The mortgaged properties are used for commercial or multifamily residential purposes. GMAC Commercial Mortgage Corpora tion originated 58 of the mortgage loans or 46.19% of the initial pool balance. German American Capital Corporation originated or acquired 28 of the mortgage loans or 19.74% of the initial pool bal ance. Archon Financial, L.P. originated 50 of the mortgage loans or 34.07% of the initial pool balance, all of which were acquired by Goldman Sachs Mortgage Company. The mortgage loans were originated between November 17, 1998 and February 9, 2000.


Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.


In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.


Annex A to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. Also see "Description of the Mortgage Pool" in this prospectus supplement.


GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES


The mortgaged properties are located in 33 states and the U.S. Virgin Islands. The following table lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations of mortgaged properties.




                                        PERCENTAGE
                         NUMBER OF     OF AGGREGATE
                         MORTGAGED       CUT-OFF
PROPERTY STATE          PROPERTIES     DATE BALANCE
--------------          ----------     ------------
New York ...........       17             12.74%
California .........       13             11.85
Texas ..............       22             10.33
Florida ............       14              8.59
Minnesota ..........       18              5.93

PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

                                         PERCENTAGE
                          NUMBER OF     OF AGGREGATE
                          MORTGAGED       CUT-OFF
PROPERTY TYPE            PROPERTIES     DATE BALANCE
---------------------   ------------   -------------
Multifamily .........        40            33.06%
Office ..............        35            24.26
Retail ..............        37            17.99
Industrial ..........        35            15.01
Lodging .............        22             6.22
Mixed Use ...........         4             2.30
Mobile Home Park.....         2             0.58
Special Purpose .....         3             0.57

CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All but two of the mortgage loans permit defeasance after a lockout period. For a description of defeasance provisions in the mortgage loans, See "Description of the Mortgage Pool--Defeasance."

PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a fixed rate. However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid on its anticipated repayment date. See "Description of the Mortgage Pool--Calculations of Interest," and "--ARD Loans" in this prospectus supplement.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:


------------------------------------------------
  Designation         Related Class(es)
------------------------------------------------
  Offered             Classes X, A-1, A-2, B,
    certificates      C, D, E and F
------------------------------------------------
  Senior              Classes X, A-1, and A-2
    certificates
------------------------------------------------
  Interest only       Class X
    certificates
------------------------------------------------
  Subordinate         Classes B, C, D, E, F, G,
    certificates      H, J, K, L, M, N and O
------------------------------------------------
  Residual            Classes R-I, R-II and
    certificates      R-III
------------------------------------------------
  REMIC               Classes X, A-1, A-2, B,
    regular           C, D, E, F, G, H, J, K,
    certificates      L, M, N and O
------------------------------------------------

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $879,890,171, but may vary upward or downward by no more than 5%.

The senior certificates will comprise approximately 75.25% and the subordinate certificates will comprise approximately 24.75% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

The borrowers make payments of interest and principal to the servicer. The servicer will deduct its servicing fee and send the remainder to the trustee. After deducting its trustee fee, the trustee will distribute the remaining amount, up to the amount available to the certificateholders as follows:

                  --------------------------------------------
                     Amount available to certificateholders
                  --------------------------------------------

                  --------------------------------------------
                                     Step 1
                        Distribution of interest to the
                              senior certificates
                  --------------------------------------------

                  --------------------------------------------
                                    Step 2
                       Distribution of principal to the
                        Class A-1 and A-2 certificates
                  --------------------------------------------

                  --------------------------------------------
                                    Step 3
                              Distribution of the
                          amount of interest due and
                        principal due each class of the
                        subordinate certificates. These
                           distributions are made in
                        the priority of the alphabetic
                      order of the subordinate certificates
                            and as described below.
                  --------------------------------------------

                  --------------------------------------------
                                    Step 4
                          Any remaining funds to the
                             residual certificates
                  --------------------------------------------


Distributions of interest and principal are not made to a class of certificates if its certificate balance has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

 o  1/12th of the pass-through rate for that class

                                 multiplied by

 o  the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates--Distributions" in this prospectus supplement.

SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.


ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

 o  special servicing compensation;

 o  interest on advances made by the servicer;

 o extraordinary expenses, such as indemnification and reimbursements paid to the trustee, and

 o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding princi-pal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:


    ------------------------------------------------------------------------
                                    Step 1
                        Reduce the certificate balances
    of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates to zero, in that order
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
                                    Step 2
                      Reduce the certificate balances of
                      the Class A-1 and A-2 certificates
                                    to zero
    ------------------------------------------------------------------------

Any reductions in the certificate balances of the certificates as the result of the allocation of losses and trust fund expenses will also have the effect of reducing the notional amount of the Class X certificates.

For a detailed description of the allocation of losses and trust fund expenses among the certificates, see "Description of the Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.


ADVANCES MADE BY THE SERVICER

For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the servicer is required to advance its own funds to cover that shortfall. However, the servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on any ARD loan. If the servicer fails to make a required advance, the trustee or the fiscal agent will be required to make that advance. However, the trustee or the fiscal agent will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer, the trustee and the fiscal agent each will be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.


OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the servicer or the depositor may purchase the mortgage loans. Neither the servicer, nor the depositor, however, are required to do so. If the servicer or depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."


BOOK ENTRY REGISTRATION

Generally, the offered certificates will be available only in book entry form through the facilities of The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe. See "Description of the Certificates--Book Entry Registration of the Offered Certificates" and Annex D in this prospectus supplement and "Description of the Certificates --Book Entry Registration and Definitive Certificates" in the prospectus.


DENOMINATIONS

The offered certificates other than the Class X certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof. The Class X certificates are offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess thereof.


YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

 o  the purchase price of the certificates;

 o  the applicable pass-through rate;

 o  the characteristics of the mortgage loans; and

 o  the rate and timing of payments on the mortgage loans.

The interest only certificates and the subordinate certificates will be especially sensitive to the rate of prepayments. For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.


LEGAL INVESTMENT IN THE CERTIFICATES

At the time of their issuance, any of the offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" and all other offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.


ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

If the considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the senior certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The other offered certificates may not be sold to these plans and accounts except as may be permitted under a prohibited transaction class exemption available to some insurance companies using general account assets.


TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates, will be treated as debt for federal income tax purposes. Certificateholders, other than holders of residual certificates, will be required to include in their income all interest and original issue discount for that debt in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the asset pools that make up the trust as three separate real estate mortgage investment conduits. Except to the extent they represent the right to excess interest, the certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the pool.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Fitch IBCA, Inc. and Moody's Investors Service, Inc. that are not lower than those indicated under "Summary of Series 2000-C1 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in March, 2033. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class X certificateholders to fail to recover their initial investment.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE     If losses on the mortgage loans are allocated
MORTGAGE LOANS WILL REDUCE YOUR  to your class of certificates, the amount
PAYMENTS AND YIELD ON YOUR       payable to you will be reduced by the amount of
CERTIFICATES                     these losses and the yield to maturity on your
                                 certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                 Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans.

                                 If the principal balance of all of the
                                 subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1 and A-2 certificates.

                                 Reductions in the principal balance of any class reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders.

                                 See "Description of the Certificates--
                                 Subordination; Allocation of Losses and
                                 Expenses" in this prospectus supplement.


DELINQUENCIES, LOSSES AND        The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE      depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD ON   payments of principal and interest on the
THE CERTIFICATES                 certificates. The rate and timing of principal
                                 and interest payments on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage rates and factors that affect those rates, see "Yield and Maturity Considerations" and "Description of the Certificates--
                                 Subordination; Allocation of Losses and
                                 Expenses" in this prospectus supplement and "Risk Factors--Yield and Prepayment
                                 Considerations" in the prospectus.


THE MORTGAGE LOANS ARE NOT       None of the mortgages are insured or guaranteed
INSURED                          by the United States, any governmental entity
                                 or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the servicer, the sellers, the trustee or the fiscal agent. Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor under the particular mortgage loan documents.
                                 If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.


CONFLICTS OF INTEREST MAY OCCUR  An affiliate of the servicer expects to acquire
WHEN CERTIFICATEHOLDERS OF       some of the subordinate certificates including
VARIOUS CLASSES HAVE DIFFERING   a portion of the Class O certificates. The
INTERESTS                        affiliate's ownership of certificates could
                                 cause a conflict between the servicer's duties as servicer and its affiliate's interest as a holder of a certificate, especially if actions would have a disproportionate effect on one or more classes of certificates. One action over which the servicer has considerable latitude is determining whether to liquidate or modify defaulted mortgage loans. The servicer may also waive provisions in ARD loans that would require the payment of excess interest or the replacement of the property manager if the ARD loan is not paid on the anticipated repayment date.

                                 Furthermore, if an event of default regarding the servicer exists under the pooling and servicing agreement, the rights and obligations of the servicer to service specially serviced mortgage loans and properties acquired through foreclosure may be terminated. The certificateholders representing more than 50% of the voting rights allocated to a specified class may terminate that servicer in its capacity as special servicer and appoint a replacement special servicer. The servicer's affiliate may hold more than 50% of the voting rights allocated to that specified class. As a result, the interests of the servicer's affiliate may conflict with those of other certificateholders that desire to replace the servicer of specially serviced mortgage loans and foreclosure properties. For example, the servicer's affiliate could seek to reduce its potential loss from a troubled mortgage loan by deferring foreclosure or other legal action in an attempt to maximize future proceeds. As a result, the trust may ultimately receive a smaller amount of proceeds from that mortgage loan as a result of that deferral.

                                 The servicer is, however, required to
                                 administer the mortgage loans in accordance with the servicing standards without regard to its ownership of any certificate.

                                 See "Servicing of the Mortgage Loans--
                                 Termination of the Servicer for Specially
                                 Serviced Mortgage Loans and REO Properties" and "Servicing of the Mortgage Loans-- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.


ADVERSE ENVIRONMENTAL            The trust could become liable for an
CONDITIONS ON THE MORTGAGED      environmental condition at a mortgaged
PROPERTY MAY REDUCE OR DELAY     property. Any potential liability could reduce
YOUR PAYMENTS                    or delay payments to certificateholders.

                                 "Phase I" environmental assessments have been performed on all but one of the mortgaged properties, which constitutes 0.05% of the initial pool balance. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                  o  in which the adverse conditions were
                                     remediated or abated before the date of
                                     issuance of the certificates;

                                  o  in which an operations and maintenance
                                     plan or periodic monitoring of the
                                     mortgaged property or nearby properties
                                     was recommended;

                                  o  involving a leaking underground storage
                                     tank or groundwater contamination at a
                                     nearby property that had not yet
                                     materially affected
                                     the mortgaged property and for which a
                                     responsible party either has been
                                     identified under applicable law or was
                                     then conducting remediation of the related condition;

                                  o  in which groundwater, soil or other
                                     contamination was identified or suspected, and an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                  o  involving radon; or

                                  o in which the related borrower has agreed to seek a "case closed" status for the issue from the applicable governmental agency.

                                 Some of the mortgage loans carry environmental insurance which may provide coverage in an amount equal to all or a portion of the principal amount of the loan or an amount necessary to provide for certain remediation expenses. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 To decrease the likelihood of environmental liability against the trust, the servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation.

                                 See "Description of the Mortgage Pool--
                                 Underwriting Matters--Environmental
                                 Assessments" in this prospectus supplement and "The Pooling and Servicing Agreements-- Realization upon Defaulted Mortgage Loans," "Risk Factors--Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.


GEOGRAPHIC CONCENTRATION MAY     The five states with the highest concentration
INCREASE REALIZED LOSSES ON THE  of mortgage loans secured by mortgaged
MORTGAGE LOANS                   properties are listed in the table titled
                                 "Geographic

                                 Concentrations" on page S-8. Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                 In addition, mortgaged properties located in California may be more susceptible to earthquakes than properties located in other parts of the country. Generally the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.


THE MORTGAGE LOANS ARE           All but one of the mortgage loans are
NON-RECOURSE LOANS               non-recourse loans. If a borrower defaults on a
                                 mortgage loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses will reduce your payments and yield on your certificates.

                                 Consequently, before maturity, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow of the mortgaged property. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation" in the prospectus.


THE SELLER OF A MORTGAGE LOAN    The seller of a mortgage loan will be the only
IS THE ONLY PERSON MAKING        person making representations and warranties on
REPRESENTATIONS AND WARRANTIES   that mortgage loan. Neither the depositor nor
ON THAT MORTGAGE LOAN            any of its affiliates will be obligated to
                                 repurchase a mortgage loan upon a breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its repurchase obligation. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


BALLOON PAYMENTS MAY INCREASE    123 mortgage loans, which represent 85.54% of
LOSSES ON THE MORTGAGE LOANS     the initial pool balance, require balloon
AND  EXTEND THE WEIGHTED         payments at their stated maturity. These
AVERAGE LIFE OF YOUR             mortgage loans involve a greater degree of risk
CERTIFICATE                      than fully amortizing loans because the ability
                                 of a borrower to make a balloon payment
                                 typically depends on its ability to refinance
                                 the mortgage loan or sell the mortgaged
                                 property at a price sufficient to permit
                                 repayment. A borrower's ability to achieve
                                 either of these goals will be affected by:

                                  o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

                                  o  the prevailing interest rates;

                                  o  the fair market value of the property;

                                  o  the borrower's equity in the property;

                                  o  the borrower's financial condition;

                                  o the operating history and occupancy level of the property;

                                  o  the tax laws; and

                                  o prevailing general and regional economic conditions.

                                 Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents," "Description of the Mortgage
                                 Pool--Balloon Loans," and "Yield and Maturity Considerations" in this prospectus supplement and "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans" and "Yield and Maturity Considerations" in the prospectus.

IF BORROWERS DO NOT MAKE ARD     11 of the mortgage loans, which represent
PAYMENTS, THE WEIGHTED AVERAGE   14.10% of the initial pool balance are ARD
LIFE OF YOUR CLASS OF            loans. ARD loans have anticipated repayment
CERTIFICATES MAY BE EXTENDED     dates prior to their maturity dates. The
                                 failure of a borrower to prepay an ARD loan before or at its anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan before or at its anticipated repayment date typically depends on its ability either to refinance the ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class O Certificates. See
                                 "Description of the Mortgage Pool--ARD Loans" and "Risk Factors--Conflicts of interest may occur when certificateholders of various classes have differing interests" in this prospectus supplement.

THE CONTROLLING CLASS DOES NOT   The terms of the participation agreement
HAVE THE RIGHT TO APPOINT THE    creating the Equity Inns loan participation
SPECIAL SERVICER FOR THE EQUITY  provide that GMACCM will act as servicer and
INNS MORTGAGE LOANS OR TO        special servicer of the Equity Inns mortgage
ACQUIRE THE EQUITY INNS MORTGAGE loans on behalf of the holders of each of the
LOANS UPON AN EVENT OF DEFAULT   two participation interests created thereunder
                                 and will service the Equity Inns mortgage loans in accordance with the servicing standard and provisions of the 1999-C3 pooling and servicing agreement. The servicing standard under the 1999-C3 pooling and servicing agreement is the same as the servicing standard under the pooling and servicing agreement for the 2000-C1 certificates. Subject to the terms and conditions of the 1999-C3 pooling and servicing agreement, the 1999-C3 trust may, however, replace GMACCM as special servicer of the Equity Inns loan participation at any time, and may replace

                                 GMACCM as master servicer of the Equity Inns loan participation upon the occurrence of an event of default under the 1999-C3 pooling and servicing agreement if each of Fitch and Moody's, the rating agencies designated in the 1999-C3 pooling agreement and the 2000-C1 pooling agreement, confirms in writing that the replacement will not in and of itself result in the withdrawal, downgrade or qualification (including, placement on "negative credit watch") of the rating assigned by it to any securities issued by the 1999-C3 trust or the trust. Consequently, the controlling class hereunder does not have the right to replace the special servicer for the Equity Inns mortgage loans.

                                 In addition, if the Equity Inns mortgage loans become defaulted mortgage loans, the majority certificateholder of the controlling class of the 1999-C3 certificates and each of the special servicer and the master servicer under the 1999-C3 pooling and servicing agreement have the right to purchase the Equity Inns mortgage loans under the terms and conditions of, and for the purchase price set forth in, the participation agreement and the 1999-C3 pooling and servicing agreement. Under the terms of the participation agreement, the related purchase proceeds would be distributed ratably to the holders of each participation interest. For a more detailed description of the Equity Inns mortgage loans see "Description of the Mortgage Pool--Significant Mortgage Loans--The Equity Inns Loan Participation" in this prospectus supplement.

RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND      40 mortgaged properties, securing mortgage
RENT LEVELS ON MULTIFAMILY       loans that represent 33.06% of the initial pool
PROPERTIES COULD ADVERSELY       balance, are multifamily rental properties. A
AFFECT THEIR VALUE AND CASH      decrease in occupancy or rent levels could
FLOW                             result in realized losses on the mortgage
                                 loans. Occupancy and rent levels on multifamily
                                 properties may be adversely affected by:

                                  o  local, regional or national economic
                                     conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

                                  o construction of additional housing units in the same market;

                                  o local military base or industrial/business closings;

                                  o  developments at local colleges and
                                     universities;

                                  o  national, regional and local politics,
                                     including current or future rent
                                     stabilization and rent control laws and
                                     agreements;

                                  o  trends in the senior housing market;

                                  o  the level of mortgage interest rates,
                                     which may encourage tenants in multifamily rental properties to purchase housing; and

                                  o lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.

STUDENT HOUSING CONCENTRATIONS   Eight of the mortgaged properties, securing
MAY AFFECT CASH FLOW OF A        mortgage loans that represent 10.89% of the
MULTIFAMILY PROPERTY             initial pool balance, are student housing or
                                 have high concentrations of student tenants. In addition to other multifamily real estate risks, student housing risks include:

                                  o increased influence of economic, social, governmental and demographic factors as they relate to the number of students attending colleges and universities in need of student housing;

                                  o  reliance upon the well-being of the
                                     colleges or universities to which the
                                     facilities relate;

                                  o student housing facilities are subject to competition from colleges and universities as well as other providers of student housing and physical layouts may not be readily convertible to traditional multifamily use;

                                  o maintenance and insurance costs of student housing can exceed the typical costs of other multifamily housing;

                                  o tenants or sub-tenants are individuals who often have little or no credit history, may not have parental guarantees and are not tied to the local community; and

                                  o turnover of tenants or sub-tenants can be significant and student housing is less utilized or subject to reduced rents during summer months.

                                 One mortgaged property, consisting principally of student housing, securing a mortgage loan that represents 5.51% of the initial pool balance is primarily leased to one tenant, which increases the adverse effect of a tenant default or lease termination. See "Description of the Mortgage Pool--Significant Mortgage Loans--The 80 Lafayette Street Loan" in this prospectus supplement and "--Losses may be caused by tenant credit risk on the mortgage" below.


RESTRICTIONS IMPOSED ON          Tax credit, and city, state and federal housing
MULTIFAMILY PROPERTIES BY        subsidies or similar programs may apply to
GOVERNMENT PROGRAMS COULD ALSO   multifamily properties. The limitations and
ADVERSELY AFFECT THEIR           restrictions imposed by these programs could
VALUE AND CASH FLOW              result in realized losses on the mortgage loans
                                 that may be allocated to your class of
                                 certificates. These programs may include:

                                  o  rent limitations that could adversely
                                     affect the ability of borrowers to
                                     increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                  o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.


RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT       35 mortgaged properties, securing mortgage
BUSINESSES OR CHANGES IN         loans that represent 24.26% of the initial pool
DEMOGRAPHIC CONDITIONS COULD     balance, are office properties.
ADVERSELY AFFECT THE VALUE
AND CASH FLOW FROM OFFICE        Economic decline in the businesses operated by
PROPERTIES                       the tenants of office properties may increase
                                 the likelihood that a tenant may be unable to pay its rent, which could result in realized losses on the mortgage loans. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                  o  the quality of the tenants in the
                                     building;

                                  o the physical attributes of the building in relation to competing buildings;

                                  o  access to transportation;

                                  o  the availability of tax benefits;

                                  o the strength and stability of businesses operated by the tenant or tenants;

                                  o  the desirability of the location for
                                     business; and

                                  o the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                                 These risks may be increased if revenue
                                 depends on a single tenant, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Three of the mortgaged properties representing 0.13% of the initial pool balance are secured by single tenant office properties. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.


COMPETITION WITH OTHER OFFICE Competition from other office properties in the PROPERTIES COULD ALSO ADVERSELY same market could decrease occupancy or rental AFFECT THE VALUE AND CASH FLOW rates at office properties. Decreased occupancy
FROM OFFICE PROPERTIES           could result in realized losses on the mortgage
                                 loans. Competition is affected by a property's age, condition, design, such as floor sizes and layout, location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.


RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING     37 mortgaged properties, securing mortgage
TO OPERATE AT A RETAIL PROPERTY  loans that represent 17.99% of the initial pool
COULD ADVERSELY AFFECT ITS       balance, are retail properties.
VALUE AND CASH FLOW
                                 A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. There is no guarantee that any tenants will continue to occupy space in the related retail property.

                                 Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of tenant businesses and property value is more direct for retail properties than other types of commercial property. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at that property. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly impacting sales at the remaining retail tenants. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                                 These risks may be increased when the property is a single tenant property. Seven of the mortgaged properties representing 4.29% of the initial pool balance are single tenant retail properties. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.


RETAIL PROPERTIES ARE            Changes in consumer preferences and market TO
VULNERABLE CHANGES IN CONSUMER   demographics may adversely affect the value and
PREFERENCES                      cash flow from retail properties, particularly
                                 properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                  o  changes in consumer spending patterns;

                                  o local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

                                  o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

                                  o the public perception of the safety of the neighborhood; and

                                  o  the need to make major repairs or
                                     improvements to satisfy major tenants.


COMPETITION FROM ALTERNATIVE     Retail properties face competition from sources
RETAIL DISTRIBUTION CHANNELS     outside their local real estate market.
MAY ADVERSELY AFFECT THE VALUE   Catalogue retailers, home shopping networks,
AND CASH FLOW FROM RETAIL        the internet, telemarketing and outlet centers
PROPERTIES                       all compete with more traditional retail
                                 properties for consumer dollars. These
                                 alternative retail outlets are often
                                 characterized by lower operating costs.
                                 Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.


RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:


CHANGES IN ECONOMIC AND          35 mortgaged properties, securing mortgage
DEMOGRAPHIC CONDITIONS COULD     loans that represent 15.01% of the initial pool
ADVERSELY AFFECT THE VALUE AND   balance, are industrial properties. Economic
CASH FLOW FROM INDUSTRIAL        decline in the businesses operated by the
PROPERTIES                       tenants of industrial properties could result
                                 in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 These risks are similar to those of tenants of office properties. Industrial properties, however, may be more dependent on a single tenant. Seven of the mortgaged properties representing 2.24% of the initial pool balance are secured by single tenant industrial properties. For a description of risk factors relating to office properties, see "--Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties," and for a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.

RESTRICTIONS IMPOSED BY SITE     Site characteristics at industrial properties
CHARACTERISTICS COULD ALSO       may impose restrictions that could cause
ADVERSELY AFFECT THE VALUE AND   realized losses on the mortgage loans that may
CASH FLOW FROM INDUSTRIAL        be allocated to your class of certificates.
PROPERTIES                       Site characteristics which affect the value of
                                 an industrial property include:

                                  o  clear heights;

                                  o  column spacing;

                                  o  number of bays and bay depths;

                                  o  truck turning radius;

                                  o  divisibility;

                                  o  zoning restrictions; and

                                  o  overall functionality and accessibility.

                                 An industrial property requires availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.


RESTRICTIONS IMPOSED BY          Properties used for many industrial purposes
INCREASED ENVIRONMENTAL RISKS    are more prone to environmental concerns than
COULD ALSO ADVERSELY AFFECT THE  other property types. For a description of risk
VALUE AND CASH FLOW FROM         factors relating to environmental risks, see
INDUSTRIAL PROPERTIES            "--Adverse environmental conditions may reduce
                                 or delay your payments" above.

RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR      22 mortgaged properties, securing mortgage
OCCUPANCY AT A HOSPITALITY       loans that represent 6.22% of the initial pool
PROPERTY COULD ADVERSELY AFFECT  balance, are hospitality properties. A decrease
ITS VALUE AND CASH FLOW          in room rates or occupancy at hospitality
                                 properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors.

                                  o The proximity of a hospitality property to major population centers or attractions.

                                  o  Adverse local, regional or national
                                     economic conditions or the construction of competing hospitality properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

                                  o  A hospitality property's ability to
                                     attract customers and a portion of its
                                     revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs.

                                  o In many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                  o  The viability of hospitality properties
                                     that are franchisees of national or
                                     regional hotel chains depends in large
                                     part on the continued existence and
                                     financial strength of the franchisor. The public perception of the franchise service mark and the duration of the franchise license agreement are also important. If the franchisee defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor due to restrictions on transfers imposed by the franchise license agreements.
RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY TENANT   Cash flow or value of a mortgaged property
CREDIT RISK ON THE MORTGAGE      could be reduced if tenants are unable to meet
LOANS                            their lease obligations or become insolvent.
                                 The inability of tenants to meet their
                                 obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                  o  If tenant sales in retail properties
                                     decline, rents based on sales will
                                     decline. Tenants may be unable to pay
                                     their rent or other occupancy costs as a result of poor cash flow due to sales declines or the amount of the gross sales component of rent will be reduced. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

                                  o If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the prospectus.

                                 These risks may be increased when the property is a single tenant property, is owner-occupied or is leased to relatively few tenants. 19 of the mortgaged properties representing 6.84% of the initial pool balance are secured by single tenant properties.


LOSSES MAY BE CAUSED BY THE      The income from and market value of retail,
EXPIRATION OF OR TENANT          office, multifamily and industrial properties
DEFAULTS ON LEASES               would decline if space leases expired or
                                 terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See "Annex
                                 A" for information regarding the expiration of leased space for certain mortgaged properties.

                                 If space is not renewed at all or is not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. See "Annex A--Characteristics of the Mortgage Loans--Certain Replacement Reserves and Tenant Improvements and Leasing Commission Reserves" for information regarding certain of these reserves.


TENANT BANKRUPTCY ENTAILS RISKS  The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Legal Aspects of Mortgage Loans" in the prospectus.

LOSSES MAY BE CAUSED BY          Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT   that may be allocated to your class of
                                 certificates if property management is
                                 inadequate. The property manager is responsible for the following activities:

                                  o  responding to changes in the local market;

                                  o  planning and implementing the rental
                                     structure, including establishing levels of rent payments; and

                                  o  ensuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.

CONFLICTS OF INTERESTS BETWEEN   Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS     borrowers may experience conflicts of interest
MAY RESULT IN LOSSES             in the management or ownership of mortgaged
                                 properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interests may exist because:

                                  o the mortgaged properties may be managed by property managers affiliated with the borrowers;

                                  o the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

                                  o  affiliates of the managers or the
                                     borrowers, or the managers or the
                                     borrowers or both, may also own other
                                     properties, including competing
                                     properties.


LIMITED ALTERNATIVE USES OF      Three mortgaged properties, securing mortgage
OTHER PROPERTY TYPES COULD       loans that represent approximately 0.57% of the
ADVERSELY AFFECT THEIR VALUE     initial pool balance, are "special purpose"
AND CASH FLOW                    properties that have limited alternative uses.
                                 See Annex A for additional information
                                 concerning "special purpose" properties.

                                 "Special purpose" limitations could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Mortgage loans secured by other property types, including mixed use properties, may pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.


LOSSES MAY RESULT IF THE         An appraisal was conducted for each mortgaged
SERVICER IS UNABLE TO SELL A     property in connection with its origination,
MORTGAGED PROPERTY SECURING A    and the loan-to-value ratios as of the cut-off
DEFAULTED MORTGAGE LOAN FOR ITS  date referred to in this prospectus supplement
APPRAISED VALUE                  are based on the appraisals. If the servicer
                                 forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                 Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale at a subsequent date. If a borrower defaults on a mortgage loan, the servicer may be unable to sell the related mortgaged property for its appraised value.

                                 Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated.

SUBORDINATE FINANCING ON THE     Four of the mortgaged properties securing 4.63%
MORTGAGED PROPERTY MAY INCREASE  of the initial pool balance are encumbered by
RISKS                            subordinate debt that is not part of the
                                 mortgage pool. The existence of subordinate indebtedness may adversely affect the borrower's financial viability or the enforcement of its lender's security interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower's financial viability or the enforcement of the lender's security interest could be adversely affected by subordinate financing because:

                                  o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                  o reduced cash flow could result in deferred maintenance; and

                                  o if the borrower defaults after the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

                                 The holder of any material subordinate debt on each of the mortgaged properties has agreed not to foreclose for so long as the mortgage loan is outstanding and the trust is not pursuing a foreclosure action. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults. For a description of subordinate debt relating to the mortgaged properties, see "Description of the Mortgage Pool--Secured Subordinate Financing" in this prospectus supplement.


MEZZANINE DEBT SECURED BY        The direct parents of some borrowers have
EQUITY IN THE BORROWER MAY       pledged or are permitted to pledge their equity
INCREASE RISK                    interest in the borrower to secure mezzanine
                                 debt incurred by the parent or other
                                 obligations. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations.
                                 There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. For a description of mezzanine debt relating to the mortgaged properties see
                                 "Description of the Mortgage Pool--Unsecured
                                 Subordinate or Mezzanine Financing" in this prospectus supplement.


RELATED BORROWERS MAY MAKE       Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS     affiliated or under common control with one
MORE SEVERE                      another. When borrowers are related, any
                                 adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                 For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at one or more other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty.
                                 Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of one borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.



LARGER-THAN-AVERAGE BALANCE      Several mortgage loans, either individually or
LOANS MAY MAKE LOSSES MORE       together with other mortgage loans with which
SEVERE                           they are cross-collateralized, have outstanding
                                 balances that are substantially higher than the average outstanding balance. If a mortgage pool includes mortgage loans with larger-than-average balances, any realized losses on the mortgage loans with larger-than-average balances could be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of mortgage loans.


LOSSES COULD RESULT FROM         Seven mortgage loans, representing 6.94% of the
LIMITATION ON ENFORCEABILITY OF  initial pool balance, are cross-collateralized
CROSS-COLLATERALIZATION          with one or more other mortgage loans.
                                 Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                 Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                 1) the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                 2) when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                 The additional security provided by
                                 cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus and "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized
                                 Mortgage Loans
                                 and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement.


TAX CONSIDERATIONS RELATED TO    Payment of taxes on any net income from
FORECLOSURE MAY REDUCE PAYMENTS  "foreclosure property" acquired by the trust
TO CERTIFICATEHOLDERS            will reduce the net proceeds available for
                                 distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered
                                 "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered
                                 "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying
                                 "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.


STATE LAW LIMITATIONS ON         Some jurisdictions, including California, have
REMEDIES                         laws that prohibit more than one "judicial
                                 action" to enforce a mortgage, and some courts have viewed the term "judicial action" broadly.
                                 The pooling and servicing agreement will require the servicer and any replacement special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In addition, the servicer and any replacement special servicer may be required to foreclose on properties in states where the "one action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Legal
                                 Aspects of Mortgage Loans--Foreclosure" in the prospectus.

                                 Because of these considerations, the ability of the servicer and any replacement special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The servicer will be required to consider these factors in deciding what alternative to pursue after a default.


BANKRUPTCY RULES MAY LIMIT THE   Operation of the federal bankruptcy code and
ABILITY OF A LENDER TO ENFORCE   related state laws may interfere with the
REMEDIES                         ability of a lender to foreclose upon a
                                 mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. For a description of risks related to bankruptcy, see "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


INCREASES IN GROUND RENTS MAY    Seven mortgaged properties securing mortgage
ADVERSELY AFFECT A BORROWER'S    loans, which represent 3.41% of the initial
ABILITY TO MAKE PAYMENTS UNDER   pool balance, are subject solely to the lien of
A RELATED MORTGAGE LOAN AND      a mortgage on the applicable borrower's
CAUSE REALIZED LOSSES ON THE     leasehold interest under a ground lease. Two
MORTGAGE LOANS                   mortgaged properties securing mortgage loans,
                                 which represent 4.58% of the initial pool balance, are subject to the lien of either a mortgage on both the borrower's leasehold interest and the ground lessor's fee simple interest in the mortgaged property or a mortgage on the borrower's leasehold interest in a portion of the mortgaged property and the borrower's fee simple interest in the remaining portion of the mortgaged property.

                                 Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                                 The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term, including renewals of the ground lease. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.


                                 Each of the ground leases related to the mortgage loans, however, generally contains the following protections to mitigate this risk:

                                  o  It requires the lessor to give the
                                     leasehold mortgagee notice of lessee
                                     defaults and an opportunity to cure them.

                                  o  It permits the leasehold estate to be
                                     assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                  o  It contains certain other protective
                                     provisions typically included in a
                                     "mortgageable" ground lease.


                                 See "Description of the Mortgage Pool--Ground Leases" in this prospectus supplement.


YOUR PAYMENTS MAY BE REDUCED     Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND         may cause the borrower to experience cash flow
BUILDING CODE NONCOMPLIANCE ON   delays and shortfalls. These delays or
THE MORTGAGED PROPERTIES         shortfalls in payments could result in realized
ADVERSELY AFFECTS THE ABILITY    in the mortgage loans that may be losses
OF BORROWERS TO MAKE PAYMENTS    allocated to your class of certificates.
ON THE MORTGAGE LOANS
                                 Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material.

                                 In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or for application to the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.


CHANGES IN CONCENTRATIONS OF     As the mortgage loans are repaid, liquidated or
BORROWERS, MORTGAGE LOANS OR     repurchased, the characteristics of the pool
PROPERTY CHARACTERISTICS MAY     may vary. For example, the relative
INCREASE THE LIKELIHOOD OF       concentrations of properties, geographic
LOSSES  ON THE CERTIFICATES      location, property characteristics, and number
                                 of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.

COMPLIANCE WITH THE AMERICANS    If the borrower were required to pay expenses
WITH DISABILITIES ACT MAY        and fines imposed by the Americans with
REDUCE PAYMENTS TO               Disabilities Act of 1990, the amount available
CERTIFICATEHOLDERS               to make payments on the mortgage loan would be
                                 reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance.
                                 Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


LITIGATION MAY REDUCE PAYMENTS   Legal proceedings may be pending and, from time
TO CERTIFICATEHOLDERS            to time, threatened, against the borrowers and
                                 their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business.
                                 This litigation could have a material adverse effect on the distributions to certificateholders.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-122 in this prospectus supplement.

                       DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in Annex A.

     CALCULATIONS OF INTEREST

     All of the mortgage loans accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed. 90 mortgage loans representing 62.04% of the initial pool balance accrue interest on the basis of a 360-day year and the actual number of days elapsed but have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. Accordingly, the actual amortization term is longer for these mortgage loans than the stated amortization term.

     In addition, four mortgage loans, which represent 6.87% of the initial pool balance, provide for payments of interest only for up to 24 months after origination, during which period no payments of principal are due. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that ARD loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates.

     BALLOON LOANS

     123 of the mortgage loans, which represent approximately 85.54% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Four of the mortgage loans begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date. Two of the mortgage loans, which represent approximately 0.36% of the initial pool balance, are fully amortizing. One mortgage loan, which represents 1.66% of the initial pool balance provides for monthly payments of interest only for the entire term of the mortgage loan.

     ARD LOANS

     11 of the mortgage loans, which represent approximately 14.10% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on Annex A to this prospectus supplement. If a borrower elects to prepay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at a revised rate that will be a fixed rate per annum equal to the mortgage rate plus 2.0% per annum. Beginning on its anticipated repayment date, excess interest or interest accrued on an ARD loan at the excess of the revised rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.


     The failure to pay excess interest will not constitute a default under the ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the revised rate.

     As of or shortly after the anticipated repayment date, borrowers under ARD loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated lockbox account controlled by the servicer. From and after the anticipated repayment date, in addition to paying interest at the mortgage rate and principal based on the amortization schedule, the related borrower typically will be required to apply all remaining monthly cash flow from the related mortgaged property to pay the following amounts in the following order of priority:


    (1) payments to required escrow funds;

    (2) payment of operating expenses under the terms of an annual budget approved by the servicer;

    (3) payment of approved extraordinary operating expenses or capital expenses not a part of the approved annual budget or allotted for in any escrow fund;

    (4) principal on the mortgage loan until the principal is paid in full; and

    (5) excess interest.

     ARD loans typically prohibit the related borrower from prepaying the mortgage loan before or, in some cases, until a specified date before, the anticipated repayment date. At that time, the borrower may prepay the ARD loan, in whole or in part, without payment of a penalty or yield maintenance in the form of a prepayment premium. Any excess interest received on an ARD loan will be distributed to the holders of the Class O certificates.

     LOAN PARTICIPATION INTEREST

     In addition to the mortgage loans, the trust fund will also include a participation interest in the Equity Inns mortgage loans. See "The Mortgage Pool--Significant Mortgage Loans--The Equity Inns Participation" and "Risk Factors--The controlling class does not have the right to appoint the special servicer for the Equity Inns mortgage loans or to acquire the Equity Inns mortgage loans upon an event of default" in this prospectus supplement. The Equity Inns loan participation, representing 5.47% of the initial pool balance, is one of two 50% participation interests in two Equity Inns mortgage loans. The other 50% participation interest in the Equity Inns mortgage loans is held by the trust fund created by the pooling and servicing agreement for the GMAC Commercial Mortgage Securities, Inc. Series 1999-C3 Mortgage Pass-Through Certificates. The Equity Inns mortgage loans are not included in the trust fund.

     The Equity Inns loan participation included in the 2000-C1 trust fund and the other participation interest were created by a participation agreement among the depositor, as the owner of the Equity Inns mortgage loans, the trustee for the 1999-C3 trust fund, as custodian, and GMACCM. Under the mortgage loan purchase agreement entered into by GMACCM in connection with the 2000-C1 transaction, GMACCM will transfer its 50% participation interest in the Equity Inns mortgage loans to the depositor which in turn will transfer it to the trust for the 2000-C1 certificates. The terms of the participation agreement provide that GMACCM will act as master servicer and special servicer of the Equity Inns mortgage loans on behalf of the holders of each participation interest and will service the Equity Inns mortgage loans in accordance with the servicing standard and provisions of the 1999-C3 pooling and servicing agreement. The servicing standard under the 1999-C3 pooling and servicing agreement is the same as the servicing standard under the pooling and servicing agreement for the 2000-C1 certificates. Subject to the terms and conditions of the 1999-C3 pooling and servicing agreement, the 1999-C3 trust may, however, replace GMACCM as special servicer of the Equity Inns loan participation at any time, and may replace GMACCM as master servicer of the Equity Inns loan participation upon the occurrence of an event of default under the 1999-C3 pooling and servicing agreement if each of Fitch and Moody's, the rating agencies designated in the 1999-C3 pooling agreement and the 2000-C1 pooling agreement, has confirmed in writing that the replacement will not in and of itself result in the withdrawal, downgrade or qualification (including, placement on "negative credit watch") of the rating assigned by it to any securities issued by the 1999-C3 trust or the 2000-C1 trust. See "Servicing of the Mortgage Loans--Termination of the Servicer with respect to Specially Serviced Mortgage Loans and REO Properties" and "Risk Factors--the controlling class does not have the right to appoint the special servicer for the Equity Inns mortgage loans or to acquire the Equity Inns mortgage loans upon an event of default" in this prospectus supplement.

     All payments and other amounts received in respect of the Equity Inns mortgage loans will be distributed in respect of each of the participation interests on a pro rata basis according to their relative participation interests.

     P&I advances with respect to the Equity Inns mortgage loans will be made by the servicer, the trustee or the fiscal agent under the 2000-C1 pooling and servicing agreement and will be made only with respect to the portion of the delinquent payments on the Equity Inns mortgage loans to which the Equity Inns loan participation is entitled. The reimbursement of any such advance, together with interest thereon, will be made in accordance with the terms and conditions of the 2000-C1 pooling and servicing agreement.

     Subject to the terms and conditions of the 1999-C3 pooling and servicing agreement, the servicer or special servicer under the participation agreement creating the Equity Inns loan participation will make servicing advances for the entire Equity Inns mortgage loan and related mortgaged properties. Servicing advances and related interest outstanding from time to time under the 2000-C1 pooling and servicing agreement will only include the portion of such advances and interest that is reimbursable from payments and other amounts payable in respect of the participation interest held by the 2000-C1 trust fund. To the extent any servicing advances are not recovered from the borrower or mortgaged properties, each of the 1999-C3 trust fund and the 2000-C1 trust fund will only be obligated to reimburse the servicer or special servicer under the participation agreement for its proportionate share of such advance, together with advance interest thereon.

     In addition, if the Equity Inns mortgage loans become defaulted mortgage loans, the majority certificateholder of the controlling class of the 1999-C3 certificates and each of the special servicer and the master servicer under the 1999-C3 pooling and servicing agreement have the right to purchase the Equity Inns mortgage loans under the terms and conditions of, and for the purchase price set forth in, the participation agreement and the 1999-C3 pooling and servicing agreement. Under the terms of the participation agreement, the related purchase proceeds would be distributed ratably to the holders of each participation interest.

     In the case of the Equity Inns mortgage loans and the related mortgaged properties, references in this prospectus supplement to a "mortgage loan" or amounts due thereunder and references to "mortgaged properties," or proceeds thereon, will, except as expressly set forth in this prospectus supplement, be deemed to be references to the portion of the Equity Inns mortgage loan or related mortgaged properties represented by the Equity Inns loan participation held by the 2000-C1 trust fund.

     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loans, the mortgage pool includes two fully amortizing mortgage loans, which represent 0.36% of the initial pool balance. One mortgage loan, which represents 1.66% of the initial pool balance provides for monthly payments of interest only for the entire term of the mortgage loan.

     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. 81 of the mortgage loans, which represent 59.67% of the initial pool balance, provide for scheduled monthly payments of principal or interest (but not excess interest or principal payments calculated with respect to excess cash flow on any ARD loan) or both to be due on the first day of each month. Seven of the mortgage loans, which represent 5.07% of the initial pool balance, provide for due dates on the fifth day of each month. 48 of the mortgage loans, which represent 35.26% of the initial pool balance, provide for due dates on the tenth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than 10 days.

     DEFEASANCE

     All but two of the mortgage loans provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

    (1) pays on any due date

         o all interest accrued and unpaid on the principal balance of the mortgage note to and, including that due date,

         o all other sums, excluding scheduled interest or principal payments not yet due and owing, due under the mortgage loan, and

         o  any costs and expenses related to the release,

    (2) delivers or pledges to the trustee defeasance collateral

         o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America; and

         o  that provides payments:

             o on or before all successive scheduled payment dates from that due date to the related maturity date, or anticipated repayment date in the case of any ARD loan, and

             o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

    (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

     PREPAYMENT PROVISIONS

     Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium. See Annex A for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions-- Distributions of Prepayment Premiums" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium upon an involuntary prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium. Generally, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the servicer or any holder or holders of certificates evidencing a majority interest in the controlling class. See "--Assignment of the Mortgage Loan; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.

    RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     Seven mortgage loans, which represent 6.94% of the initial pool balance, are cross-collateralized mortgage loans among groups of related borrowers. 10 mortgage loans, other than the cross-collateralized mortgage loans, which represent 11.94% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note, and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is 136, while the total number of mortgaged properties in the mortgage pool is 178. In most cases, we treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage pool, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. See Annex A for information regarding the cross-collateralized mortgage loans.

     In addition to the cross-collateralized loans and the mortgage loans secured by multiple mortgaged properties, some sets of mortgage loans were made to borrowers who are affiliated or under common control with one another. None of these sets of mortgage loans represents more than 3.06% of the initial pool balance.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o  transfers to specified parties related to the borrower.

     The servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of any mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.

     SECURED SUBORDINATE FINANCING

     Four mortgage loans representing 4.63% of the initial pool balance are secured by mortgaged properties known to be encumbered by subordinated debt that is not part of the mortgage pool. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related mortgage loan is outstanding and the trust is not pursuing a foreclosure action. All of the remaining mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering the property. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     The following table indicates those mortgaged properties that are known to the depositor to be encumbered by secured subordinate debt, the initial principal amount of the secured subordinate debt and the cut-off date principal balances of the related mortgage loans.


                           SECURED SUBORDINATE DEBT

                                                                                                  INITIAL
                                                                                                 PRINCIPAL
                                                                                      % OF       AMOUNT OF
                                                                                    INITIAL       SECURED
 CONTROL      LOAN                                                 CUT-OFF DATE       POOL      SUBORDINATE
  NUMBER     NUMBER                  PROPERTY NAME                    BALANCE       BALANCE        DEBT
---------   --------   ----------------------------------------   --------------   ---------   ------------
    8       23439      Citation Club on Palmer Ranch               $17,050,000        1.94%      $750,000
    13      23384      Concorde Place Apartments                   $12,897,774        1.47%      $325,000
    42      25196      SunTrust/Gateway Operations Center          $ 6,389,543        0.73%      $600,000
    64      23273      Building 100 (Main Street NoviProject)      $ 4,421,066        0.50%      $200,000



     UNSECURED SUBORDINATE AND MEZZANINE FINANCING

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. One of the mortgage loans having a cut-off date balance of $18,904,581, and representing approximately 2.15% of the initial pool balance, permits the borrower to incur unsecured subordinated debt and/or mezzanine debt secured by equity interests in the borrower if the sum of all mezzanine, subordinated and other debt secured by the mortgaged property does not exceed 80% of the lesser of the (a) fair market value of the property determined by the lender and (b) the most recent purchase price of the property. Some of the mortgage loans also permit the owner of the borrower to incur "mezzanine debt" secured by the ownership interest in the borrower. This financing effectively reduces the indirect equity interest of any such owner in the related mortgaged property. No such "mezzanine debt" is included in the mortgage pool. At the time such mezzanine or subordinated debt is incurred, the DSCR for that mortgage loan may not be less than 1.20x and the total DSCR (on a pro forma basis) must not be less than 1.10x. Subject to these tests, there is no cap on the amount of unsecured subordinated debt or mezzanine debt that may be incurred.

     In addition, the depositor is aware that owners of the borrower under one mortgage loan representing 4.20% of the initial pool balance have incurred mezzanine debt. See "--Significant Mortgage Loans--The First Union Tower Loan" below.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     See "Risk Factors--Subordinate financing on the mortgaged property may increase risk" and "--Mezzanine debt secured by equity in the borrower may increase risk" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     GROUND LEASES

     Seven mortgaged properties securing mortgage loans, which represent 3.41% of the initial pool balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold interest in such mortgaged property.

     Two mortgaged properties securing mortgage loans, which represent 4.58% of the initial pool balance, are subject to the lien of either:

     o a mortgage on both the borrower's leasehold interest and the ground lessor's fee simple interest in the mortgaged property or

     o a mortgage on both the borrower's leasehold interest in a portion of the mortgaged property and the borrower's fee simple interest in the remaining portion of the mortgaged property.

     None of the ground leases (including any extension options) expire less than ten years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or, typically, has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

     LOAN DOCUMENTATION

     Except as otherwise described under "Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

     SIGNIFICANT MORTGAGE LOANS

The 80 Lafayette Street Loan

     The Loan. The "80 Lafayette Street loan" representing 5.51% of the initial pool balance was originated by GMACCM on October 14, 1999 and has a principal balance as of the cut-off date of approximately $48,443,653. The 80 Lafayette Street loan is a balloon loan with a maturity date of November 10, 2009 and is secured by, among other things, a fee mortgage encumbering a 261 unit multifamily building with retail space located in New York City, New York. The 80 Lafayette Street loan was made to Lafayette 80", LLC, a special purpose bankruptcy remote limited liability company.

     Payment and prepayment terms for the 80 Lafayette Street loan are set forth on Annex A.

     The 80 Lafayette Street Property. The 80 Lafayette Street property is a multifamily high rise building with 261 units and approximately 8,750 square feet of ground floor retail space. The property was built in 1915 and was renovated in 1999. As of the cut-off date, the residential portion of the 80 Lafayette Street property was 100% master leased to New York University or "NYU" for student housing purposes. NYU, as sublessor, leases individual units to students. The rental obligations of NYU under the master lease are not affected by occupancy of individual units. The current configuration of the residential and retail space constitutes a legal non-conforming use of the property.

     Defeasance. The 80 Lafayette Street borrower may obtain the release of the 80 Lafayette Street property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

     Value. The 80 Lafayette Street loan has a 66.27% cut-off date LTV. An appraisal performed in August, 1999 determined a value for the 80 Lafayette Street property of $73,100,000.

     Underwritten NCF and DSC Ratio. The 80 Lafayette Street loan has an underwritten NCF DSCR of 1.29x, and an underwritten NCF of $5,656,662.

     Property Management. The 80 Lafayette Street property is managed by Coral Realty, LLC, an affiliate of the borrower, which has subordinated its contractual right to management fees to the lien of the mortgage.

     Master Lease. Under the terms of a master lease between the borrower and NYU, NYU has the right to terminate the lease as to up to 132 units effective as of January 31, 2002, with a pro rata reduction of rent. The master lease expires under its terms on August 31, 2002. NYU has five consecutive renewal options for not fewer than 132 units under the master lease for additional terms of one year.

     NYU must exercise each option not later than 90 days prior to expiration of the then current term. In the event of a casualty affecting 10 or more units, NYU may terminate the master lease as to the entire building if such units are not repaired within 30 days. The borrower carries business interruption insurance in the amount of $8,500,000, covering units that are uninhabitable due to casualty damage.

     Debt Service Reserve. The borrower has deposited $600,000 in a reserve account, and is required to deposit an additional $18,182 per month for the initial 33 months of the loan (coinciding with the scheduled termination of the NYU master lease), as a "debt service reserve." Funds in this account are pledged as additional security for the loan. The borrower is entitled to the release of these funds if, for any three month period following the date NYU vacates the space, the lender has determined that the debt service coverage ratio for the 80 Lafayette Street loan is at least 1.30x for that three month period.

     Lockbox. All rents payable by NYU and the retail tenants of the 80 Lafayette Street property are required to be deposited directly into a lockbox account. The borrower has the right to dispose of funds in the lockbox account until the lender terminates this right after a default under the loan.

     The Equity Inns Loan Participation

     The Participation. The "Equity Inns loan participation" representing 5.47% of the initial pool balance has a principal balance as of the cut-off date of $48,129,553 and represents a 50% participation interest in each of two mortgage loans which were originated by GMACCM on June 16, 1999. The remaining 50% participation interest in the Equity Inns mortgage loans is held by the 1999-C3 trust fund. The terms of the participation agreement provide that GMACCM will act as servicer and special servicer of the Equity Inns mortgage loans on behalf of the holders of each participation interest and will service the Equity Inns mortgage loans in accordance with the servicing standard and provisions of the 1999-C3 pooling and servicing agreement. The servicing standard under the 1999-C3 pooling and servicing agreement is the same as the servicing standard under the pooling and servicing agreement for the 2000-C1 certificates. See "Description of the Mortgage Pool--Loan Participation Interest," "Servicing of the Mortgage Loans--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" and "Risk Factors--The controlling class does not have the right to appoint the special servicer for the Equity Inns mortgage loans or to acquire the Equity Inns mortgage loans upon an event of default" in this prospectus supplement.

     The two Equity Inns mortgage loans are evidenced by two promissory notes, each of which is payable by both of the Equity Inns borrowers, with principal balances as of the cut-off date of $1,904,942 and $46,224,611. Each of the 19 mortgages is cross-collateralized and cross-defaulted. The two Equity Inns mortgage loans are ARD loans with anticipated repayment dates of July 1, 2009 and maturity dates of July 1, 2024, and are secured by, among other things, mortgages encumbering the respective borrower's fee ownership interest in 17 properties and its leasehold interest in two other properties. The Equity Inns hotels consist of 19 hotels located in 13 states. The Equity Inns mortgage loans were made to two special purpose bankruptcy remote limited partnerships owned by Equity Inns, Inc. Equity Inns, Inc. is a publicly traded real estate investment trust on the New York Stock Exchange, listed under the symbol "ENN."

     Payment and prepayment terms for the Equity Inns loan participation are set forth on Annex A.

     The Equity Inns Properties. The Equity Inns properties consist of 19 flagged hotels located in thirteen states and described in the table below. Five of the hotels are operated under the AmeriSuites name, six are operated as Hampton Inns, three are operated as Homewood Suites and five carry the Residence Inns brand name. All of the hotels were constructed between 1985 and 1996. The Equity Inns properties range in size from 96 rooms to 208 rooms and have a total of 2,453 rooms.

                                               NO.
                                               OF        YEAR(S)
HOTEL NAME                     LOCATION       ROOMS       BUILT
------------------------ ------------------- ------- --------------
AmeriSuites              Indianapolis, IN       126          1992
AmeriSuites              Overland Park, KS      126     1993-1994
AmeriSuites              Columbus, OH           126          1994
AmeriSuites              Memphis, TN            128          1996
AmeriSuites              Glen Allen, VA         126          1991
Hampton Inn              Overland Park, KS      134          1991
Hampton Inn              Kansas City, MO        120          1987
Hampton Inn              Memphis, TN            126          1985
Hampton Inn              Richardson, TX         130          1987
Hampton Inn              Morgantown, WV         108          1991
Hampton Inn              Northville, MI         125          1989
Homewood Suites          Phoenix, AZ            124          1996
Homewood Suites          Sharonville, OH        111          1990
Homewood Suites          San Antonio, TX        123          1996
Residence Inn            Tucson, AZ             128          1985
Residence Inn            Eagan, MN              120          1987
Residence Inn            Tinton Falls, NJ        96          1988
Residence Inn            Portland, OR           168          1990
Residence Inn            Princeton, NJ          208   1988 & 1990
                                                ---   -----------
Total/Weighted Average                        2,453
                                              =====



                                                                              CUT-OFF DATE
                                         AVERAGE                                ALLOCATED
                            YEAR(S)     OCCUPANCY      ADR        REVPAR      PARTICIPATION
HOTEL NAME                 RENOVATED     RATE (1)     (1)(2)      (1)(3)         AMOUNT
------------------------ ------------- ----------- ----------- ----------- ------------------
AmeriSuites                1998-1999       64.50%   $ 83.52      $ 53.91   $ 1,904,942.11
AmeriSuites                1998-1999       69.60      78.81        54.83     1,780,922.44
AmeriSuites                1998-1999       70.60      78.61        55.51     2,306,765.83
AmeriSuites                      NAP       62.30      78.85        49.11     1,716,432.21
AmeriSuites                     1998       71.20      79.15        56.33     2,683,785.63
Hampton Inn                1998-1999       67.20      73.95        49.72     2,187,706.95
Hampton Inn                     1997       62.80      74.77        46.92     1,795,804.80
Hampton Inn                1997-1998       74.70      77.31        57.72     2,356,373.70
Hampton Inn                1998-1999       62.40      65.93        41.16     1,547,765.46
Hampton Inn                     1998       72.70      73.94        53.75     2,009,118.63
Hampton Inn                1997-1998       76.50      74.46        57.00     2,202,589.31
Homewood Suites                  NAP       72.30     108.39        78.32     3,537,040.95
Homewood Suites            1998-1999       70.00      80.97        56.65     1,646,981.20
Homewood Suites                  NAP       73.80      83.77        61.82     2,053,765.71
Residence Inn            1992 & 1999       86.60      81.41        70.49     2,644,099.33
Residence Inn              1995-1996       81.00      89.93        72.85     3,224,511.38
Residence Inn              1998-1999       83.40     107.49        89.63     2,331,569.77
Residence Inn                   1998       78.90     111.59        88.00     5,253,473.16
Residence Inn                   1998       71.80     113.59        81.50     4,945,904.39
                           ---------       -----    -------     --------   ---------------
Total/Weighted Average                     73.37%   $ 89.63      $ 66.14   $48,129,552.96
                                           =====    =======     ========   ===============

----------
(1)   Through November, 1999

(2)   Average daily rate

(3)   Revenue per available room

     Property Management. Five of the hotels are leased by the applicable Equity Inns borrower to Wayne Holding Corp., a subsidiary of Prime Hospitality Corp. under an operating lease. Each of these operating leases has a term that expires on December 30, 2007, except for the lease on the AmeriSuites property located in Memphis, Tennessee, which expires on June 30, 2008. Prime Hospitality Corp. is an owner, manager and franchisor of hotels. Prime Hospitality Corp. is a publicly traded company listed on the NYSE under the symbol "PDQ."

     The remaining fourteen properties are leased to subsidiaries of Interstate Hotels Management, Inc. under operating leases that terminate on or after November 30, 2011. Interstate Hotels Management, Inc. is a publicly traded company listed on the NASDAQ under the symbol "IHCO."

     Eleven of these fourteen properties are managed by Crossroads Hospitality Company, LLC, an affiliate of the lessees, under management agreements that will expire on December 31, 2011. The manager is entitled to receive a base management fee of 6.0% of gross operating revenues under the agreement. Under its terms, each agreement is subordinated to the operating lease and permits the borrower to terminate the manager in the event of a default by Interstate Hotels under the lease. The remaining three properties are managed by Promus Hotels, Inc., which is also the franchisor for such properties under separate management agreements, the terms of which run until 2011. The management agreements may be terminated without penalty in the event of a foreclosure or a deed in lieu thereof.

     Each of the operating leases for Wayne Holding and Interstate has been subordinated to the applicable Equity Inns mortgage pursuant to a subordination, nondisturbance and attornment agreement. Each agreement grants the lender the right to receive notice from the applicable tenant of defaults by the borrower under the lease, and grants the lender rights to cure such defaults. Subject to the mortgagee's obligation to recognize a non-defaulting tenant upon foreclosure of the mortgage, the agreement subordinates the tenant's leasehold interest to that of the mortgagee. Each agreement prohibits amendment of the lease without the mortgagee's consent and, in the case of the agreements to which Crossroads is a party, provides that casualty proceeds shall be made available for restoration of the property, provided that the franchise remains in place or a suitable substitute is found.

     Defeasance. The Equity Inns borrowers may obtain the release of one or more of the Equity Inns properties from the lien of the related mortgage by exercising a defeasance option on or after the third anniversary of the loans' origination dates and before the anticipated repayment date if:

     o the servicer determines that the DSCR for the remaining properties that are not released is at least 1.90x; or

     o the borrower has provided additional defeasance collateral that would generate, together with the properties that are not released, cash flow sufficient to achieve a DSCR of at least 1.90x.

     To exercise a defeasance option on an Equity Inns property, the applicable borrower must deliver defeasance collateral in a principal amount equal to 125% of the outstanding portion of the allocated loan amount for that property. See "Description of the Mortgage Pool--Defeasance."

     Releases and Substitutions. On or after the third anniversary of the loans' origination dates and before the anticipated repayment date, the Equity Inns borrowers may obtain a release of one or more of the Equity Inns properties from the lien of the Equity Inns mortgages upon the substitution of its fee ownership interest in another hotel property for each property released, if, among other things, the following conditions are satisfied:

     o the allocated loan amount of the released properties for any particular substitution is not greater than $25,000,000 and the total allocated loan amount of all properties released over the term of the loan is not greater than $50,000,000;

     o the substitute property is a hotel property with substantially the same level of services and amenities, a franchise from a nationally-recognized hotel franchisor and with net cash flow and property valuations that are substantially similar to the property to be released;

     o delivery of a Phase I environmental report on the substitute property acceptable to the servicer;

     o delivery of a structural and engineering report on the substitute property acceptable to the servicer together with 125% of the cost of immediate repairs recommended by the report;

     o delivery of an appraisal acceptable to the servicer reflecting an LTV on the Equity Inns mortgage loans not in excess of 55%, after giving effect to the replacement; and

     o confirmation from the rating agencies that the substitution will not result in a withdrawal, downgrade or qualification of the ratings on the certificates.

     Value. The Equity Inns loans have a 48.95% cut-off date LTV. An appraisal performed in April, 1999 determined a value for the Equity Inns properties of $196,800,000.

     Underwritten NCF and DSC Ratio. The Equity Inns loans have an underwritten NCF DSCR of 1.90x, and an underwritten NCF of $8,904,251.

     Lockbox. All rents payable by and under the operating leases of the Equity Inns properties are required to be deposited directly into a lockbox account controlled by the servicer.

     Franchise Agreements. Each of the hotel properties is operated under a hotel franchise agreement that grants a license to operate the hotel as part of a nationally-recognized chain.

     The five hotel properties leased to Wayne Holding Corp. are licensed to operate as AmeriSuites under separate franchise agreements between Wayne and AmeriSuites Franchising, Inc., each dated June 16, 1999 and expiring ten years thereafter. Each franchise agreement may be renewed for a successive ten year term upon payment of a renewal fee and also grants Wayne an exclusive area of operation. Under the franchise agreements, Wayne is required to pay various fees based upon gross room sales including a continuing royalty of 5%, a marketing contribution of 2% and reservation system fee of 1 1/2%. A "comfort letter" delivered to the lender in connection with the loan closing gives the lender the right to notice of defaults and the right to cure defaults on the part of Wayne. The letter also gives the lender or a subsequent holder of the mortgage loan the right, upon foreclosure or deed in lieu thereof, to enter into a replacement franchise agreement for the balance of the term upon payment of a nominal fee.

     Of the remaining 14 properties leased to subsidiaries of Interstate Hotels Management, Inc., five are licensed to operate as Residence Inns by Marriott. The franchise agreements for the properties licensed as Residence Inns by Marriott, except the Princeton, New Jersey location, each have terms that expire not earlier than 2013. The mortgage loan documents provide that it is a default if that franchise agreement is either not renewed prior to its current expiration or if it is not replaced by a substitute franchisor acceptable to the servicer and the rating agencies. Fees under the Marriott franchise agreements include a continuing royalty of 5% and a marketing fund contribution of 2 1/2% of gross room revenues. A "comfort letter" delivered to the lender by Marriott gives notice and cure rights to the lender and provides for operation of the properties as Residence Inns during and after a foreclosure subject to payment of various fees, including an application fee. If a subsequent owner is other than the lender or its wholly owned subsidiary, they may apply for a new Residence Inn franchise agreement that will be processed in accordance with then prevailing franchisee requirements.

     Six of the remaining nine properties leased to subsidiaries of Interstate Hotels Management, Inc. are licensed as Hampton Inns and three are licensed as Homewood Suites, each pursuant to franchise agreements between the respective lessee and Promus Hotels, Inc. The earliest expiration of any of these franchise agreements is in 2010. Fees under these franchise agreements include a 4% continuing royalty and 4% marketing/ reservation contribution, each calculated on gross room revenues. "Comfort letters" delivered to the lender give notice and cure rights to the lender and give lender or the trust the right, upon foreclosure or deed in lieu thereof, to enter into a replacement franchise agreement for the balance of the term upon payment of a nominal fee. A subsequent owner other than the lender or the trust may apply for a new franchise agreement with Promus Hotels, Inc. that will be processed in accordance with then prevailing franchisee requirements.


     Ground Lease Considerations. Two of the properties, Tinton Falls, New Jersey and Phoenix, Arizona, are subject to ground leases. The Tinton Falls ground lease expires not earlier than 2027, and provides for successive extensions through 2062. The Phoenix ground lease expires in 2062. Both ground leases provide notice and cure rights for a mortgagee, and, in connection with the making of the loan, estoppel certificates were delivered by the respective ground lessors confirming that no defaults existed under the ground leases.

The First Union Tower Loan

     The Loan. The "First Union Tower loan" representing 4.20% of the initial pool balance was originated by GACC on December 30, 1999, and has a principal balance as of the cut-off date of approximately $36,959,753. The First Union Tower loan is an ARD loan with an anticipated repayment date of January 1, 2010 and a maturity date of January 1, 2030. The "First Union Tower borrower" is Crow-Chesapeake Holdings, LLC. The "First Union Tower guarantor" is Crow-Chesapeake Associates Limited Partnership, the owner of the property and the sole member and 100% owner of the First Union Tower borrower. The First Union Tower loan was structured as an "Indemnity Deed of Trust" to avoid the imposition of certain mortgage recordation taxes in the State of Maryland. Under this structure, the First Union Tower guarantor executed an indemnity guaranty in favor of GACC guaranteeing the $37,000,000 senior loan made by GACC to the First Union Tower borrower. The indemnity guaranty is secured by, among other things, an indemnity deed of trust from the First Union Tower guarantor in favor of GACC, encumbering the First Union Tower guarantor's fee and leasehold interests in an office building located in Baltimore, Maryland. Each of the First Union Tower borrower and the First Union Tower guarantor are special purpose bankruptcy remote entities affiliated with Trammel Crow, an internationally diversified commercial real estate services company.

     Payment and prepayment terms for the First Union Tower loan are set forth on Annex A.

     The First Union Tower Property. The First Union Tower property is a 19-story office building located in the central business district of Baltimore, Maryland. The property was built in 1985 and consists of approximately 377,684 net rentable square feet. Tenants at the First Union Tower property include First Union National Bank, PricewaterhouseCoopers and Salomon Smith Barney. First Union National Bank occupies 103,259 gross leasable square feet. First Union National Bank master leases an additional 73,691 gross leasable square feet that is subleased to seven tenants.

     The following table summarizes the breakdown of the gross leasable area, or "GLA" and base rent information of the ten largest tenants at the First Union Tower property:

               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                                          APPROXIMATE     ANNUALIZED
                                     LEASE       TENANT        % OF        ANNUALIZED      % OF TOTAL     BASE RENT
          TENANT NAME             EXPIRATION     GLA(SF)        GLA         BASE RENT      BASE RENT        PER SF
          -----------             ----------     -------       -----       ----------     ------------     ---------
First Union National Bank          9/30/2014     103,259        27.34%     $2,321,786         28.56%      $  22.49
Whiteford, Taylor & Preston        1/31/2006      78,116        20.68       1,620,907         19.94          20.75
Development Design Group,
 Inc.(1)                             3/31/2003      31,247         8.27         687,434          8.46          22.00
McGuire, Woods & Battle            2/28/2009      28,758         7.61         603,918          7.43          21.00
Credit Suisse First Boston
 Corp.(1)                           11/30/2005      19,455         5.15         428,010          5.26          22.00
PricewaterhouseCoopers             5/31/2002      17,512         4.64         350,240          4.31          20.00
Salomon Smith Barney              12/31/2006      12,392         3.28         231,111          2.84          18.65
Allegiance Telecom(1)               11/30/2005       9,330         2.47         205,260          2.52          22.00
Adams Express                      6/30/2001      10,606         2.81         193,560          2.38          18.25
Stewart, Plant & Blumenthal(1)      10/31/2005       7,272         1.93         159,984          1.97          22.00
Totals
                                                                -----                         -----       --------
                                                 317,947        84.18%     $6,802,209         83.66%
                                                 =======        =====      ==========         =====

----------
(1)  Subleased from First Union National Bank.


     The following table summarizes information related to the expiration of tenant leases of the First Union Tower property:


                           LEASE EXPIRATION SCHEDULE

  YEAR     NUMBER OF LEASES     EXPIRING SF     % OF TOTAL SF     ANNUALIZED BASE RENT     % OF TOTAL BASE RENT
-------   ------------------   -------------   ---------------   ----------------------   ---------------------
2000              1                 1,277            0.34%             $   28,094                  0.35%
2001              5                22,365            5.92                 434,366                  5.34
2002              3                19,370            5.13                 393,634                  4.84
2003              1                31,247            8.27                 687,434                  8.46
2004              0                     0            0.00                       0                  0.00
2005              3                36,057            9.55                 793,254                  9.76
2006              2                90,508           23.96               1,852,018                 22.78
2007              0                     0            0.00                       0                  0.00
2008              0                     0            0.00                       0                  0.00
2009+             2               132,017           34.95               2,925,704                 35.99

     Defeasance. The First Union Tower guarantor may obtain the release of the First Union Tower property from the lien of the indemnity deed of trust by exercising a defeasance option on or after January 1, 2004.

     Value. The First Union Tower loan has a 67.82% cut-off date LTV. An appraisal performed in December, 1999 determined a value for the First Union Tower property of $54,500,000.

     Underwritten NCF and DSC Ratio. The First Union Tower loan has an underwritten NCF DSCR of 1.34x and an underwritten NCF of $4,792,223.

Property Management. The First Union Tower property is managed by TC-MidAtlantic, Inc., which is partially owned by affiliates of the First Union Tower guarantor.

     Lockbox; Certain Reserves. All rents payable by tenants of the First Union Tower property are required to be deposited into a lockbox account controlled by the servicer.

Funds in the lockbox account will be allocated according to a cash management agreement to pay debt service on the loan and to fund certain tax, insurance, air rights rent, replacement, tenant improvement and leasing commission reserves and any operating expenses.

     Tenant Improvement and Leasing Commission Reserve. The First Union Tower guarantor has deposited $2,500,000 into a tenant improvement and leasing commission reserve account and is required to make monthly deposits of $18,750 into the reserve account until the balance of the reserve account (including the initial deposit) reaches $2,750,000. Prior to January 31, 2006, the First Union Tower guarantor is not entitled to receive disbursements from the reserve account if such disbursements would cause the balance then on deposit to fall below $1,900,000, unless the First Union Tower guarantor has delivered to the servicer satisfactory evidence that either Whiteford, Taylor, Preston has renewed or extended its lease to a date that is at least one year beyond the anticipated repayment date or the Whiteford, Taylor Preston space has been re-leased to a replacement tenant with terms satisfactory to the servicer.

     Leasehold Considerations/Air Rights Rent Reserve. The First Union Tower loan is secured, in part, by the First Union Tower guarantor's leasehold interest created pursuant to an air rights lease between the Mass Transit Administration, an instrumentality of the Maryland Department of Transportation, as landlord, and the First Union Tower guarantor, as tenant. The air rights lease has a 99-year term and expires in April, 2083. The First Union Tower guarantor is obligated to make monthly deposits into a reserve fund of one-twelfth of the amount that the servicer estimates will be payable during the next twelve months in order to accumulate sufficient funds to pay the First Union Tower guarantor's rental obligations under the air rights lease.

     Mezzanine Financing. A mezzanine loan in the principal amount of $5,800,000 was made by First Union Development Corporation ("FUDC"), an affiliate of First Union National Bank, to the First Union Tower guarantor on December 29, 1999. The mezzanine loan is secured by a portion of the general and limited partnership interests in the First Union Tower guarantor. The maturity date of the mezzanine loan is January 1, 2007 and such maturity date may be extended to January 1, 2012 upon the satisfaction of certain conditions. Interest accrues on the outstanding principal balance of the mezzanine loan at the rate of 9.03% per annum, subject to adjustment if the maturity date is extended.

     The First Union Tower guarantor is required to make scheduled monthly payments on the mezzanine loan in the amount of $32,271.29, subject to adjustment if the maturity date of the mezzanine loan is extended, and to pay, to the extent of net cash flow, any accrued interest and, until the outstanding principal amount of the mezzanine loan is reduced to $4,000,000, the outstanding principal of the loan.

     Pursuant to a cash management agreement, the First Union Tower guarantor must cause all rents from the First Union Tower property to be paid into a lockbox controlled by the servicer. On a monthly basis, after all payments required to be made on the First Union Tower loan have been made, and after deductions for operating expenses, and provided there is no event of default on the First Union Tower loan, the anticipated repayment date of the First Union Tower loan has not occurred, or the DSCR on the First Union Tower loan has not dropped below 1.15x (each of the foregoing, a "trigger event"), the servicer will pay the scheduled monthly payment as directed by FUDC and any remaining monies will be transferred to a lockbox established pursuant to the mezzanine loan agreement. If a trigger event has occurred, such remaining monies will be held and applied by the servicer in accordance with the mortgage loan documents.

     FUDC entered into a subordination and intercreditor agreement with the GACC which, among other things, subordinates the loan documents to the First Union Tower loan and prohibits payments under the mezzanine loan so long as a monetary default under the First Union Tower loan has occurred and is continuing. If an event of default occurs under the First Union Tower loan and the servicer accelerates the First Union Tower loan, FUDC has the nonexclusive right (but not the obligation) to purchase the First Union Tower loan upon payment to the servicer of all amounts then due under the First Union Tower loan (including any prepayment premiums and fees) and any and all amounts due in connection with the sale of the First Union Tower loan pursuant to the pooling and servicing agreement. FUDC's right to purchase the First Union Tower loan may be exercised by written notice to the servicer of its intention to do so and payment of the purchase price within twenty days thereafter or, within ten days if the servicer intends to accept a deed of trust property in lieu of a foreclosure of the senior deed of trust, and in any event before the earlier of the issuance of a final judgment of foreclosure of the senior deed of trust or the conduct of a foreclosure sale. While the First Union Tower loan is outstanding, FUDC may not generally take any enforcement actions upon a default under the mezzanine loan provided that FUDC may enforce the pledge of certain ownership interests in the First Union Tower guarantor as security for the mezzanine loan upon the satisfaction of certain conditions, including written confirmation that the acquisition of such partnership interests will not result in any qualification, reduction or withdrawal of any rating of the certificates.

The World Savings Center Loan

     The Loan. The "World Savings Center loan," representing approximately 3.34% of the initial pool balance, was originated by Archon Financial L.P. on October 4, 1999. The principal balance as of the cut-off date is approximately $29,425,174. The World Savings Center loan is a balloon loan with a maturity date of November 1, 2010. The World Savings Center loan is secured by, among other things, a mortgage encumbering the borrower's fee ownership interest in a 17-story office building located in Oakland, California. The World Savings Center loan was made to Prentiss Properties Acquisition Partners, L.P. Prentiss Properties Acquisition Partners, L.P. is majority-owned by Prentiss Properties Trust, a publicly traded real estate investment trust on the New York Stock Exchange, listed under the symbol "PP." The borrower is not a special purpose entity. The borrower and guarantor are obligated to fund certain reserves and to provide additional credit supports described below in "Lockbox; Financial Covenants." The borrower and guarantor are also obligated to maintain certain financial covenants as described below in "Lockbox; Financial Covenants."

     Payment and prepayment terms for the World Savings Center loan are described on Annex A.

     The World Savings Center Property. The World Savings Center property consists of approximately 270,485 net rentable square feet of office space and a 232 space three-level subterranean parking facility located in the central business district of Oakland, California. The World Savings Center property was constructed in 1986. The World Savings Center property was approximately 100% occupied as of December 31, 1999.

     The following table summarizes the breakdown of the gross leasable area, or "GLA" and base rent information of the ten largest tenants of the World Savings Center property:

               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                                          APPROXIMATE   ANNUALIZED
                                                        TENANT               ANNUALIZED    % OF TOTAL   BASE RENT
          TENANT NAME              LEASE EXPIRATION     GLA(SF)   % OF GLA    BASE RENT    BASE RENT      PER SF
          -----------              ----------------     --------  ---------  -----------  -----------   ----------
World Savings and Loan               12/31/2007         147,517     54.54%   $3,670,223       54.46%     $ 24.88
Burnham & Brown                      12/14/2004          48,891     18.08     1,228,875       18.23        25.13
Carol Williams                       01/31/2003          14,207      5.25       366,541        5.44        25.80
Robbins, Palmer, Allen               07/31/2003          13,907      5.14       361,249        5.36        25.98
Lawrence Johnson                     04/21/2002          11,707      4.33       252,871        3.75        21.60
Bjork Lawrence Attorneys at
 Law                                 12/31/2005           5,840      2.16       173,098        2.57        29.64
Transpacific Carrier Services,
 Inc.                                10/31/2004           3,142      1.16        97,276        1.44        30.96
Bennet & Johnson                     05/31/2000           4,230      1.56        88,830        1.32        21.00
Prentiss Properties                  11/30/2004           3,820      1.41        87,096        1.29        22.80
DNA Plant Technology                 01/31/2001           2,622      0.97        80,548        1.20        30.72
                                                        -------     -----    ----------       -----     --------
Totals                                                  255,883     94.60%   $6,406,607       95.06%
                                                        =======     =====    ==========       =====

     The following table summarizes information related to the expiration of the tenant leases of the World Savings Center property:

                           LEASE EXPIRATION SCHEDULE




             NUMBER OF     EXPIRING       % OF       ANNUALIZED     % OF TOTAL
  YEAR        LEASES          SF        TOTAL SF      BASE RENT     BASE RENT
  ----       ---------     --------     --------     ----------     ----------
  2000          3           8,271         3.06%     $  190,599        2.83%
  2001          3           4,278         1.58         113,330        1.68
  2002          4          15,464         5.72         343,888        5.10
  2003          4          28,114        10.39         727,790       10.80
  2004          3          58,460        21.61       1,413,247       20.97
  2005          1           5,840         2.16         173,098        2.57
  2006          1           1,883         0.70          24,648        0.37
  2007          2         148,175        54.78       3,680,093       54.60

     World Savings and Loan Lease. The lease with World Savings and Loan expires in December 2007. In addition, World Savings and Loan has the option to surrender one floor (approximately 16,385 square feet) per year for three years, commencing in 2002. Surrender of any of the three floors requires 18 months advance notice. If World Savings and Loan surrenders two floors, the World Savings Center loan requires the borrower to provide a letter of credit equal to $490,000, and if it surrenders three floors, to provide a letter of credit equal to $980,000. The World Savings and Loan lease expires in 2007. If World Savings and Loan elects not to renew its lease, it must provide 18 months prior notice. If World Savings and Loan does not elect to renew its lease, the World Savings Center loan requires the posting of a $3 million letter of credit, among other credit support which includes a partial recourse guarantee for up to $5 million, less the letter of credit and amounts funded in the tenant improvement reserve. Any letter of credit required under the World Savings Center loan is to be provided by an entity with an S&P rating of at least "A-."

     Defeasance. The borrower may obtain the release of the World Savings Center property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

     Value. The World Savings Center loan has a cut-off date LTV of approximately 61.95% calculated based on the principal balance of the World Savings Center loan as of the cut-off date. An appraisal performed in September, 1999 determined a value for the World Savings Center property of approximately $47,500,000.

     Underwritten NCF and DSC Ratio. The World Savings Center loan has an underwritten NCF DSCR of 1.47x and an underwritten NCF of $3,783,774.

     Lockbox; Financial Covenants. All rents payable by tenants of the World Savings Center property are required to be deposited directly into a clearing account controlled by the servicer. Prior to receipt of notice from the servicer that an event of default has occurred, that the borrower or Prentiss Properties Trust, the guarantor, breached special financial covenants or that the borrower failed to deliver any required letter of credit, the clearing bank is required to remit, on a weekly basis, amounts on deposit in the clearing account to the borrower. Following an event of default, the breach of special financial covenants by the borrower or the guarantor, or failure by the borrower to deliver any required letters of credit, amounts on deposit in the clearing account are required to be swept directly into a lockbox account controlled by the servicer. These special financial covenants include maintaining a net worth of $500,000,000, a fixed charge coverage ratio of not less than 1.50x and a liability to assets ratio of 0.60x during the first five years of the loan and 0.65x after the first five years, prohibiting the acceleration of the maturity of any recourse indebtedness of the borrower in excess of $10,000,000 and prohibiting the acceleration of the maturity of any two indebtedness obligations of the borrower in excess of $30,000,000 in the aggregate. In addition, if quarterly net income of the World Savings Center property is less than $3,122,000 on an annualized basis (which would approximate a debt service coverage ratio of 1.21x), amounts on deposit in the clearing account are required to be swept directly into the lockbox account controlled by the servicer. These funds will be released to the borrower when the quarterly net income of the World Savings Center property is equal to $3,532,000 on an annualized basis (which would approximate a debt service coverage ratio of 1.37x).

     Property Management. The World Savings Center property is managed by Prentiss Properties Management, L.P.

     Tenant Improvement Reserves. The borrower is required to make deposits into a tenant improvement and leasing commission reserve in an amount equal to $25,000 during the first year, with such amount increasing by $25,000 annually, until the amount in such reserve equals $200,000. Prentiss Properties Trust and Prentiss Properties Acquisition Partners, L.P. are recourse obligors for the funding of $980,000 of unfunded tenant improvements under certain leases with respect to the World Savings Center property. If the quarterly net income of the World Savings Center property is less than $4,107,000 on an annualized basis (which would approximate a debt service coverage ratio of 1.59x), the World Savings Center loan requires the borrower to provide a letter of credit in the amount of the unfunded tenant improvement obligation.

The Freeman Webb Loan

     The Loan. The "Freeman Webb loan" representing 3.24% of the initial pool balance was originated by GMACCM on October 1, 1999 and has a principal balance as of the cut-off date of approximately $28,500,000. The Freeman Webb loan is a balloon loan with a maturity date of October 10, 2009. The loan requires payments of interest only through but not including its due date in November, 2001 and is secured by, among other things, a single fee mortgage encumbering three garden-style apartment complexes located in Knoxville, Nashville and Madison, Tennessee. The Freeman Webb loan was made to British Highland Wind, L.P., a special purpose bankruptcy remote limited partnership.

     Payment and prepayment terms for the Freeman Webb loan are set forth on Annex A.

     The Freeman Webb Properties. The Windover Apartments, located in Knoxville, consists of 271 units in 23 buildings. It was built in 1974 and renovated during 1997 through 1999. As of July 31, 1999, it was 94% occupied. The British Woods Apartments, located in Nashville, consists of 263 units in 22 buildings. It was built in 1983 and renovated during 1997 through 1999. As of July 31, 1999, the property was 93% occupied. The Highland Ridge Apartments, located in Madison, consists of 280 units in 17 buildings. It was built in 1972 and renovated during 1997 through 1999. As of July 31, 1999 it was 96% occupied. The Highland Ridge Apartments are situated in a zoning area that does not permit new construction of multifamily properties but is a legal, non-conforming use of the property under local zoning regulations. If 50% or more of a building were destroyed, the building could not be rebuilt under existing zoning rules. The borrower applied for revision to the zoning classification of the subject that would make the property a "legal, conforming use," which was approved by the local planning commission, and is awaiting a ruling on its application by the local governmental council.

     Defeasance. The Freeman Webb borrower may obtain the release of the Freeman Webb properties from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

     Value. The Freeman Webb loan has a 78.49% cut-off date LTV. An appraisal performed in August, 1999 determined a value for the Freeman Webb properties of $36,310,000.

     Underwritten NCF and DSC Ratio. The Freeman Webb loan has an underwritten NCF DSCR of 1.20x and an underwritten NCF of $2,964,503.

     Property Management. The Freeman Webb properties are managed by Freeman Webb, Co., Realtors, an affiliate of the borrower.

     Partial Releases. The mortgage permits the borrower to request release of one or more of the properties by payment of a defined allocable percentage (for each released property) times the amount due under the note. The note permits one or more of the Freeman Webb properties to be released from the lien of the mortgage upon 60 days notice and prepayment of the applicable allocated note amount plus a specified premium. The principal balance of the loan is allocated 29.9% to Highland Ridge Apartments, 35.1% to British Woods Apartments and 35.0% to Windover Apartments. The premium to be paid by the borrower is 10% if the 12 month trailing DSCR of the remaining properties is less than 1.30x, 5% if the 12 month trailing DSCR is 1.30x or greater but less than 1.35x, and 0% if the 12 month trailing DSCR is 1.35x or greater.

     THE SELLERS

     GMACCM. GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is also an affiliate of the depositor. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     GACC. German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-7280.

     GSMC. Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     The information set forth herein concerning the mortgage loan sellers and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

     UNDERWRITING MATTERS

     Environmental Assessments

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all but one of the mortgaged properties, which constitutes 0.05% of the initial pool balance. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but five of the mortgaged properties which represent 3.73% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

     Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions may reduce or delay your payments."

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the sellers, the servicer, the underwriters or any of their respective affiliates.

     Property Condition Assessments

     Inspections or updates of previously conducted inspections of all except two of the mortgaged properties, which constitute 0.16% of the initial pool balance, were con-ducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both. For all but six of the mortgaged properties, which secure mortgage loans representing 4.19% of the initial pool balance, the inspections were conducted within the 12-month period before the cut-off date for the related mortgage loan. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

     Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but three of the mortgaged properties, which secures mortgage loans representing 1.28% of the initial pool balance, the appraisals were performed during the 12-month period before the cut-off date. The appraised value of the mortgaged property or properties is greater than the original principal balance of the mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state certified or designated as a member of the Appraisal Institute. The appraisal for all but six mortgaged properties, which constitute 3.75% of the initial pool balance, or a separate letter contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, the underwriters, or the seller has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the servicer is unable to sell a mortgaged property for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the cut-off date, see Annex A to this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

     o the outstanding principal balance of the mortgage loan,

     o the full insurable value of the mortgaged property,

     o the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

     o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In some circumstances, the related borrower was required to obtain earthquake insurance covering the mortgaged properties. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.

     Earnouts and Additional Collateral Loans

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. If these conditions are not met, under some mortgage loans, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance payment. Under 1 mortgage loan, amounts will be retained as additional collateral. For a description of the cash reserves or letters of credit and related earnout information, see Annex A.

     ASSIGNMENT OF THE MORTGAGE LOAN; REPURCHASES AND SUBSTITUTIONS

     On or before March 16, 2000 the depositor will acquire the mortgage loans directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage asset seller" for purposes of the prospectus.

     Each seller is typically required to deliver or cause to be delivered the following documents, with respect to the mortgage loans sold by that seller to the depositor, to the trustee:

     o the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     o the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     o the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     o an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     o an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     o any UCC financing statements and related original assignments to the trustee;

     o an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan; and

     o when relevant, the ground lease or a copy.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 45 days following the delivery date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions.

     If the trustee determines that any of the required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan or the interests of certificateholders in the mortgage loan, the applicable seller will have 90 days after its receipt of notice of the omission or defect to deliver the document or cure the defect. If that seller does not cure the omission or defect within the 90 day period, the seller will be required to repurchase the affected mortgage loan or substitute a replacement mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. The purchase price for any mortgage loan required to be repurchased will be at least equal to the unpaid principal balance of the mortgage loan, together with any accrued but unpaid interest to but not including the due date in the collection period of the repurchase and any related unreimbursed servicing advances. That seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A replacement mortgage loan must:

     o have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan,

     o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan,

     o be a fixed-rate mortgage loan,

     o have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan, and

     o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are listed below.

    (1) Immediately before the transfer to the depositor, the seller had good and marketable title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, encumbrances and other interests on, in or to the mortgage loan other than, in some cases, the right of a sub-servicer to primary service the mortgage loan.

    (2) The seller has full right and authority to sell, assign and transfer the mortgage loan.

    (3) The information pertaining to the mortgage loan provided in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and correct in all material respects as of the cut-off date for the mortgage loan; provided, that this representation or warranty is deemed not to include any representation or warranty with respect to the subject matter of any other representation or warranty given.

    (4) The mortgage loan was not, as of the cut-off date for the mortgage loan, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

    (5) The lien of the related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to permitted encumbrances including:

          o the lien of current real property taxes and assessments not yet due and payable,

          o covenants, conditions and restrictions, rights of way, easements and other matters of public record, and

          o exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued for the mortgage loan.

          The permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current use or operation of the related mortgaged property or the current ability of the mortgaged property to generate net operating income sufficient to service the mortgage loan.

    (6) The seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

    (7) There is no valid offset, defense or counterclaim to the mortgage loan.

    (8) The related mortgaged property is, except as otherwise stated in the related engineering report, to the knowledge of the seller, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except where an escrow of funds exists sufficient to make the necessary repairs and maintenance) and the seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the mortgaged property.

    (9) At origination, the mortgage loan complied in all material respects with all applicable usury laws.

    (10) The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

    (11) The mortgage note and mortgage for the mortgage loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing the mortgage loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of its maker, subject to any applicable non-recourse provisions and any applicable state anti-deficiency legislation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether the enforcement is considered in a proceeding in equity or at law.

    (12) All improvements upon the mortgaged property are insured against loss by hazards of extended coverage in an amount, with a customary deductible, at least equal to the lesser of the outstanding balance of the mortgage loan and 100% of the full replacement cost of the improvements located on the mortgaged property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

    (13) The mortgaged property was the subject of one or more environmental site assessments or an update of a previously conducted assessment, which was performed on behalf of the seller, or for which the related report was delivered to the seller in connection with its origination or acquisition of the mortgage loan; and the seller, having made no independent inquiry other than reviewing the resulting report(s) or employing an environmental consultant to perform that assessment(s) or both, has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the related report(s).

    (14) The mortgage loan is not cross-collateralized with a mortgage loan other than another mortgage loan included in the mortgage pool.

    (15) All escrow deposits relating to the mortgage loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.

    (16) As of the date of origination of the mortgage loan and, to the actual knowledge of the seller, as of the delivery date, the related mortgaged property was and is free and clear of any mechanics' and materialmen's liens or similar liens which create a lien with priority over the lien created by the related mortgage, except those which are insured against by the title policy referred to in (5) above.

    (17) No holder of the mortgage loan has, to the seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by the mortgage loan, other than amounts paid by the tenant as provided under the related lease.

    (18) To the seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the seller, as of the date of origination of the mortgage loan, the related mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the mortgaged property as it was then operated.

    (19) The mortgage or mortgage note, together with applicable state law, contains customary and enforceable provisions, with the exceptions listed in paragraph (11) above, such as to render the rights and remedies of its holders adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

    (20) In connection with the origination or acquisition of the mortgage loan, the seller has inspected or caused to be inspected the mortgaged property.

    (21) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the mortgage loan, the related mortgaged property is directly or indirectly transferred or sold.

    (22) The related mortgagor is an entity, other than an individual, whose organizational documents or the mortgage loan documents provide substantially to the effect that the mortgagor:

          o is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loan;

          o may not engage in any business unrelated to the mortgaged property or properties;

          o may not incur indebtedness other than as permitted by the mortgage or other mortgage loan documents;

          o has its own books and records separate and apart from any other person;

          o holds itself out as a legal entity, separate and apart from any other person; and

          o does not have any material assets other than those related to its interest in and the operation of the mortgaged property or properties.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Assignment of the Mortgage Loans; Repurchases and Substitutions." The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.


     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.


     A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.


                        SERVICING OF THE MORTGAGE LOANS

     THE SERVICER

     As of January 31, 2000, GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $76.334 billion. See "GMAC Commercial Mortgage Corporation" in the prospectus.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the servicer thereunder. The servicer is a "master servicer" and a "special servicer" for purposes of the prospectus. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.

     SERVICING STANDARD

     The servicer will be responsible for the servicing and administration of the mortgage loans. The servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans under the following servicing standard:

     o in the best interests of and for the benefit of the certificateholders as determined by the servicer in its good faith and reasonable judgment,

     o in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

     o to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     SPECIALLY SERVICED MORTGAGE LOANS

     A specially serviced mortgage loan is any mortgage loan as to which any of the following special servicing events has occurred:

    (1) any balloon payment is more than 30 days late or, if the servicer has determined that the related borrower has obtained a firm commitment to refinance, more than 60 days late;

    (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

    (3) the servicer has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

    (4) a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan, or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

    (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

    (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

    (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; and

    (8) the servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the servicer;

     o for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the servicer;

     o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The servicer will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it will also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

    TERMINATION OF THE SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class may at any time terminate substantially all of the rights and duties of the servicer to service specially serviced mortgage loans and REO properties and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the servicer. The holder(s) entitled to more than 50% of the voting rights allocated to the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies and the servicer.

     The controlling class will be the most subordinate class of principal balance certificates outstanding (with the Class A-1 and A-2 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially the controlling class will be the Class O certificates. It is anticipated that the servicer or an affiliate will acquire some subordinate certificates, including the Class O certificates.

     The designated replacement will become the replacement special servicer as of the date the trustee has received:

     o written confirmation from each rating agency stating that if the designated replacement were to serve as replacement special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     o a written acceptance of all obligations of a replacement special servicer, executed by the designated replacement; and

     o an opinion of counsel to the effect that the designation of the replacement to serve as replacement special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The servicer will resign from its duties in respect of specially serviced mortgage loans and REO properties simultaneously with the designated replacement's becoming the replacement special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class.

     A replacement special servicer will possess rights and obligations comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to Compliance" and "--Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the servicer in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the servicer will continue to collect information and prepare all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both servicer and special servicer, the servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     The controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the controlling class does not have any duties to the holders of any class of certificates. It may act solely in the interests of the certificateholders of the controlling class and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the servicer in respect of its servicing activities will be the servicing fee, the special servicing fee, the workout fee and the liquidation fee.

     Servicing Fee

     The servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The servicing fee will accrue for each mortgage loan at the annual servicing fee rate set forth in Annex A. A portion of the servicing fee received by the servicer is to be paid to the trustee in respect of its trustee activities. A portion of the servicing fee on the mortgage loans identified on Annex A as loan numbers 09-0001296 and 09-0001303 equal to 0.05% and 0.04%, respectively is to be paid to the related sub-servicer of these mortgage loans and will be retained by Archon Financial, L.P. if that sub-servicer is terminated. The servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

     Special Servicing Fee

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.

     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.0% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if the mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the servicer is terminated other than for cause or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of the termination or resignation. The successor servicer or replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence.

     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the servicer receives any liquidation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.0% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the servicer, a replacement special servicer or any holder of certificates evidencing a majority interest in the controlling class or the purchase of all of the mortgage loans and REO properties by the servicer or the depositor which results in the termination of the trust. If, however, liquidation proceeds are received on any corrected mortgage loan and the servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both.

     Additional Compensation

     The servicer will be entitled to all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower under a mortgage loan.

     The servicer will be entitled to Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the mortgage loans as additional servicing compensation. The servicer will also be entitled to any default interest actually collected on the mortgage loans that is not allocable to cover interest on any advances made in respect of the related mortgage loan.

     The servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls, Prepayment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred on the mortgage loans during any collection period; provided, however, that with respect to those mortgage loans having due dates (after giving effect to any grace period) which fall on or before the determination date, the servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to the "master servicing fee rate" of 0.02% per annum.

     The servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. Any replacement special servicer will be authorized to invest or direct the investment of funds held in the REO account, if established. The servicer and replacement special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The servicer and replacement special servicer will have these rights and obligations whether or not the servicer or replacement special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, a replacement special servicer will be entitled to receive all special servicing fees, liquidation fees and, except as otherwise described above, workout fees otherwise payable to the servicer for performing those duties. A replacement special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The servicer and any replacement special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including the fees of any sub-servicers retained by it. The servicer and any replacement special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to as advances.

     The servicer and any replacement special servicer will each be permitted to pay, or to direct the payment of, some servicing expenses directly out of the certificate account or the REO account, as applicable. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The servicer, however, may instead advance those expenses.

     If any replacement special servicer is required under the pooling and servicing agreement to make any servicing advance but does not desire to do so, the replacement special servicer may, in its sole discretion, request that the servicer make the advance. The request must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The servicer is required to make any servicing advance other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by a replacement special servicer within ten days of the servicer's receipt of the request. A replacement special servicer will have no obligation to make an advance that it requests the servicer to make.

     If the servicer or a replacement special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. If the trustee fails to make the servicing advance, the fiscal agent will be required to make that servicing advance. The servicer, any replacement special servicer, the trustee and the fiscal agent are required to make servicing advances only to the extent that the servicing advances are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     As described in this prospectus supplement, the servicer, any replacement special servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of any mortgage loan without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

    (1) with limited exceptions, the servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the servicer's good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the servicer's judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

    (2) the servicer may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in March, 2033, which is the rated final distribution date;

    (3) the servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

         o cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions, or


         o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided that the servicer will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the servicer may rely on opinions of counsel in making these decisions;


    (4) the servicer will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the servicer has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the servicer deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

    (5) with limited exceptions, the servicer may not release any collateral securing an outstanding mortgage loan;

         provided that:

         o  the limitations, conditions and restrictions in clauses (1) through
            (5) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the delivery date or that is solely within the control of the related borrower, and

         o the servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     ENFORCEMENT OF ARD LOANS

     The servicer and any replacement special servicer may not take any enforcement action on ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the servicer will notify the borrower of the revised rate, which may not exceed the related initial mortgage rate plus 2.00%.

     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the servicer, any replacement special servicer and the holder or holders of certificates evidencing a majority interest in the controlling class a right to purchase from the trust defaulted mortgage loans that are subject to foreclosure proceedings. If the servicer has determined, in its good faith and reasonable judgment, that any defaulted mortgage loan will become the subject of a foreclosure, the servicer will be required to promptly notify the trustee in writing. Within 10 days after receipt of that notice, the trustee will notify the holders of the controlling class. Any holder or holders of certificates evidencing a majority interest in the controlling class may purchase that defaulted mortgage loan from the trust for a price equal to the purchase price. If those certificateholders have not purchased the defaulted mortgage loan within 15 days after they received notice, either the servicer or any replacement special servicer may purchase that defaulted mortgage loan from the trust, at a price equal to the purchase price. If neither the servicer nor the replacement special servicer purchases the defaulted mortgage loan, the servicer may offer to sell the defaulted mortgage loan if the servicer determines, consistent with the servicing standard, that a sale would be in the best economic interests of the trust. The offer to sell is required to be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. Unless the servicer determines that acceptance of any offer would not be in the best economic interests of the trust, the servicer will accept the highest cash offer received from any person that constitutes a fair price even if that offer is for less than the purchase price. However, none of the servicer, any replacement special servicer, the depositor, the holder of any certificate or any of their affiliates may purchase the mortgage loan for less than the purchase price unless it is the highest bid received and at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus. With respect to the First Union Tower loan, the rights of the servicer, any replacement special servicer and the holders of certificates evidencing a majority interest in the controlling class described above are subject to the rights of FUDC to purchase the First Union Tower loan. See "--Significant Mortgage Loans--the First Union Tower Loan" above.

     REO PROPERTIES

     The servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The servicer, or, if appointed, the replacement special servicer, will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The servicer or replacement special servicer, as applicable, will use the funds in the REO account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO property, but from amounts on deposit in the REO account that relate to the REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the servicer or replacement special servicer will make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the servicer or replacement special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The servicer and the replacement special servicer, however, may retain permitted reserves in the REO account.

     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. The servicer will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the servicer will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the servicer is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

     (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the cut-off date for that mortgage loan;

     (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

     (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

     (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

     (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

     DENOMINATIONS

     The trust will offer the offered certificates other than the Class X certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof. The trust will offer the Class X certificates in minimum denominations of $1,000,000 initial notional amount and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the offered certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream Banking, societe anonyme or the Euroclear System in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee or the servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream, Luxembourg

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream, Luxembourg or the Euroclear system in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of these classes of offered certificates, the record holder will be DTC's nominee. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories. The depositories in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream, Luxembourg or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream, Luxembourg or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream, Luxembourg or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream, Luxembourg or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines--European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, Luxembourg, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation that serves as clearance cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee or servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, but are under no obligation to perform or continue to perform these procedures, these procedures may be discontinued at any time. See Annex D hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC, of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will equal the aggregate certificate balance of the principal balance certificates outstanding from time to time. The Class X certificates will have an initial notional amount of $879,890,171 (subject to a variance of plus or minus 5%) and will consist of 15 Class X components each corresponding to a different class of principal balance certificates.

     No class of REMIC residual certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1 certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5.

     The pass-through rate applicable to the Class A-2, Class B, Class C and Class D certificates for any distribution date will be equal to the lesser of the specified fixed rate described in footnote 8 on page S-5 and the Weighted Average Net Mortgage Rate for that distribution date.

     The pass-through rates applicable to the Class E and Class F certificates for any distribution date will be equal to the Weighted Average Net Mortgage Rate for that distribution date.

     The pass-through rate applicable to the Class X certificates for the initial distribution date will equal approximately 0.8252% per annum. The pass-through rate applicable to the Class X certificates for any distribution date will be variable and will be equal to the weighted average, by certificate balance of the corresponding class of principal balance certificates, of the pass-through rates then applicable to each Class X component. The pass-through rate of each Class X component for any distribution date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for that distribution date over the pass-through rate for that distribution date applicable to the related class of principal balance certificates. If a class of principal balance certificates has a pass-through rate equal to the Weighted Average Net Mortgage Rate, the pass-through rate of the related Class X component will be zero.

     The pass-through rates for the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O certificates for any distribution date will be equal to the lesser of a specified fixed rate and the Weighted Average Net Mortgage Rate for that distribution date.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the net mortgage rate of that mortgage loan for any one-month period before a related due date will be equal to:

     o the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate minus the related servicing fee rate for that mortgage loan specified on Annex A.

     However, for each interest reserve loan, the net mortgage rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts. The net mortgage rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by

     o any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     o the principal portion of any realized loss incurred on or allocable to the mortgage loan during the related collection period.

     The determination date will be the 5th day of each month or, if any such 5th day is not a business day, the next business day.


     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date.

     See "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date in the following order of priority:

     (1) to pay interest to the holders of the classes of senior certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (2) to pay principal: first to the holders of the Class A-1 certificates, and then to the holders of the Class A-2 certificates, in each case, up to an amount equal to the lesser of:

          o the then outstanding certificate balance of that class of certificates, and

          o    the Principal Distribution Amount for that distribution date;

     (3) to reimburse the holders of the classes of Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of:

               o the then outstanding certificate balance of that class of certificates, and

               o the remaining portion, if any, of the Principal Distribution Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates; and

          o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

     (5) the remaining portion, if any, of the Available Distribution Amounts to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates, will be made to the holders of the respective classes of those certificates, and pro rata as among those classes in accordance with the respective then outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls, Prepayment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, for mortgage loans with due dates that fall on or before the related determination date, the servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at the master servicing fee rate of 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     o any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     o the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     o any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.


     DISTRIBUTIONS OF PREPAYMENT PREMIUMS

     Any prepayment premium actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of

   the prepayment   x    discount rate fraction   x   principal allocation fraction
       premium              for that class                  of that class

     The discount rate fraction for any class of certificates is a fraction not greater than 1.0 or less than 0.0 and equal to:

                     pass-through rate for
                     that class of certificates -- relevant discount rate
                     ----------------------------------------------------
                     mortgage rate of the
                     related mortgage loan -- relevant discount rate

     The principal allocation fraction for each class of certificates for any distribution date is:

                     the portion, if any, of the principal distribution amount allocated to that class of certificates for that distribution date
                     --------------------------------------------------
                     entire Principal Distribution Amount
                     for that distribution date

     The portion of the prepayment premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For some of the mortgage loans, the discount rate is a semiannual rate.

     The prepayment premiums, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.


     DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.


     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

     Excess liquidation proceeds are the excess of:

     o proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     o the amount that would have been received if a prepayment in full had been made on the due date immediately following the date upon which the proceeds were received.


     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     o    determining distributions on the certificates,

     o allocating of realized losses and additional trust expenses to the certificates, and

     o calculating the amount of servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the mortgage loan will be taken into account when determining pass-through rates and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the servicer, any replacement special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the servicer as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I Advances" below, the servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding.


  INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the servicer will deposit in the interest reserve account for each interest reserve loan which are mortgage loans bearing interest computed on an actual/360 basis, an amount equal to one day's interest at the related mortgage rate, net of any servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the servicer will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the certificate account.

  SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool outstanding immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1 and Class A-2 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust expenses. Any such reduction will also have the effect of reducing the notional amount of the Class X certificates.

     Realized losses are losses on the mortgage loans arising from the inability of the servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan, or related REO property or properties, is an amount equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate to but not including the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     o the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt, other than excess interest, due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     o    special servicing fees, workout fees and liquidation fees,

     o    interest on unreimbursed advances,

     o the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust,

     o unanticipated, nonmortgage loan specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the servicer and the depositor and indemnities and reimbursements to a replacement special servicer comparable to those for the servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus,

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus, and

     o any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.


     P&I ADVANCES

     On each distribution date, the servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments. Servicing advances and P&I advances are referred to as advances. The servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments or excess interest, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. If the trustee fails to make a required P&I advance, the fiscal agent will be required to make that P&I advance. No advance will be required to be made by the servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee and the fiscal agent will be able to rely on any non-recoverability determination made by the servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be equal to the product of

     o the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by

     o a fraction, the numerator of which is equal to the stated principal balance of that mortgage loan, net of the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

See "--Appraisal Reductions" below.

     The servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. If at any time, a P&I advance made by the servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, the servicer, the trustee or the fiscal agent will be entitled to recover the amount of that P&I advance out of funds received on or in respect of other mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

     The servicer, the trustee, the fiscal agent and any replacement special servicer each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the party making the advance out of default interest or other collections collected on the related mortgage loan or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest collected on the related mortgage loan is sufficient to pay that interest in full.


APPRAISAL REDUCTIONS

     A mortgage loan will become a required appraisal loan upon the earliest of

     o    the date on which the mortgage loan becomes a modified mortgage loan,

     o the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     o the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan, and

     o the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the servicer is diligently and in good faith proceeding to obtain the appraisal, the servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser. No appraisal will be required if an appraisal was obtained within the prior twelve months. The cost of the appraisal will be advanced by the servicer and will be reimbursed to the servicer as a servicing advance.

     As a result of this appraisal, the servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of

     o    the sum of:

          (1)  the stated principal balance of the required appraisal loan,

          (2) to the extent not previously advanced by or on behalf of the servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

          (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

          (4) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the servicer to cover any of these items,

     o    over:

          90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal, net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan, then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the servicer is required to order an update of the prior appraisal. Based on the update, the servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the servicer in a manner that:

     o affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     o except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     o in the reasonable good faith judgment of the servicer, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.


     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of an offered certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the offered certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, based on information provided in monthly reports prepared by the servicer and delivered to the trustee, the trustee will provide or make available on each distribution date to each offered certificateholder, the following trustee reports, substantially in the forms provided in Annex B, which forms are subject to change, and, including substantially the following information:

     (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A of this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the servicer and by the servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A.

     (2) A delinquent loan status report including those mortgage loans that, as of the close of business on the immediately preceding determination date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO property or that have become REO property.


     (3) A historical loan modification report including those mortgage loans that, as of the close of business on the immediately preceding determination date, have been modified under the pooling and servicing agreement

          o during the collection period ending on that determination date and

          o since the cut-off date for that mortgage loan, showing its original and the revised terms.

     (4) A historical loss estimate report including as of the close of business on the immediately preceding determination date,

          o the aggregate amount of liquidation proceeds and liquidation expenses, both for the collection period ending on that determination date and for all prior collection periods, and

          o the amount of realized losses occurring both during that collection period and historically, set forth on a mortgage loan-by-mortgage loan basis.

     (5) An REO status report including for each REO property included in the trust as of the close of business on the immediately preceding determination date,

          o    the acquisition date of that REO property,

          o the amount of income collected on that REO property, net of related expenses, and other amounts, if any, received on that REO property during the collection period ending on that determination date, and

          o the value of the REO property based on the most recent appraisal or other valuation thereof available to the servicer as of that date of determination, including any prepared internally by the servicer.

     (6) A servicer watch list including a list of mortgage loans that have experienced a material decrease in debt service coverage, a loss of or bankruptcy of the largest tenant of which the servicer has actual knowledge, or are approaching maturity.

     None of these reports will include any information that the servicer regards as confidential. Neither the servicer nor the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the servicer will deliver to the trustee by electronic means:

     o a comparative financial status report containing substantially the content provided in Annex B, including the occupancy, revenue, net operating income and debt service coverage ratio for each mortgage loan, other than the credit lease loans, or related mortgaged property as of the determination date immediately preceding the preparation of the report for each of the following three periods, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information:

          o    the most current available year-to-date;

          o    each of the previous two full fiscal years stated separately; and

          o the base year, representing the original analysis of information used as of the cut-off date for the mortgage loan; and

     o a CMSA periodic loan file containing information on the mortgage loans and the mortgaged properties.

     In addition, the servicer is also required to perform for each mortgaged property and REO property:

     o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended June 30, 2000, an operating statement analysis containing revenue, expense, and net operating income information substantially in accordance with Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The servicer will deliver to the trustee by electronic means the operating statement analysis upon request.

     o Within 30 days after receipt by the servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content provided in Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The servicer will deliver to the trustee by electronic means the NOI adjustment analysis upon request.

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain copies of any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.


     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested party, the distribution date statement via the trustee's internet website. In addition, upon the approval of the depositor, the trustee will make available each month, to any interested party, the trustee reports (other than the servicer watch list) on the trustee's internet website. The trustee's internet website will initially be located at "www.lnbabs.com". In addition, the trustee will also make mortgage loan information, as presented in the CMSA loan setup file and CMSA periodic loan update file format, available each month to any certificateholder, any certificate owner, the rating agencies, or any other interested party via the trustee's internet website. All such reports and statements will require the use of a password provided by the trustee to the person requesting such report or statement upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     The trustee will make available each month the servicer watch list and the comparative financial status report, to the extent received from the servicer, to any holder or certificate owner of an offered certificate or any person identified to the trustee by a holder or certificate owner as a prospective transferee of an offered certificate or any interest therein, the rating agencies and to any of the parties to the pooling and servicing agreement via the trustee's internet website with use of a password provided by the trustee to that person upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee shall not be liable for the dissemination of information in accordance with the pooling and servicing agreement.


     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

     o    the pooling and servicing agreement and any amendments,

     o all trustee reports delivered to holders of each relevant class of offered certificates since the delivery date,

     o all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus,

     o the most recent property inspection report prepared by or on behalf of the servicer and delivered to the trustee for each mortgaged property,

     o the most recent annual operating statements, if any, collected by or on behalf of the servicer and delivered to the trustee for each mortgaged property, and

     o the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the servicer and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential.

     Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The servicer may, but is not required to, make information available over the internet.


     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     o 98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     o    1% among the holders of the Class X certificates, and

     o 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates. Appraisal reduction amounts will be allocated to reduce the respective certificate balances of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F Class E, Class D, Class C, Class B and Class A certificates (pro rata between the A-1 and A-2 certificates) in that order, solely for purposes of calculating voting rights.


     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     o the final payment, or advance of that payment, or other liquidation of the last mortgage loan or REO property, and

     o the purchase of all of the assets of the trust by the servicer or, if the servicer elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance.

     Any purchase by the servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     o the aggregate purchase price of all the mortgage loans, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     o the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the servicer and the trustee; minus

     o if the purchase is by the servicer, the aggregate of all amounts payable or reimbursable to the servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

     On the final distribution date, the aggregate amount paid by the servicer or the depositor as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available Distribution Amount."


     THE TRUSTEE AND FISCAL AGENT

     The trustee is LaSalle Bank National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

     o a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority and

     o an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" or its equivalent by the rating agencies, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Attention: Asset-Backed Securities Trust Services Group--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-C1.

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and is obligated to make any advance required to be made, and not made, by the servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent is not obligated to make any advance unless it determines that the advance will be recoverable from future payments or collections. The fiscal agent is entitled to rely conclusively on any determination by the servicer (solely in the case of servicing advances) or the trustee that an advance, if made, would be nonrecoverable. The fiscal agent is entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the servicer and the trustee. See "--P&I Advances" above. The fiscal agent is entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee is responsible for payment of the compensation of the fiscal agent. As of June 30, 1999, the fiscal agent had consolidated assets of approximately $480 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. will also no longer serve in the capacity of fiscal agent under the pooling and servicing agreement.


                       YIELD AND MATURITY CONSIDERATIONS

     YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

      o  the purchase price of the certificates;

      o  the applicable pass-through rate;

      o  the actual performance of the mortgage loans; and

      o  the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period. The yield to maturity of the Class X certificates will be highly sensitive to the rate and timing of principal payments, including by reason of prepayments, defaults and liquidations, on the mortgage loans. If you invest in the Class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the mortgage loans could result in your failure to fully recoup your initial investment.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates--Pass-Through Rates." The yield on the offered certificates, other than the Class A-1 certificates, will be sensitive to changes in the relative composition of the mortgage loans as a result of scheduled amortization, voluntary prepayments, liquidations of mortgage loans following default and repurchases of mortgage loans. Losses or payments of principal on the mortgage loans with higher net mortgage rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the pass-through rates for the Class X, Class E and Class F certificates and, to the extent that the Weighted Average Net Mortgage Rate is reduced below the specified fixed rate for the Class A-2, Class B, Class C and Class D certificates, reducing the pass-through rates on those classes of offered certificates.

     See "Description of the Mortgage Pool" in this prospectus supplement and "--Yield Considerations--Rate and Timing of Principal Payments on the Mortgage Loans" and "--Yield Sensitivity of the Class X Certificates" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Risk Factors--Allocations of losses on the mortgage loans would reduce your payments and yield on your certificates."

     Rate and Timing of Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including for this purpose collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "Annex A--Earnout Loans" and "Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.


     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" and "Annex A--Earnout Loans" and -- "Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 15 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices assuming those prices did not account for that delay.


     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the Certificates--Distributions-- Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates, to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.


     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or the notional amount is reduced to zero, in the case of the Class X certificates. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by

     o multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

     o    summing the results, and

     o dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, in the case of an ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance, yield maintenance period or penalty period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period, yield maintenance period or penalty period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period, yield maintenance period or penalty period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan. A penalty period is any period during which any voluntary prepayment of a mortgage loan requires the borrower to make a penalty payment together with any prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance or initial notional amount of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following maturity assumptions:

     (1) the initial certificate balance or notional amount, as the case may be, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

     (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on Annex A as being interest only or having an interest only period) described on Annex A;

     (3) all scheduled monthly payments, including balloon payments, are timely received on the first day of each month beginning in April, 2000;

     (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6)  the ARD loans mature on their respective anticipated repayment dates;

     (7) each mortgage loan accrues interest under the method specified in Annex A;

     (8) neither the servicer nor the depositor exercises its right of optional termination described in this prospectus supplement;

     (9) no mortgage loan is required to be repurchased by a mortgage loan seller;

     (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums are collected;

     (11) there are no additional trust expenses;

     (12) distributions on the certificates are made on the 15th calendar day of each month, beginning in April, 2000;

     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or penalty period;

     (14) the prepayment provisions for each mortgage loan are as described on Annex A;

     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (See "Annex A--Earnout Loans"); and


     (16) the delivery date is March 16, 2000.


     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero and the right of the Class X certificates to receive distributions of interest may end on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the maturity assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the maturity assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances or notional amounts (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.


     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.


     Based on the maturity assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F certificates and the percentage of the initial certificate balance or notional amount of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR





                                                              PREPAYMENT ASSUMPTION (CPR)
                                       --------------------------------------------------------------------------
DATE                                       0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
-------------------------------------- -------------- -------------- -------------- -------------- --------------
Closing Date .........................          100            100            100            100            100
March 15, 2001 .......................           95             95             95             95             95
March 15, 2002 .......................           89             89             89             89             89
March 15, 2003 .......................           83             83             83             83             83
March 15, 2004 .......................           76             76             76             76             76
March 15, 2005 .......................           56             56             56             56             56
March 15, 2006 .......................           48             48             48             48             48
March 15, 2007 .......................           34             34             34             34             34
March 15, 2008 .......................           25             25             25             25             25
March 15, 2009 .......................            2              2              2              1              0
March 15, 2010 .......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................         5.71           5.71           5.70           5.70           5.65
First Principal Payment Date .........   04/15/2000     04/15/2000     04/15/2000     04/15/2000     04/15/2000
Last Principal Payment Date ..........   05/15/2009     05/15/2009     04/15/2009     04/15/2009     02/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR


                                                              PREPAYMENT ASSUMPTION (CPR)
                                       --------------------------------------------------------------------------
DATE                                       0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
-------------------------------------- -------------- -------------- -------------- -------------- --------------
Closing Date .........................          100            100            100            100            100
March 15, 2001 .......................          100            100            100            100            100
March 15, 2002 .......................          100            100            100            100            100
March 15, 2003 .......................          100            100            100            100            100
March 15, 2004 .......................          100            100            100            100            100
March 15, 2005 .......................          100            100            100            100            100
March 15, 2006 .......................          100            100            100            100            100
March 15, 2007 .......................          100            100            100            100            100
March 15, 2008 .......................          100            100            100            100            100
March 15, 2009 .......................          100            100            100            100             99
March 15, 2010 .......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................         9.57           9.56           9.55           9.53           9.38
First Principal Payment Date .........   05/15/2009     05/15/2009     04/15/2009     04/15/2009     02/15/2009
Last Principal Payment Date ..........   12/15/2009     12/15/2009     12/15/2009     12/15/2009     10/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR


                                                              PREPAYMENT ASSUMPTION (CPR)
                                       --------------------------------------------------------------------------
DATE                                       0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
-------------------------------------- -------------- -------------- -------------- -------------- --------------
Closing Date .........................          100            100            100            100            100
March 15, 2001 .......................          100            100            100            100            100
March 15, 2002 .......................          100            100            100            100            100
March 15, 2003 .......................          100            100            100            100            100
March 15, 2004 .......................          100            100            100            100            100
March 15, 2005 .......................          100            100            100            100            100
March 15, 2006 .......................          100            100            100            100            100
March 15, 2007 .......................          100            100            100            100            100
March 15, 2008 .......................          100            100            100            100            100
March 15, 2009 .......................          100            100            100            100            100
March 15, 2010 .......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................         9.81           9.79           9.77           9.75           9.58
First Principal Payment Date .........   12/15/2009     12/15/2009     12/15/2009     12/15/2009     10/15/2009
Last Principal Payment Date ..........   01/15/2010     01/15/2010     01/15/2010     12/15/2009     10/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR





                                                              PREPAYMENT ASSUMPTION (CPR)
                                       --------------------------------------------------------------------------
DATE                                       0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
-------------------------------------- -------------- -------------- -------------- -------------- --------------
Closing Date .........................          100            100            100            100            100
March 15, 2001 .......................          100            100            100            100            100
March 15, 2002 .......................          100            100            100            100            100
March 15, 2003 .......................          100            100            100            100            100
March 15, 2004 .......................          100            100            100            100            100
March 15, 2005 .......................          100            100            100            100            100
March 15, 2006 .......................          100            100            100            100            100
March 15, 2007 .......................          100            100            100            100            100
March 15, 2008 .......................          100            100            100            100            100
March 15, 2009 .......................          100            100            100            100            100
March 15, 2010 .......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................         9.83           9.83           9.83           9.81           9.62
First Principal Payment Date .........   01/15/2010     01/15/2010     01/15/2010     12/15/2009     10/15/2009
Last Principal Payment Date ..........   01/15/2010     01/15/2010     01/15/2010     01/15/2010     11/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR





                                                              PREPAYMENT ASSUMPTION (CPR)
                                       --------------------------------------------------------------------------
DATE                                       0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
-------------------------------------- -------------- -------------- -------------- -------------- --------------
Closing Date .........................          100            100            100            100            100
March 15, 2001 .......................          100            100            100            100            100
March 15, 2002 .......................          100            100            100            100            100
March 15, 2003 .......................          100            100            100            100            100
March 15, 2004 .......................          100            100            100            100            100
March 15, 2005 .......................          100            100            100            100            100
March 15, 2006 .......................          100            100            100            100            100
March 15, 2007 .......................          100            100            100            100            100
March 15, 2008 .......................          100            100            100            100            100
March 15, 2009 .......................          100            100            100            100            100
March 15, 2010 .......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................         9.83           9.83           9.83           9.83           9.66
First Principal Payment Date .........   01/15/2010     01/15/2010     01/15/2010     01/15/2010     11/15/2009
Last Principal Payment Date ..........   01/15/2010     01/15/2010     01/15/2010     01/15/2010     11/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR





                                                              PREPAYMENT ASSUMPTION (CPR)
                                       --------------------------------------------------------------------------
DATE                                       0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
-------------------------------------- -------------- -------------- -------------- -------------- --------------
Closing Date .........................          100            100            100            100            100
March 15, 2001 .......................          100            100            100            100            100
March 15, 2002 .......................          100            100            100            100            100
March 15, 2003 .......................          100            100            100            100            100
March 15, 2004 .......................          100            100            100            100            100
March 15, 2005 .......................          100            100            100            100            100
March 15, 2006 .......................          100            100            100            100            100
March 15, 2007 .......................          100            100            100            100            100
March 15, 2008 .......................          100            100            100            100            100
March 15, 2009 .......................          100            100            100            100            100
March 15, 2010 .......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................         9.83           9.83           9.83           9.83           9.66
First Principal Payment Date .........   01/15/2010     01/15/2010     01/15/2010     01/15/2010     11/15/2009
Last Principal Payment Date ..........   01/15/2010     01/15/2010     01/15/2010     01/15/2010     11/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS F CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR





                                                              PREPAYMENT ASSUMPTION (CPR)
                                       --------------------------------------------------------------------------
DATE                                       0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
-------------------------------------- -------------- -------------- -------------- -------------- --------------
Closing Date .........................          100            100            100            100            100
March 15, 2001 .......................          100            100            100            100            100
March 15, 2002 .......................          100            100            100            100            100
March 15, 2003 .......................          100            100            100            100            100
March 15, 2004 .......................          100            100            100            100            100
March 15, 2005 .......................          100            100            100            100            100
March 15, 2006 .......................          100            100            100            100            100
March 15, 2007 .......................          100            100            100            100            100
March 15, 2008 .......................          100            100            100            100            100
March 15, 2009 .......................          100            100            100            100            100
March 15, 2010 .......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................         9.83           9.83           9.83           9.83           9.73
First Principal Payment Date .........   01/15/2010     01/15/2010     01/15/2010     01/15/2010     11/15/2009
Last Principal Payment Date ..........   02/15/2010     01/15/2010     01/15/2010     01/15/2010     12/15/2009

  PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, other than the Class X certificates, under the maturity assumptions.


     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, other than the Class X certificates, would cause the discounted present value of the assumed stream of cash flows as of March 16, 2000 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including March 1, 2000 to but excluding the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                                      PERIOD
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
-------------------------------------- ------------- ------------- ------------- ------------- ------------
99-00 ................................ 7.869%        7.869%        7.869%        7.869%        7.870%
99-04 ................................ 7.839%        7.840%        7.840%        7.840%        7.841%
99-08 ................................ 7.810%        7.810%        7.810%        7.811%        7.811%
99-12 ................................ 7.781%        7.781%        7.781%        7.781%        7.782%
99-16 ................................ 7.752%        7.752%        7.752%        7.752%        7.753%
99-20 ................................ 7.723%        7.723%        7.723%        7.723%        7.724%
99-24 ................................ 7.694%        7.694%        7.694%        7.694%        7.694%
99-28 ................................ 7.666%        7.666%        7.666%        7.666%        7.665%
100-00 ............................... 7.637%        7.637%        7.637%        7.637%        7.636%
100-04 ............................... 7.608%        7.608%        7.608%        7.608%        7.607%
100-08 ............................... 7.579%        7.579%        7.579%        7.579%        7.578%
100-12 ............................... 7.551%        7.551%        7.551%        7.550%        7.549%
100-16 ............................... 7.522%        7.522%        7.522%        7.522%        7.521%
100-20 ............................... 7.494%        7.494%        7.493%        7.493%        7.492%
100-24 ............................... 7.465%        7.465%        7.465%        7.465%        7.463%
100-28 ............................... 7.437%        7.437%        7.436%        7.436%        7.434%
101-00 ............................... 7.408%        7.408%        7.408%        7.408%        7.406%
Weighted Average Life (yrs.) ......... 5.71          5.71          5.70          5.70          5.65
First Principal Payment Date .........  Apr-2000      Apr-2000      Apr-2000      Apr-2000      Apr-2000
Last Principal Payment Date ..........  May-2009      May-2009      Apr-2009      Apr-2009      Feb-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS




                                        0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                                     PERIOD
                                                           OTHERWISE AT INDICATED CPR
                                       -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
-------------------------------------- ------------- ------------- ------------- ------------- -----------
99-00 ................................ 7.957%        7.957%        7.957%        7.957%        7.958%
99-04 ................................ 7.938%        7.938%        7.938%        7.938%        7.939%
99-08 ................................ 7.918%        7.918%        7.918%        7.919%        7.919%
99-12 ................................ 7.899%        7.899%        7.899%        7.899%        7.900%
99-16 ................................ 7.880%        7.880%        7.880%        7.880%        7.880%
99-20 ................................ 7.861%        7.861%        7.861%        7.861%        7.861%
99-24 ................................ 7.842%        7.842%        7.842%        7.842%        7.842%
99-28 ................................ 7.823%        7.823%        7.823%        7.822%        7.822%
100-00 ............................... 7.803%        7.803%        7.803%        7.803%        7.803%
100-04 ............................... 7.784%        7.784%        7.784%        7.784%        7.784%
100-08 ............................... 7.765%        7.765%        7.765%        7.765%        7.764%
100-12 ............................... 7.746%        7.746%        7.746%        7.746%        7.745%
100-16 ............................... 7.728%        7.727%        7.727%        7.727%        7.726%
100-20 ............................... 7.709%        7.709%        7.708%        7.708%        7.707%
100-24 ............................... 7.690%        7.690%        7.689%        7.689%        7.688%
100-28 ............................... 7.671%        7.671%        7.671%        7.670%        7.668%
101-00 ............................... 7.652%        7.652%        7.652%        7.652%        7.649%
Weighted Average Life (yrs.) ......... 9.57          9.56          9.55          9.53          9.38
First Principal Payment Date .........  May-2009      May-2009      Apr-2009      Apr-2009      Feb-2009
Last Principal Payment Date ..........  Dec-2009      Dec-2009      Dec-2009      Dec-2009      Oct-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                                      PERIOD
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
-------------------------------------- ------------- ------------- ------------- ------------- ------------
99-00 ................................ 8.085%        8.085%        8.085%        8.086%        8.087%
99-04 ................................ 8.066%        8.066%        8.066%        8.066%        8.067%
99-08 ................................ 8.047%        8.047%        8.047%        8.047%        8.048%
99-12 ................................ 8.028%        8.028%        8.028%        8.028%        8.029%
99-16 ................................ 8.009%        8.009%        8.009%        8.009%        8.009%
99-20 ................................ 7.990%        7.990%        7.990%        7.990%        7.990%
99-24 ................................ 7.971%        7.971%        7.971%        7.971%        7.971%
99-28 ................................ 7.952%        7.952%        7.952%        7.952%        7.952%
100-00 ............................... 7.933%        7.933%        7.933%        7.933%        7.933%
100-04 ............................... 7.915%        7.914%        7.914%        7.914%        7.914%
100-08 ............................... 7.896%        7.896%        7.896%        7.895%        7.894%
100-12 ............................... 7.877%        7.877%        7.877%        7.877%        7.875%
100-16 ............................... 7.858%        7.858%        7.858%        7.858%        7.856%
100-20 ............................... 7.840%        7.839%        7.839%        7.839%        7.837%
100-24 ............................... 7.821%        7.821%        7.820%        7.820%        7.818%
100-28 ............................... 7.802%        7.802%        7.802%        7.801%        7.799%
101-00 ............................... 7.784%        7.783%        7.783%        7.783%        7.781%
Weighted Average Life (yrs.) ......... 9.81          9.79          9.77          9.75          9.58
First Principal Payment Date .........  Dec-2009      Dec-2009      Dec-2009      Dec-2009      Oct-2009
Last Principal Payment Date ..........  Jan-2010      Jan-2010      Jan-2010      Dec-2009      Oct-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                                      PERIOD
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
-------------------------------------- ------------- ------------- ------------- ------------- ------------
99-00 ................................ 8.206%        8.206%        8.206%        8.206%        8.207%
99-04 ................................ 8.187%        8.187%        8.187%        8.187%        8.188%
99-08 ................................ 8.167%        8.167%        8.167%        8.168%        8.168%
99-12 ................................ 8.148%        8.148%        8.148%        8.148%        8.149%
99-16 ................................ 8.129%        8.129%        8.129%        8.129%        8.130%
99-20 ................................ 8.110%        8.110%        8.110%        8.110%        8.110%
99-24 ................................ 8.091%        8.091%        8.091%        8.091%        8.091%
99-28 ................................ 8.072%        8.072%        8.072%        8.072%        8.072%
100-00 ............................... 8.053%        8.053%        8.053%        8.053%        8.053%
100-04 ............................... 8.035%        8.035%        8.035%        8.034%        8.034%
100-08 ............................... 8.016%        8.016%        8.016%        8.016%        8.014%
100-12 ............................... 7.997%        7.997%        7.997%        7.997%        7.995%
100-16 ............................... 7.978%        7.978%        7.978%        7.978%        7.976%
100-20 ............................... 7.959%        7.959%        7.959%        7.959%        7.957%
100-24 ............................... 7.940%        7.940%        7.940%        7.940%        7.938%
100-28 ............................... 7.922%        7.922%        7.922%        7.922%        7.919%
101-00 ............................... 7.903%        7.903%        7.903%        7.903%        7.900%
Weighted Average Life (yrs.) ......... 9.83          9.83          9.83          9.81          9.62
First Principal Payment Date .........  Jan-2010      Jan-2010      Jan-2010      Dec-2009      Oct-2009
Last Principal Payment Date ..........  Jan-2010      Jan-2010      Jan-2010      Jan-2010      Nov-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS




                                        0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND
                                                             PENALTY PERIOD
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
99-00 ................................ 8.286%      8.286%      8.286%      8.286%      8.288%
99-04 ................................ 8.267%      8.267%      8.267%      8.267%      8.268%
99-08 ................................ 8.248%      8.248%      8.248%      8.248%      8.249%
99-12 ................................ 8.229%      8.229%      8.229%      8.229%      8.229%
99-16 ................................ 8.210%      8.210%      8.210%      8.210%      8.210%
99-20 ................................ 8.191%      8.191%      8.191%      8.191%      8.191%
99-24 ................................ 8.171%      8.171%      8.171%      8.171%      8.171%
99-28 ................................ 8.152%      8.152%      8.152%      8.152%      8.152%
100-00 ............................... 8.133%      8.133%      8.133%      8.133%      8.133%
100-04 ............................... 8.114%      8.114%      8.114%      8.114%      8.114%
100-08 ............................... 8.096%      8.096%      8.096%      8.096%      8.095%
100-12 ............................... 8.077%      8.077%      8.077%      8.077%      8.075%
100-16 ............................... 8.058%      8.058%      8.058%      8.058%      8.056%
100-20 ............................... 8.039%      8.039%      8.039%      8.039%      8.037%
100-24 ............................... 8.020%      8.020%      8.020%      8.020%      8.018%
100-28 ............................... 8.001%      8.001%      8.001%      8.001%      7.999%
101-00 ............................... 7.983%      7.983%      7.983%      7.983%      7.980%
Weighted Average Life (yrs.) .........  9.83        9.83        9.83        9.83        9.66
First Principal Payment Date ......... Jan-2010    Jan-2010    Jan-2010    Jan-2010    Nov-2009
Last Principal Payment Date .......... Jan-2010    Jan-2010    Jan-2010    Jan-2010    Nov-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS




                                        0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND
                                                             PENALTY PERIOD
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
97-12 ................................ 8.880%      8.880%      8.880%      8.880%      8.885%
97-20 ................................ 8.840%      8.840%      8.840%      8.840%      8.844%
97-28 ................................ 8.800%      8.800%      8.800%      8.800%      8.804%
98-04 ................................ 8.761%      8.761%      8.761%      8.761%      8.764%
98-12 ................................ 8.721%      8.721%      8.721%      8.721%      8.724%
98-20 ................................ 8.682%      8.682%      8.682%      8.682%      8.684%
98-28 ................................ 8.643%      8.643%      8.643%      8.643%      8.645%
99-04 ................................ 8.604%      8.604%      8.604%      8.604%      8.605%
99-12 ................................ 8.565%      8.565%      8.565%      8.565%      8.566%
99-20 ................................ 8.526%      8.526%      8.526%      8.526%      8.527%
99-28 ................................ 8.487%      8.487%      8.487%      8.487%      8.487%
100-04 ............................... 8.449%      8.449%      8.449%      8.449%      8.448%
100-12 ............................... 8.410%      8.410%      8.410%      8.410%      8.410%
100-20 ............................... 8.372%      8.372%      8.372%      8.372%      8.371%
100-28 ............................... 8.334%      8.334%      8.334%      8.334%      8.332%
101-04 ............................... 8.296%      8.296%      8.296%      8.296%      8.294%
101-12 ............................... 8.258%      8.258%      8.258%      8.258%      8.256%
Weighted Average Life (yrs.) .........  9.83        9.83        9.83        9.83        9.66
First Principal Payment Date ......... Jan-2010    Jan-2010    Jan-2010    Jan-2010    Nov-2009
Last Principal Payment Date .......... Jan-2010    Jan-2010    Jan-2010    Jan-2010    Nov-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS




                                        0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND
                                                             PENALTY PERIOD
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
94-26 ................................ 9.297%      9.297%      9.297%      9.297%      9.302%
95-02 ................................ 9.255%      9.256%      9.256%      9.256%      9.260%
95-10 ................................ 9.214%      9.214%      9.214%      9.214%      9.219%
95-18 ................................ 9.173%      9.173%      9.173%      9.173%      9.177%
95-26 ................................ 9.132%      9.132%      9.132%      9.132%      9.136%
96-02 ................................ 9.092%      9.092%      9.092%      9.092%      9.095%
96-10 ................................ 9.051%      9.051%      9.051%      9.051%      9.054%
96-18 ................................ 9.011%      9.011%      9.011%      9.011%      9.014%
96-26 ................................ 8.970%      8.970%      8.970%      8.970%      8.973%
97-02 ................................ 8.930%      8.930%      8.930%      8.930%      8.933%
97-10 ................................ 8.890%      8.890%      8.890%      8.890%      8.892%
97-18 ................................ 8.850%      8.850%      8.850%      8.850%      8.852%
97-26 ................................ 8.810%      8.810%      8.810%      8.810%      8.812%
98-02 ................................ 8.771%      8.771%      8.771%      8.771%      8.772%
98-10 ................................ 8.731%      8.731%      8.731%      8.731%      8.733%
98-18 ................................ 8.692%      8.692%      8.692%      8.692%      8.693%
98-26 ................................ 8.653%      8.653%      8.653%      8.653%      8.653%
Weighted Average Life (yrs.) .........  9.83        9.83        9.83        9.83        9.73
First Principal Payment Date ......... Jan-2010    Jan-2010    Jan-2010    Jan-2010    Nov-2009
Last Principal Payment Date .......... Feb-2010    Jan-2010    Jan-2010    Jan-2010    Dec-2009

     YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X certificates will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, each of which may fluctuate significantly from time to time. A rapid rate of principal payments will have a material adverse effect on the yield to maturity of the Class X certificates. The mortgage loans may prepay at a different rate. In addition, the pass-through rate for any Class X component relating to a class of principal balance certificates having a pass-through rate equal to the Weighted Average Net Mortgage Rate will be zero. Prospective investors in the Class X certificates should fully consider the associated risks, including the risk that investors may not fully recover their initial investment.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X certificates to various CPR percentages on the mortgage loans by projecting the monthly aggregate payments of interest on the Class X certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the maturity assumptions. It was further assumed that the aggregate purchase price of the Class X certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage (i.e., 4-16 is 4 16/32%) of the initial notional amount without accrued interest. Any differences between these assumptions and the actual characteristics and performance of the mortgage loans and of the Class X certificates may result in yields being different from those shown in the table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios. The pre-tax yields provided in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X certificates, would cause the discounted present value of the assumed stream of cash flows as of March 16, 2000 to equal the assumed aggregate purchase price plus accrued interest at the initial pass-through rate for the Class X certificates from and including March 1, 2000 to but excluding the delivery date, and by converting these monthly rates to semi-annual corporate bond equivalent rates. The calculation does not take into account shortfalls in the collection of interest due to prepayments or other liquidations of the mortgage loans or the interest rates at which you may be able to reinvest funds you receive as distributions on the Class X certificates, and accordingly does not purport to reflect the return on any investment in the Class X certificates when the reinvestment rates are considered.

     It is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X certificates is likely to differ from those shown in the following table, even if all of the mortgage loans prepay at the indicated CPR percentages over any given time period or over the entire life of the certificates.

     The mortgage loans may not prepay in accordance with the maturity assumptions at any particular rate and the yield on the Class X certificates may not conform to the yields described in this prospectus supplement. You are urged to make your investment decision based on the determinations as to anticipated rates of prepayment under a variety of scenarios. You should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in your failure to fully recover your investments.

     In addition, holders of the Class X certificates generally have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates. As a result, the yield on the Class X certificates will be materially and adversely affected if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.


            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                   FIRST PAYMENT DATE AND LAST PAYMENT DATE
               FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPRS




                                        0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                                     PERIOD
                                                           OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
--------------------------------------- ------------ ------------ ------------ ------------ ------------
3-22 .................................. 12.147%      12.131%      12.111%      12.081%      11.828%
3-24 .................................. 11.692%      11.676%      11.656%      11.625%      11.369%
3-26 .................................. 11.249%      11.234%      11.213%      11.182%      10.922%
3-28 .................................. 10.818%      10.802%      10.781%      10.749%      10.486%
3-30 .................................. 10.398%      10.382%      10.360%      10.328%      10.062%
4-00 ..................................  9.988%       9.972%       9.950%       9.917%       9.648%
4-02 ..................................  9.588%       9.571%       9.550%       9.517%       9.244%
Weighted Average Life (yrs.)* .........  9.12         9.12         9.10         9.09         8.95
First Payment Date .................... Apr-2000     Apr-2000     Apr-2000     Apr-2000     Apr-2000
Last Payment Date ..................... Jan-2015     Jan-2015     Jan-2015     Jan-2015     Oct-2014

----------
*Based on reduction in the notional amount of the Class X Certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or, for regulations, proposed, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary represents the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, three separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as "REMIC I," "REMIC II" and "REMIC III," respectively. Upon the issuance of the offered certificates, Mayer, Brown & Platt, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called the Code. For federal income tax purposes, the Class R-I certificates will be the sole class of "residual interests" in REMIC I; the Class R-II certificates will be the sole class of "residual interests" in REMIC II; except to the extent representing the right to excess interest on the ARD loans, the certificates, other than the REMIC residual certificates, will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III certificates will be the sole class of "residual interests" in REMIC III. See "Federal Income Tax Consequences--REMICs" in the prospectus.


     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The Class X certificates will be, and other offered certificates may be, treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Class O certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because as specified on page S-5, certain classes of certificates bear interest at the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC certificates such as the Class X certificates. The IRS could assert that income derived from a Class X certificate should be calculated as if the Class X certificate were a certificate purchased at a premium equal to the price paid by the holder for the Class X certificate. Under this approach, a holder would be entitled to amortize that premium only if it has in effect an election under Section 171 of the Code for all taxable debt instruments held by that holder, as described in the prospectus under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Alternatively, the IRS could assert that the Class X certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Such treatment may affect the timing of income accruals on such offered certificates. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     Assuming the Class X certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount on the Class X certificates would be to report all income for those certificates as original issue discount for each period, computing the original issue discount

     o by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, the certificates, thereby treating the certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and

     o by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount for that period.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     If the method for computing original issue discount described in the prospectus results in a negative amount to a holder of a Class X certificate for any period, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset the negative amount only against future original issue discount, if any, on the certificate. Although the matter is not free from doubt, a holder of a Class X certificate may be permitted to deduct a loss to the extent that his or her remaining basis in the certificate exceeds the maximum amount of future payments to which the certificateholder is entitled, assuming no further prepayments of the mortgage loans. That loss might be treated as a capital loss.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums as described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium should be taxed to the holder of a class of certificates entitled to a prepayment premium. For federal income tax reporting purposes, prepayment premiums will be treated as income to the holders of a class of certificates entitled to prepayment premiums only after the servicer's actual receipt of a prepayment premium that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.


     NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.


     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class O certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount, as described above, they do not prepay on their related anticipated repayment dates, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of that holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class O certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell and Goldman, Sachs & Co. and Deutsche Bank Securities Inc. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated March 8, 2000, among the depositor, GMACCM and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream, Luxembourg and Euroclear on or about March 16, 2000, against payment therefor in immediately available funds.


                               ALLOCATION TABLE


UNDERWRITER           CLASS X   CLASS A-1   CLASS A-2   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F
-------------------  --------- ----------- ----------- --------- --------- --------- --------- --------
Deutsche Bank
 Securities Inc....      50%        50%         50%        50%       50%       50%       50%       50%
Goldman, Sachs
 & Co. ............      50%        50%         50%        50%       50%       50%       50%       50%
                         --         --          --         --        --        --        --        --
Total .............     100%       100%        100%       100%      100%      100%      100%      100%
                        ===        ===         ===        ===       ===       ===       ===       ===

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If either underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately 104.22% of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Deutsche Bank Securities Inc. is an affiliate of GACC, Goldman, Sachs & Co. is an affiliate of GSMC and Archon Financial, L.P., and Newman and Associates, Inc. is an affiliate of GMACCM.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will, severally and not jointly indemnify the depositor, against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Mayer, Brown & Platt, and for the underwriters by Brown & Wood LLP.


                                    RATINGS

     The offered certificates are required to receive ratings from Fitch and Moody's that are not lower than those indicated under "Summary of Series 2000-C1 Certificates and Pool Characteristics."

     The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest, other than excess interest, to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the March, 2033 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

     o the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans,

     o the degree to which prepayments might differ from those originally anticipated,

     o whether and to what extent prepayment premiums will be collected with prepayments or the corresponding effect on yield to investors,

     o whether and to what extent excess interest will be collected on any ARD loan,

     o whether and to what extent default interest will be collected on the mortgage loans, and

     o    the tax treatment of payments on the offered certificates.

     The ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable on the Class X certificates do not include principal. If all the mortgage loans were to prepay in the initial month, the Class X certificates would receive only a single month's interest, without regard to any prepayment premiums that may be collected. As a result, the Class X certificateholders would suffer a nearly complete loss of their investment. However, all amounts due to the Class X certificateholders have been paid, and this result would be consistent with the ratings assigned by the rating agencies to the Class X certificates. The ratings of the Class X certificates by the rating agencies do not address the timing or magnitude of reductions of the notional amount of the Class X certificates, but only the obligation to pay interest timely on the notional amount of the Class X certificates, as it may be reduced from time to time as described in this prospectus supplement. The ratings do not represent any assessment of the yield to maturity of the Class X certificates or the possibility that the Class X certificateholders might not fully recover their investment if rapid prepayments of the mortgage loans, including both voluntary and involuntary prepayments, occur. The notional amount upon which interest is calculated for the Class X certificates is reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amount, but only the obligation to pay interest timely on the notional amount as reduced from time to time. As a result, you should evaluate the ratings of the Class X certificates independently from similar ratings on other types of securities.


     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     As of the date of their issuance, any offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA". No other offered certificates will be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the non-SMMEA certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.


                             ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions."

     If you purchase or hold the Class A or Class X certificates, on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus, and similar exemptions granted to each of the underwriters (see Prohibited Transaction Exemption "PTE" 89-88, 54 Fed. Reg. 42581 (1989) as amended by 55 Fed. Reg. 1641 and 55 Fed. Reg. 48939, PTE 94-29, 59 Fed. Reg. 14675 (1994) and FAN 97-03E (December 9, 1996)
(unpublished), each as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997)). To qualify for the exemption, however, the plan must meet a number of conditions, including the requirement that it must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, and that at the time of acquisition, the certificates must be rated in one of the top three rating categories by at least one rating agency. When it issued the exemption, the DOL did not consider mortgages containing defeasance or other substitution of collateral provisions as described in this prospectus supplement. Accordingly, it is not clear what the impact on the exemption would be if those defeasance or other substitution of collateral provisions were exercised. In addition, the exemption does not apply to subordinated certificates, so neither the exemption nor any similar exemption issued to the underwriters will apply to the Class B, Class C, Class D, Class E or Class F certificates.

     As a result, if you purchase a Class B, Class C, Class D, Class E or Class F certificate or any interest in these certificates, you will be deemed to have represented by your purchase that either:

    you are not a plan and you are not purchasing your certificates on behalf of, or with "plan assets" of, any plan or your purchase of any of those certificates on behalf of, or with "plan assets" of, any plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, and the following conditions are met:

     (1) the source of funds that you used to purchase your certificate is an "insurance company general account" as defined in PTCE 95-60 and

     (2) the conditions of Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of your certificates. See "ERISA Considerations--Representation From Investing Plans" in the prospectus.

     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the prospectus, may apply to you. On January 5, 2000, the DOL published final regulations under
Section 401(c) that will generally become applicable on July 5, 2001.

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                   GLOSSARY

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any distribution date will generally equal:

     (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

          o monthly payments collected but due on a due date after the related collection period;

          o    prepayment premiums;

          o amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the servicer, any replacement special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

          o    amounts deposited in the certificate account in error;

          o for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          o amounts that represent excess interest or excess liquidation proceeds; plus

     (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the servicer to cover Prepayment Interest Shortfalls, Balloon Payment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred during the related collection period; plus

     (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "--Interest Reserve Account" in this prospectus supplement; plus

     (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment occurs on a later date than the due date in prior months, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related servicing fees and, if applicable, excess interest) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     EXTRAORDINARY PREPAYMENT INTEREST SHORTFALL--An Extraordinary Prepayment Interest Shortfall may occur if a mortgage loan with a due date after the determination date in any month is prepaid in full or in part and the prepayment is applied to the mortgage loan before the mortgage loan's due date in the next collection period. Any part of the interest that would have accrued at the related net mortgage rate on the prepayment amount from the date of receipt of the prepayment to, but not including, the mortgage loan's due date in the next collection period, that is not collected from the related borrower, without regard to any prepayment premium or excess interest that may have been collected, and that does not represent a Balloon Payment Interest Shortfall will be an Extraordinary Prepayment Interest Shortfall.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the net mortgage rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the revised rate to any ARD loan.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related servicing fees and, if applicable, excess interest) on the prepayment will constitute a Prepayment Interest Shortfall.


  PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the aggregate of the following, without duplication:

     (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

     (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

     (3) for any balloon loan for which the stated maturity date occurred, or any ARD loan for which the anticipated repayment date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4) the portion of all liquidation proceeds, condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

     (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

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


                                    ANNEX A


                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principals as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, separate amounts for each such related mortgaged property are shown.


DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) allowance for vacancies and losses. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow for any mortgaged property. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, that will be affected by a variety of complex factors over which none of the depositor, the seller or the servicer have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     2. "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date for such mortgage loan or, for some mortgage loans that pay interest for only a period of time, 12 times the monthly payment in effect at the end of such period.

     3. "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earn-out reserves (which, if the conditions for release are not met by a certain date, would be used to partially prepay or defease the mortgage loan), that the principal balance of the mortgage loan is reduced by the amount of the earn-out.

     Generally, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the interest-only period, and for the step amortization mortgage loans is based on the payment due as of the cut-off date or the payment due after the interest-only period, as applicable.

     4. "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     5. "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV," or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (generally net of earn-out reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earn-out reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earn-out is not achieved, except as otherwise indicated.

     6. "Square feet," "sq. ft." or "SF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     7. "Units" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment and (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     8. "Occupancy" means the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy as of date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     9. "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     10. "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD Balance for that mortgage loan divided by the appraised value of the related mortgaged property.

     11. "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     12. "Servicing fee rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     13. "Prepayment provisions" for each mortgage loan are: "lock," which means the duration of lockout period, and "defeasance," which means the duration of any defeasance period. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     14. "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     15. In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     16. "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

INTEREST ONLY LOANS

     Loan Number 23439. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from December 10, 1999 through November 10, 2001. Commencing on December 10, 2001 and continuing through maturity, monthly payments of principal and interest in the amount of $124,015.92 are required.

     Loan Number 24317. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from November 10, 1999 through October 10, 2001. Commencing on November 10, 2001 and continuing through maturity, monthly payments of principal and interest in the amount of $206,000.05 are required.

     Loan Number 25545. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from February 5, 2000 through January 5, 2001. Commencing on February 5, 2001 and continuing through maturity, monthly payments of principal and interest in the amount of $102,785.73 are required.

     Loan Number 25912. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from February 10, 2000 through January 10, 2001. Commencing on February 10, 2001 and continuing through maturity, monthly payments of principal and interest in the amount of $13,510.08 are required.

     Loan Number 09-0001325. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from February 1, 2000 through, but excluding, its maturity on January 1, 2005.

CERTAIN RESERVES

     Loan Number 19810. The mortgage loan requires an initial payment of $100 at closing into a replacement reserve. The borrower is paying $10,200 per month into the replacement reserve. Beginning on May 1, 2000, the monthly payment will be equal to one-twelfth of four and one half percent of gross revenue from the previous calendar year.

     Loan Number 20220. The mortgage loan requires an initial deposit of $200,000 into a tenant improvement and leasing commission reserve. In addition to the initial deposit, the mortgage loan requires the borrower to make a monthly deposit into the tenant improvement and leasing commission reserve which is the product of (i) the result of the gross rentals from the property less principal and interest under the note and all reserves under the security documents multiplied by (ii) one-half.

     Loan Number 21094. The mortgage loan requires payments of $6,779.67 per month into the replacement reserve during the first loan year through and including the fifth loan year and $4,622.50 per month during the sixth loan year through and including the tenth loan year.

     Loan Number 22102. The mortgage loan requires monthly reserve payments in an amount equal to one-twelfth of four percent of the total gross revenues derived from the operation of the property during the immediately preceding calendar year.

     Loan Number 22103. The mortgage loan requires monthly reserve payments in an amount equal to one-twelfth of four percent of the total gross revenues derived from the operation of the property during the immediately preceding calendar year.

     Loan Number 23086. The mortgage loan requires an initial deposit of $100,000 into a tenant improvement and leasing commission reserve. In addition to the initial deposit, the borrower is required to make monthly deposits of $6,500 so long as the occupancy rate is equal to or greater than 85% for the immediately preceding three month period. Currently, the occupancy is 93%, the borrower is currently not required to make the monthly deposit.

     Loan Number 24140. The mortgage loan requires an initial deposit of $107,000.00 into a replacement reserve. In addition to the initial deposit, the borrower is required to deposit $2,625 monthly into the replacement reserve. Lender may waive the monthly deposit provided that (a) no event of default exists; (b) the annual minimum DSCR for the property is no less than 1.20x, and
(c) the annual inspections of the property by lender or its consultants are satisfactory to lender in its sole discretion. The current DSCR is 1.26x, the borrower is currently not required to make the monthly deposit.

     Loan Number 24154. The mortgage loan requires an initial deposit of $239,911 into a tenant improvement and leasing commission reserve. The borrower has posted a letter of credit in lieu of the initial deposit.

     Loan Number 24158. The mortgage loan requires an initial deposit of $219,447 into a tenant improvement and leasing commission reserve. The borrower has posted a letter of credit in lieu of the initial deposit.

     Loan Number 24573. The mortgage loan requires an initial deposit of $248,813 into a tenant improvement and leasing commission reserve. The borrower has posted a letter of credit in lieu of the initial deposit.

     Loan Number 25545. The mortgage loan requires an impound account for payment of real estate taxes and insurance premiums if at any time after an occurrence of an event of default under the Atrium lease, (i) if the Atrium lease is not in effect, or (ii) if at any time Atrium is not required by the terms of the Atrium lease to pay all taxes and insurance premiums due with respect to the property.

     Loan Number 25942. The mortgage loan requires the borrower to make monthly deposits into a debt service reserve during the months of September through May during the term of the note in the amount necessary to produce a debt service coverage ratio for the summer months of June, July, and August of 1.10x. The debt service reserve shall be waived subject to all of the following conditions being met as of August 10th of each year throughout the term of the loan: (i) the DSCR for the trailing 12-month period is at least 1.20x, (ii) the property has signed leases for the upcoming school term (September through May), which indicates at least 90% occupancy and (iii) borrower is not in default.

     Loan Number 09-0001302. The mortgage loan required a rent prepayment reserve of $23,982 to be established at the time of the closing of the mortgage loan. If no event of default exists under the mortgage loan on October 31, 2001, the amount on deposit in the rent prepayment reserve will be remitted to the borrower.

     Loan Number 09-0001313. The mortgage loan required a rent reserve holdback of $62,500 to be established at the time of the closing of the mortgage loan. The reserve was established because certain tenants had not taken possession of their space under their prospective leases at the time the mortgage loan was closed. Funds in the reserve will be released to the borrower upon delivery to the mortgagee of (i) new tenant estoppels from such tenants and (ii) proof of full payment of rent for one month by each of these tenants.

     Loan Number 09-0001328. The mortgage loan requires a monthly payment into a tenant improvement and leasing commissions reserve in the amount of $1,200, beginning on January 1, 2001.

     Loan Number DBM10988. The mortgage loan requires an initial payment of $2,500,000 into a tenant improvement and leasing commission reserve. The borrower is paying $18,750 per month into the tenant improvement and leasing commission reserve, with a cap of $2,725,000. This reserve must remain above $1,900,000 for a minimum of six year or until Whiteford, Taylor & Preston renews its lease with a term at least one year past the maturity of the loan.

     Loan Number TA6975. The mortgage loan requires an initial payment of $100,000 into a tenant improvement and leasing commission reserve. The borrower is paying $9,500 per month into the tenant improvement and leasing commission reserve, with cap of $400,000.

     Loan Number TA7163. The mortgage loan requires an initial payment of $282,600 into a tenant improvement and leasing commission reserve. The borrower is paying $5,400 per month into the tenant improvement and leasing commission reserve.

     Loan Number TA7314. The mortgage loan requires an initial payment of $150,000 into a tenant improvement and leasing commission reserve. The borrower is paying $10,000 per month into the tenant improvement and leasing commission reserve.


     Loan Number TA5900. The mortgage loan requires an initial payment of $250,000 into a tenant improvement and leasing commission reserve. The borrower is paying $20,000 per month into the tenant improvement and leasing commission reserve.


     Loan Number TA7189. The mortgage loan requires an initial payment of $230,000 into a tenant improvement and leasing commission reserve. A minimum balance of $150,000 is required.


     Loan Number TA7176. The mortgage loan requires an initial payment of $55,250 into a tenant improvement and leasing commission reserve. The borrower is paying $4,450 per month into the tenant improvement and leasing commission reserve, with a cap of $445,000.


     Loan Number TA7885. The mortgage loan requires an initial payment of $156,528 into a tenant improvement and leasing commission reserve. The borrower is paying $1,667.67 per month into the tenant improvement and leasing commission reserve, with a cap of $100,000. $150,000 of the initial deposit has been replaced by a letter of credit.


EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation, achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. Each earnout loan provides that in the event the conditions are not met by a certain date, the servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For each of these earnout loans, the underwritten NCF DSCRs (for all but one loan) and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout Underwritten NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Balance Cut-Off Date LTV" and "Full Balance Cut-Off Date NCF DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:



                                                      FULL BALANCE
 CONTROL       LOAN        EARNOUT     CUT-OFF DATE   CUT-OFF DATE
  NUMBER      NUMBER        AMOUNT        BALANCE          LTV
--------- ------------- ------------- -------------- --------------
    19          22709    $2,750,000    $11,179,929        65.76%
    25          25254       385,000      8,592,834        78.12
   121          25912       200,000      1,775,000        73.96
    26     09-0001308       990,000      8,480,363        77.20
    39     09-0001326     1,000,000      6,744,614        64.85
    63      902803901       640,000      4,422,909        78.98



                                         NET OF       EARLIEST
             NET OF    FULL BALANCE      EARNOUT     DEFEASANCE                PREPAYMENT
 CONTROL    EARNOUT    CUT-OFF DATE   UNDERWRITTEN    OR PREPAY   DEFEASANCE   PENALTIES
  NUMBER      LTV        NCF DSCR       NCF DSCR        DATE       OR PREPAY     APPLY?
--------- ----------- -------------- -------------- ------------ ------------ -----------
    19        49.59%        1.24x          1.65x     04/15/00       Prepay        Yes
    25        74.75         1.15           1.20      04/01/00       Prepay        Yes
   121        65.63         1.07          NAP           NAP           NAP         NAP
    26        68.19         1.10           1.25      07/01/00       Prepay        Yes
    39        55.24         1.32           1.55      01/01/01       Prepay        Yes
    63        67.55         1.33           1.55      05/01/00       Prepay        Yes

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

  Control
  Number   Loan Seller                  Loan Number                    Property Name                         Property Type
------------------------------------------------------------------------------------------------------------------------------------
     1      GMACCM                      24028             80 Lafayette Street                                Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     2      GMACCM                      22103             Equity Inns Portfolio                              Lodging
     2a     GMACCM                      22103-A           Equity Inns - AmeriSuites (Overland Park)          Lodging
     2b     GMACCM                      22103-B           Equity Inns - AmeriSuites (Columbus)               Lodging
     2c     GMACCM                      22103-C           Equity Inns - AmeriSuites (Memphis)                Lodging
     2d     GMACCM                      22103-D           Equity Inns - AmeriSuites (Glen Allen)             Lodging
     2e     GMACCM                      22103-E           Equity Inns - Hampton Inn (Overland Park)          Lodging
     2f     GMACCM                      22103-F           Equity Inns - Hampton Inn (Kansas City)            Lodging
     2g     GMACCM                      22103-G           Equity Inns - Hampton Inn (Memphis)                Lodging
     2h     GMACCM                      22103-H           Equity Inns - Hampton Inn (Richardson)             Lodging
     2i     GMACCM                      22103-I           Equity Inns - Hampton Inn (Morgantown)             Lodging
     2j     GMACCM                      22103-J           Equity Inns - Homewood Suites (Phoenix)            Lodging
     2k     GMACCM                      22103-K           Equity Inns - Homewood Suites (Sharonville)        Lodging
     2l     GMACCM                      22103-L           Equity Inns - Homewood Suites (San Antonio)        Lodging
     2m     GMACCM                      22103-M           Equity Inns - Residence Inn (Tucson)               Lodging
     2n     GMACCM                      22103-N           Equity Inns - Residence Inn (Eagan)                Lodging
     2o     GMACCM                      22103-O           Equity Inns - Residence Inn (Tinton Falls)         Lodging
     2p     GMACCM                      22103-P           Equity Inns - Residence Inn (Portland)             Lodging
     2q     GMACCM                      22103-Q           Equity Inns - Hampton Inn (Northville)             Lodging
     2r     GMACCM                      22103-R           Equity Inns - Residence Inn (Princeton)            Lodging
------------------------------------------------------------------------------------------------------------------------------------
     3      Deutsche Bank Securities    DBM10988          First Union Tower                                  Office
     4      Archon Financial            09-0001303        World Savings Center                               Office
     5      GMACCM                      24317             Freeman Webb Portfolio                             Multifamily
     5a     GMACCM                      24317-A           British Woods Apartments                           Multifamily
     5b     GMACCM                      24317-B           Windover Apartments                                Multifamily
     5c     GMACCM                      24317-C           Highland Ridge Apartments                          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     6      Archon Financial            09-0001324        Minnesota Industrial Venture                       Industrial/Office
     6a     Archon Financial            09-0001324-A      Minnesota Industrial Venture                       Industrial
     6b     Archon Financial            09-0001324-B      Minnesota Industrial Venture                       Industrial
     6c     Archon Financial            09-0001324-C      Minnesota Industrial Venture                       Industrial
     6d     Archon Financial            09-0001324-D      Minnesota Industrial Venture                       Office
     6e     Archon Financial            09-0001324-E      Minnesota Industrial Venture                       Office
     6f     Archon Financial            09-0001324-F      Minnesota Industrial Venture                       Industrial
     6g     Archon Financial            09-0001324-G      Minnesota Industrial Venture                       Industrial
     6h     Archon Financial            09-0001324-H      Minnesota Industrial Venture                       Industrial
     6i     Archon Financial            09-0001324-I      Minnesota Industrial Venture                       Industrial
     6j     Archon Financial            09-0001324-J      Minnesota Industrial Venture                       Industrial
     6k     Archon Financial            09-0001324-K      Minnesota Industrial Venture                       Industrial
     6l     Archon Financial            09-0001324-L      Minnesota Industrial Venture                       Industrial
     6m     Archon Financial            09-0001324-M      Minnesota Industrial Venture                       Industrial
     6n     Archon Financial            09-0001324-N      Minnesota Industrial Venture                       Industrial
------------------------------------------------------------------------------------------------------------------------------------
     7      Archon Financial            09-0001295        Vista Way Apartments                               Multifamily
     8      GMACCM                      23439             Citation Club on Palmer Ranch                      Multifamily
     9      GMACCM                      23452             Maverick Creek Villas                              Multifamily
    10      Archon Financial            09-0001325        Boardwalk Shopping Center                          Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
    11      GMACCM                      25545             Atrium Company Portfolio                           Industrial
    11a     GMACCM                      25545-A           Ambassador Row                                     Industrial
    11b     GMACCM                      25545-B           Ed Rutherford Road                                 Industrial
    11c     GMACCM                      25545-C           Industrial Drive                                   Industrial
    12      Deutsche Bank Securities    DBM9650           Fairlane Commerce Park                             Industrial
------------------------------------------------------------------------------------------------------------------------------------
    13      GMACCM                      23384             Concorde Place Apartments                          Multifamily
    14      GMACCM                      25580             Crossroads Shopping Center                         Anchored Retail
    15      GMACCM                      23666             Nisky Center & Vitraco                             Mixed Use
    15a     GMACCM                      23666-A           Nisky Center                                       Retail
    15b     GMACCM                      23666-B           Vitraco Mall                                       Mixed Use
------------------------------------------------------------------------------------------------------------------------------------
    16      Archon Financial            09-0001286        Buckingham Place Apartments                        Multifamily
    17      Deutsche Bank Securities    TA6975            175 Remsen Street                                  Office
    18      Archon Financial            09-0001310        Berkley Place Apartments                           Multifamily
    19      GMACCM                      22709             Newport Center Medical Building II                 Office
    20      Archon Financial            09-0001278        47-50 West Street & 80 Washington Street           Mixed Use
------------------------------------------------------------------------------------------------------------------------------------
    21      GMACCM                      23625             Blue Bell West & Plymouth Crossing                 Office/Industrial
    21a     GMACCM                      23625-A           Blue Bell West                                     Office
    22a     GMACCM                      23625-B           Plymouth Crossing                                  Industrial
    22      Deutsche Bank Securities    TA7328            Commerce Tech Center                               Office
    23      GMACCM                      24573             Galyan's-Richfield                                 Retail
------------------------------------------------------------------------------------------------------------------------------------
    24      GMACCM                      23837             University Club Apartments                         Multifamily
    25      GMACCM                      25254             Commons of Valwood                                 Multifamily
    26      Archon Financial            09-0001308        Superstition Springs Center                        Anchored Retail
    27      Archon Financial            09-0001289        Bridgewater Industrial Park                        Industrial
------------------------------------------------------------------------------------------------------------------------------------
    28      GMACCM                      24307             Medina & Massillon Villas                          Multifamily
    28a     GMACCM                      24307-A           Golden Villas of Medina                            Multifamily
    28b     GMACCM                      24307-B           Golden Villas of Massillon                         Multifamily
    29      GMACCM                      24154             Galyan's-Lombard                                   Retail
    30      Deutsche Bank Securities    TA7163            11-17 Beach Street                                 Office
------------------------------------------------------------------------------------------------------------------------------------
    31      GMACCM                      23725             Newport Medical Center Building I                  Office
    32      Deutsche Bank Securities    TA9068            Waterford Place Apartments                         Multifamily
    33      GMACCM                      23717             Gatherings Apartments                              Multifamily
    34      Deutsche Bank Securities    TA7314            106 Apple Street                                   Office
    35      Deutsche Bank Securities    TA5900            10 New Bond Street                                 Industrial
------------------------------------------------------------------------------------------------------------------------------------
    36      Archon Financial            09-0001296        Schoolcraft Business Park                          Industrial
    37      Deutsche Bank Securities    DBM10098          Winthrop Portfolio                                 Retail
    38      Deutsche Bank Securities    TA8800            Sports Authority Norwalk                           Anchored Retail
    39      Archon Financial            09-0001326        Dillon Ridge Marketplace Shopping Center           Anchored Retail
    40      Archon Financial            09-0001300        Milestone Manor Apartments                         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    41      GMACCM                      23875             Northland Gardens Apartments                       Multifamily
    42      GMACCM                      25196             SunTrust/Gateway Operations Center                 Office
    43      Archon Financial            09-0001316        333 Sunset Avenue                                  Office
    44      GMACCM                      22283             North Batavia Business Center                      Industrial
    45      GMACCM                      24158             Galyan's-Kennesaw                                  Retail
------------------------------------------------------------------------------------------------------------------------------------
    46      Archon Financial            09-0001282        Brookscrossing Apartments                          Multifamily
    47      Archon Financial            09-0001293        Aurora Medical Center II                           Office
    48      GMACCM                      23086             Wendover Business Park                             Industrial
    49      Archon Financial            09-0001272        Enclave Medical Office Plaza                       Office
    50      GMACCM                      25494             Village at Red Clay Apartments                     Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    51      GMACCM                      22759             Toluca Terrace Apartments                          Multifamily
    52      Deutsche Bank Securities    TA7233            Parsippany Crossroads Office Center                Office
    53      Archon Financial            09-0001328        Northgate Square                                   Mixed Use
    54      Deutsche Bank Securities    TA9001            Laguna Vista Apartments                            Multifamily
    55      Deutsche Bank Securities    TA7189            Executive Court                                    Office
------------------------------------------------------------------------------------------------------------------------------------
    56      Archon Financial            09-0001302        Corporate Center                                   Industrial
    57      Archon Financial            09-0001292        Aurora Medical Center I                            Office
    58      Deutsche Bank Securities    TA8486            Renaissance Apartments                             Multifamily
    59      Deutsche Bank Securities    TA7176            Linde Building                                     Industrial
    60      Archon Financial            09-0001312        Plantation Corporate Center                        Office
------------------------------------------------------------------------------------------------------------------------------------
    61      Archon Financial            09-0001299        Cranbury Road Medical Building                     Office
    62      Archon Financial            09-0001315        Taft Hills Plaza                                   Anchored Retail
    63      Archon Financial            902803901         15 Dutch Street                                    Multifamily
    64      GMACCM                      23273             Building 100 (Main Street NoviProject)             Office
    65      Archon Financial            09-0001313        The Village at Timarron                            Retail
------------------------------------------------------------------------------------------------------------------------------------
    66      Archon Financial            09-0001269        Carlsbad Research Center                           Industrial
    67      GMACCM                      21094             Whale Square                                       Industrial
    68      Archon Financial            09-0001291        Executive Airport Business Ctr                     Office
    69      Archon Financial            09-0001252        McCrory Buildings                                  Retail
    69a     Archon Financial            09-0001252-A      McCrory Buildings                                  Retail
    69b     Archon Financial            09-0001252-B      McCrory Buildings                                  Retail
------------------------------------------------------------------------------------------------------------------------------------
    70      Archon Financial            09-0001311        Summer Wind Apartments                             Multifamily
    71      Deutsche Bank Securities    TA8565            Manito Shopping Center                             Anchored Retail
    72      Archon Financial            09-0001318        2070 Maple Street                                  Industrial
    73      Archon Financial            09-0001298        85 Madison Street                                  Multifamily
    74      Archon Financial            09-0001323        West Park Plaza                                    Industrial
------------------------------------------------------------------------------------------------------------------------------------
    75      Deutsche Bank Securities    TA7538            Northfield Marketplace                             Anchored Retail
    76      Archon Financial            09-0001294        Beach Club Apartments                              Multifamily
    77      Archon Financial            09-0001285        Yukon Building                                     Office
    78      Archon Financial            09-0001317        Madison Crossing Apartments                        Multifamily
    79      GMACCM                      23155             Four Expressway Plaza                              Office
------------------------------------------------------------------------------------------------------------------------------------
    80      Deutsche Bank Securities    TA8747            750 Grand Street                                   Multifamily
    81      Archon Financial            09-0001321        Syndee's Industrial Building                       Industrial
    82      GMACCM                      24340             Cotton Farm Manufactured Housing Community         Mobile Home Park
    83      GMACCM                      19810             The Point at Saranac Lake                          Lodging
    84      Archon Financial            09-0001307        Plum Tree Center                                   Office
------------------------------------------------------------------------------------------------------------------------------------
    85      Deutsche Bank Securities    TA8802            Sports Authority St. Petersburg                    Anchored Retail
    86      GMACCM                      24737             Highland Village Shopping Center                   Anchored Retail
    87      Archon Financial            09-0001320        Cornerstone Shopping Center                        Retail
    88      Deutsche Bank Securities    TA7885            Smithtown Executive Plaza                          Office
    89      GMACCM                      25247             El Cajon Cadillac                                  Special Purpose
------------------------------------------------------------------------------------------------------------------------------------
    90      GMACCM                      25893             Colchester Courtyard Apartments                    Multifamily
    91      Archon Financial            09-0001297        Lakeridge Village Shopping Center                  Retail
    92      GMACCM                      25246             Balboa Village                                     Retail
    93      Archon Financial            09-0001314        Featherstone Industrial                            Industrial
    94      GMACCM                      23947             Parkway Plaza I & II                               Retail
------------------------------------------------------------------------------------------------------------------------------------
    95      Archon Financial            09-0001301        Bealeton Village Shopping Cntr                     Anchored Retail
    96      Archon Financial            09-0001290        Brentwood Park Apartments                          Multifamily
    97      GMACCM                      20220             Today's Man Retail Building                        Retail
    98      GMACCM                      21708             Henderson Commons                                  Retail
    99      Archon Financial            09-0001306        Laurel Technology Center                           Office
------------------------------------------------------------------------------------------------------------------------------------
    100     Deutsche Bank Securities    TA8645            Pine View Apartments                               Multifamily
    101     Archon Financial            09-0001309        420 Feheley Drive                                  Industrial
    102     GMACCM                      25936             521 Broadway                                       Retail
    103     GMACCM                      24140             Singing Oaks Apartments                            Multifamily
    104     Archon Financial            09-0001319        Wards Corner Research Center                       Industrial
------------------------------------------------------------------------------------------------------------------------------------
    105     Archon Financial            09-0001284        Preston Valley Phase II                            Retail
    106     GMACCM                      18652             Morgan Square Shopping Center                      Anchored Retail
    107     Archon Financial            09-0001305        Fry's Continental Ranch                            Anchored Retail
    108     GMACCM                      25942             Casa Cortez Apartments                             Multifamily
    109     Archon Financial            09-0001330        Valley Plaza Shopping Center                       Retail
------------------------------------------------------------------------------------------------------------------------------------
    110     Deutsche Bank Securities    TA6655            Red Roof Lane/Depot Crossing                       Office
    111     GMACCM                      24788             For Eyes Optical-Snellville & Humble               Retail
    111a    GMACCM                      24788-A           For Eyes Shopping Center - Snellville              Retail
    111b    GMACCM                      24788-B           Men's Wearhouse Retail Store                       Retail
    112     Archon Financial            09-0001322        35 West 31st Street                                Office
------------------------------------------------------------------------------------------------------------------------------------
    113     GMACCM                      24057             Sentinel Pointe Apartments                         Multifamily
    114     Archon Financial            09-0001250        814 King Street                                    Office
    115     GMACCM                      23888             Interbelt North Business Center                    Industrial
    116     GMACCM                      23311             Broad Street Medical Building                      Office
    117     Deutsche Bank Securities    DBM10653          Ridgedale Plaza                                    Retail
------------------------------------------------------------------------------------------------------------------------------------
    118     GMACCM                      22102             Equity Inns - AmeriSuites (Indianapolis)           Lodging
    119     Deutsche Bank Securities    DBM10477          Linden Portfolio                                   Office/Special Purpose
    119a    Deutsche Bank Securities    DBM10477-A        789 Linden Avenue                                  Office
    119b    Deutsche Bank Securities    DBM10477-B        1901 Lac DeVille                                   Special Purpose
    119c    Deutsche Bank Securities    DBM10477-C        2101 Lac DeVille                                   Office
------------------------------------------------------------------------------------------------------------------------------------
    120     Deutsche Bank Securities    TA4930            Days Inn Asheville Hotel                           Lodging
    121     GMACCM                      25912             Bandywood Apartments                               Multifamily
    122     GMACCM                      24108             JW Floor Coverings Building                        Industrial
    123     GMACCM                      26070             Arrowood Manufactured Housing Community            Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
    124     GMACCM                      23118             Pin Oaks & Bur Oaks Apartments                     Multifamily
    124a    GMACCM                      23118-A           Pin Oaks Apartments                                Multifamily
    124b    GMACCM                      23118-B           Bur Oak Apartments                                 Multifamily
    125     GMACCM                      23628             Vista Place Shopping Center                        Retail
    126     GMACCM                      24681             For Eyes-Valley View                               Retail
------------------------------------------------------------------------------------------------------------------------------------
    127     GMACCM                      24099             Meadows Apartments                                 Multifamily
    128     Archon Financial            09-0001304        Syringa Terrace Apartments                         Multifamily
    129     GMACCM                      24095             CT Produce                                         Industrial
    130     Deutsche Bank Securities    TA7381            Seguin Super 8 Motel                               Lodging
    131     GMACCM                      22648             For Eyes Optical                                   Retail
------------------------------------------------------------------------------------------------------------------------------------
    132     GMACCM                      24200             DeKalb Corner Office Center                        Office
    133     GMACCM                      22829             Highland Office Building                           Office
    134     Deutsche Bank Securities    DBM10646          Pacific Avenue Parking Garage                      Special Purpose
    135     GMACCM                      23523             Hampton Park Retail Center                         Retail
    136     Deutsche Bank Securities    DBM10642          Madiera Beach Office Center                        Mixed Use


  Control
  Number                                   Address                                    City                  State         Zip Code
------------------------------------------------------------------------------------------------------------------------------------
     1      80 Lafayette Street                                             New York                  New York              10013
------------------------------------------------------------------------------------------------------------------------------------
     2
     2a     6801 West 112th Street                                          Overland Park             Kansas                66211
     2b     7490 Vantage Drive                                              Columbus                  Ohio                  43235
     2c     7905 Giacosa Place                                              Memphis                   Tennessee             38133
     2d     4100 Cox Road                                                   Glen Allen                Virginia              23060
     2e     10591 East Metcalf Frontage Road                                Overland Park             Kansas                66212
     2f     11212 North Newark Circle                                       Kansas City               Missouri              64153
     2g     5320 Poplar Avenue                                              Memphis                   Tennessee             38119
     2h     1577 Gateway Boulevard                                          Richardson                Texas                 75080
     2i     1053 Van Voorhis Road                                           Morgantown                West Virginia         26505
     2j     2001 East Highland Avenue                                       Phoenix                   Arizona               85026
     2k     2670 East Kemper Road                                           Sharonville               Ohio                  45241
     2l     4323 Spectrum One                                               San Antonio               Texas                 78230
     2m     6477 East Speedway Boulevard                                    Tucson                    Arizona               85710
     2n     3040 Eagandale Place                                            Eagan                     Minnesota             55121
     2o     90 Park Road                                                    Tinton Falls              New Jersey            07724
     2p     1710 Northeast Multnomah Street                                 Portland                  Oregon                97232
     2q     20600 Haggerty Road                                             Northville                Michigan              48167
     2r     4225 Route 1                                                    Princeton                 New Jersey            08543
------------------------------------------------------------------------------------------------------------------------------------
    3       7 St. Paul Street                                               Baltimore                 Maryland              21202
    4       1901 Harrison Street                                            Oakland                   California            94612
    5
    5a      264 British Woods Drive                                         Nashville                 Tennessee             37217
    5b      301 Cheshire Drive NW                                           Knoxville                 Tennessee             37919
    5c      721 Due West Avenue                                             Madison                   Tennessee             37115
------------------------------------------------------------------------------------------------------------------------------------
    6
    6a      2579-2605 Fairview Avenue North                                 Roseville                 Minnesota             55113
    6b      2770-2812 Fairview Avenue North                                 Roseville                 Minnesota             55113
    6c      2805-2823 Fairview Avenue North                                 Roseville                 Minnesota             55113
    6d      2825 Fairview Avenue North                                      Roseville                 Minnesota             55113
    6e      2833 Fairview Avenue North                                      Roseville                 Minnesota             55113
    6f      1929-1957 County Road C-2                                       Roseville                 Minnesota             55113
    6g      501-515 County Road E                                           Shoreview                 Minnesota             55126
    6h      502-512 Shoreview Park Road                                     Shoreview                 Minnesota             55126
    6i      507-525 Shoreview Park Road                                     Shoreview                 Minnesota             55126
    6j      1620-1646 Terrace Drive                                         Roseville                 Minnesota             55113
    6k      1720-1746 Terrace Drive                                         Roseville                 Minnesota             55113
    6l      1752-1758 Terrace Drive                                         Roseville                 Minnesota             55113
    6m      1120 Red Fox Road                                               Arden Hills               Minnesota             55112
    6n      3070 Long Lake Road                                             Roseville                 Minnesota             55113
------------------------------------------------------------------------------------------------------------------------------------
     7      3522 Vista Way Village Drive                                    Oceanside                 California            92056
     8      4110 Winners Circle                                             Sarasota                  Florida               34238
     9      15651 Chase Hill Boulevard                                      San Antonio               Texas                 78256
    10      NE Quadrant of IH 35 and Louis Henna Blvd.                      Round Rock                Texas                 78664
------------------------------------------------------------------------------------------------------------------------------------
    11
    11a     9001 Ambassador Row                                             Dallas                    Texas                 75247
    11b     1001 Ed Rutherford Road                                         Greenville                Texas                 75401
    11c     6202 Industrial Drive                                           Greenville                Texas                 75401
    12      15080 Commerce Drive N, & 15100-200 Mercantile Drive            Dearborn                  Michigan              48120
------------------------------------------------------------------------------------------------------------------------------------
    13      2135 Godby Road                                                 College Park              Georgia               30349
    14      1128-1298 Vierling Drive                                        Shakopee                  Minnesota             55379
    15
    15a     Parcels 45 - A and 45 - B Estate Nisky No. 6                    St Thomas, U.S.           Virgin Islands        00802
    15b     Parcels 3, 7 & 8 Estate Thomas, Kings Quarter                   St Thomas, U.S.           Virgin Islands        00802
------------------------------------------------------------------------------------------------------------------------------------
    16      14 D Windsor Circle                                             Newark                    Delaware              19702
    17      175 Remsen Street                                               Brooklyn                  New York              11201
    18      100 Berkeley Place Circle                                       Clemson                   South Carolina        29631
    19      1401 Avocado Avenue                                             Newport Beach             California            92660
    20      47-50 West street & 80 Washington Street                        New York                  New York              10006
------------------------------------------------------------------------------------------------------------------------------------
    21
    21a     653 Skippack Pike                                               Whitpain Township         Pennsylvania          19422
    22a     4130 Butler Pike                                                Whitemarsh Township       Pennsylvania          19462
    22      50 East Commerce Drive                                          Schaumberg                Illinois              60173
    23      1700 West 78th Street                                           Richfield                 Minnesota             55423
------------------------------------------------------------------------------------------------------------------------------------
    24      2900 Southwest 23rd Terrace                                     Gainesville               Florida               32608
    25      14208 Heritage Circle                                           Farmers Branch            Texas                 75234
    26      SWC of E. Baseline Road and South Power Road                    Gilbert                   Arizona               85234
    27      East & West Side of Chimney Rock Road                           Bridgewater               New Jersey            08807
------------------------------------------------------------------------------------------------------------------------------------
    28
    28a     800 Nottingham Drive                                            Medina                    Ohio                  44256
    28b     1602 1st Street, NE                                             Massillon                 Ohio                  44646
    29      810 Butterfield Road                                            Lombard                   Illinois              60148
    30      11-17 Beach Street                                              New York                  New York              10013
------------------------------------------------------------------------------------------------------------------------------------
    31      400 Newport Center Drive                                        Newport Beach             California            92660
    32      4000 North Center Street                                        Hickory                   North Carolina        28601
    33      3961 Gathering Drive                                            Orlando                   Florida               32817
    34      106 Apple Street                                                Tinton Falls              New Jersey            07224
    35      10 New Bond Street                                              Worcester                 Massachusetts         01606
------------------------------------------------------------------------------------------------------------------------------------
    36      38035 Schoolcraft Road, 13112 & 13115 Waco Road                 Livonia                   Michigan              48150
    37      32 Main St, 14-21 Federal St, 2 E. Chestnut St,                 Nantucket                 Massachusetts         02554
    38      444 Connecticut Avenue                                          Norwalk                   Connecticut           06850
    39      282-336 US Highway 6                                            Dillon                    Colorado              80435
    40      14706 Normandy Court                                            Laurel                    Maryland              20708
------------------------------------------------------------------------------------------------------------------------------------
    41      2950 North Clifford Street                                      Las Vegas                 Nevada                89115
    42      8750 Northwest 21st Terrace                                     Miami                     Florida               33172
    43      333 Sunset Avenue                                               Suisun City               California            94585
    44      1401-1415 North Batavia Street                                  Orange                    California            92867
    45      691 Ernest W. Barrett Parkway NW                                Kennesaw                  Georgia               30144
------------------------------------------------------------------------------------------------------------------------------------
    46      8050 Taylor Road                                                Riverdale                 Georgia               30274
    47      1411 S. Potomac                                                 Aurora                    Colorado              80012
    48      3400-3410 West Wendover Avenue                                  Greensboro                North Carolina        27404
    49      4726-4730 North Habana Avenue                                   Tampa                     Florida               33614
    50      2150 Melson Road                                                Wilmington                Delaware              19808
------------------------------------------------------------------------------------------------------------------------------------
    51      333 North Screenland Drive                                      Burbank                   California            91505
    52      300 Littleton Road                                              Parsippany                New Jersey            07054
    53      9530-9620 Colerain Avenue                                       Colerain Township         Ohio                  45251
    54      555 Belcher Road South                                          Largo                     Florida               33771
    55      1730, 1734, & 1738 Elton Road                                   Silver Spring             Maryland              20903
------------------------------------------------------------------------------------------------------------------------------------
    56      600 & 700 Corporate Circle (Bldgs. I & J)                       Golden                    Colorado              80401
    57      1421 South Potomac Street                                       Aurora                    Colorado              80012
    58      3403 Winkler Avenue                                             Fort Myers                Florida               33916
    59      50 Powhattan Avenue                                             Essington                 Pennsylvania          19029
    60      2 South University Drive                                        Plantation                Florida               33324
------------------------------------------------------------------------------------------------------------------------------------
    61      579A Cranbury Road                                              East Brunswick            New Jersey            08816
    62      NWC Kern Street & 10th Street                                   Taft                      California            93268
    63      15 Dutch Street                                                 New York                  New York              10038
    64      42705 Grand River Avenue                                        Novi                      Michigan              48375
    65      511 E. Southlake Boulevard                                      Southlake                 Texas                 76092
------------------------------------------------------------------------------------------------------------------------------------
    66      1908 Aston Avenue                                               Carlsbad                  California            92008
    67      14 53rd Street                                                  Brooklyn                  New York              11232
    68      1875-1895 West Commercial Boulevard                             Ft. Lauderdale            Florida               33309
    69
    69a     8 Palisade Avenue                                               Yonkers                   New York              10701
    69b     2914 Third Avenue                                               Bronx                     New York              10455
------------------------------------------------------------------------------------------------------------------------------------
    70      833 Fairfield Drive                                             Austin                    Texas                 78758
    71      802 - 820 East 29th Avenue & 3007 - 3017 Grand Blvd.            Spokane                   Washington            99203
    72      2070 Maple Street                                               Des Plaines               Illinois              60018
    73      85 Madison Street                                               Hoboken                   New Jersey            07030
    74      Annapolis Lane & 24th Avenue North                              Plymouth                  Minnesota             55441
------------------------------------------------------------------------------------------------------------------------------------
    75      5365-5407 Crooks Road                                           Troy                      Michigan              48098
    76      2350 South 8th Avenue                                           Yuma                      Arizona               85364
    77      3150 "C" Street                                                 Anchorage                 Alaska                99503
    78      1600-1610 East Madison Street                                   Seattle                   Washington            98112
    79      4 Expressway Plaza                                              Roslyn Heights            New York              11577
------------------------------------------------------------------------------------------------------------------------------------
    80      750 Grand Street                                                Brooklyn                  New York              11211
    81      975 American Pacific Drive                                      Henderson                 Nevada                89014
    82      75 Cotton Farm Road                                             Danville                  New Hampshire         03819
    83      HCR #1, Box 65, Beaverwood Road                                 Saranac Lake              New York              12983
    84      3350 NW Boca Raton Blvd.                                        Boca Raton                Florida               33431
------------------------------------------------------------------------------------------------------------------------------------
    85      3700 Tyrone Blvd. N                                             St. Petersburg            Florida               33710
    86      6929 Airport Boulevard                                          Austin                    Texas                 78752
    87      4400 N. Midland Drive                                           Midland                   Texas                 79707
    88      222 Jericho Turnpike                                            Smithtown                 New York              11787
    89      1375, 1385, 1405 East Main Street                               El Cajon                  California            92021
------------------------------------------------------------------------------------------------------------------------------------
    90      14-65 Balaban Road                                              Colchester                Connecticut           06415
    91      9600 Audelia Road                                               Dallas                    Texas                 75238
    92      4411 Mercury Street                                             San Diego                 California            92111
    93      15005 Farm Creek Drive                                          Woodbridge                Virginia              22191
    94      24041-24063 Dequindre Rd., 1721 Maple & 24040-24050 Vance       Hazel Park                Michigan              48030
------------------------------------------------------------------------------------------------------------------------------------
    95      6346-6394 Village Center Drive                                  Bealeton                  Virginia              22712
    96      2510 Farnsworth Drive                                           Ft. Wayne                 Indiana               46815
    97      1528 Chestnut Street                                            Philadelphia              Pennsylvania          19102
    98      2720-3010 Henderson Ave.; 5103 Miller St.; 5107-5113 Willis     Dallas                    Texas                 75206
    99      14900 Sweitzer Lane                                             Laurel                    Maryland              20707
------------------------------------------------------------------------------------------------------------------------------------
    100     3910 West Walnut Street                                         Garland                   Texas                 75042
    101     420 Feheley Drive                                               King of Prussia           Pennsylvania          19406
    102     521 Broadway                                                    New York                  New York              10012
    103     307 North Loop 288                                              Denton                    Texas                 76201
    104     455 Wards Corner Road                                           Miami Township            Ohio                  45140
------------------------------------------------------------------------------------------------------------------------------------
    105     5850 LBJ Freeway                                                Dallas                    Texas                 75240
    106     200 Morgan Square                                               Berkeley Springs          West Virginia         25411
    107     7850 North Silverbell Road                                      Marana                    Arizona               85743
    108     1834 Jackson Bluff Road                                         Tallahassee               Florida               32304
    109     9206-9350 SW Beaverton-Hillsdale Highway                        Beaverton                 Oregon                97005
------------------------------------------------------------------------------------------------------------------------------------
    110     9-13 Red Roof Lane                                              Salem                     New Hampshire         03079
    111
    111a    2055 Scenic Highway                                             Snellville                Georgia               30078
    111b    20125 Highway 59 North                                          Humble                    Texas                 77338
    112     35 West 31st Street                                             New York                  New York              10001
------------------------------------------------------------------------------------------------------------------------------------
    113     1235 East Mulberry Avenue                                       San Antonio               Texas                 78209
    114     814 King Street                                                 Alexandria                Virginia              22314
    115     14310-14320 Interdrive East                                     Houston                   Texas                 77032
    116     1701-03 S. Broad Street                                         Philadelphia              Pennsylvania          19148
    117     33-43 Ridgedale Avenue                                          East Hanover              New Jersey            07936
------------------------------------------------------------------------------------------------------------------------------------
    118     9104 Keystone Crossing                                          Indianapolis              Indiana               46240
    119
    119a    789 Linden Avenue                                               Pittsford (Rochester)     New York              14625
    119b    1901 Lac DeVille Boulevard                                      Brighton (Rochester)      New York              14618
    119c    2102 Lac DeVille Boulevard                                      Brighton (Rochester)      New York              14618
------------------------------------------------------------------------------------------------------------------------------------
    120     120 Patton Avenue                                               Ashville                  North Carolina        28801
    121     5111 Orchard Road                                               Pascagoula                Mississippi           39581
    122     9881 Carroll Centre Road                                        San Diego                 California            92126
    123     4477 Wrightsboro Road                                           Grovetown                 Georgia               30813
------------------------------------------------------------------------------------------------------------------------------------
    124
    124a    216 & 224 South Kellogg Avenue                                  Ames                      Iowa                  50010
    124b    219 South Sherman Avenue                                        Ames                      Iowa                  50010
    125     1830, 1850, 1876 Hacienda Drive                                 Vista                     California            92083
    126     4757 Valley View Boulevard                                      Roanoke                   Virginia              24012
------------------------------------------------------------------------------------------------------------------------------------
    127     100, 104 & 108 NW 5th Avenue                                    Altoona                   Iowa                  50009
    128     2101-2158 Marigold Street                                       Pocatello                 Idaho                 83201
    129     1450 West La Quinta Road                                        Nogales                   Arizona               85621
    130     1525 North Highway 46                                           Seguin                    Texas                 78155
    131     3122 East Colonial Drive                                        Orlando                   Florida               32803
------------------------------------------------------------------------------------------------------------------------------------
    132     3469 Lawrenceville Highway                                      Tucker                    Georgia               30084
    133     2211 East Highland Avenue                                       Phoenix                   Arizona               85016
    134     1512-1514 Pacific Avenue                                        Dallas                    Texas                 75201
    135     17-31 Hampton Park Road                                         Capital Heights           Maryland              20743
    136     14955 Gulf Boulevard                                            Madiera Beach             Florida               33708

                                                                                            % of Aggregate        Cumulative % of
  Control     Cross Collateralized                            Original      Cut-Off Date       Initial Pool         Initial Pool
  Number             Groups             Related Groups      Balance ($)      Balance ($)          Balance             Balance
------------------------------------------------------------------------------------------------------------------------------------
     1                                                         48,576,876       48,443,653         5.51                 5.51
------------------------------------------------------------------------------------------------------------------------------------
     2               Group A                Group 1            46,590,000       46,224,611         5.25                10.76
     2a
     2b
     2c
     2d
     2e
     2f
     2g
     2h
     2i
     2j
     2k
     2l
     2m
     2n
     2o
     2p
     2q
     2r
------------------------------------------------------------------------------------------------------------------------------------
     3                                                         37,000,000       36,959,753         4.20                14.96
     4                                                         29,500,000       29,425,174         3.34                18.30
     5                                                         28,500,000       28,500,000         3.24                21.54
     5a
     5b
     5c
------------------------------------------------------------------------------------------------------------------------------------
     6                                      Group 2            23,000,000       22,972,361         2.61                24.15
     6a
     6b
     6c
     6d
     6e
     6f
     6g
     6h
     6i
     6j
     6k
     6l
     6m
     6n
------------------------------------------------------------------------------------------------------------------------------------
     7                                                         18,960,000       18,904,581         2.15                26.30
     8                                                         17,050,000       17,050,000         1.94                28.24
     9                                                         14,885,000       14,871,558         1.69                29.93
    10                                                         14,600,000       14,600,000         1.66                31.59
------------------------------------------------------------------------------------------------------------------------------------
    11                                                         13,123,000       13,123,000         1.49                33.08
    11a
    11b
    11c
    12                                                         13,129,000       13,113,190         1.49                34.57
------------------------------------------------------------------------------------------------------------------------------------
    13                                                         12,950,000       12,897,774         1.47                36.04
    14                                                         12,780,000       12,764,323         1.45                37.49
    15                                                         12,000,000       11,955,484         1.36                38.85
    15a
    15b
------------------------------------------------------------------------------------------------------------------------------------
    16                                                         11,700,000       11,663,775         1.33                40.17
    17                                                         11,500,000       11,395,492         1.30                41.47
    18                                                         11,400,000       11,373,287         1.29                42.76
    19                                      Group 4            11,200,000       11,179,929         1.27                44.03
    20                                                         11,000,000       10,962,714         1.25                45.28
------------------------------------------------------------------------------------------------------------------------------------
    21                                                         10,280,000       10,260,577         1.17                46.44
    21a
    22a
    22                                                         10,000,000        9,965,512         1.13                47.57
    23                                      Group 5             9,300,000        9,266,742         1.05                48.63
------------------------------------------------------------------------------------------------------------------------------------
    24                                                          9,000,000        8,974,118         1.02                49.65
    25                                                          8,600,000        8,592,834         0.98                50.62
    26                                                          8,500,000        8,480,363         0.96                51.59
    27                                      Group 6             8,500,000        8,462,563         0.96                52.55
------------------------------------------------------------------------------------------------------------------------------------
    28                                                          8,450,000        8,432,397         0.96                53.51
    28a
    28b
    29                                      Group 5             8,375,000        8,345,079         0.95                54.46
    30                                                          8,350,000        8,296,082         0.94                55.40
------------------------------------------------------------------------------------------------------------------------------------
    31                                      Group 4             8,300,000        8,285,126         0.94                56.34
    32                                                          8,250,000        8,218,275         0.93                57.28
    33                                                          8,200,000        8,183,378         0.93                58.21
    34                                                          8,150,000        8,116,829         0.92                59.13
    35                                                          7,402,500        7,378,390         0.84                59.97
------------------------------------------------------------------------------------------------------------------------------------
    36                                                          7,029,000        7,010,321         0.80                60.76
    37                                                          7,000,000        7,000,000         0.80                61.56
    38                                                          6,874,000        6,855,468         0.78                62.34
    39                                                          6,750,000        6,744,614         0.77                63.10
    40                                      Group 7             6,500,000        6,479,775         0.74                63.84
------------------------------------------------------------------------------------------------------------------------------------
    41                                                          6,470,000        6,441,372         0.73                64.57
    42                                                          6,400,000        6,389,543         0.73                65.30
    43                                                          6,350,000        6,339,781         0.72                66.02
    44                                                          6,350,000        6,338,166         0.72                66.74
    45                                      Group 5             6,225,000        6,203,165         0.70                67.44
------------------------------------------------------------------------------------------------------------------------------------
    46                                                          5,900,000        5,878,111         0.67                68.11
    47                                      Group 8             5,500,000        5,484,407         0.62                68.74
    48                                                          5,450,000        5,427,978         0.62                69.35
    49                                                          5,416,000        5,409,356         0.61                69.97
    50                                                          5,395,000        5,385,148         0.61                70.58
------------------------------------------------------------------------------------------------------------------------------------
    51                                                          5,400,000        5,380,878         0.61                71.19
    52                                                          5,150,000        5,117,248         0.58                71.77
    53                                                          5,050,000        5,042,842         0.57                72.35
    54                                                          5,000,000        4,988,366         0.57                72.91
    55                                                          5,000,000        4,981,698         0.57                73.48
------------------------------------------------------------------------------------------------------------------------------------
    56                                                          4,940,000        4,928,177         0.56                74.04
    57                                      Group 8             4,900,000        4,886,807         0.56                74.59
    58                                                          4,900,000        4,874,984         0.55                75.15
    59                                                          4,875,000        4,843,762         0.55                75.70
    60                                                          4,750,000        4,742,278         0.54                76.24
------------------------------------------------------------------------------------------------------------------------------------
    61                                                          4,550,000        4,536,901         0.52                76.75
    62                                                          4,500,000        4,492,904         0.51                77.26
    63                                                          4,440,000        4,422,909         0.50                77.77
    64                                                          4,440,000        4,421,066         0.50                78.27
    65                                                          4,345,000        4,338,131         0.49                78.76
------------------------------------------------------------------------------------------------------------------------------------
    66                                                          4,297,000        4,279,355         0.49                79.25
    67                                                          4,210,000        4,198,342         0.48                79.73
    68                                      Group 6             4,200,000        4,188,544         0.48                80.20
    69                                                          4,150,000        4,142,988         0.47                80.67
    69a
    69b
------------------------------------------------------------------------------------------------------------------------------------
    70                                                          4,130,000        4,121,033         0.47                81.14
    71                                                          4,125,000        4,113,469         0.47                81.61
    72                                                          4,000,000        3,994,697         0.45                82.06
    73                                                          4,000,000        3,990,359         0.45                82.52
    74                                      Group 2             3,975,000        3,970,174         0.45                82.97
------------------------------------------------------------------------------------------------------------------------------------
    75                                                          3,975,000        3,960,682         0.45                83.42
    76                                                          3,765,000        3,754,106         0.43                83.84
    77                                                          3,700,000        3,688,040         0.42                84.26
    78                                                          3,600,000        3,593,662         0.41                84.67
    79                                                          3,525,000        3,514,071         0.40                85.07
------------------------------------------------------------------------------------------------------------------------------------
    80                                                          3,500,000        3,495,742         0.40                85.47
    81                                                          3,500,000        3,495,425         0.40                85.87
    82               Group B                Group 9             3,490,000        3,483,262         0.40                86.26
    83                                                          3,400,000        3,393,423         0.39                86.65
    84                                                          3,400,000        3,392,108         0.39                87.03
------------------------------------------------------------------------------------------------------------------------------------
    85                                                          3,375,000        3,365,901         0.38                87.42
    86                                                          3,350,000        3,347,468         0.38                87.80
    87                                                          3,300,000        3,296,289         0.37                88.17
    88                                                          3,300,000        3,286,928         0.37                88.54
    89               Group C               Group 10             3,296,000        3,282,064         0.37                88.92
------------------------------------------------------------------------------------------------------------------------------------
    90                                                          3,250,000        3,247,267         0.37                89.29
    91                                                          3,200,000        3,192,233         0.36                89.65
    92               Group C               Group 10             3,159,000        3,150,377         0.36                90.01
    93                                                          3,000,000        2,994,835         0.34                90.35
    94                                                          2,950,000        2,944,459         0.33                90.68
------------------------------------------------------------------------------------------------------------------------------------
    95                                      Group 7             2,850,000        2,841,774         0.32                91.01
    96                                                          2,800,000        2,790,128         0.32                91.32
    97                                                          2,800,000        2,783,302         0.32                91.64
    98                                                          2,740,000        2,731,843         0.31                91.95
    99                                                          2,732,000        2,725,910         0.31                92.26
------------------------------------------------------------------------------------------------------------------------------------
    100                                                         2,720,000        2,711,432         0.31                92.57
    101                                                         2,580,000        2,574,317         0.29                92.86
    102                                                         2,500,000        2,498,107         0.28                93.14
    103                                                         2,500,000        2,489,408         0.28                93.43
    104                                                         2,450,000        2,445,926         0.28                93.70
------------------------------------------------------------------------------------------------------------------------------------
    105                                                         2,400,000        2,387,958         0.27                93.98
    106                                                         2,369,000        2,366,280         0.27                94.24
    107                                                         2,359,000        2,353,407         0.27                94.51
    108                                                         2,350,000        2,346,897         0.27                94.78
    109                                                         2,300,000        2,300,000         0.26                95.04
------------------------------------------------------------------------------------------------------------------------------------
    110                                                         2,250,000        2,236,195         0.25                95.29
    111                                    Group 11             2,220,000        2,217,120         0.25                95.55
    111a
    111b
    112                                                         2,199,000        2,186,653         0.25                95.79
------------------------------------------------------------------------------------------------------------------------------------
    113                                                         2,150,000        2,142,225         0.24                96.04
    114                                                         2,057,000        2,052,641         0.23                96.27
    115                                                         2,045,000        2,043,349         0.23                96.50
    116                                                         2,014,000        2,008,723         0.23                96.73
    117                                                         1,945,000        1,937,700         0.22                96.95
------------------------------------------------------------------------------------------------------------------------------------
    118              Group A                Group 1             1,920,000        1,904,942         0.22                97.17
    119                                                         1,881,000        1,879,422         0.21                97.38
    119a
    119b
    119c
------------------------------------------------------------------------------------------------------------------------------------
    120                                                         1,800,000        1,796,101         0.20                97.59
    121                                                         1,775,000        1,775,000         0.20                97.79
    122                                                         1,680,000        1,675,798         0.19                97.98
    123              Group B                Group 9             1,628,000        1,624,857         0.18                98.16
------------------------------------------------------------------------------------------------------------------------------------
    124                                                         1,625,000        1,618,055         0.18                98.35
    124a
    124b
    125                                                         1,500,000        1,496,290         0.17                98.52
    126                                    Group 11             1,480,000        1,477,524         0.17                98.69
------------------------------------------------------------------------------------------------------------------------------------
    127                                                         1,460,000        1,455,894         0.17                98.85
    128                                                         1,450,000        1,446,431         0.16                99.02
    129              Group C               Group 10             1,421,000        1,414,992         0.16                99.18
    130                                                         1,400,000        1,394,821         0.16                99.33
    131                                    Group 11             1,250,000        1,246,427         0.14                99.48
------------------------------------------------------------------------------------------------------------------------------------
    132                                                         1,150,000        1,147,915         0.13                99.61
    133                                                         1,100,000        1,097,197         0.12                99.73
    134                                                         1,000,000          983,877         0.11                99.84
    135                                                           950,000          946,421         0.11                99.95
    136                                                           437,000          434,534         0.05                100.00



                                                  Interest                                                Original Interest
  Control     Mortgage Rate       Servicing       Accrual                                                    Only Period
  Number           (%)           Fee Rate (%)      Method                 Amortization Type                     (Mos.)
------------------------------------------------------------------------------------------------------------------------------
     1            8.1350            0.1276       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
     2            8.3700            0.1276       Actual/360               Hyper Amortizing
     2a
     2b
     2c
     2d
     2e
     2f
     2g
     2h
     2i
     2j
     2k
     2l
     2m
     2n
     2o
     2p
     2q
     2r
------------------------------------------------------------------------------------------------------------------------------
     3            9.0300            0.0526       Actual/360               Hyper Amortizing
     4            7.9100            0.0926       Actual/360                    Balloon
     5            7.7300            0.0776       Actual/360    Interest Only, then Amortizing Balloon             24
     5a
     5b
     5c
------------------------------------------------------------------------------------------------------------------------------
     6            8.5500            0.0526       Actual/360                    Balloon
     6a
     6b
     6c
     6d
     6e
     6f
     6g
     6h
     6i
     6j
     6k
     6l
     6m
     6n
------------------------------------------------------------------------------------------------------------------------------
     7            8.0300            0.0526       Actual/360                    Balloon
     8            7.7960            0.0426       Actual/360    Interest Only, then Amortizing Balloon             24
     9            7.9100            0.1276       Actual/360                    Balloon
    10            8.3300            0.1226       Actual/360                 Interest Only                         60
------------------------------------------------------------------------------------------------------------------------------
    11            8.7000            0.1276       Actual/360    Interest Only, then Amortizing Balloon             12
    11a
    11b
    11c
    12            8.5400            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    13            8.1300            0.1276       Actual/360                    Balloon
    14            8.4500            0.1276       Actual/360                    Balloon
    15            9.0100            0.1276       Actual/360                    Balloon
    15a
    15b
------------------------------------------------------------------------------------------------------------------------------
    16            7.8000            0.0526       Actual/360                    Balloon
    17            8.0300            0.0526       Actual/360                    Balloon
    18            8.2500            0.0526       Actual/360                    Balloon
    19            8.6800            0.1276       Actual/360                    Balloon
    20            8.2900            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    21            8.4100            0.0826       Actual/360                    Balloon
    21a
    22a
    22            8.2200            0.0526       Actual/360                    Balloon
    23            8.7480            0.1276       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    24            7.8800            0.0226       Actual/360                    Balloon
    25            8.5900            0.1276       Actual/360                    Balloon
    26            8.3100            0.0526       Actual/360                    Balloon
    27            8.5300            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    28            7.9100            0.0776       Actual/360               Hyper Amortizing
    28a
    28b
    29            8.7530            0.1276       Actual/360                    Balloon
    30            7.5600            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    31            8.6800            0.1276       Actual/360                    Balloon
    32            7.7700            0.0526       Actual/360                    Balloon
    33            8.0500            0.1276       Actual/360                    Balloon
    34            8.4300            0.0526       Actual/360                    Balloon
    35            8.4500            0.0526       Actual/360               Hyper Amortizing
------------------------------------------------------------------------------------------------------------------------------
    36            8.4000            0.1026       Actual/360                    Balloon
    37            9.0300            0.0526       Actual/360               Hyper Amortizing
    38            8.3450            0.0526       Actual/360                    Balloon
    39            8.9800            0.0526       Actual/360                    Balloon
    40            7.7800            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    41            8.2900            0.1276       Actual/360                    Balloon
    42            9.1500            0.1276       Actual/360                    Balloon
    43            8.4500            0.0526       Actual/360                    Balloon
    44            8.4800            0.1276       Actual/360                    Balloon
    45            8.8470            0.1276       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    46            7.9200            0.0526       Actual/360                    Balloon
    47            8.1500            0.0526       Actual/360                    Balloon
    48            8.1200            0.1276       Actual/360                    Balloon
    49            8.4500            0.0526       Actual/360                    Balloon
    50            7.9400            0.1276       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    51            7.7400            0.1276       Actual/360                    Balloon
    52            7.6200            0.0526       Actual/360                    Balloon
    53            8.8800            0.0526       Actual/360                    Balloon
    54            8.2800            0.0526       Actual/360               Hyper Amortizing
    55            8.4400            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    56            8.1600            0.0526       Actual/360                    Balloon
    57            8.3500            0.0526       Actual/360                    Balloon
    58            7.5800            0.0526       Actual/360                    Balloon
    59            8.3100            0.0526       Actual/360                    Balloon
    60            8.4100            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    61            8.0900            0.0526       Actual/360                    Balloon
    62            8.5300            0.0526       Actual/360                    Balloon
    63            8.2500            0.0526       Actual/360                    Balloon
    64            8.4700            0.1276       Actual/360                    Balloon
    65            8.5200            0.1026       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    66            8.0000            0.0526       Actual/360                    Balloon
    67            8.8750            0.1276       Actual/360                    Balloon
    68            8.3000            0.0526       Actual/360                    Balloon
    69            9.3400            0.0526       Actual/360                    Balloon
    69a
    69b
------------------------------------------------------------------------------------------------------------------------------
    70            8.5700            0.0526       Actual/360                    Balloon
    71            8.2050            0.0526       Actual/360               Hyper Amortizing
    72            8.0700            0.0526       Actual/360                    Balloon
    73            8.1300            0.0526       Actual/360                    Balloon
    74            8.5000            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    75            8.5000            0.0526       Actual/360                    Balloon
    76            8.0700            0.0526       Actual/360                    Balloon
    77            8.4800            0.0526       Actual/360                    Balloon
    78            8.0900            0.0526       Actual/360                    Balloon
    79            8.4000            0.1276       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    80            8.4900            0.0526       Actual/360                    Balloon
    81            8.1400            0.0526       Actual/360                    Balloon
    82            8.3000            0.0876       Actual/360                    Balloon
    83            9.1250            0.1276       Actual/360               Hyper Amortizing
    84            8.2900            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    85            8.3450            0.0526       Actual/360                    Balloon
    86            9.5000            0.1276       Actual/360                    Balloon
    87            8.8700            0.0526       Actual/360                    Balloon
    88            8.1400            0.0526       Actual/360                    Balloon
    89            8.1600            0.1276       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    90            8.5100            0.1276       Actual/360                    Balloon
    91            8.7400            0.0526       Actual/360                    Balloon
    92            8.1600            0.1276       Actual/360                    Balloon
    93            8.1800            0.0526       Actual/360                    Balloon
    94            8.4400            0.1276       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    95            8.0800            0.0526       Actual/360                    Balloon
    96            8.1300            0.0526       Actual/360                    Balloon
    97            8.4800            0.1276       Actual/360                    Balloon
    98            8.6000            0.1276       Actual/360                    Balloon
    99            8.4600            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    100           7.7300            0.0526       Actual/360                    Balloon
    101           8.5100            0.0526       Actual/360                    Balloon
    102           9.4800            0.1276       Actual/360                    Balloon
    103           7.8750            0.1276       Actual/360                    Balloon
    104           8.3200            0.1226       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    105           8.9200            0.0526       Actual/360                    Balloon
    106           8.7700            0.1276       Actual/360                    Balloon
    107           8.2000            0.0526       Actual/360                    Balloon
    108           8.0900            0.1276       Actual/360                    Balloon
    109           8.7300            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    110           7.7600            0.0526       Actual/360                    Balloon
    111           8.9300            0.1276       Actual/360                    Balloon
    111a
    111b
    112           8.6600            0.0526       Actual/360               Fully Amortizing
------------------------------------------------------------------------------------------------------------------------------
    113           7.6300            0.1276       Actual/360                    Balloon
    114           8.6700            0.0526       Actual/360                    Balloon
    115           8.8750            0.1276       Actual/360                    Balloon
    116           8.3800            0.1276       Actual/360                    Balloon
    117           8.5000            0.0526       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    118           8.3700            0.1276       Actual/360               Hyper Amortizing
    119           8.5300            0.0526       Actual/360               Hyper Amortizing
    119a
    119b
    119c
------------------------------------------------------------------------------------------------------------------------------
    120           9.4300            0.0526       Actual/360               Hyper Amortizing
    121           8.3900            0.1276       Actual/360    Interest Only, then Amortizing Balloon             12
    122           8.6300            0.1276       Actual/360                    Balloon
    123           8.3000            0.1276       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    124           7.8300            0.1276       Actual/360                    Balloon
    124a
    124b
    125           8.6900            0.1276       Actual/360                    Balloon
    126           9.0300            0.1276       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    127           8.0000            0.1276       Actual/360                    Balloon
    128           8.0400            0.0526       Actual/360                    Balloon
    129           8.1600            0.1276       Actual/360                    Balloon
    130           9.5200            0.0526       Actual/360                    Balloon
    131           8.8000            0.1276       Actual/360                    Balloon
------------------------------------------------------------------------------------------------------------------------------
    132           8.6200            0.1276       Actual/360                    Balloon
    133           8.5300            0.1276       Actual/360                    Balloon
    134           9.0000            0.0526       Actual/360               Fully Amortizing
    135           8.9100            0.1276       Actual/360                    Balloon
    136           9.6250            0.0526       Actual/360                    Balloon


                              Original
               Remaining       Term To       Remaining             Original               Remaining
  Control    Interest Only    Maturity        Term to         Amortization Term       Amortization Term
  Number     Period (Mos.)     (Mos.)     Maturity (Mos.)           (Mos.)                 (Mos.)            Origination Date
--------------------------------------------------------------------------------------------------------------------------------
     1                           120            116                  360                     356                 10/14/99
--------------------------------------------------------------------------------------------------------------------------------
     2                           120            112                  300                     292                 6/16/99
     2a
     2b
     2c
     2d
     2e
     2f
     2g
     2h
     2i
     2j
     2k
     2l
     2m
     2n
     2o
     2p
     2q
     2r
--------------------------------------------------------------------------------------------------------------------------------
     3                           120            118                  360                     358                 12/30/99
     4                           132            128                  360                     356                 10/4/99
     5             19            120            115                  360                     360                 10/1/99
     5a
     5b
     5c
--------------------------------------------------------------------------------------------------------------------------------
     6                           120            118                  360                     358                 12/21/99
     6a
     6b
     6c
     6d
     6e
     6f
     6g
     6h
     6i
     6j
     6k
     6l
     6m
     6n
--------------------------------------------------------------------------------------------------------------------------------
     7                           120            115                  360                     355                 9/30/99
     8             20            120            116                  360                     360                 11/10/99
     9                           120            119                  360                     359                 1/31/00
    10             58            60              58                                                              12/22/99
--------------------------------------------------------------------------------------------------------------------------------
    11             10            120            118                  360                     360                  1/4/00
    11a
    11b
    11c
    12                           120            118                  360                     358                 12/7/99
--------------------------------------------------------------------------------------------------------------------------------
    13                           120            114                  360                     354                  9/3/99
    14                           120            118                  360                     358                 12/21/99
    15                           120            116                  300                     296                 10/28/99
    15a
    15b
--------------------------------------------------------------------------------------------------------------------------------
    16                           120            115                  360                     355                 9/13/99
    17                           120            105                  360                     345                 11/17/98
    18                           120            116                  360                     356                 10/29/99
    19                           120            117                  360                     357                 11/18/99
    20                           120            114                  360                     354                  8/6/99
--------------------------------------------------------------------------------------------------------------------------------
    21                           120            117                  360                     357                 11/22/99
    21a
    22a
    22                           120            114                  360                     354                 8/27/99
    23                           120            114                  360                     354                 8/31/99
--------------------------------------------------------------------------------------------------------------------------------
    24                           120            116                  360                     356                 11/1/99
    25                           120            119                  360                     359                 1/21/00
    26                           120            116                  360                     356                 10/21/99
    27                           120            115                  300                     295                 9/10/99
--------------------------------------------------------------------------------------------------------------------------------
    28                           120            117                  360                     357                 11/30/99
    28a
    28b
    29                           120            114                  360                     354                 8/31/99
    30                           120            110                  360                     350                 4/29/99
--------------------------------------------------------------------------------------------------------------------------------
    31                           120            117                  360                     357                 11/18/99
    32                           120            114                  360                     354                  8/3/99
    33                           120            117                  360                     357                 12/2/99
    34                           120            112                  360                     352                 6/29/99
    35                           120            114                  360                     354                 8/20/99
--------------------------------------------------------------------------------------------------------------------------------
    36                           120            115                  360                     355                 9/22/99
    37                           120            120                  360                     360                  2/2/00
    38                           120            115                  360                     355                 9/17/99
    39                           120            119                  360                     359                 1/26/00
    40                           120            115                  360                     355                 9/30/99
--------------------------------------------------------------------------------------------------------------------------------
    41                           120            113                  360                     353                  8/9/99
    42                           84              81                  360                     357                 12/1/99
    43                           120            117                  360                     357                 11/30/99
    44                           120            117                  360                     357                 11/12/99
    45                           120            114                  360                     354                 8/31/99
--------------------------------------------------------------------------------------------------------------------------------
    46                           120            114                  360                     354                  8/9/99
    47                           120            115                  360                     355                 9/14/99
    48                           120            114                  360                     354                  9/8/99
    49                           120            118                  360                     358                 12/2/99
    50                           120            117                  360                     357                 12/1/99
--------------------------------------------------------------------------------------------------------------------------------
    51                           120            115                  360                     355                 10/6/99
    52                           120            110                  360                     350                 4/16/99
    53                           120            119                  270                     269                 1/31/00
    54                           120            116                  360                     356                 10/15/99
    55                           120            113                  360                     353                  7/8/99
--------------------------------------------------------------------------------------------------------------------------------
    56                           120            116                  360                     356                 10/4/99
    57                           120            115                  360                     355                 9/14/99
    58                           120            112                  360                     352                 6/10/99
    59                           120            108                  360                     348                 2/26/99
    60                           120            117                  360                     357                 11/12/99
--------------------------------------------------------------------------------------------------------------------------------
    61                           120            115                  360                     355                 9/28/99
    62                           120            117                  360                     357                 11/30/99
    63                           120            113                  360                     353                  7/6/99
    64                           120            113                  360                     353                  8/9/99
    65                           120            117                  360                     357                 11/12/99
--------------------------------------------------------------------------------------------------------------------------------
    66                           120            113                  360                     353                 7/26/99
    67                           120            117                  300                     297                 11/23/99
    68                           120            115                  360                     355                 9/13/99
    69                           120            118                  300                     298                 12/21/99
    69a
    69b
--------------------------------------------------------------------------------------------------------------------------------
    70                           120            116                  360                     356                 10/27/99
    71                           120            115                  360                     355                  9/1/99
    72                           120            118                  360                     358                 12/13/99
    73                           120            116                  360                     356                 10/18/99
    74                           120            118                  360                     358                 12/21/99
--------------------------------------------------------------------------------------------------------------------------------
    75                           120            113                  360                     353                 7/14/99
    76                           120            115                  360                     355                 9/17/99
    77                           120            114                  360                     354                 8/17/99
    78                           120            117                  360                     357                 11/29/99
    79                           120            115                  360                     355                 10/4/99
--------------------------------------------------------------------------------------------------------------------------------
    80                           120            118                  360                     358                 12/2/99
    81                           120            118                  360                     358                 12/14/99
    82                           120            117                  360                     357                 12/2/99
    83                           120            118                  300                     298                 12/22/99
    84                           120            116                  360                     356                 10/13/99
--------------------------------------------------------------------------------------------------------------------------------
    85                           120            115                  360                     355                 9/17/99
    86                           120            119                  360                     359                  2/1/00
    87                           120            118                  360                     358                 12/3/99
    88                           120            113                  360                     353                  7/8/99
    89                           120            116                  300                     296                 10/19/99
--------------------------------------------------------------------------------------------------------------------------------
    90                           120            119                  360                     359                  2/3/00
    91                           120            115                  360                     355                 9/23/99
    92                           120            116                  360                     356                 10/19/99
    93                           120            117                  360                     357                 11/18/99
    94                           120            117                  360                     357                 11/24/99
--------------------------------------------------------------------------------------------------------------------------------
    95                           120            115                  360                     355                 9/30/99
    96                           120            114                  360                     354                 8/30/99
    97                           120            114                  300                     294                 8/13/99
    98                           120            115                  360                     355                 9/20/99
    99                           120            116                  360                     356                 10/8/99
--------------------------------------------------------------------------------------------------------------------------------
    100                          120            115                  360                     355                 9/10/99
    101                          120            116                  360                     356                 10/20/99
    102                          120            119                  360                     359                 1/20/00
    103                          120            114                  360                     354                 8/31/99
    104                          120            117                  360                     357                 11/29/99
--------------------------------------------------------------------------------------------------------------------------------
    105                          120            114                  300                     294                 8/17/99
    106                          120            118                  360                     358                 12/23/99
    107                          120            116                  360                     356                 10/14/99
    108                          120            118                  360                     358                 12/20/99
    109                          120            120                  360                     360                  2/9/00
--------------------------------------------------------------------------------------------------------------------------------
    110                          120            110                  360                     350                 4/23/99
    111                          132            130                  360                     358                 12/15/99
    111a
    111b
    112                          180            178                  180                     178                 12/15/99
--------------------------------------------------------------------------------------------------------------------------------
    113                          120            115                  360                     355                 9/13/99
    114                          120            116                  360                     356                 10/15/99
    115                          120            119                  360                     359                 1/28/00
    116                          120            116                  360                     356                 11/1/99
    117                          120            114                  342                     336                 8/13/99
--------------------------------------------------------------------------------------------------------------------------------
    118                          120            112                  300                     292                 6/16/99
    119                          120            119                  360                     359                 1/19/00
    119a
    119b
    119c
--------------------------------------------------------------------------------------------------------------------------------
    120                          120            118                  270                     268                 12/20/99
    121            10            120            118                  360                     360                 12/28/99
    122                          120            116                  360                     356                 11/3/99
    123                          120            117                  360                     357                 12/2/99
--------------------------------------------------------------------------------------------------------------------------------
    124                          120            114                  360                     354                 8/31/99
    124a
    124b
    125                          120            116                  360                     356                 10/18/99
    126                          132            129                  360                     357                 11/29/99
--------------------------------------------------------------------------------------------------------------------------------
    127                          120            116                  360                     356                 10/25/99
    128                          120            116                  360                     356                 10/7/99
    129                          120            116                  300                     296                 10/19/99
    130                          120            113                  330                     323                 6/25/99
    131                          132            127                  360                     355                 10/8/99
--------------------------------------------------------------------------------------------------------------------------------
    132                          120            117                  360                     357                 11/15/99
    133                          120            116                  360                     356                 10/29/99
    134                          180            174                  177                     171                 8/30/99
    135                          120            116                  300                     296                 11/4/99
    136                          120            113                  287                     280                 7/28/99


                                                                                                                      Annual
  Control     Maturity Date      Balloon or ARD                                                        Control         Debt
  Number         or ARD            Balance ($)                    Prepayment Provision                  Number      Service ($)
----------------------------------------------------------------------------------------------------------------------------------
     1          11/10/09                42,838,456             Lock/28_Defeasance/89_0%/3                  1         4,380,610.20
----------------------------------------------------------------------------------------------------------------------------------
     2           7/1/09                 38,094,187             Lock/35_Defeasance/81_0%/4                  2         4,499,972.52
     2a                                                                                                    2a
     2b                                                                                                    2b
     2c                                                                                                    2c
     2d                                                                                                    2d
     2e                                                                                                    2e
     2f                                                                                                    2f
     2g                                                                                                    2g
     2h                                                                                                    2h
     2i                                                                                                    2i
     2j                                                                                                    2j
     2k                                                                                                    2k
     2l                                                                                                    2l
     2m                                                                                                    2m
     2n                                                                                                    2n
     2o                                                                                                    2o
     2p                                                                                                    2p
     2q                                                                                                    2q
     2r                                                                                                    2r
----------------------------------------------------------------------------------------------------------------------------------
     3           1/1/10                 33,870,697             Lock/47_Defeasance/69_0%/4                  3         3,582,112.80
     4           11/1/10                25,846,159             Lock/28_Defeasance/97_0%/7                  4         2,575,351.08
     5          10/10/09                25,875,192             Lock/29_Defeasance/89_0%/2                  5         2,472,000.60
     5a                                                                                                    5a
     5b                                                                                                    5b
     5c                                                                                                    5c
----------------------------------------------------------------------------------------------------------------------------------
     6           1/1/10                 20,834,068             Lock/26_Defeasance/90_0%/4                  6         2,131,989.00
     6a                                                                                                    6a
     6b                                                                                                    6b
     6c                                                                                                    6c
     6d                                                                                                    6d
     6e                                                                                                    6e
     6f                                                                                                    6f
     6g                                                                                                    6g
     6h                                                                                                    6h
     6i                                                                                                    6i
     6j                                                                                                    6j
     6k                                                                                                    6k
     6l                                                                                                    6l
     6m                                                                                                    6m
     6n                                                                                                    6n
----------------------------------------------------------------------------------------------------------------------------------
     7           10/1/09                16,973,082             Lock/29_Defeasance/87_0%/4                  7         1,674,221.88
     8          11/10/09                15,496,337             Lock/28_Defeasance/89_0%/3                  8         1,488,191.04
     9           2/10/10                13,281,448             Lock/25_Defeasance/93_0%/2                  9         1,299,460.92
    10           1/1/05                 14,600,000             Lock/26_Defeasance/30_0%/4                 10         1,236,449.67
----------------------------------------------------------------------------------------------------------------------------------
    11           1/5/10                 12,091,514             Lock/26_Defeasance/90_0%/4                 11         1,233,428.76
    11a                                                                                                   11a
    11b                                                                                                   11b
    11c                                                                                                   11c
    12           1/1/10                 11,889,951             Lock/26_Defeasance/90_0%/4                 12         1,215,876.84
----------------------------------------------------------------------------------------------------------------------------------
    13           9/10/09                11,419,033               Lock/30_Defeasance/90                    13         1,167,295.08
    14           1/5/10                 11,550,335             Lock/26_Defeasance/91_0%/3                 14         1,173,775.68
    15          11/10/09                 9,962,075             Lock/28_Defeasance/90_0%/2                 15         1,222,360.32
    15a                                                                                                   15a
    15b                                                                                                   15b
----------------------------------------------------------------------------------------------------------------------------------
    16           10/1/09                10,415,969             Lock/35_Defeasance/81_0%/4                 16         1,010,698.20
    17           12/1/08                10,293,368             Lock/47_Defeasance/70_0%/3                 17         1,015,482.72
    18           11/1/09                10,256,307             Lock/28_Defeasance/87_0%/5                 18         1,027,732.68
    19          12/10/09                 9,982,238             Lock/27_Defeasance/91_0%/2                 19         1,062,826.44
    20           9/1/09                  9,906,036             Lock/35_Defeasance/81_0%/4                 20           995,386.32
----------------------------------------------------------------------------------------------------------------------------------
    21          12/10/09                 9,115,185             Lock/27_Defeasance/92_0%/1                 21           951,443.52
    21a                                                                                                   21a
    22a                                                                                                   22a
    22           9/1/09                  8,990,854             Lock/30_Defeasance/85_0%/5                 22           898,990.44
    23           9/10/09                 8,299,305             Lock/30_Defeasance/88_0%/2                 23           887,972.64
----------------------------------------------------------------------------------------------------------------------------------
    24          11/10/09                 7,895,307             Lock/28_Defeasance/90_0%/2                 24           792,051.12
    25           2/5/10                  7,795,427             Lock/25_Defeasance/93_0%/2                 25           800,110.56
    26           11/1/09                 7,657,880             Lock/28_Defeasance/88_0%/4                 26           770,598.60
    27           10/1/09                 7,113,964             Lock/29_Defeasance/87_0%/4                 27           823,394.64
----------------------------------------------------------------------------------------------------------------------------------
    28          12/10/09                 7,417,470             Lock/27_Defeasance/91_0%/2                 28           745,871.64
    28a                                                                                                   28a
    28b                                                                                                   28b
    29           9/10/09                 7,474,529             Lock/30_Defeasance/88_0%/2                 29           800,018.28
    30           5/1/09                  7,391,378             Lock/34_Defeasance/82_0%/4                 30           704,734.32
----------------------------------------------------------------------------------------------------------------------------------
    31          12/10/09                 7,397,551             Lock/27_Defeasance/91_0%/2                 31           787,630.32
    32           9/1/09                  7,338,188             Lock/30_Defeasance/86_0%/4                 32           710,616.84
    33          12/10/09                 7,218,852             Lock/27_Defeasance/92_0%/1                 33           733,581.36
    34           7/1/09                  7,366,171             Lock/47_Defeasance/69_0%/4                 34           747,150.96
    35           9/1/09                  6,690,840             Lock/35_Defeasance/81_0%/4                 35           679,880.64
----------------------------------------------------------------------------------------------------------------------------------
    36           10/1/09                 6,347,037             Lock/29_Defeasance/87_0%/4                 36           642,594.84
    37           3/1/10                  6,408,772             Lock/24_Defeasance/92_0%/4                 37           677,697.00
    38           10/1/09                 6,199,233             Lock/29_Defeasance/87_0%/4                 38           625,222.44
    39           2/1/10                  6,171,006             Lock/35_Defeasance/81_0%/4                 39           650,578.92
    40           10/1/09                 5,783,823             Lock/29_Defeasance/87_0%/4                 40           560,419.44
----------------------------------------------------------------------------------------------------------------------------------
    41           8/10/09                 5,723,385             Lock/31_Defeasance/87_0%/2                 41           592,156.32
    42          12/10/06                 6,012,682             Lock/27_Defeasance/55_0%/2                 42           633,717.48
    43           12/1/09                 5,740,219             Lock/27_Defeasance/89_0%/4                 43           583,214.04
    44          12/10/09                 5,638,121             Lock/27_Defeasance/91_0%/2                 44           591,554.88
    45           9/10/09                 5,565,314             Lock/30_Defeasance/88_0%/2                 45           599,755.68
----------------------------------------------------------------------------------------------------------------------------------
    46           9/1/09                  5,267,044             Lock/30_Defeasance/86_0%/4                 46           515,562.24
    47           10/1/09                 4,937,633             Lock/35_Defeasance/81_0%/4                 47           491,203.80
    48           9/10/09                 4,804,721             Lock/30_Defeasance/88_0%/2                 48           490,789.08
    49           1/1/10                  4,894,884             Lock/35_Defeasance/81_0%/4                 49           497,431.08
    50          12/10/09                 4,819,050             Lock/27_Defeasance/89_0%/4                 50           472,334.04
----------------------------------------------------------------------------------------------------------------------------------
    51          10/10/09                 4,723,185             Lock/29_Defeasance/90_0%/1                 51           468,888.12
    52           5/1/09                  4,565,600               Lock/34_Defeasance/86                    52           437,204.04
    53           2/1/10                  4,009,448             Lock/25_Defeasance/91_0%/4                 53           519,393.00
    54           11/1/09                 4,501,512             Lock/28_Defeasance/88_0%/4                 54           452,025.96
    55           8/1/09                  4,519,224             Lock/47_Defeasance/69_0%/4                 55           458,799.12
----------------------------------------------------------------------------------------------------------------------------------
    56           11/1/09                 4,435,072             Lock/28_Defeasance/88_0%/4                 56           441,605.76
    57           10/1/09                 4,419,515             Lock/35_Defeasance/81_0%/4                 57           445,885.20
    58           7/1/09                  4,339,490             Lock/32_Defeasance/84_0%/4                 58           414,363.96
    59           3/1/09                  4,394,177             Lock/36_Defeasance/80_0%/4                 59           441,969.60
    60           12/1/09                 4,289,944             Lock/27_Defeasance/89_0%/4                 60           434,650.20
----------------------------------------------------------------------------------------------------------------------------------
    61           10/1/09                 4,078,989             Lock/35_Defeasance/81_0%/4                 61           404,066.40
    62           12/1/09                 4,075,264             Lock/27_Defeasance/89_0%/4                 62           416,361.96
    63           8/1/09                  3,995,523             Lock/35_Defeasance/81_0%/4                 63           400,274.88
    64           8/10/09                 3,941,471             Lock/31_Defeasance/88_0%/1                 64           413,262.00
    65           12/1/09                 3,934,006             Lock/27_Defeasance/89_0%/4                 65           401,650.68
----------------------------------------------------------------------------------------------------------------------------------
    66           8/1/09                  3,844,093             Lock/35_Defeasance/81_0%/4                 66           378,358.32
    67          12/10/09                 3,484,137             Lock/27_Defeasance/89_0%/4                 67           424,141.80
    68           10/1/09                 3,783,783             Lock/35_Defeasance/81_0%/4                 68           380,411.40
    69           1/1/10                  3,548,326             Lock/35_Defeasance/81_0%/4                 69           429,575.04
    69a                                                                                                   69a
    69b                                                                                                   69b
----------------------------------------------------------------------------------------------------------------------------------
    70           11/1/09                 3,742,928             Lock/35_Defeasance/81_0%/4                 70           383,534.88
    71           10/1/09                 3,708,006             Lock/29_Defeasance/87_0%/4                 71           370,312.20
    72           1/1/10                  3,583,398             Lock/26_Defeasance/90_0%/4                 72           354,552.12
    73           11/1/09                 3,588,622             Lock/28_Defeasance/88_0%/4                 73           356,566.68
    74           1/1/10                  3,596,611             Lock/26_Defeasance/90_0%/4                 74           366,771.72
----------------------------------------------------------------------------------------------------------------------------------
    75           8/1/09                  3,597,694             Lock/31_Defeasance/85_0%/4                 75           366,771.72
    76           10/1/09                 3,373,653             Lock/29_Defeasance/87_0%/4                 76           333,722.16
    77           9/1/09                  3,346,572             Lock/35_Defeasance/81_0%/4                 77           340,768.44
    78           12/1/09                 3,227,202             Lock/27_Defeasance/89_0%/4                 78           319,700.88
    79          10/10/09                 3,124,973             Lock/29_Defeasance/88_0%/3                 79           325,953.72
----------------------------------------------------------------------------------------------------------------------------------
    80           1/1/10                  3,166,110             Lock/26_Defeasance/90_0%/4                 80           322,646.04
    81           1/1/10                  3,140,652             Lock/35_Defeasance/81_0%/4                 81           312,290.04
    82          12/10/09                 3,087,889             Lock/27_Defeasance/91_0%/2                 82           319,698.96
    83           1/1/10                  2,830,010             Lock/47_Defeasance/71_0%/2                 83           349,604.04
    84           11/1/09                 3,061,736             Lock/35_Defeasance/81_0%/4                 84           307,664.88
----------------------------------------------------------------------------------------------------------------------------------
    85           10/1/09                 3,043,703             Lock/29_Defeasance/87_0%/4                 85           306,972.00
    86           2/10/10                 3,096,111             Lock/25_Defeasance/93_0%/2                 86           338,023.44
    87           1/1/10                  3,010,484             Lock/26_Defeasance/90_0%/4                 87           314,933.40
    88           8/1/09                  2,962,003             Lock/35_Defeasance/81_0%/4                 88           294,444.84
    89          11/10/09                 2,680,964             Lock/28_Defeasance/90_0%/2                 89           312,601.68
----------------------------------------------------------------------------------------------------------------------------------
    90           2/5/10                  2,940,661             Lock/25_Defeasance/93_0%/2                 90           300,152.64
    91           10/1/09                 2,911,744             Lock/29_Defeasance/87_0%/4                 91           301,818.72
    92          11/10/09                 2,787,230             Lock/28_Defeasance/90_0%/2                 92           285,551.52
    93           12/1/09                 2,695,041             Lock/27_Defeasance/89_0%/4                 93           268,686.48
    94          12/10/09                 2,617,262             Lock/27_Defeasance/89_0%/4                 94           273,795.84
----------------------------------------------------------------------------------------------------------------------------------
    95           10/1/09                 2,554,367             Lock/29_Defeasance/87_0%/4                 95           252,857.40
    96           9/1/09                  2,512,138             Lock/35_Defeasance/81_0%/4                 96           249,596.64
    97           9/10/09                 2,295,572             Lock/30_Defeasance/86_0%/4                 97           272,903.64
    98          10/10/09                 2,438,404             Lock/29_Defeasance/89_0%/2                 98           258,113.16
    99           11/1/09                 2,469,804             Lock/28_Defeasance/88_0%/4                 99           251,151.84
----------------------------------------------------------------------------------------------------------------------------------
    100          10/1/09                 2,417,343             Lock/35_Defeasance/81_0%/4                100           233,385.96
    101          11/1/09                 2,335,037             Lock/28_Defeasance/88_0%/4                101           238,275.12
    102          2/5/10                  2,309,591             Lock/25_Defeasance/93_0%/2                102           251,818.56
    103          9/10/09                 2,192,907             Lock/30_Defeasance/87_0%/3                103           219,914.04
    104          12/1/09                 2,208,133             Lock/27_Defeasance/89_0%/4                104           222,320.88
----------------------------------------------------------------------------------------------------------------------------------
    105          9/1/09                  2,029,693             Lock/35_Defeasance/81_0%/4                105           240,112.80
    106          1/5/10                  2,156,439             Lock/26_Defeasance/92_0%/2                106           224,049.36
    107          11/1/09                 2,119,865             Lock/28_Defeasance/88_0%/4                107           211,674.36
    108          1/10/10                 2,106,241             Lock/26_Defeasance/90_0%/4                108           208,693.68
    109          3/1/10                  2,092,008             Lock/24_Defeasance/92_0%/4                109           216,735.24
----------------------------------------------------------------------------------------------------------------------------------
    110          5/1/09                  2,001,603             Lock/47_Defeasance/69_0%/4                110           193,617.96
    111          1/10/11                 1,950,667            Lock/26_Defeasance/104_0%/2                111           215,490.60
    111a                                                                                                 111a
    111b                                                                                                 111b
    112          1/1/15                          -            Lock/26_Defeasance/150_0%/4                112           264,281.52
----------------------------------------------------------------------------------------------------------------------------------
    113         10/10/09                 1,876,344             Lock/29_Defeasance/89_0%/2                113           184,676.28
    114          11/1/09                 1,868,385             Lock/35_Defeasance/81_0%/4                114           192,780.48
    115          2/5/10                  1,865,353             Lock/25_Defeasance/93_0%/2                115           195,251.28
    116         11/10/09                 1,784,750             Lock/28_Defeasance/90_0%/2                116           185,860.92
    117          9/1/09                  1,727,611             Lock/47_Defeasance/69_0%/4                117           181,516.20
----------------------------------------------------------------------------------------------------------------------------------
    118          7/1/09                  1,569,883             Lock/35_Defeasance/81_0%/4                118           185,446.32
    119          2/1/10                  1,702,731             Lock/35_Defeasance/81_0%/4                119           174,039.24
    119a                                                                                                 119a
    119b                                                                                                 119b
    119c                                                                                                 119c
----------------------------------------------------------------------------------------------------------------------------------
    120          1/1/10                  1,452,703             Lock/47_Defeasance/69_0%/4                120           193,066.20
    121          1/10/10                 1,625,967             Lock/26_Defeasance/92_0%/2                121           162,120.96
    122         11/10/09                 1,495,929             Lock/28_Defeasance/90_0%/2                122           158,676.12
    123         12/10/09                 1,440,425             Lock/27_Defeasance/91_0%/2                123           149,131.80
----------------------------------------------------------------------------------------------------------------------------------
    124          9/10/09                 1,424,043             Lock/30_Defeasance/88_0%/2                124           142,324.20
    124a                                                                                                 124a
    124b                                                                                                 124b
    125         11/10/09                 1,337,156             Lock/28_Defeasance/90_0%/2                125           142,458.48
    126         12/10/10                 1,303,083            Lock/27_Defeasance/103_0%/2                126           144,981.24
----------------------------------------------------------------------------------------------------------------------------------
    127         11/10/09                 1,283,989             Lock/28_Defeasance/90_0%/2                127           129,978.00
    128          11/1/09                 1,298,110             Lock/28_Defeasance/88_0%/4                128           128,160.60
    129         11/10/09                 1,155,841             Lock/28_Defeasance/90_0%/2                129           134,771.52
    130          8/1/09                  1,255,706             Lock/31_Defeasance/85_0%/4                130           143,872.20
    131         10/10/10                 1,095,410             Lock/29_Defeasance/99_0%/4                131           119,931.72
----------------------------------------------------------------------------------------------------------------------------------
    132         12/10/09                 1,023,806             Lock/27_Defeasance/92_0%/1                132           108,528.96
    133         11/10/09                   977,619             Lock/28_Defeasance/91_0%/1                133           102,939.96
    134          9/1/14                          -          Lock/120_3%/12_2%/12_1%/24_0%/12             134           122,649.12
    135         11/10/09                   786,846             Lock/28_Defeasance/91_0%/1                135            95,976.00
    136          8/1/09                    367,776      Lock/59_>1% or Yield Maintenance/57_0%/4         136            46,793.88




  Control         Underwritten Net         Underwritten Net       Underwritten NCF      Cross Collateralized        Original
  Number        Operating Income ($)         Cash Flow ($)            DSCR (x)                DSCR (x)          Appraisal Value
-----------------------------------------------------------------------------------------------------------------------------------
     1                        5,734,962              5,656,662          1.29                                            73,100,000
-----------------------------------------------------------------------------------------------------------------------------------
     2                        8,551,567              8,551,567          1.90                    1.90                    93,950,000
     2a                         329,147                329,147                                                           4,050,000
     2b                         427,069                427,069                                                           4,250,000
     2c                         317,856                317,856                                                           3,600,000
     2d                         496,388                496,388                                                           5,050,000
     2e                         404,571                404,571                                                           4,400,000
     2f                         332,190                332,190                                                           3,650,000
     2g                         436,041                436,041                                                           4,100,000
     2h                         286,046                286,046                                                           2,800,000
     2i                         371,687                371,687                                                           3,700,000
     2j                         653,874                653,874                                                           6,150,000
     2k                         304,815                304,815                                                           4,400,000
     2l                         380,295                380,295                                                           4,400,000
     2m                         489,469                489,469                                                           5,300,000
     2n                         596,340                596,340                                                           5,250,000
     2o                         431,523                431,523                                                           4,700,000
     2p                         971,638                971,638                                                          11,100,000
     2q                         407,910                407,910                                                           4,750,000
     2r                         914,713                914,713                                                          12,300,000
-----------------------------------------------------------------------------------------------------------------------------------
     3                        5,102,210              4,792,223          1.34                                            54,500,000
     4                        4,188,250              3,783,774          1.47                                            47,500,000
     5                        3,142,287              2,964,503          1.20                                            36,310,000
     5a                       1,097,007              1,042,303                                                          12,980,000
     5b                       1,091,638              1,037,438                                                          12,430,000
     5c                         953,642                884,762                                                          10,900,000
-----------------------------------------------------------------------------------------------------------------------------------
     6                        2,919,044              2,666,100          1.25                                            29,100,000
     6a                       2,919,044              2,666,100                                                           2,028,140
     6b                               -                      -                                                           3,129,243
     6c                               -                      -                                                           3,051,012
     6d                               -                      -                                                             383,332
     6e                               -                      -                                                             383,332
     6f                               -                      -                                                           2,581,625
     6g                               -                      -                                                           1,642,852
     6h                               -                      -                                                           1,627,206
     6i                               -                      -                                                           2,339,109
     6j                               -                      -                                                           2,077,035
     6k                               -                      -                                                           2,757,645
     6l                               -                      -                                                           2,698,972
     6m                               -                      -                                                           1,173,466
     6n                               -                      -                                                           3,227,031
-----------------------------------------------------------------------------------------------------------------------------------
     7                        2,077,642              2,014,642          1.20                                            23,700,000
     8                        1,877,606              1,794,406          1.21                                            23,000,000
     9                        1,680,396              1,609,446          1.24                                            21,200,000
    10                        1,916,578              1,763,875          1.43                                            20,900,000
-----------------------------------------------------------------------------------------------------------------------------------
    11                        1,947,620              1,682,798          1.36                                            20,900,000
    11a                       1,164,640              1,015,234                                                          12,500,000
    11b                         485,636                411,031                                                           5,200,000
    11c                         297,344                256,533                                                           3,200,000
    12                        1,525,949              1,418,472          1.17                                            16,500,000
-----------------------------------------------------------------------------------------------------------------------------------
    13                        1,524,152              1,402,652          1.20                                            17,000,000
    14                        1,475,862              1,406,164          1.20                                            16,000,000
    15                        1,684,941              1,592,051          1.30                                            19,969,000
    15a                       1,147,089              1,082,451                                                          13,569,000
    15b                         537,852                509,600                                                           6,400,000
-----------------------------------------------------------------------------------------------------------------------------------
    16                        1,457,853              1,388,353          1.37                                            14,650,000
    17                        1,421,776              1,229,774          1.21                                            18,000,000
    18                        1,311,010              1,278,010          1.24                                            14,725,000
    19                        1,496,178              1,320,205          1.65                                            17,000,000
    20                        1,352,593              1,280,414          1.29                                            14,200,000
-----------------------------------------------------------------------------------------------------------------------------------
    21                        1,369,159              1,211,468          1.27                                            14,100,000
    21a                         584,892                496,097                                                           6,100,000
    22a                         784,267                715,371                                                           8,000,000
    22                        1,345,625              1,234,414          1.37                                            14,100,000
    23                        1,175,284              1,123,771          1.27                                            12,900,000
-----------------------------------------------------------------------------------------------------------------------------------
    24                        1,014,817                991,317          1.25                                            11,960,000
    25                          985,480                918,435          1.20                                            11,000,000
    26                          896,746                847,678          1.25                                            10,985,000
    27                        1,358,417              1,201,272          1.46                                            13,100,000
-----------------------------------------------------------------------------------------------------------------------------------
    28                        1,041,997                954,022          1.28                                            10,600,000
    28a                         684,994                635,269                                                           6,900,000
    28b                         357,003                318,753                                                           3,700,000
    29                        1,058,769              1,012,327          1.27                                            11,600,000
    30                        1,482,328              1,340,410          1.90                                            14,700,000
-----------------------------------------------------------------------------------------------------------------------------------
    31                        1,090,466                952,717          1.21                                            13,000,000
    32                          883,779                836,529          1.18                                            10,350,000
    33                          911,225                887,225          1.21                                            10,400,000
    34                        1,199,043              1,048,787          1.40                                            11,500,000
    35                        1,077,785                851,591          1.25                                             9,870,000
-----------------------------------------------------------------------------------------------------------------------------------
    36                          901,072                807,236          1.26                                             9,200,000
    37                          985,909                938,581          1.38                                            10,700,000
    38                          818,323                782,712          1.25                                            10,200,000
    39                          909,343                856,941          1.55                                            10,400,000
    40                        1,882,363              1,776,613          3.17                                            15,000,000
-----------------------------------------------------------------------------------------------------------------------------------
    41                          800,563                710,563          1.20                                             8,100,000
    42                          884,412                791,423          1.25                                             8,620,000
    43                          871,498                762,079          1.31                                             8,700,000
    44                          831,247                739,029          1.25                                             8,780,000
    45                          793,085                757,023          1.26                                             8,600,000
-----------------------------------------------------------------------------------------------------------------------------------
    46                          790,498                734,498          1.42                                             8,750,000
    47                          802,977                706,297          1.44                                             8,500,000
    48                          732,433                629,820          1.28                                             8,200,000
    49                          684,760                611,508          1.23                                             6,900,000
    50                          649,904                590,384          1.25                                             7,000,000
-----------------------------------------------------------------------------------------------------------------------------------
    51                          890,170                856,044          1.83                                            11,300,000
    52                          643,696                573,426          1.31                                             7,000,000
    53                          709,608                649,039          1.25                                             7,250,000
    54                          600,044                541,294          1.20                                             6,600,000
    55                          761,037                643,781          1.40                                             8,400,000
-----------------------------------------------------------------------------------------------------------------------------------
    56                          593,420                539,686          1.22                                             6,200,000
    57                          636,528                558,886          1.25                                             6,600,000
    58                          540,663                512,663          1.24                                             6,600,000
    59                          599,889                524,907          1.19                                             6,700,000
    60                          623,234                543,012          1.25                                             6,450,000
-----------------------------------------------------------------------------------------------------------------------------------
    61                          537,752                503,693          1.25                                             5,750,000
    62                          587,874                547,477          1.31                                             5,800,000
    63                          537,540                530,540          1.55                                             5,600,000
    64                          555,874                517,941          1.25                                             6,900,000
    65                          553,576                500,208          1.25                                             5,675,000
-----------------------------------------------------------------------------------------------------------------------------------
    66                          498,620                472,890          1.25                                             5,500,000
    67                          761,582                560,334          1.32                                             7,200,000
    68                          648,323                549,571          1.44                                             6,100,000
    69                          623,725                586,553          1.37                                             6,650,000
    69a                         623,725                586,553                                                           2,550,000
    69b                               -                      -                                                           4,100,000
-----------------------------------------------------------------------------------------------------------------------------------
    70                          580,075                541,325          1.41                                             5,550,000
    71                          512,069                464,921          1.26                                             7,100,000
    72                          888,514                803,414          2.27                                             8,200,000
    73                          438,165                431,915          1.21                                             5,000,000
    74                          525,903                465,545          1.27                                             5,160,000
-----------------------------------------------------------------------------------------------------------------------------------
    75                          438,653                403,566          1.10                                             5,300,000
    76                          528,655                479,155          1.44                                             4,750,000
    77                          527,572                466,421          1.37                                             6,100,000
    78                          436,648                422,250          1.32                                             5,400,000
    79                          479,427                401,057          1.23                                             4,700,000
-----------------------------------------------------------------------------------------------------------------------------------
    80                          420,558                384,589          1.19                                             5,130,000
    81                          446,916                415,246          1.33                                             4,500,000
    82                          394,482                387,217          1.21                    1.21                     4,350,000
    83                          586,451                586,451          1.68                                             7,300,000
    84                          445,249                401,803          1.31                                             4,600,000
-----------------------------------------------------------------------------------------------------------------------------------
    85                          405,929                387,263          1.26                                             5,200,000
    86                          518,939                428,514          1.27                                             5,000,000
    87                          518,865                461,897          1.47                                             4,500,000
    88                          615,472                539,591          1.83                                             7,500,000
    89                          446,271                404,769          1.29                    1.29                     4,500,000
-----------------------------------------------------------------------------------------------------------------------------------
    90                          407,714                382,138          1.27                                             4,200,000
    91                          471,400                402,106          1.33                                             5,575,000
    92                          416,578                373,022          1.31                    1.29                     4,300,000
    93                          355,351                335,297          1.25                                             3,750,000
    94                          363,004                340,925          1.25                                             3,900,000
-----------------------------------------------------------------------------------------------------------------------------------
    95                          523,298                471,061          1.86                                             4,600,000
    96                          337,780                310,420          1.24                                             3,800,000
    97                          330,380                315,870          1.16                                             3,600,000
    98                          384,932                339,236          1.31                                             4,070,000
    99                          349,515                315,184          1.25                                             3,630,000
-----------------------------------------------------------------------------------------------------------------------------------
    100                         401,792                363,792          1.56                                             3,400,000
    101                         334,184                304,798          1.28                                             3,225,000
    102                         380,010                334,138          1.33                                             4,000,000
    103                         307,793                276,293          1.26                                             3,125,000
    104                         338,345                304,235          1.37                                             3,430,000
-----------------------------------------------------------------------------------------------------------------------------------
    105                         323,782                302,967          1.26                                             3,400,000
    106                         286,265                268,063          1.20                                             3,100,000
    107                         286,265                263,643          1.25                                             3,025,000
    108                         287,527                266,077          1.27                                             3,000,000
    109                         407,190                370,225          1.71                                             4,000,000
-----------------------------------------------------------------------------------------------------------------------------------
    110                         311,912                277,450          1.43                                             3,500,000
    111                         281,321                267,048          1.24                                             3,340,000
   111a                         175,582                166,552                                                           2,000,000
   111b                         105,739                100,496                                                           1,340,000
    112                         383,600                339,150          1.28                                             3,800,000
-----------------------------------------------------------------------------------------------------------------------------------
    113                         277,216                250,237          1.36                                             2,720,000
    114                         274,955                242,523          1.26                                             2,750,000
    115                         275,012                245,428          1.26                                             2,850,000
    116                         268,487                246,929          1.33                                             2,650,000
    117                         224,460                211,393          1.16                                             2,600,000
-----------------------------------------------------------------------------------------------------------------------------------
    118                         352,684                352,684          1.90                    1.90                     4,450,000
    119                         249,463                225,649          1.30                                             2,615,000
    119a                         56,141                 47,893                                                             700,000
    119b                        193,322                177,756                                                             990,000
    119c                              -                      -                                                             925,000
-----------------------------------------------------------------------------------------------------------------------------------
    120                         325,046                287,963          1.49                                             3,350,000
    121                         203,900                172,700          1.07                                             2,400,000
    122                         183,677                180,527          1.14                                             2,050,000
    123                         185,679                180,719          1.21                    1.21                     2,200,000
-----------------------------------------------------------------------------------------------------------------------------------
    124                         179,758                172,258          1.21                                             2,235,000
    124a                        102,975                 98,975                                                           1,260,000
    124b                         76,783                 73,283                                                             975,000
    125                         223,269                194,537          1.37                                             2,350,000
    126                         187,389                178,036          1.23                                             2,050,000
-----------------------------------------------------------------------------------------------------------------------------------
    127                         179,301                161,301          1.24                                             2,000,000
    128                         193,312                174,496          1.36                                             2,025,000
    129                         209,634                167,910          1.25                    1.29                     2,100,000
    130                         367,222                367,222          2.55                                             2,450,000
    131                         156,935                149,368          1.25                                             1,800,000
-----------------------------------------------------------------------------------------------------------------------------------
    132                         175,148                142,003          1.31                                             1,690,000
    133                         158,945                127,537          1.24                                             1,680,000
    134                         143,548                143,548          1.17                                             1,875,000
    135                         148,603                137,772          1.44                                             1,440,000
    136                          70,124                 61,597          1.32                                               700,000

                                                    Scheduled
  Control        Original       Cut-Off Date     Maturity or ARD     Cross Collateralized
  Number      Appraisal Date       LTV (%)        Date LTV (%)           LTV Ratio (%)        Year Built         Year Renovated
------------------------------------------------------------------------------------------------------------------------------------
     1           8/16/99            66.27             58.60                                  1915                  1999
------------------------------------------------------------------------------------------------------------------------------------
     2                              49.20             40.55                  48.91
     2a           4/1/99                                                                     1993-1994             1998-1999
     2b           4/1/99                                                                     1994                  1998-1999
     2c           4/1/99                                                                     1996                  NAP
     2d           4/1/99                                                                     1991                  1998
     2e           4/1/99                                                                     1991                  1998-1999
     2f           4/1/99                                                                     1987                  1997
     2g           4/1/99                                                                     1985                  1997-1998
     2h           4/1/99                                                                     1987                  1998-1999
     2i           4/1/99                                                                     1991                  1998
     2j           4/1/99                                                                     1996                  NAP
     2k           4/1/99                                                                     1990                  1998-1999
     2l           4/1/99                                                                     1996                  NAP
     2m           4/1/99                                                                     1985                  1992, 1999
     2n           4/1/99                                                                     1987                  1995-1996
     2o           4/1/99                                                                     1988                  1998-1999
     2p           4/1/99                                                                     1990                  1998
     2q           4/1/99                                                                     1989                  1997-1998
     2r           4/1/99                                                                     1988, 1990            1998
------------------------------------------------------------------------------------------------------------------------------------
     3           12/7/99            67.82             62.15                                  1985                  NAP
     4            9/1/99            61.95             54.41                                  1986                  NAP
     5                              78.49             71.26
     5a           8/9/99                                                                     1983                  1997-1999
     5b           8/9/99                                                                     1974                  1997-1999
     5c           8/9/99                                                                     1972                  1997-1999
------------------------------------------------------------------------------------------------------------------------------------
     6                              78.94             71.59
     6a          12/1/99                                                                     1979                  1998
     6b          12/1/99                                                                     1979                  1999
     6c          12/1/99                                                                     1981                  1997-1998
     6d          12/1/99                                                                     1981                  1994-1995
     6e          12/1/99                                                                     1981                  1994-1995
     6f          12/1/99                                                                     1979                  1998
     6g          12/1/99                                                                     1979                  NAP
     6h          12/1/99                                                                     1980                  1998
     6i          12/1/99                                                                     1981                  1994
     6j          12/1/99                                                                     1973                  1995
     6k          12/1/99                                                                     1974                  1997-1998
     6l          12/1/99                                                                     1974                  NAP
     6m          12/1/99                                                                     1975                  NAP
     6n          12/1/99                                                                     1980                  1995
------------------------------------------------------------------------------------------------------------------------------------
     7           7/26/99            79.77             71.62                                  1988                  NAP
     8            8/3/99            74.13             67.38                                  1990                  NAP
     9           8/30/99            70.15             62.65                                  1998-1999             NAP
    10           11/6/99            69.86             69.86                                  1997                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    11                              62.79             57.85
    11a          11/9/99                                                                     1968                  NAP
    11b          11/11/99                                                                    1979, 1987            NAP
    11c          11/11/99                                                                    1972, 1986            NAP
    12            9/1/99            79.47             72.06                                  1973-1980             1994-1997
------------------------------------------------------------------------------------------------------------------------------------
    13            7/2/99            75.87             67.17                                  1972                  1997-1999
    14           11/1/99            79.78             72.19                                  1998-1999             NAP
    15                              59.87             49.89
    15a           8/1/99                                                                     1988                  1996-1997
    15b           8/1/99                                                                     1960-1962             1992-1995
------------------------------------------------------------------------------------------------------------------------------------
    16            8/5/99            79.62             71.10                                  1972                  1997-1999
    17            1/4/00            63.31             57.19                                  1961                  1998
    18           11/1/99            77.24             69.65                                  1999                  NAP
    19           8/20/99            49.59             58.72                                  1972                  1997
    20           7/26/99            77.20             69.76                                  1912                  1997
------------------------------------------------------------------------------------------------------------------------------------
    21                              72.77             64.65
    21a          7/21/99                                                                     1971                  1997
    22a          7/21/99                                                                     1990-1991             NAP
    22           6/24/99            70.68             63.76                                  1985                  1998-1999
    23            4/2/99            71.84             64.34                                  1997                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    24           8/31/99            75.03             66.01                                  1999                  NAP
    25           11/3/99            74.75             70.87                                  1965                  1999
    26           12/27/99           68.19             69.71                                  1998-1999             NAP
    27           6/14/99            64.60             54.31                                  1947-1981             1990's
------------------------------------------------------------------------------------------------------------------------------------
    28                              79.55             69.98
    28a           8/3/99                                                                     1972, 1977-1978       NAP
    28b           8/9/99                                                                     1982                  NAP
    29           5/17/99            71.94             64.44                                  1999                  NAP
    30           12/27/99           56.44             50.28                                  1927                  1987
------------------------------------------------------------------------------------------------------------------------------------
    31           8/20/99            63.73             56.90                                  1967                  NAP
    32           6/18/99            79.40             70.90                                  1997-1998             NAP
    33           8/26/99            78.69             69.41                                  1999                  NAP
    34           3/11/99            70.58             64.05                                  1970, 1988            1996-1997
    35           3/15/99            74.76             67.79                                  1900-1981             1997-1998
------------------------------------------------------------------------------------------------------------------------------------
    36           8/25/99            76.20             68.99                                  1986-1989             NAP
    37           11/22/99           65.42             59.90                                  VARIOUS               VARIOUS
    38            7/9/99            67.21             60.78                                  1998                  NAP
    39            7/9/99            55.24             59.34                                  1998                  NAP
    40           7/28/99            43.20             38.56                                  1963,1965, 1989       Ongoing
------------------------------------------------------------------------------------------------------------------------------------
    41            7/9/99            79.52             70.66                                  1963, 1973            NAP
    42            6/3/99            74.12             69.75                                  1982                  NAP
    43           11/24/99           72.87             65.98                                  1992                  NAP
    44           8/11/99            72.19             64.22                                  1988                  NAP
    45           5/12/99            72.13             64.71                                  1998                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    46           6/21/99            67.18             60.19                                  1989-1990             NAP
    47           7/21/99            64.52             58.09                                  1994                  NAP
    48           6/14/99            66.19             58.59                                  1979-1982             NAP
    49           5/25/99            78.40             70.94                                  1989-1991             NAP
    50           10/7/99            76.93             68.84                                  1963, 1988            NAP
------------------------------------------------------------------------------------------------------------------------------------
    51           6/17/99            47.62             41.80                                  1988                  1997-1999
    52            3/1/99            73.10             65.22                                  1988-1989             1997-1998
    53           11/23/99           69.56             55.30                                  1977, 1979, 1985      NAP
    54           8/11/99            75.58             68.20                                  1980                  NAP
    55           2/27/99            59.31             53.80                                  1980-1981             1998
------------------------------------------------------------------------------------------------------------------------------------
    56           8/18/99            79.49             71.53                                  1998                  NAP
    57           7/21/99            74.04             66.96                                  1982                  NAP
    58            5/5/99            73.86             65.75                                  1994                  NAP
    59           1/13/99            72.29             65.58                                  1937,1953,1958,1966   1994, 1995, 1998
    60           8/17/99            73.52             66.51                                  1985                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    61           9/20/99            78.90             70.94                                  1999                  NAP
    62           10/12/99           77.46             70.26                                  1985-1986             NAP
    63           3/18/99            67.55             71.35                                  1900                  1998
    64           12/1/99            64.07             57.12                                  1997                  NAP
    65            8/4/99            76.44             69.32                                  1998-1999             NAP
------------------------------------------------------------------------------------------------------------------------------------
    66            7/1/99            77.81             69.89                                  1998-1999             NAP
    67           4/13/99            58.31             48.39                                  1918                  NAP
    68            5/1/99            68.66             62.03                                  1987                  NAP
    69                              62.30             53.36
    69a          12/9/99                                                                     1920's                NAP
    69b          4/22/99                                                                     1936                  1998
------------------------------------------------------------------------------------------------------------------------------------
    70            8/5/99            74.25             67.44                                  1983                  Ongoing
    71           6/21/99            57.94             52.23                                  1969                  1991
    72           11/15/99           48.72             43.70                                  1959-1972             1996
    73           9/15/99            79.81             71.77                                  1999                  NAP
    74           11/5/99            76.94             69.70                                  1975                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    75           5/24/99            74.73             67.88                                  1998                  NAP
    76            8/9/99            79.03             71.02                                  1978                  1995
    77            8/1/99            60.46             54.86                                  1976                  1999
    78           10/14/99           66.55             59.76                                  1998                  NAP
    79           7/15/99            74.77             66.49                                  1987                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    80            9/1/99            68.14             61.72                                  1887                  1999
    81           11/12/99           77.68             69.79                                  1996                  NAP
    82           8/19/99            80.07             70.99                  77.99           1978                  1999
    83            1/1/00            46.49             38.77                                  1929-1939             1996-1998
    84           7/26/99            73.74             66.56                                  1988                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    85            7/8/99            64.73             58.53                                  1994                  NAP
    86           10/12/99           66.95             61.92                                  1964                  1985
    87            6/2/99            73.25             66.90                                  1984                  NAP
    88           4/18/99            43.83             39.49                                  1972                  NAP
    89           7/30/99            72.93             59.58                  71.99           1955, 1974, 1989      NAP
------------------------------------------------------------------------------------------------------------------------------------
    90           11/17/99           77.32             70.02                                  1972, 1977            NAP
    91           7/27/99            57.26             52.23                                  1967-1984             NAP
    92           7/30/99            73.26             64.82                  71.99           1987                  NAP
    93           11/1/99            79.86             71.87                                  1999                  NAP
    94            8/9/99            75.50             67.11                                  1990, 1996            NAP
------------------------------------------------------------------------------------------------------------------------------------
    95            8/4/99            61.78             55.53                                  1991                  NAP
    96           6/18/99            73.42             66.11                                  1967,74,77,80,88      NAP
    97           5/15/99            77.31             63.77                                  1908                  1980
    98           8/10/99            67.12             59.91                                  1925-1985             1995-1997
    99           8/25/99            75.09             68.04                                  1987                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    100          6/25/99            79.75             71.10                                  1973, 1975            1996
    101          9/13/99            79.82             72.40                                  1989                  NAP
    102          11/12/99           62.45             57.74                                  1907                  1996
    103           8/2/99            79.66             70.17                                  1970                  1998
    104          12/1/99            71.31             64.38                                  1989                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    105           5/6/99            70.23             59.70                                  1969                  1998
    106          5/16/99            76.33             69.56                                  1990                  NAP
    107          8/29/99            77.80             70.08                                  1997                  NAP
    108          12/22/99           78.23             70.21                                  1974                  NAP
    109          12/9/99            57.50             52.30                                  1963                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    110          1/17/00            63.89             57.19                                  1986                  1998
    111                             66.38             58.40
    111a         9/14/99                                                                     1999                  NAP
    111b         11/1/99                                                                     1999                  NAP
    112           9/9/99            57.54             0.00                                   1904                  UAV
------------------------------------------------------------------------------------------------------------------------------------
    113           8/5/99            78.76             68.98                                  1964                  1998
    114           5/1/99            74.64             67.94                                  1920                  1996
    115          8/19/99            71.70             65.45                                  1995                  NAP
    116          7/15/99            75.80             67.35                                  1920                  1991
    117          5/17/99            74.53             66.45                                  1970                  1998
------------------------------------------------------------------------------------------------------------------------------------
    118           4/1/99            42.81             35.28                  48.91           1992                  1998-1999
    119                             71.87             65.11
    119a         10/28/99                                                                    1996                  NAP
    119b         10/28/99                                                                    1994                  NAP
    119c         10/28/99                                                                    1996                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    120          9/30/99            53.61             43.36                                  1964                  1988-1999
    121         11/18/99            65.63             67.75                                  1971                  1999
    122          8/23/99            81.75             72.97                                  1997                  NAP
    123          8/15/99            73.86             65.47                  77.99           1975, 1985            1980
------------------------------------------------------------------------------------------------------------------------------------
    124                             72.40             63.72
   124a           7/1/99                                                                     1996                  NAP
   124b           7/1/99                                                                     1997                  NAP
    125          7/16/99            63.67             56.90                                  1984                  NAP
    126          11/1/99            72.07             63.57                                  1999                  NAP
------------------------------------------------------------------------------------------------------------------------------------
    127           8/9/99            72.79             64.20                                  1978                  NAP
    128          7/14/99            71.43             64.10                                  1976                  UAV
    129          7/29/99            67.38             55.04                  71.99           1991                  NAP
    130           2/9/99            56.93             51.25                                  1997                  NAP
    131           9/1/99            69.25             60.86                                  1968                  1999
------------------------------------------------------------------------------------------------------------------------------------
    132          5/10/99            67.92             60.58                                  1985                  NAP
    133           8/9/99            65.31             58.19                                  1975                  1998
    134          5/25/99            52.47             0.00                                   1967                  NAP
    135          8/24/99            65.72             54.64                                  1987                  NAP
    136           5/6/99            62.08             52.54                                  1968                  1998


                                                      Cut-Off Date
                                                       Balance Per
  Control      Units, Beds                         Sq. Ft., Unit, Bed,
  Number       Rooms, Sqft     Unit Description      Pad or Room ($)      Occupancy (%)       Occupancy Date
----------------------------------------------------------------------------------------------------------------
     1                     261       Units                   185,607.87        100               10/2/99
----------------------------------------------------------------------------------------------------------------
     2                 2,327         Rooms                    19,864.47
     2a                  126         Rooms                                      70               11/30/99
     2b                  126         Rooms                                      71               11/30/99
     2c                  128         Rooms                                      62               11/30/99
     2d                  126         Rooms                                      71               11/30/99
     2e                  134         Rooms                                      67               11/30/99
     2f                  120         Rooms                                      63               11/30/99
     2g                  126         Rooms                                      75               11/30/99
     2h                  130         Rooms                                      62               11/30/99
     2i                  108         Rooms                                      73               11/30/99
     2j                  124         Rooms                                      72               11/30/99
     2k                  111         Rooms                                      70               11/30/99
     2l                  123         Rooms                                      74               11/30/99
     2m                  128         Rooms                                      87               11/30/99
     2n                  120         Rooms                                      81               11/30/99
     2o                   96         Rooms                                      83               11/30/99
     2p                  168         Rooms                                      79               11/30/99
     2q                  125         Rooms                                      77               11/30/99
     2r                  208         Rooms                                      72               11/30/99
----------------------------------------------------------------------------------------------------------------
     3               377,684         Sq Ft                        97.86         88               12/12/99
     4               270,485         Sq Ft                       108.79        100               12/31/99
     5                   814         Units                    35,012.29
    5a                   263         Units                                      93               7/31/99
    5b                   271         Units                                      94               7/31/99
    5c                   280         Units                                      96               7/31/99
----------------------------------------------------------------------------------------------------------------
     6               743,950         Sq Ft                        30.88
     6a               51,850         Sq Ft                                     100               12/14/99
     6b               80,000         Sq Ft                                     100               12/14/99
     6c               78,000         Sq Ft                                     100               12/14/99
     6d                9,800         Sq Ft                                     100               12/14/99
     6e                9,800         Sq Ft                                     100               12/14/99
     6f               66,000         Sq Ft                                      87               12/14/99
     6g               42,000         Sq Ft                                     100               12/14/99
     6h               41,600         Sq Ft                                      58               12/14/99
     6i               59,800         Sq Ft                                     100               12/14/99
     6j               53,100         Sq Ft                                      77               12/14/99
     6k               70,500         Sq Ft                                      79               12/14/99
     6l               69,000         Sq Ft                                      99               12/14/99
     6m               30,000         Sq Ft                                     100               12/14/99
     6n               82,500         Sq Ft                                     100               12/14/99
----------------------------------------------------------------------------------------------------------------
     7                   280         Units                    67,516.36         95               9/22/99
     8                   320         Units                    53,281.25         90               7/28/99
     9                   258         Units                    57,641.70         90               1/27/00
    10               184,474         Sq Ft                        79.14         97               12/20/99
----------------------------------------------------------------------------------------------------------------
    11             1,001,480         Sq Ft                        13.10
    11a              539,017         Sq Ft                                     100               11/15/99
    11b              284,696         Sq Ft                                     100               11/15/99
    11c              177,767         Sq Ft                                     100               11/15/99
    12               189,845         Sq Ft                        69.07        100               11/1/99
----------------------------------------------------------------------------------------------------------------
    13                   486         Units                    26,538.63         94               12/7/99
    14               140,720         Sq Ft                        90.71         97               12/3/99
    15               174,337         Sq Ft                        68.58
    15a              120,237         Sq Ft                                      84               12/1/99
    15b               54,100         Sq Ft                                      98               12/1/99
----------------------------------------------------------------------------------------------------------------
    16                   278         Units                    41,956.03         95               11/30/99
    17               128,588         Sq Ft                        88.62         99               1/12/00
    18                   132         Units                    86,161.27         96                8/1/99
    19                94,890         Sq Ft                       117.82         97                1/1/00
    20               152,483         Sq Ft                        71.89         99                7/8/99
----------------------------------------------------------------------------------------------------------------
    21               143,895         Sq Ft                        71.31
    21a               58,317         Sq Ft                                      98               12/31/99
    22a               85,578         Sq Ft                                     100               11/15/99
    22               137,918         Sq Ft                        72.26         92               10/18/99
    23               101,262         Sq Ft                        91.51        100               8/31/99
----------------------------------------------------------------------------------------------------------------
    24                    94         Units                    95,469.34         98               1/10/00
    25                   265         Units                    32,425.79         92               12/7/99
    26                52,056         Sq Ft                       162.91         88               11/30/99
    27               333,482         Sq Ft                        25.38         95                8/1/99
----------------------------------------------------------------------------------------------------------------
    28                   345         Units                    24,441.73
    28a                  195         Units                                      96                9/1/99
    28b                  150         Units                                      81                9/1/99
    29                93,968         Sq Ft                        88.81        100               8/31/99
    30               118,730         Sq Ft                        69.87        100               12/1/99
----------------------------------------------------------------------------------------------------------------
    31                74,982         Sq Ft                       110.49         98               9/30/99
    32                   189         Units                    43,482.93         95               12/20/99
    33                    96         Units                    85,243.52        100               12/22/99
    34               114,417         Sq Ft                        70.94         94                2/1/00
    35               320,745         Sq Ft                        23.00         91               12/1/99
----------------------------------------------------------------------------------------------------------------
    36               182,760         Sq Ft                        38.36         90                9/9/99
    37                24,783         Sq Ft                       282.45        100               1/18/00
    38                44,963         Sq Ft                       152.47        100               12/15/99
    39                63,149         Sq Ft                       106.80         87               1/24/00
    40                   423         Units                    15,318.62         90               9/13/99
----------------------------------------------------------------------------------------------------------------
    41                   300         Units                    21,471.24         94                1/6/00
    42                78,733         Sq Ft                        81.15        100               10/14/99
    43                70,773         Sq Ft                        89.58         96               11/30/99
    44               128,505         Sq Ft                        49.32         98               11/4/99
    45                80,000         Sq Ft                        77.54        100               8/31/99
----------------------------------------------------------------------------------------------------------------
    46                   224         Units                    26,241.57         92               7/26/99
    47                53,809         Sq Ft                       101.92         98               10/15/99
    48               148,360         Sq Ft                        36.59         93                1/1/00
    49                49,831         Sq Ft                       108.55         92               12/2/99
    50                   192         Units                    28,047.65         94               10/1/99
---------------------------------------------------------------------------------------------------------------
    51                   113         Units                    47,618.39         96               12/31/99
    52                48,306         Sq Ft                       105.93        100               12/31/99
    53                69,501         Sq Ft                        72.56         98               1/17/00
    54                   235         Units                    21,227.09         98               10/5/99
    55                87,996         Sq Ft                        56.61         96                1/1/00
----------------------------------------------------------------------------------------------------------------
    56                74,380         Sq Ft                        66.26         96               8/16/99
    57                43,973         Sq Ft                       111.13        100                8/5/99
    58                   112         Units                    43,526.64        100               12/8/99
    59                83,846         Sq Ft                        57.77         96               10/18/99
    60                56,141         Sq Ft                        84.47         98                1/1/00
----------------------------------------------------------------------------------------------------------------
    61                37,351         Sq Ft                       121.47        100               1/18/00
    62                69,381         Sq Ft                        64.76         92               11/2/99
    63                    13         Units                   340,223.81        100               5/12/99
    64                43,947         Sq Ft                       100.60        100               12/11/99
    65                36,279         Sq Ft                       119.58        100               10/1/99
----------------------------------------------------------------------------------------------------------------
    66                46,991         Sq Ft                        91.07        100               6/30/99
    67               367,800         Sq Ft                        11.41        100               11/1/99
    68                73,149         Sq Ft                        57.26         98               7/22/99
    69                59,980         Sq Ft                        69.07
    69a               37,000         Sq Ft                                     100               12/7/99
    69b               22,980         Sq Ft                                     100               12/7/99
----------------------------------------------------------------------------------------------------------------
    70                   155         Units                    26,587.31         94               9/30/99
    71               121,531         Sq Ft                        33.85         99               10/1/99
    72               229,662         Sq Ft                        17.39        100               10/22/99
    73                    25         Units                   159,614.37        100               9/28/99
    74                87,548         Sq Ft                        45.35         98               12/14/99
----------------------------------------------------------------------------------------------------------------
    75                22,502         Sq Ft                       176.01        100               11/19/99
    76                   198         Units                    18,960.13         93               8/31/99
    77                47,798         Sq Ft                        77.16         88               8/11/99
    78                    24         Units                   149,735.94        100               11/2/99
    79                36,017         Sq Ft                        97.57        100               6/22/99
----------------------------------------------------------------------------------------------------------------
    80                    23         Units                   151,988.77        100               11/19/99
    81                56,160         Sq Ft                        62.24        100               12/3/99
    82                   159         Pads                     21,907.31         97               1/13/00
    83                    11         Rooms                   308,493.02         68                1/1/00
    84                41,775         Sq Ft                        81.20        100               9/29/99
----------------------------------------------------------------------------------------------------------------
    85                42,500         Sq Ft                        79.20        100               12/15/99
    86               113,271         Sq Ft                        29.55         88               1/27/00
    87               101,329         Sq Ft                        32.53         78               11/15/99
    88                76,136         Sq Ft                        43.17         75               12/31/99
    89                42,957         Sq Ft                        76.40        100               8/20/99
----------------------------------------------------------------------------------------------------------------
    90                    92         Units                    35,296.38         96               12/7/99
    91                90,316         Sq Ft                        35.35         95                8/9/99
    92                35,623         Sq Ft                        88.44         79               9/27/99
    93                68,049         Sq Ft                        44.01        100                9/1/99
    94                54,627         Sq Ft                        53.90        100               10/1/99
----------------------------------------------------------------------------------------------------------------
    95                75,940         Sq Ft                        37.42         98               8/12/99
    96                   120         Units                    23,251.06         97                8/1/99
    97                15,336         Sq Ft                       181.49        100               8/10/99
    98                36,128         Sq Ft                        75.62         98               11/29/99
    99                33,658         Sq Ft                        80.99        100                9/1/99
----------------------------------------------------------------------------------------------------------------
    100                  152         Units                    17,838.37         97               9/30/99
    101               33,558         Sq Ft                        76.71        100               10/12/99
    102               13,500         Sq Ft                       185.04        100                1/4/00
    103                  126         Units                    19,757.20         89                7/7/99
    104               42,000         Sq Ft                        58.24         98               11/17/99
----------------------------------------------------------------------------------------------------------------
    105               18,898         Sq Ft                       126.36        100               8/13/99
    106               53,750         Sq Ft                        44.02         98               12/1/99
    107               23,212         Sq Ft                       101.39         91               9/30/99
    108                   66         Units                    35,559.04         97               11/1/99
    109               84,793         Sq Ft                        27.12         98               1/28/00
----------------------------------------------------------------------------------------------------------------
    110               30,620         Sq Ft                        73.03        100               12/1/99
    111               15,266         Sq Ft                       145.23
    111a               9,668         Sq Ft                                     100               11/1/99
    111b               5,598         Sq Ft                                     100               11/1/99
    112               35,000         Sq Ft                        62.48        100               12/1/99
----------------------------------------------------------------------------------------------------------------
    113                   94         Units                    22,789.63         95               7/31/99
    114               18,037         Sq Ft                       113.80        100               10/11/99
    115               68,248         Sq Ft                        29.94        100               1/20/00
    116               16,624         Sq Ft                       120.83        100               10/1/99
    117               15,232         Sq Ft                       127.21        100               1/21/00
----------------------------------------------------------------------------------------------------------------
    118                  126         Rooms                    15,118.59         65               11/30/99
    119               21,627         Sq Ft                        86.90
    119a               6,000         Sq Ft                                     100               1/14/00
    119b               8,079         Sq Ft                                     100               1/14/00
    119c               7,548         Sq Ft                                     100               1/14/00
----------------------------------------------------------------------------------------------------------------
    120                   92         Rooms                    19,522.84         65               10/31/99
    121                  104         Units                    17,067.31         88               12/13/99
    122               21,000         Sq Ft                        79.80        100               10/1/99
    123                  124         Pads                     13,103.69         93               1/13/00
----------------------------------------------------------------------------------------------------------------
    124                   30         Units                    53,935.16
    124a                  16         Units                                     100               7/12/99
    124b                  14         Units                                     100               7/12/99
    125               29,844         Sq Ft                        50.14         93               12/28/99
    126                9,448         Sq Ft                       156.38        100               11/1/99
----------------------------------------------------------------------------------------------------------------
    127                   72         Units                    20,220.75         99                8/9/99
    128                   64         Units                    22,600.49         95               10/7/99
    129               43,006         Sq Ft                        32.90        100               8/20/99
    130                   49         Rooms                    28,465.73         75              12/31/99
    131                7,200         Sq Ft                       173.11        100                1/6/00
----------------------------------------------------------------------------------------------------------------
    132               23,909         Sq Ft                        48.01         93               1/13/00
    133               17,047         Sq Ft                        64.36         96               12/1/99
    134                  494         Spaces                    1,991.65        100              12/16/99
    135               13,700         Sq Ft                        69.08         87              11/15/99
    136                6,581         Sq Ft                        66.03        100              12/31/99


                                                             Annual
  Control                                                   Required             Annual
  Number          Ownership Interest          Lockbox     Reserves ($)     Required TI/LC ($)
------------------------------------------------------------------------------------------------
     1                Fee Simple               Soft               52,200                      0
------------------------------------------------------------------------------------------------
     2         Fee Simple and Leasehold        Hard            2,121,487                      0
     2a               Fee Simple
     2b               Fee Simple
     2c               Fee Simple
     2d               Fee Simple
     2e               Fee Simple
     2f               Fee Simple
     2g               Fee Simple
     2h               Fee Simple
     2i               Fee Simple
     2j                Leasehold
     2k               Fee Simple
     2l               Fee Simple
     2m               Fee Simple
     2n               Fee Simple
     2o                Leasehold
     2p               Fee Simple
     2q               Fee Simple
     2r               Fee Simple
------------------------------------------------------------------------------------------------
     3         Fee Simple and Leasehold        Hard               75,537                225,000
     4                Fee Simple               Hard               40,573                 25,000
     5                Fee Simple                                 177,792                      0
     5a               Fee Simple
     5b               Fee Simple
     5c               Fee Simple
------------------------------------------------------------------------------------------------
     6                Fee Simple               Hard               74,395                 30,000
     6a               Fee Simple
     6b               Fee Simple
     6c               Fee Simple
     6d               Fee Simple
     6e               Fee Simple
     6f               Fee Simple
     6g               Fee Simple
     6h               Fee Simple
     6i               Fee Simple
     6j               Fee Simple
     6k               Fee Simple
     6l               Fee Simple
     6m               Fee Simple
     6n               Fee Simple
------------------------------------------------------------------------------------------------
     7                Fee Simple                                  33,040                      0
     8                Fee Simple                                  83,200                      0
     9                Fee Simple                                  70,950                      0
    10                Fee Simple                                  18,461                      0
------------------------------------------------------------------------------------------------
    11                Fee Simple               Hard                    0                      0
    11a               Fee Simple
    11b               Fee Simple
    11c               Fee Simple
    12                Fee Simple                                  28,477                 66,446
------------------------------------------------------------------------------------------------
    13                Fee Simple                                 121,500                      0
    14                Fee Simple                                  18,268                      0
    15         Fee Simple and Leasehold      Springing            26,676                      0
    15a                Leasehold
    15b               Fee Simple
------------------------------------------------------------------------------------------------
    16                Fee Simple                                  62,550                      0
    17                Fee Simple                                  19,200                114,000
    18                Fee Simple                                  46,200                      0
    19                Fee Simple                                  18,984                156,144
    20                Fee Simple                                  24,397                 34,080
------------------------------------------------------------------------------------------------
    21                Fee Simple               Hard               25,860                130,512
    21a               Fee Simple
    22a               Fee Simple
    22                Fee Simple                                  27,560                149,280
    23                Fee Simple               Hard               10,126                 48,813
------------------------------------------------------------------------------------------------
    24                Fee Simple                                  23,520                      0
    25                Fee Simple                                  67,044                      0
    26                Fee Simple                                   5,206                      0
    27                Fee Simple                                  53,357                 36,000
------------------------------------------------------------------------------------------------
    28                Fee Simple             Springing            87,975                      0
    28a               Fee Simple
    28b               Fee Simple
    29                Fee Simple               Hard                9,397                 39,991
    30                Fee Simple                                  23,996                 64,800
------------------------------------------------------------------------------------------------
    31                Fee Simple                                  14,827                121,068
    32                Fee Simple                                  42,525                      0
    33                Fee Simple                                  24,000                      0
    34                Fee Simple             Springing            17,074                120,000
    35                Fee Simple               Hard               35,743                240,000
------------------------------------------------------------------------------------------------
    36                Fee Simple                                  23,747                      0
    37                Fee Simple               Hard               12,391                 60,000
    38                Fee Simple               Hard                    0                      0
    39                Fee Simple                                   9,460                 15,600
    40                Fee Simple                                       0                      0
------------------------------------------------------------------------------------------------
    41                Fee Simple                                  90,000                      0
    42                Fee Simple               Hard               11,808                280,008
    43                 Leasehold                                  10,616                      0
    44                Fee Simple                                  28,271                 63,947
    45                Fee Simple               Hard                8,000                 19,448
------------------------------------------------------------------------------------------------
    46                Fee Simple                                  44,800                      0
    47                Fee Simple                                   8,369                 39,000
    48                Fee Simple                                  25,224                      0
    49                Fee Simple                                  15,946                      0
    50                Fee Simple                                  59,520                      0
------------------------------------------------------------------------------------------------
    51                Fee Simple                                       0                      0
    52                Fee Simple               Hard                9,180                 48,000
    53                Fee Simple               Hard               13,419                      0
    54                Fee Simple               Soft               58,752                      0
    55                Fee Simple                                  18,784                      0
------------------------------------------------------------------------------------------------
    56                Fee Simple                                   7,438                      0
    57                Fee Simple                                   6,596                 18,000
    58                Fee Simple                                  27,996                      0
    59                Fee Simple                                  16,925                 53,400
    60                Fee Simple                                  16,281                      0
------------------------------------------------------------------------------------------------
    61                Fee Simple                                   1,866                 20,000
    62                Fee Simple                                  10,407                 27,500
    63                 Leasehold                                   3,600                      0
    64                Fee Simple                                       0                 33,540
    65                Fee Simple                                   3,628                 20,000
------------------------------------------------------------------------------------------------
    66                Fee Simple                                   4,694                      0
    67                Fee Simple                                  81,356                119,317
    68                 Leasehold                                  31,454                      0
    69                Fee Simple                                   9,717                      0
    69a               Fee Simple
    69b               Fee Simple
------------------------------------------------------------------------------------------------
    70                Fee Simple                                  31,000                      0
    71                Fee Simple             Springing            10,938                 30,000
    72                Fee Simple                                       0                      0
    73                Fee Simple                                   5,000                      0
    74                Fee Simple               Hard                9,581                 24,000
------------------------------------------------------------------------------------------------
    75                Fee Simple                                   3,372                 11,251
    76                Fee Simple                                  49,500                      0
    77                Fee Simple                                   7,100                      0
    78                Fee Simple                                   5,224                  2,441
    79                Fee Simple                                   7,200                 70,248
------------------------------------------------------------------------------------------------
    80                Fee Simple                                   9,350                 20,542
    81                Fee Simple                                   5,616                 14,000
    82                Fee Simple                                   8,346                      0
    83                Fee Simple             Springing           122,400                      0
    84                Fee Simple             Springing             6,266                      0
------------------------------------------------------------------------------------------------
    85                Fee Simple               Hard                    0                      0
    86         Fee Simple and Leasehold        Hard               24,924                 91,008
    87                Fee Simple                                  18,659                      0
    88                Fee Simple                                  11,729                 20,012
    89                Fee Simple                                   6,444                 19,416
------------------------------------------------------------------------------------------------
    90                Fee Simple                                  25,584                      0
    91                Fee Simple                                  26,192                  7,197
    92                Fee Simple                                   5,340                 16,104
    93                Fee Simple                                   6,805                  3,000
    94                Fee Simple                                   5,925                 13,884
------------------------------------------------------------------------------------------------
    95                Fee Simple                                  11,391                 14,004
    96                Fee Simple                                  27,360                      0
    97                Fee Simple               Hard                3,857                      0
    98                Fee Simple                                  10,477                 34,000
    99                Fee Simple                                   5,722                      0
------------------------------------------------------------------------------------------------
    100               Fee Simple                                  38,000                      0
    101               Fee Simple                                   7,383                  2,496
    102               Fee Simple               Hard                3,900                 42,000
    103               Fee Simple                                       0                      0
    104               Fee Simple                                  12,180                 10,000
------------------------------------------------------------------------------------------------
    105               Fee Simple                                   2,835                      0
    106               Fee Simple                                   8,063                 10,138
    107               Fee Simple                                   2,321                      0
    108               Fee Simple                                  20,262                      0
    109               Fee Simple                                       0                      0
------------------------------------------------------------------------------------------------
    110               Fee Simple             Springing             6,585                 27,600
    111               Fee Simple             Springing             2,292                 12,000
    111a              Fee Simple
    111b              Fee Simple
    112               Fee Simple                                  15,050                      0
------------------------------------------------------------------------------------------------
    113               Fee Simple                                  26,979                      0
    114               Fee Simple                                   2,706                 22,500
    115               Fee Simple               Hard               10,236                 19,068
    116               Fee Simple                                   2,496                      0
    117               Fee Simple                                       0                      0
------------------------------------------------------------------------------------------------
    118               Fee Simple               Hard               88,372                      0
    119               Fee Simple             Springing             4,325                      0
    119a              Fee Simple
    119b              Fee Simple
    119c              Fee Simple
------------------------------------------------------------------------------------------------
    120               Fee Simple               Hard               39,872                      0
    121               Fee Simple                                  31,200                      0
    122               Fee Simple                                   3,156                      0
    123               Fee Simple                                   6,200                      0
------------------------------------------------------------------------------------------------
    124               Fee Simple                                   7,500                      0
    124a              Fee Simple
    124b              Fee Simple
    125               Fee Simple                                   4,477                 24,228
    126               Fee Simple             Springing             1,512                  7,860
------------------------------------------------------------------------------------------------
    127               Fee Simple                                  18,000                      0
    128               Fee Simple                                  18,816                      0
    129               Fee Simple                                   6,456                 19,440
    130               Fee Simple               Hard               31,999                      0
    131               Fee Simple                                   1,224                  6,348
------------------------------------------------------------------------------------------------
    132               Fee Simple               Hard                5,736                 25,800
    133                Leasehold                                   2,736                 28,692
    134               Fee Simple                                       0                      0
    135               Fee Simple                                   2,609                 12,996
    136               Fee Simple                                   2,254                      0


  Control                                                  Largest Tenant       Largest Tenant      Control
  Number                   Largest Tenant                       Sq Ft          Lease Expiration      Number
--------------------------------------------------------------------------------------------------------------
     1                     Bagel Sublease                              2,200        3/31/11            1
--------------------------------------------------------------------------------------------------------------
     2                                                                                                 2
     2a                                                                                                2a
     2b                                                                                                2b
     2c                                                                                                2c
     2d                                                                                                2d
     2e                                                                                                2e
     2f                                                                                                2f
     2g                                                                                                2g
     2h                                                                                                2h
     2i                                                                                                2i
     2j                                                                                                2j
     2k                                                                                                2k
     2l                                                                                                2l
     2m                                                                                                2m
     2n                                                                                                2n
     2o                                                                                                2o
     2p                                                                                                2p
     2q                                                                                                2q
     2r                                                                                                2r
--------------------------------------------------------------------------------------------------------------
     3                      First Union                              103,259        9/30/14            3
     4                  World Savings & Loan                         147,517       12/31/07            4
     5                                                                                                 5
     5a                                                                                                5a
     5b                                                                                                5b
     5c                                                                                                5c
--------------------------------------------------------------------------------------------------------------
     6                                                                                                 6
     6a                  Togerson Printing                            12,000       11/30/04            6a
     6b               Rasmussen Millwork Inc.                         48,000        7/31/03            6b
     6c               Phoenix Recycling Corp.                         42,217       10/31/03            6c
     6d               NE Contemporary Services                         9,800        5/31/00            6d
     6e                Lakeside Motor Express                          9,800       12/31/03            6e
     6f               Merchants Home Delivery                         18,000        5/30/01            6f
     6g             Mid State Fabricating, Inc.                       12,000        3/31/02            6g
     6h               Color Technologies, Inc.                        14,400        2/28/03            6h
     6i              Riverview Packaging, Inc.                        25,600        7/31/03            6i
     6j                Advance Circuits, Inc.                         30,300        1/31/06            6j
     6k                     L. Stcynske                               10,586        4/30/05            6k
     6l              Minnesota Specialty Corp.                        30,832        9/30/00            6l
     6m                Acumeter Laboratories                          30,000        3/31/04            6m
     6n            Distribution Systems & Service                     82,500        3/31/03            6n
--------------------------------------------------------------------------------------------------------------
     7                                                                                                 7
     8                                                                                                 8
     9                                                                                                 9
    10                     Petsmart, Inc.                             41,920        2/28/13            10
--------------------------------------------------------------------------------------------------------------
    11                                                                                                 11
    11a                Atrium Companies, Inc.                        539,017        7/31/20           11a
    11b                Atrium Companies, Inc.                        284,696        7/31/20           11b
    11c                Atrium Companies, Inc.                        177,767        7/31/20           11c
    12                   Ford Motor Company                           56,250        4/30/05            12
--------------------------------------------------------------------------------------------------------------
    13                                                                                                 13
    14                 Cub Foods (Super Valu)                         64,955       10/15/18            14
    15                                                                                                 15
    15a             Immigration & Naturalization                      16,140        7/17/07           15a
    15b                     Blockbuster                                4,800        4/30/03           15b
--------------------------------------------------------------------------------------------------------------
    16                                                                                                 16
    17                P. Barretta and Skyline                         11,240        9/30/08            17
    18                                                                                                 18
    19                Newport Pain Management                          4,807        3/31/03            19
    20                     Admiral Photo                              49,100       12/31/10            20
--------------------------------------------------------------------------------------------------------------
    21                                                                                                 21
    21a                Prudential Fox & Roach                         12,569        8/26/01           21a
    22a                    Elkay Plastics                             18,212        8/31/02           22a
    22                   Motorola - Office                           116,331       12/31/08            22
    23                Galyan's Trading Company                       101,262        8/31/19            23
--------------------------------------------------------------------------------------------------------------
    24                                                                                                 24
    25                                                                                                 25
    26                       Hi Health                                 5,487        6/30/05            26
    27                   County of Somerset                           28,758        1/31/03            27
--------------------------------------------------------------------------------------------------------------
    28                                                                                                 28
    28a                                                                                               28a
    28b                                                                                               28b
    29                Galyan's Trading Company                        93,968        8/31/19            29
    30               New York Restaurant School                       33,000       12/31/13            30
--------------------------------------------------------------------------------------------------------------
    31                 Newport Center Medical                          6,920        7/12/03            31
    32                                                                                                 32
    33                                                                                                 33
    34                    Lockheed Martin                             32,526        5/31/02            34
    35                  Alpha Holdings, Inc.                         113,012        3/31/02            35
--------------------------------------------------------------------------------------------------------------
    36                       Plastomer                                56,416       12/31/03            36
    37                   21 Federal Street                             4,800       12/31/00            37
    38                 Sports Authority, Inc.                         44,963        1/1/20             38
    39                      Gart Sports                               25,200        1/31/13            39
    40                                                                                                 40
--------------------------------------------------------------------------------------------------------------
    41                                                                                                 41
    42                     SunTrust Bank                              67,456       11/30/02            42
    43                   Response Insurance                           18,025        3/31/05            43
    44                      Global Micro                               5,700        8/31/02            44
    45                Galyan's Trading Company                        80,000        8/31/19            45
--------------------------------------------------------------------------------------------------------------
    46                                                                                                 46
    47                    Total Renal Care                             8,421        4/1/06             47
    48                    GTE Cellular One                            13,903        6/14/01            48
    49                Tampa Diagnostic Clinic                          3,500        8/1/01             49
    50                                                                                                 50
--------------------------------------------------------------------------------------------------------------
    51                                                                                                 51
    52                      Storis, Inc                               23,675       11/30/05            52
    53               Shells Seafood Restaurant                         8,480        6/30/12            53
    54                                                                                                 54
    55                         SMBIA                                   5,255       10/31/01            55
--------------------------------------------------------------------------------------------------------------
    56              Ceavco Audio-Visual Company                       10,300        1/31/02            56
    57             Aurora Denver Cardiology Assoc                      8,223        6/14/00            57
    58                                                                                                 58
    59             Medex Clinical Trial Services                      31,999        2/23/06            59
    60                  State of Florida/DDT                           5,522        2/28/01            60
--------------------------------------------------------------------------------------------------------------
    61                  University Radiology                          13,375        6/13/09            61
    62             Albertson's d/b/a Lucky Stores                     42,728        4/30/06            62
    63                                                                                                 63
    64                  Local Color Brewing                           16,480       11/30/07            64
    65              The Restaurants of Southlake                       8,777        5/31/03            65
--------------------------------------------------------------------------------------------------------------
    66               Safety-Kleen Systems, Inc.                       27,991        7/8/06             66
    67                    Baby Fair, Inc.                             43,000       10/30/01            67
    68                      DryClean USA                               9,766        4/3/00             68
    69                                                                                                 69
    69a                       McCrory                                 28,000        1/31/14           69a
    69b                       McCrory                                 11,490        1/31/14           69b
--------------------------------------------------------------------------------------------------------------
    70                                                                                                 70
    71                 Rosauers/Super 1 Foods                         52,500        1/3/11             71
    72                      Isotec, Inc.                              60,030        4/1/09             72
    73                                                                                                 73
    74                   Electro Rent Corp.                           10,523        3/31/02            74
--------------------------------------------------------------------------------------------------------------
    75          Little Daddy's Parthenon (RT-1,LLC)                    5,674       11/30/08            75
    76                                                                                                 76
    77              University of Alaska Library                      15,837        8/31/02            77
    78              Central Co-op Grocery Store                       15,223        1/31/09            78
    79                      Citibank, NA                               5,500        1/31/01            79
--------------------------------------------------------------------------------------------------------------
    80                    US Census Bureau                             9,500       12/31/00            80
    81                  Syndee's Crafts, LLC                          28,110        7/31/06            81
    82                                                                                                 82
    83                                                                                                 83
    84                   Marin & Associates                            3,802        8/31/03            84
--------------------------------------------------------------------------------------------------------------
    85                    Sports Authority                            42,500        1/31/20            85
    86               MacFrugals (Pic "N" Save)                        24,348        7/1/09             86
    87                   Mid-Tex of Midland                           23,282        5/31/03            87
    88                       AG Edwards                                7,933        1/31/06            88
    89               First United Inc./Cadillac                       21,357        6/30/09            89
--------------------------------------------------------------------------------------------------------------
    90                                                                                                 90
    91                   Handyman Hardware                            13,440        9/30/01            91
    92                     Ortho Mattress                              5,300        6/30/04            92
    93                  World of Woods, Inc.                          35,510        8/31/12            93
    94                    C & M Pharmacal                             19,627        3/31/03            94
--------------------------------------------------------------------------------------------------------------
    95                    Food Lion, Inc.                             34,680       10/19/10            95
    96                                                                                                 96
    97                      Today's Man                               15,336        8/31/14            97
    98                 Cierra Interiors, Inc.                          9,000       12/31/03            98
    99                     Data Sciences                               9,194        4/30/04            99
--------------------------------------------------------------------------------------------------------------
    100                                                                                               100
    101             GTE Customer Networks, Inc.                       10,305        9/30/02           101
    102              Indonesai Imports (Le Sak)                        3,000       11/14/08           102
    103                                                                                               103
    104                    Cold Jet, Inc.                             25,594       11/28/09           104
--------------------------------------------------------------------------------------------------------------
    105               Ascot Tuxedo/BridesMart                         11,032        9/30/08           105
    106                      Food Lion                                33,800        6/8/15            106
    107                  Video Update, Inc.                            4,532        8/31/07           107
    108                                                                                               108
    109                     Valley Lanes                              32,423        9/30/06           109
--------------------------------------------------------------------------------------------------------------
    110              Newpoint Technology, Inc.                        18,000       12/31/09           110
    111                                                                                               111
    111a                  Men's Warehouse                              6,000        2/28/10           111a
    111b                  Men's Wearhouse                              5,598       10/31/09           111b
    112                Budget Dental Holding                           3,200        7/30/09           112
--------------------------------------------------------------------------------------------------------------
    113                                                                                               113
    114                  Meetinghouse Tech.                            4,750        9/30/03           114
    115                    Action Express                             26,000        7/31/05           115
    116             Philadelphia Eye Associates                        7,321        9/30/09           116
    117              Kiddie Academy of Hannover                       10,462        3/31/09           117
--------------------------------------------------------------------------------------------------------------
    118                                                                                               118
    119                                                                                               119
    119a               Monroe County Sheriff                           6,000        5/31/01           119a
    119b                     Childtime                                 8,079       12/31/05           119b
    119c                    Unity Health                               6,415        2/28/01           119c
--------------------------------------------------------------------------------------------------------------
    120                                                                                               120
    121                                                                                               121
    122              J. W. Floor Covering, Inc.                       21,000        10/1/19           122
    123                                                                                               123
--------------------------------------------------------------------------------------------------------------
    124                                                                                               124
    124a                                                                                              124a
    124b                                                                                              124b
    125                     Altura Paint                               4,665        4/30/09           125
    126                   Men's Warehouse                              5,490        2/28/10           126
--------------------------------------------------------------------------------------------------------------
    127                                                                                               127
    128                                                                                               128
    129                      CT Produce                               43,006       11/30/03           129
    130                                                                                               130
    131                 Mattress Discounters                           3,100       11/19/09           131
--------------------------------------------------------------------------------------------------------------
    132                  EPOCH Mortgage Co.                            2,624        2/28/03           132
    133                   Red Rock Resorts                             3,340        3/31/03           133
    134                  1600 Pacific Place                          110,000       10/31/63           134
    135                      Jiffy Lube                                2,750        8/31/07           135
    136        Service Employees International Union                   2,699        5/31/01           136


-------------------------------------------------------------------------------
                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS
-------------------------------------------------------------------------------


  Control        Loan
  Number        Number                  Property Name                      City              County        State   Zip Code
------------------------------------------------------------------------------------------------------------------------------
     1      24028          80 Lafayette Street                      New York           New York           NY      10013
     5      24317          Freeman Webb Portfolio
    5a      24317A         British Woods Apartments                 Nashville          Davidson           TN      37217
    5b      24317B         Windover Apartments                      Knoxville          Knox               TN      37919
    5c      24317C         Highland Ridge Apartments                Madison            Davidson           TN      37115
------------------------------------------------------------------------------------------------------------------------------
     7      09-0001295     Vista Way Apartments                     Oceanside          San Diego          CA      92056
     8      23439          Citation Club on Palmer Ranch            Sarasota           Sarasota           FL      34238
     9      23452          Maverick Creek Villas                    San Antonio        Bexar              TX      78256
    13      23384          Concorde Place Apartments                College Park       Fulton             GA      30349
    16      09-0001286     Buckingham Place Apartments              Newark             New Castle         DE      19702
------------------------------------------------------------------------------------------------------------------------------
    18      09-0001310     Berkley Place Apartments                 Clemson            Pickens            SC      29631
    24      23837          University Club Apartments               Gainesville        Alachua            FL      32608
    25      25254          Commons of Valwood                       Farmers Branch     Dallas             TX      75234
    28      24307          Medina & Massillon Villas
    28a     24307A         Golden Villas of Medina                  Medina             Medina             OH      44256
    28b     24307B         Golden Villas of Massillon               Massillon          Stark              OH      44646
------------------------------------------------------------------------------------------------------------------------------
    32      TA9068         Waterford Place Apartments               Hickory            Catawba            NC      28601
    33      23717          Gatherings Apartments                    Orlando            Orange             FL      32817
    40      09-0001300     Milestone Manor Apartments               Laurel             Prince Georges     MD      20708
    41      23875          Northland Gardens Apartments             Las Vegas          Clark              NV      89115
    46      09-0001282     Brookscrossing Apartments                Riverdale          Clayton            GA      30274
------------------------------------------------------------------------------------------------------------------------------
    50      25494          Village at Red Clay Apartments           Wilmington         New Castle         DE      19808
    51      22759          Toluca Terrace Apartments                Burbank            Los Angeles        CA      91505
    54      TA9001         Laguna Vista Apartments                  Largo              Pinellas           FL      33771
    58      TA8486         Renaissance Apartments                   Fort Myers         Lee                FL      33916
    63      902803901      15 Dutch Street                          New York           New York           NY      10038
------------------------------------------------------------------------------------------------------------------------------
    70      09-0001311     Summer Wind Apartments                   Austin             Travis             TX      78758
    73      09-0001298     85 Madison Street                        Hoboken            Hudson             NJ      07030
    76      09-0001294     Beach Club Apartments                    Yuma               Yuma               AZ      85364
    78      09-0001317     Madison Crossing Apartments              Seattle            King               WA      98112
    80      TA8747         750 Grand Street                         Brooklyn           Kings              NY      11211
------------------------------------------------------------------------------------------------------------------------------
    90      25893          Colchester Courtyard Apartments          Colchester         New London         CT      06415
    96      09-0001290     Brentwood Park Apartments                Ft. Wayne          Allen              IN      46815
   100      TA8645         Pine View Apartments                     Garland            Dallas             TX      75042
   103      24140          Singing Oaks Apartments                  Denton             Denton             TX      76201
   108      25942          Casa Cortez Apartments                   Tallahassee        Leon               FL      32304
------------------------------------------------------------------------------------------------------------------------------
   113      24057          Sentinel Pointe Apartments               San Antonio        Bexar              TX      78209
   121      25912          Bandywood Apartments                     Pascagoula         Jackson            MS      39581
   124      23118          Pin Oaks & Bur Oaks Apartments
   124a     23118A         Pin Oaks Apartments                      Ames               Story              IA      50010
   124b     23118B         Bur Oak Apartments                       Ames               Story              IA      50010
------------------------------------------------------------------------------------------------------------------------------
    127     24099          Meadows Apartments                       Altoona            Polk               IA      50009
    128     09-0001304     Syringa Terrace Apartments               Pocatello          Bannock            ID      83201

                                                                                               Studios
                                  Cut-Off
  Control      Cut-Off Date     Date Balance                                                          Avg Rent
  Number       Balance ($)      Per Unit ($)              Utilities paid by Tenant          # Units    per mo. ($)
-------------------------------------------------------------------------------------------------------------------
     1             48,443,653       185607.8700    Gas/Electricity/Cable/Trash                    24         1,900
     5             28,500,000        35012.2900
     5a                                            Electricity/Cable                               0             0
     5b                                            Electricity/Cable                               0             0
     5c                                            Gas/Cable                                       0             0
-------------------------------------------------------------------------------------------------------------------
     7             18,904,581        67516.3600    Electric                                        0             0
     8             17,050,000        53281.2500    Water/Gas/Electricity/Cable                     0             0
     9             14,871,558        57641.7000    Electricity/Cable                               0             0
    13             12,897,774        26538.6300    Electricity/Cable                               0             0
    16             11,663,775        41956.0300    Electric                                        0             0
-------------------------------------------------------------------------------------------------------------------
    18             11,373,287        86161.2700    Electric                                        0             0
    24              8,974,118        95469.3400    Water/Gas/Electricity/Cable/Trash               0             0
    25              8,592,834        32425.7900    Cable                                           0             0
    28              8,432,397        24441.7300
    28a                                            Gas/Electricity/Cable                           0             0
    28b                                            Gas/Electricity/Cable                           0             0
-------------------------------------------------------------------------------------------------------------------
    32              8,218,275        43482.9300    Electricity                                     0             0
    33              8,183,378        85243.5200    Water/Gas/Electricity                           0             0
    40              6,479,775        15318.6200    Electric                                        0             0
    41              6,441,372        21471.2394    Electricity/Cable                               0             0
    46              5,878,111        26241.5700    Electric/Water/Sewer                            0             0
-------------------------------------------------------------------------------------------------------------------
    50              5,385,148        28047.6482    Electricity/Cable                               0             0
    51              5,380,878        47618.3900    Gas/Electricity/Cable                          10           750
    54              4,988,366        21227.0900    Electricity                                     0             0
    58              4,874,984        43526.6400    Electricity                                     0             0
    63              4,422,909       340223.8100    Electric                                       13         3,458
-------------------------------------------------------------------------------------------------------------------
    70              4,121,033        26587.3100    Electric                                        0             0
    73              3,990,359       159614.3700    Electric/Gas/Water                              0             0
    76              3,754,106        18960.1300    Electric/Gas                                  126           340
    78              3,593,662       149735.9400    Electric/Gas/Water/Sewer                        4           694
    80              3,495,742       151988.7700    Gas/Electricity                                 0             0
-------------------------------------------------------------------------------------------------------------------
    90              3,247,267        35296.3800    Cable                                           0             0
    96              2,790,128        23251.0600    Electric/Gas                                    0             0
    100             2,711,432        17838.3700    Electric/Gas/Water/Sewer                        0             0
    103             2,489,408        19757.2000    Cable                                           0             0
    108             2,346,897        35559.0400    Gas/Electricity/Cable                           0             0
-------------------------------------------------------------------------------------------------------------------
    113             2,142,225        22789.6300    Cable                                          14           395
    121             1,775,000        17067.3100    Gas/Electricity/Cable                           0             0
    124             1,618,055        53935.1600
    124a                                           Water/Gas/Electricity/Cable                     0             0
    124b                                           Water/Gas/Electricity/Cable                     0             0
-------------------------------------------------------------------------------------------------------------------
    127             1,455,894        20220.7500    Electricity/Cable                               0             0
    128             1,446,431        22600.4900    Electric                                        0             0

                   1 Bedroom               2 Bedroom               3 Bedroom               4 Bedroom
                                                                                                              Number
  Control               Avg Rent                Avg Rent                Avg Rent                Avg Rent        of
  Number     # Units   per mo. ($)   # Units   per mo. ($)   # Units   per mo. ($)  # Units   per mo. ($)    Elevators
------------------------------------------------------------------------------------------------------------------------
     1            180         2,700        33         3,300         6         3,900       18          4,822           6
     5
     5a            30           580       221           726        12           945        0              0           0
     5b           129           530       130           720        12           945        0              0           0
     5c            90           470       140           594        50           700        0              0           0
------------------------------------------------------------------------------------------------------------------------
     7            110           865       170         1,019         0             0        0              0           0
     8            108           745       174           900        38         1,082        0              0           0
     9             36           615        74           740        74         1,020       74          1,300           0
    13            178           460       268           592        40           700        0              0           0
    16             64           620       214           715         0             0        0              0           0
------------------------------------------------------------------------------------------------------------------------
    18              0             0        24           606         0             0      108          1,212           0
    24              0             0         0             0         0             0       94          1,360           0
    25             87           574       110           614        68           877        0              0           0
    28
    28a            99           440        96           490         0             0        0              0           0
    28b           112           405        38           450         0             0        0              0           0
------------------------------------------------------------------------------------------------------------------------
    32             78           572        99           706        12           880        0              0           0
    33              0             0         0             0         0             0       96          1,300           0
    40            122           609       248           743        53           936        0              0           0
    41            104           447       172           494        24           625        0              0           0
    46             24           479        96           592       104           640        0              0           0
------------------------------------------------------------------------------------------------------------------------
    50             71           555       121           605         0             0        0              0           0
    51             46           900        48         1,200         9         1,500        0              0           2
    54            235           445         0             0         0             0        0              0           0
    58             48           581        28           705        36           828        0              0           0
    63              0             0         0             0         0             0        0              0           2
------------------------------------------------------------------------------------------------------------------------
    70              0             0       155           650         0             0        0              0           0
    73              5         1,600        20         2,023         0             0        0              0           1
    76              0             0        72           435         0             0        0              0           0
    78              8           956        12         1,220         0             0        0              0           2
    80             20         1,695         3         3,342         0             0        0              0           1
------------------------------------------------------------------------------------------------------------------------
    90              0             0        92           727         0             0        0              0           0
    96             78           389        42           488         0             0        0              0           0
    100            81           385        64           517         7           645        0              0           0
    103            16           497        86           597        24           697        0              0           0
    108            24           471        30           616         0             0       12          1,104           0
------------------------------------------------------------------------------------------------------------------------
    113            28           470        52           571         0             0        0              0           0
    121            16           410        72           475        16           579        0              0           0
    124
   124a             0             0         4           600         6           783        6          1,067           0
   124b             0             0         8           600         3           750        3          1,033           0
------------------------------------------------------------------------------------------------------------------------
    127             2           450        68           540         2           650        0              0           0
    128             6           393        50           456         8           636        0              0           0



                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE      MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                  NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                        MORTGAGE        DATE          DATE          DATE           DATE          DATE
DISTRIBUTION                    LOANS        BALANCE        BALANCE       BALANCE       BALANCE       BALANCE
---------------------------- ----------- --------------- ------------ -------------- ------------- -------------
   $434,534 -    $499,999          1      $    434,534        0.05%    $    434,534   $   434,534   $   434,534
    500,000 -     999,999          2         1,930,298        0.22          946,421       983,877       965,149
  1,000,000 -   1,999,999         17        26,389,365        3.00        1,097,197     1,937,700     1,552,316
  2,000,000 -   2,999,999         24        59,172,886        6.73        2,008,723     2,994,835     2,465,537
  3,000,000 -   3,999,999         21        73,894,278        8.40        3,150,377     3,994,697     3,518,775
  4,000,000 -   4,999,999         18        81,501,713        9.26        4,113,469     4,988,366     4,527,873
  5,000,000 -   5,999,999          8        43,125,968        4.90        5,042,842     5,878,111     5,390,746
  6,000,000 -   6,999,999          8        51,791,883        5.89        6,203,165     6,855,468     6,473,985
  7,000,000 -   7,999,999          3        21,388,711        2.43        7,000,000     7,378,390     7,129,570
  8,000,000 -   8,999,999         11        92,387,044       10.50        8,116,829     8,974,118     8,398,822
  9,000,000 -   9,999,999          2        19,232,254        2.19        9,266,742     9,965,512     9,616,127
 10,000,000 -  11,999,999          7        78,791,259        8.95       10,260,577    11,955,484    11,255,894
 12,000,000 -  13,999,999          4        51,898,287        5.90       12,764,323    13,123,000    12,974,572
 14,000,000 -  16,999,999          2        29,471,558        3.35       14,600,000    14,871,558    14,735,779
 17,000,000 -  19,999,999          2        35,954,581        4.09       17,050,000    18,904,581    17,977,290
 20,000,000 -  24,999,999          1        22,972,361        2.61       22,972,361    22,972,361    22,972,361
 25,000,000 -  49,999,999          5       189,553,191       21.54       28,500,000    48,443,653    37,910,638
                                  --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:                   136      $879,890,172      100.00%    $    434,534   $48,443,653   $ 6,469,781
                                 ===      ============      ======



                                                    WEIGHTED               WEIGHTED
                               MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
   $434,534 -    $499,999        1.32x      1.32x      1.32x     9.625%      113.0       62.08%      62.08%      62.08%
    500,000 -     999,999        1.17       1.44       1.30      8.956       145.6       52.47       65.72       58.97
  1,000,000 -   1,999,999        1.07       2.55       1.37      8.547       117.1       42.81       81.75       67.06
  2,000,000 -   2,999,999        1.16       1.86       1.33      8.404       118.7       57.50       79.86       72.32
  3,000,000 -   3,999,999        1.10       2.27       1.38      8.421       116.4       43.83       80.07       68.53
  4,000,000 -   4,999,999        1.19       1.55       1.30      8.361       114.7       57.94       79.49       70.82
  5,000,000 -   5,999,999        1.23       1.83       1.38      8.098       115.2       47.62       78.40       67.88
  6,000,000 -   6,999,999        1.20       3.17       1.53      8.539       111.4       43.20       79.52       66.92
  7,000,000 -   7,999,999        1.25       1.38       1.30      8.623       116.3       65.42       76.20       72.18
  8,000,000 -   8,999,999        1.18       1.90       1.33      8.223       115.2       56.44       79.55       71.19
  9,000,000 -   9,999,999        1.27       1.37       1.32      8.474       114.0       70.68       71.84       71.24
 10,000,000 -  11,999,999        1.21       1.65       1.33      8.354       114.3       49.59       79.62       68.43
 12,000,000 -  13,999,999        1.17       1.36       1.23      8.456       117.0       62.79       79.78       74.43
 14,000,000 -  16,999,999        1.24       1.43       1.33      8.118        88.8       69.86       70.15       70.01
 17,000,000 -  19,999,999        1.20       1.21       1.20      7.919       115.5       74.13       79.77       77.10
 20,000,000 -  24,999,999        1.25       1.25       1.25      8.550       118.0       78.94       78.94       78.94
 25,000,000 -  49,999,999        1.20       1.90       1.46      8.271       117.1       49.20       78.49       63.58
Total/Avg./Wtd.
 Avg./Min/Max:                   1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%

                        DISTRIBUTION OF PROPERTY TYPES(A)





                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                     NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                     MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE       PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------ ------------ --------------- ------------ ------------- -------------- -------------
Multifamily              40      $290,934,812       33.06%    $   705,863   $48,443,653    $7,273,370
Office                   35       213,476,252       24.26         302,613    36,959,753     6,099,321
Retail                   37       158,312,596       17.99         889,503    14,600,000     4,278,719
Industrial               35       132,092,589       15.01         926,367    13,113,190     3,774,074
Lodging                  22        54,713,898        6.22       1,394,821     5,253,473     2,486,995
Mixed Use                 4        20,271,784        2.30         434,534    10,962,714     5,067,946
Mobile Home Park          2         5,108,120        0.58       1,624,857     3,483,262     2,554,060
Special Purpose           3         4,980,121        0.57         714,180     3,282,064     1,660,040
                         --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:          178      $879,890,172      100.00%    $   302,613   $48,443,653    $4,943,203
                        ===      ============      ======



                                          WEIGHTED               WEIGHTED
                     MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                      DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                     SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Multifamily            1.07x      3.17x      1.31x     8.011%      115.7       43.20%      79.81%      73.17%
Office                 1.21       1.90       1.38      8.398       116.2       43.83       78.94       66.28
Retail                 1.10       1.86       1.31      8.649       111.3       55.24       79.78       69.07
Industrial             1.14       2.27       1.30      8.452       116.4       48.72       81.75       72.74
Lodging                1.49       2.55       1.89      8.481       112.7       42.81       56.93       49.15
Mixed Use              1.25       1.32       1.28      8.601       115.6       59.87       77.20       71.70
Mobile Home Park       1.21       1.21       1.21      8.300       117.0       73.86       80.07       78.09
Special Purpose        1.17       1.30       1.27      8.379       127.9       52.47       72.93       68.74
Total/Avg./Wtd.
 Avg./Min/Max:         1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%

                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS




                                               PERCENTAGE
                                                   OF
                                                AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF DEBT       NUMBER OF                    CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
SERVICE COVERAGE     MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE          DATE
RATIOS                LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
------------------ ----------- -------------- ------------ ------------- ------------- -------------
1.00 - 1.10x             2      $  5,735,682       0.65%    $1,775,000    $ 3,960,682   $ 2,867,841
1.11 - 1.20             16       132,507,175      15.06        983,877     28,500,000     8,281,698
1.21 - 1.30             64       393,935,889      44.77      1,097,197     48,443,653     6,155,248
1.31 - 1.40             27       152,965,666      17.38        434,534     36,959,753     5,665,395
1.41 - 1.50             12        84,188,944       9.57        946,421     29,425,174     7,015,745
1.51 - 1.60              3        13,878,955       1.58      2,711,432      6,744,614     4,626,318
1.61 - 1.70              2        14,573,353       1.66      3,393,423     11,179,929     7,286,676
1.71 - 1.80              1         2,300,000       0.26      2,300,000      2,300,000     2,300,000
1.81 - 1.90              6        67,935,216       7.72      1,904,942     46,224,611    11,322,536
2.21 - 2.30              1         3,994,697       0.45      3,994,697      3,994,697     3,994,697
2.51 - 3.17              2         7,874,596       0.89      1,394,821      6,479,775     3,937,298
                        --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:         136      $879,890,172     100.00%    $  434,534    $48,443,653   $ 6,469,781
                       ===      ============     ======



                                          WEIGHTED               WEIGHTED
                     MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                      DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF DEBT        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
SERVICE COVERAGE    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.00 - 1.10x           1.07x      1.10x      1.09x     8.466%      114.5       65.63%      74.73%      71.91%
1.11 - 1.20            1.14       1.20       1.19      8.175       115.9       52.47       81.75       77.62
1.21 - 1.30            1.21       1.30       1.25      8.325       115.7       57.54       80.07       72.09
1.31 - 1.40            1.31       1.40       1.35      8.572       116.3       57.26       79.62       68.73
1.41 - 1.50            1.41       1.49       1.45      8.198       109.7       53.61       79.03       66.18
1.51 - 1.60            1.55       1.56       1.55      8.503       116.3       55.24       79.75       63.95
1.61 - 1.70            1.65       1.68       1.66      8.784       117.2       46.49       49.59       48.87
1.71 - 1.80            1.71       1.71       1.71      8.730       120.0       57.50       57.50       57.50
1.81 - 1.90            1.83       1.90       1.89      8.198       112.2       42.81       61.78       50.05
2.21 - 2.30            2.27       2.27       2.27      8.070       118.0       48.72       48.72       48.72
2.51 - 3.17            2.55       3.17       3.06      8.088       114.6       43.20       56.93       45.63
Total/Avg./Wtd.
 Avg./Min/Max:         1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%

-------
(a) If a Mortgage Loan is secured by multiple properties with different property type classifications, it is treated as multiple Mortgage Loans each of which is allocated a Cut-Off Date Balance based on the allocated loan amount.

                    DISTRIBUTION OF MORTGAGE INTEREST RATES





                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                     NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
RANGE OF MORTGAGE     MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
INTEREST RATES         LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
7.5001 - 7.7500%          7      $ 57,022,848       6.48%    $2,142,225    $28,500,000    $ 8,146,121
7.7501 - 8.0000          15       128,457,239      14.60      1,455,894     29,425,174      8,563,816
8.0001 - 8.2500          28       194,813,600      22.14      1,414,992     48,443,653      6,957,629
8.2501 - 8.5000          38       239,255,588      27.19      1,624,857     46,224,611      6,296,200
8.5001 - 8.7500          23       133,529,389      15.18      1,097,197     22,972,361      5,805,626
8.7501 - 9.0000          13        46,021,763       5.23        946,421      8,345,079      3,540,136
9.0001 - 9.2500           6        67,175,727       7.63      1,477,524     36,959,753     11,195,955
9.2501 - 9.5000           4        11,784,664       1.34      1,796,101      4,142,988      2,946,166
9.5001 - 9.6250           2         1,829,355       0.21        434,534      1,394,821        914,677
                         --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:          136      $879,890,172     100.00%    $  434,534    $48,443,653    $ 6,469,781
                        ===      ============     ======



                                           WEIGHTED               WEIGHTED
                      MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                      SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF MORTGAGE    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
INTEREST RATES         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
7.5001 - 7.7500%        1.20x      1.90x      1.40x     7.680%      113.6       47.62%      79.75%      71.56%
7.7501 - 8.0000         1.18       3.17       1.41      7.869       118.6       43.20       79.66       70.39
8.0001 - 8.2500         1.20       2.27       1.31      8.127       114.9       43.83       79.86       70.66
8.2501 - 8.5000         1.07       1.90       1.40      8.386       111.2       42.81       80.07       67.99
8.5001 - 8.7500         1.14       1.71       1.32      8.610       118.1       49.59       81.75       70.05
8.7501 - 9.0000         1.17       1.55       1.32      8.866       118.7       52.47       76.33       67.35
9.0001 - 9.2500         1.23       1.68       1.34      9.043       114.6       46.49       74.12       65.77
9.2501 - 9.5000         1.27       1.49       1.35      9.429       118.5       53.61       66.95       62.33
9.5001 - 9.6250         1.32       2.55       2.26      9.545       113.0       56.93       62.08       58.15
Total/Avg./Wtd.
 Avg./Min/Max:          1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%




                       DISTRIBUTION OF AMORTIZATION TYPES


                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                    NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
AMORTIZATION         MORTGAGE        DATE          DATE          DATE          DATE           DATE
TYPE                  LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------ ----------- --------------- ------------ ------------- -------------- -------------
Balloon                123      $752,648,767       85.54%    $   434,534   $48,443,653    $ 6,119,096
Hyperamortizing         11       124,070,875       14.10       1,796,101    46,224,611     11,279,170
Fully Amortizing         2         3,170,530        0.36         983,877     2,186,653      1,585,265
                       ---      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:         136      $879,890,172      100.00%    $   434,534   $48,443,653    $ 6,469,781
                       ===      ============      ======



                                          WEIGHTED               WEIGHTED
                     MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                      DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                     SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION        COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TYPE                  RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Balloon                1.07x      3.17x      1.33x     8.286%      114.7       43.20%      81.75%      70.61%
Hyperamortizing        1.20       1.90       1.55      8.607       115.3       42.81       79.55       60.83
Fully Amortizing       1.17       1.28       1.25      8.766       176.8       52.47       57.54       55.97
Total/Avg./Wtd.
 Avg./Min/Max:         1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%

                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS





                                             PERCENTAGE
                                                 OF
RANGE OF                                      AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
CUT-OFF DATE      NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
LOAN-TO-VALUE      MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
RATIOS              LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
---------------- ----------- -------------- ------------ ------------- -------------- --------------
30.1 - 50.0%           8      $ 81,845,184       9.30%    $1,904,942    $46,224,611    $10,230,648
50.1 - 60.0           12        52,143,373       5.93        983,877     11,955,484      4,345,281
60.1 - 65.0           15       101,300,658      11.51        434,534     29,425,174      6,753,377
65.1 - 70.0           22       170,313,407      19.36        946,421     48,443,653      7,741,519
70.1 - 75.0           37       191,459,760      21.76      1,446,431     17,050,000      5,174,588
75.1 - 80.0           40       277,668,728      31.56      2,008,723     28,500,000      6,941,718
80.1 - 85.0            2         5,159,060       0.59      1,675,798      3,483,262      2,579,530
                      --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:       136      $879,890,172     100.00%    $  434,534    $48,443,653    $ 6,469,781
                     ===      ============     ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE       SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
LOAN-TO-VALUE     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
30.1 - 50.0%         1.65x      3.17x      1.97x     8.332%      113.7       42.81%      49.59%      48.17%
50.1 - 60.0          1.17       2.55       1.49      8.631       118.9       52.47       59.87       57.60
60.1 - 65.0          1.21       1.86       1.38      8.331       118.2       60.46       64.73       62.94
65.1 - 70.0          1.07       1.55       1.32      8.490       111.8       65.31       69.86       67.33
70.1 - 75.0          1.10       1.47       1.27      8.351       114.3       70.15       74.77       72.77
75.1 - 80.0          1.16       1.56       1.24      8.167       116.0       75.03       79.86       78.25
80.1 - 85.0          1.14       1.21       1.19      8.407       116.7       80.07       81.75       80.62
Total/Avg./Wtd.
 Avg./Min/Max:       1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%

                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE(A)




                                              PERCENTAGE
                                                  OF
                                               AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
                   NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
                   MORTGAGED   CUT-OFF DATE      DATE          DATE           DATE           DATE
PROPERTY STATE    PROPERTIES      BALANCE       BALANCE       BALANCE        BALANCE       BALANCE
---------------- ------------ -------------- ------------ -------------- -------------- -------------
New York               17      $112,116,525      12.74%    $    507,444   $48,443,653    $ 6,595,090
California             13       104,230,421      11.85        1,496,290    29,425,174      8,017,725
Texas                  22        90,858,492      10.33          889,503    14,871,558      4,129,931
Florida                14        75,586,435       8.59          434,534    17,050,000      5,399,031
Minnesota              18        52,198,112       5.93          302,613    12,764,323      2,899,895
Maryland                5        52,093,556       5.92          946,421    36,959,753     10,418,711
New Jersey              8        39,439,075       4.48        1,937,700     8,462,563      4,929,884
Michigan                6        33,652,307       3.82        2,202,589    13,113,190      5,608,718
Tennessee               5        32,572,806       3.70        1,716,432    10,003,500      6,514,561
Georgia                 6        29,079,438       3.30        1,147,915    12,897,774      4,846,573
Arizona                 7        23,281,205       2.65        1,097,197     8,480,363      3,325,886
Pennsylvania            6        22,470,680       2.55        2,008,723     6,012,698      3,745,113
Illinois                3        22,305,288       2.54        3,994,697     9,965,512      7,435,096
Colorado                4        22,044,005       2.51        4,886,807     6,744,614      5,511,001
Ohio                    6        19,874,912       2.26        1,646,981     5,508,501      3,312,485
Delaware                2        17,048,924       1.94        5,385,148    11,663,775      8,524,462
North Carolina          3        15,442,354       1.76        1,796,101     8,218,275      5,147,451
Massachusetts           2        14,378,390       1.63        7,000,000     7,378,390      7,189,195
Virginia                5        12,050,559       1.37        1,477,524     2,994,835      2,410,112
Virgin Islands          2        11,955,484       1.36        3,831,694     8,123,790      5,977,742
South Carolina          1        11,373,287       1.29       11,373,287    11,373,287     11,373,287
Connecticut             2        10,102,735       1.15        3,247,267     6,855,468      5,051,368
Nevada                  2         9,936,797       1.13        3,495,425     6,441,372      4,968,399
Washington              2         7,707,131       0.88        3,593,662     4,113,469      3,853,566
Oregon                  2         7,553,473       0.86        2,300,000     5,253,473      3,776,737
New Hampshire           2         5,719,458       0.65        2,236,195     3,483,262      2,859,729
Indiana                 2         4,695,070       0.53        1,904,942     2,790,128      2,347,535
West Virginia           2         4,375,398       0.50        2,009,119     2,366,280      2,187,699
Kansas                  2         3,968,629       0.45        1,780,922     2,187,707      1,984,315
Alaska                  1         3,688,040       0.42        3,688,040     3,688,040      3,688,040
Iowa                    3         3,073,949       0.35          705,863     1,455,894      1,024,650
Missouri                1         1,795,805       0.20        1,795,805     1,795,805      1,795,805
Mississippi             1         1,775,000       0.20        1,775,000     1,775,000      1,775,000
Idaho                   1         1,446,431       0.16        1,446,431     1,446,431      1,446,431
                       --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:        178      $879,890,172     100.00%    $    302,613   $48,443,653    $ 4,943,203
                      ===      ============     ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                    DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                  COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
New York             1.19x      1.90x      1.36x     8.270%      115.6       43.83%      77.20%      64.82%
California           1.14       1.83       1.38      8.203       119.4       47.62       81.75       66.90
Texas                1.17       2.55       1.37      8.458       108.4       49.20       79.75       68.94
Florida              1.20       1.44       1.25      8.162       113.2       62.08       78.69       74.31
Minnesota            1.20       1.90       1.28      8.546       116.9       49.20       79.78       75.90
Maryland             1.25       3.17       1.57      8.786       117.0       43.20       75.09       64.29
New Jersey           1.16       1.90       1.45      8.269       113.2       49.20       79.81       67.76
Michigan             1.10       1.90       1.25      8.477       115.6       49.20       79.47       73.88
Tennessee            1.20       1.90       1.29      7.810       114.6       49.20       78.49       74.83
Georgia              1.20       1.42       1.26      8.306       115.0       66.38       75.87       72.46
Arizona              1.24       1.90       1.45      8.277       114.8       49.20       79.03       65.68
Pennsylvania         1.16       1.33       1.25      8.406       114.5       72.29       79.82       74.31
Illinois             1.27       2.27       1.49      8.393       114.7       48.72       71.94       67.22
Colorado             1.22       1.55       1.38      8.451       116.4       55.24       79.49       67.14
Ohio                 1.25       1.90       1.41      8.298       116.5       49.20       79.55       69.96
Delaware             1.25       1.37       1.33      7.844       115.6       76.93       79.62       78.77
North Carolina       1.18       1.49       1.25      8.086       114.5       53.61       79.40       71.76
Massachusetts        1.25       1.38       1.31      8.732       116.9       65.42       74.76       70.21
Virginia             1.23       1.90       1.54      8.386       116.7       49.20       79.86       66.92
Virgin Islands       1.30       1.30       1.30      9.010       116.0       59.87       59.87       59.87
South Carolina       1.24       1.24       1.24      8.250       116.0       77.24       77.24       77.24
Connecticut          1.25       1.27       1.26      8.398       116.3       67.21       77.32       70.46
Nevada               1.20       1.33       1.25      8.237       114.8       77.68       79.52       78.87
Washington           1.26       1.32       1.29      8.151       115.9       57.94       66.55       61.95
Oregon               1.71       1.90       1.84      8.480       114.4       49.20       57.50       51.73
New Hampshire        1.21       1.43       1.30      8.089       114.3       63.89       80.07       73.74
Indiana              1.24       1.90       1.51      8.227       113.2       42.81       73.42       61.00
West Virginia        1.20       1.90       1.52      8.586       115.2       49.20       76.33       63.87
Kansas               1.90       1.90       1.90      8.370       112.0       49.20       49.20       49.20
Alaska               1.37       1.37       1.37      8.480       114.0       60.46       60.46       60.46
Iowa                 1.21       1.24       1.22      7.911       114.9       72.40       72.79       72.58
Missouri             1.90       1.90       1.90      8.370       112.0       49.20       49.20       49.20
Mississippi          1.07       1.07       1.07      8.390       118.0       65.63       65.63       65.63
Idaho                1.36       1.36       1.36      8.040       116.0       71.43       71.43       71.43
Total/Avg./Wtd.
 Avg./Min/Max:       1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%

-------
(a) If a Mortgage Loan is secured by properties in multiple states, it is treated as multiple Mortgage Loans each of which is allocated a cut-off balance based on the allocated loan amount.

                DISTRIBUTION OF REMAINING AMORTIZATION TERMS(A)




                                             PERCENTAGE
                                                 OF
RANGE OF                                      AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
REMAINING         NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
AMORTIZATION       MORTGAGE   CUT-OFF DATE      DATE          DATE           DATE           DATE
TERMS (MOS)         LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
---------------- ----------- -------------- ------------ -------------- -------------- --------------
Interest Only          1      $ 14,600,000       1.66%    $14,600,000    $14,600,000    $14,600,000
171 - 190              2         3,170,530       0.36         983,877      2,186,653      1,585,265
251 - 270              2         6,838,943       0.78       1,796,101      5,042,842      3,419,471
271 - 290              1           434,534       0.05         434,534        434,534        434,534
291 - 310             12        91,097,090      10.35         946,421     46,224,611      7,591,424
311 - 330              1         1,394,821       0.16       1,394,821      1,394,821      1,394,821
331 - 360            117       762,354,254      86.64       1,097,197     48,443,653      6,515,848
                     ---      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:       136      $879,890,172     100.00%    $   434,534    $48,443,653    $ 6,469,781
                     ===      ============     ======

                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING          SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)         RATIO      RATIO      RATIO      RATE       (MOS.)       LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Interest Only        1.43x      1.43x      1.43x     8.330%       58.0       69.86%      69.86%      69.86%
171 - 190            1.17       1.28       1.25      8.766       176.8       52.47       57.54       55.97
251 - 270            1.25       1.49       1.31      9.024       118.7       53.61       69.56       65.37
271 - 290            1.32       1.32       1.32      9.625       113.0       62.08       62.08       62.08
291 - 310            1.16       1.90       1.65      8.577       113.9       42.81       77.31       55.53
311 - 330            2.55       2.55       2.55      9.520       113.0       56.93       56.93       56.93
331 - 360            1.07       3.17       1.33      8.293       116.0       43.20       81.75       70.91
Total/Avg./Wtd.
 Avg./Min/Max:       1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%




                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF             NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
ORIGINAL TERMS        MORTGAGE   CUT-OFF DATE      DATE          DATE           DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------- ----------- -------------- ------------ -------------- -------------- --------------
 60 -  83                 1      $ 14,600,000       1.66%    $14,600,000    $14,600,000    $14,600,000
 84 - 120               129       827,753,396      94.07         434,534     48,443,653      6,416,693
121 - 180                 6        37,536,775       4.27         983,877     29,425,174      6,256,129
                        ---      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:          136      $879,890,172     100.00%    $   434,534    $48,443,653    $ 6,469,781
                        ===      ============     ======



                                           WEIGHTED               WEIGHTED
                      MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 60 -  83               1.43x      1.43x      1.43x     8.330%       58.0       69.86%      69.86%      69.86%
 84 - 120               1.07       3.17       1.36      8.343       115.3       42.81       81.75       69.47
121 - 180               1.17       1.47       1.42      8.116       132.2       52.47       72.07       62.35
Total/Avg./Wtd.
 Avg./Min/Max:          1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%


                  DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF             NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS       MORTGAGE   CUT-OFF DATE      DATE          DATE           DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------- ----------- -------------- ------------ -------------- -------------- --------------
 51 -  70                 1      $ 14,600,000       1.66%    $14,600,000    $14,600,000    $14,600,000
 71 -  90                 1         6,389,543       0.73       6,389,543      6,389,543      6,389,543
 91 - 110                 5        31,888,778       3.62       2,236,195     11,395,492      6,377,756
111 - 120               123       789,475,075      89.72         434,534     48,443,653      6,418,497
121 - 130                 4        34,366,245       3.91       1,246,427     29,425,174      8,591,561
171 - 190                 2         3,170,530       0.36         983,877      2,186,653      1,585,265
                        ---      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:          136      $879,890,172     100.00%    $   434,534    $48,443,653    $ 6,469,781
                        ===      ============     ======

                                           WEIGHTED               WEIGHTED
                      MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 51 -  70               1.43x      1.43x      1.43x     8.330%       58.0       69.86%      69.86%      69.86%
 71 -  90               1.25       1.25       1.25      9.150        81.0       74.12       74.12       74.12
 91 - 110               1.19       1.90       1.42      7.866       107.9       56.44       73.10       64.50
111 - 120               1.07       3.17       1.36      8.355       115.8       42.81       81.75       69.63
121 - 130               1.23       1.47       1.44      8.056       128.1       61.95       72.07       62.94
171 - 190               1.17       1.28       1.25      8.766       176.8       52.47       57.54       55.97
Total/Avg./Wtd.
 Avg./Min/Max:          1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%

-------
(a) 90 Mortgage Loans representing 62.04% of the Aggregate Cut-Off Date Balance accrue interest on the basis of a 360-day year and the actual number of days elapsed but have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months.

                     DISTRIBUTION OF PREPAYMENT PROVISIONS


                                                    PERCENTAGE
                                                        OF
                                                     AGGREGATE    MINIMUM       MAXIMUM       AVERAGE
                         NUMBER OF                    CUT-OFF     CUT-OFF       CUT-OFF       CUT-OFF
                          MORTGAGE   CUT-OFF DATE      DATE         DATE         DATE           DATE
PREPAYMENT PROVISION       LOANS        BALANCE       BALANCE     BALANCE       BALANCE       BALANCE
----------------------- ----------- -------------- ------------ ----------- -------------- -------------
Lockout/Defeasance          134      $878,471,760      99.84%    $946,421    $48,443,653    $6,555,759
Lockout/Greater YM or
 1%                           1           983,877       0.11      983,877        983,877       983,877
Lockout/Declining Fee         1           434,534       0.05      434,534        434,534       434,534
                            ---      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:              136      $879,890,172     100.00%    $434,534    $48,443,653    $6,469,781
                            ===      ============     ======



                                               WEIGHTED               WEIGHTED
                          MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                           DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                          SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                         COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PREPAYMENT PROVISION       RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Lockout/Defeasance          1.07x      3.17x      1.36x     8.331%      115.0       42.81%      81.75%      69.20%
Lockout/Greater YM or
 1%                         1.17       1.17       1.17      9.000       174.0       52.47       52.47       52.47
Lockout/Declining Fee       1.32       1.32       1.32      9.625       113.0       62.08       62.08       62.08
Total/Avg./Wtd.
 Avg./Min/Max:              1.07x      3.17x      1.36x     8.333%      115.0       42.81%      81.75%      69.17%

                             PREPAYMENT PROVISIONS*

PREPAYMENT RESTRICTIONS    MARCH 2000   MARCH 2001   MARCH 2002   MARCH 2003   MARCH 2004   MARCH 2005   MARCH 2006   MARCH 2007
------------------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
Locked out                    100.00%      100.00%      100.00%       6.93%        0.15%        0.09%        0.09%        0.08%
Defeasance                      0.00         0.00         0.00       93.07        99.85        99.86        99.86        99.87
Yield maintenance               0.00         0.00         0.00        0.00         0.00         0.05         0.05         0.05
                              ------       ------       ------      ------       ------       ------       ------       ------
3.00 - 3.99%                    0.00         0.00         0.00        0.00         0.00         0.00         0.00         0.00
2.00 - 2.99%                    0.00         0.00         0.00        0.00         0.00         0.00         0.00         0.00
1.00 - 1.99%                    0.00         0.00         0.00        0.00         0.00         0.00         0.00         0.00
Open                            0.00         0.00         0.00        0.00         0.00         0.00         0.00         0.00
                              ------       ------       ------      ------       ------       ------       ------       ------
Total                         100.00%      100.00%      100.00%     100.00%      100.00%      100.00%      100.00%      100.00%
UPB ($MM)                     879.89       873.48       866.28      858.22       849.64       825.52       815.15       797.89
% of Initial UPB              100.00%       99.27%       98.45%      97.54%       96.56%       93.82%       92.64%       90.68%
                              ------       ------       ------      ------       ------       ------       ------       ------


PREPAYMENT RESTRICTIONS    MARCH 2008   MARCH 2009   MARCH 2010   MARCH 2011   MARCH 2012   MARCH 2013   MARCH 2014
------------------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------
Locked out                     0.08%        0.07%        0.00%        0.00%        0.00%        0.00%        0.00%
Defeasance                    99.88        98.64        98.59        70.07        70.75        72.25        77.99
Yield maintenance              0.05         0.05         0.00         0.00         0.00         0.00         0.00
                             ------       ------       ------       ------       ------       ------       ------
3.00 - 3.99%                   0.00         0.00         1.41         0.00         0.00         0.00         0.00
2.00 - 2.99%                   0.00         0.00         0.00        29.93         0.00         0.00         0.00
1.00 - 1.99%                   0.00         0.00         0.00         0.00        29.25        27.75         0.00
Open                           0.00         1.24         0.00         0.00         0.00         0.00        22.01
                             ------       ------       ------       ------       ------       ------       ------
Total                        100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
UPB ($MM)                    785.89       758.01        32.06         1.22         0.93         0.62         0.27
% of Initial UPB              89.32%       86.15%        3.64%        0.14%        0.11%        0.07%        0.03%
                             ------       ------       ------       ------       ------       ------       ------

-------
* Assuming no prepayments and the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                                                           ANNEX B

ABN AMRO                                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                  Statement Date:   04/17/2000
LaSalle Bank N.A.                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER              Payment Date:     04/17/2000
135 S. LaSalle Street   Suite 1625       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Prior Payment:            NA
Chicago, IL   60674-4107                                SERIES 2000-C1                                Next Payment:     05/15/2000
                                                                                                      Record Date:      03/31/2000

                                                     ABN AMRO ACCT: 12-3456-78-9
Administrator:                                                                                        Analyst:

                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

================================================   =================================================   =============================
                                                                                             Page(s)
   Issue Id:                                        REMIC Certificate Report                           Closing Date:
   ASAP #:                                          Bond Interest Reconciliation                       First Payment Date:
   Monthly Data File Name:                          Cash Reconciliation Summary                        Assumed Final Payment Date:
                                                    15 Month Historical Loan Status Summary
================================================    15 Month Historical                                =============================
                                                    Payoff/Loss Summary
                                                    Historical Collateral Level
                                                    Prepayment Report Delinquent
                                                    Loan Detail Mortgage Loan
                                                    Characteristics Loan Level
                                                    Detail Specially Serviced
                                                    Report Modified Loan Detail
                                                    Realized Loss Detail
                                                    Appraisal Reduction Detail

                                                   =================================================

     ==================================================================================================================
                                                         CONTACT INFORMATION
     ------------------------------------------------------------------------------------------------------------------
                                                             DEPOSITOR:
                                                            UNDERWRITER:
                                                          MASTER SERVICER:
                                                          SPECIAL SERVICER:
                                                              RATED BY:

     ==================================================================================================================

                                =====================================================================
                                ---------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                ---------------------------------------------------------------------
                                LaSalle Web Site                                       www.lnbabs.com
                                Servicer Website                                     www.servicer.com
                                LaSalle Bulletin Board                                 (714) 282-3990
                                LaSalle "ASAP" Fax Back System                         (714) 282-5518
                                LaSalle Factor Line                                    (800) 246-5761
                                =====================================================================
====================================================================================================================================
03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
WAC:                                                       SERIES 2000-C1                            Next Payment:       05/15/2000
WA Life Term:                                                                                        Record Date:        03/31/2000
WA Amort Term:                                       ABN AMRO ACCT: 12-3456-78-9
Current Index:
Next Index:

====================================================================================================================================
            Original         Opening     Principal    Principal     Negative       Closing     Interest   Interest     Pass-Through
Class      Face Value (1)    Balance      Payment    Adj. or Loss  Amortization    Balance      Payment   Adjustment    Rate (2)
CUSIP       Per 1,000       Per 1,000    Per 1,000    Per 1,000     Per 1,000      Per 1,000   Per 1,000  Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00            0.00          0.00          0.00       0.00            0.00        0.00        0.00
====================================================================================================================================
                                                                             Total P&I Payment   0.00
                                                                             =========================



Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred
           Interest equals Accrual
       (3) Estimated

03/02/2000 - 09:05 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9

                                                    BOND INTEREST RECONCILIATION


====================================================================================================================================
                                           Deductions                                        Additions
                                 ----------------------------------------  ------------------------------------------
          Accrual     Accrued                Add.    Deferred &               Prior         Prepay-      Other
       ------------ Certificate  Allocable   Trust    Accretion   Interest   Int. Short-      ment       Interest
Class  Method  Days   Interest     PPIS    Expense(1)  Interest    Losses     falls Due     Penalties   Proceeds(2)
------------------------------------------------------------------------------------------------------------------------------------
























                      -------------------------------------------------------------------------------------------
                       0.00        0.00       0.00      0.00        0.00       0.00           0.00         0.00
====================================================================================================================================



===============================================================================
                               Remaining
Distributable    Interest    Outstanding           Credit Support
Certificate      Payment      Interest         ---------------------
  Interest       Amount      Shortfalls        Original   Current(3)
-------------------------------------------------------------------------------












-----------------------------------------
    0.00          0.00          0.00

===============================================================================



(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE, interest due on outstanding losses, interest due on outstanding shortfalls and recoveries of interest.
(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
------------------------------------  --------------------------------------   -----------------------------------------------
INTEREST SUMMARY                         SERVICING FEE SUMMARY                     PRINCIPAL SUMMARY
-----------------------------         ------------------------------           --------------------------------------
Current Scheduled Interest            Current Servicing Fees                   SCHEDULED PRINCIPAL:
Less Deferred Interest                Plus Fees Advanced for PPIS              Current Scheduled Principal
Plus Advance Interest                 Less Reduction for PPIS                  Advanced Scheduled Principal
Plus Unscheduled Interest             Plus Unscheduled Servicing Fees          -----------------------------------------------
PPIS Reducing Scheduled Interest      --------------------------------------   Scheduled Principal Distribution
Less Total Fees Paid  To Servicer     Total Servicing Fees Paid                -----------------------------------------------
Plus Fees Advanced for PPIS           --------------------------------------   UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                               ----------------------
Less Misc. Fees & Expenses            --------------------------------------   Curtailments
Less Non Recoverable Advances         PPIS SUMMARY                             Prepayments in Full
------------------------------------  --------------------------------------   Liquidation Proceeds
Interest Due Trust                    Gross PPIS                               Repurchase Proceeds
------------------------------------  Reduced by PPIE                          Other Principal Proceeds
Less Trustee Fee                      Reduced by Shortfalls in Fees            -----------------------------------------------
Less Fee Strips Paid by Trust         Reduced by Other Amounts                 Unscheduled Principal Distribution
Less Misc. Fees Paid by Trust         --------------------------------------   -----------------------------------------------
------------------------------------  PPIS Reducing Scheduled Interest         Remittance Principal
Remittance Interest                   --------------------------------------   -----------------------------------------------
------------------------------------  PPIS Reducing Servicing Fee
                                      --------------------------------------   ------------------------------------------------
                                      PPIS Due Certificate                     Servicer Wire Amount
                                      --------------------------------------   -----------------------------------------------



                                   --------------------------------------------------------
                                              POOL BALANCE SUMMARY

                                   --------------------------------------------------------
                                                                           Balance    Count
                                   --------------------------------------------------------
                                   Beginning Pool
                                   Scheduled Principal Distribution
                                   Unscheduled Principal Distribution
                                   Deferred Interest
                                   Liquidations
                                   Repurchases
                                   Ending Pool
                                   --------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                  ADVANCES
                                                  --------
   PRIOR OUTSTANDING              CURRENT PERIOD               RECOVERED                  ENDING OUTSTANDING
Principal     Interest        Principal   Interest      Principal        Interest      Principal        Interest
------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------
====================================================================================================================================


03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

==============  ======================================================================= ============================================
                              Delinquency Aging Categories                                          Special Event Categories(1)

Distribution    Delinq 1 Month  Delinq 2 Months Delinq 3+ Months Foreclosure    REO     Modifications Specially Serviced  Bankruptcy
    Date         # Balance       # Balance        # Balance       # Balance   # Balance   # Balance       # Balance       # Balance
--------------  ----------------------------------------------------------------------- --------------------------------------------
    04/17/00
--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

==============  ======================================================================= ============================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                           Page 5 of 19

03/02/2000 - 09:05 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9


                                      ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
Distribution  Ending Pool(1)   Payoffs(2)    Penalties    Appraisal Reduct.(2)  Liquidations(2)     Realized Losses(2)
              ----------------------------------------------------------------------------------------------------------------------
   Date        # Balance       # Balance      # Amount          # Balance         # Balance             # Amount
------------------------------------------------------------------------------------------------------------------------------------
   04/17/00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

=====================================
Remaining Term    Curr Weighted Avg.
-------------------------------------
Life   Amort.     Coupon      Remit
-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

=====================================

(1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.
03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9


                                               HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

============ =============================================== ===================== ================== ==============================
                                                                                                            Remaining Term
 Disclosure   Distribution   Initial        Payoff  Penalty   Prepayment Maturity   Property                --------------     Note
  Control #      Date        Balance  Code  Amount   Amount    Date        Date       Type     State  DSCR   Life   Amort.     Rate
------------ ----------------------------------------------- --------------------- ------------------ ------------------------------






























============ =============================================== ===================== ================== ==============================
                 CUMULATIVE                  0          0
                                          ==================



03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9


                                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
                   Paid               Outstanding   Out. Property                    Special
 Disclosure Doc    Thru   Current P&I     P&I        Protection      Advance         Servicer      Foreclosure  Bankruptcy    REO
   Control #       Date    Advance      Advances**     Advances    Description(1)   Transfer Date      Date        Date       Date
====================================================================================================================================
























====================================================================================================================================
A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but less than one month delinq

1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months

3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================


**  Outstanding P&I Advances include the current period P&I Advance

03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9

                          MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PRINCIPAL BALANCES
==========================================================================
                                                     Weighted Average
Current Scheduled  # of   Scheduled   % of      --------------------------
    Balances       Loans   Balance   Balance    Term     Coupon     DSCR
==========================================================================










==========================================================================
                                  0             0   0.00%
==========================================================================
Average Scheduled Balance
Maximum  Scheduled Balance
Minimum  Scheduled Balance


                     DISTRIBUTION OF MORTGAGE INTEREST RATES
==========================================================================
                                                   Weighted Average
Current Mortgage  # of   Scheduled    % of     ---------------------------
 Interest Rate    Loans   Balance    Balance    Term   Coupon     DSCR













==========================================================================
                                0            0   0.00%
==========================================================================
Minimum Mortgage Interest Rate       10.0000%
Maximum Mortgage Interest Rate       10.0000%


                    DISTRIBUTION OF REMAINING TERM (BALLOON)
==========================================================================
                                                     Weighted Average
Balloon           # of   Scheduled    % of       -------------------------
Mortgage Loans     Loans  Balance    Balance     Term    Coupon      DSCR
==========================================================================

0   to  60
61  to 120
121 to 180
181 to 240
241 to 360










==========================================================================
                                0            0   0.00%
==========================================================================
Minimum Remaining Term      0
Maximum Remaining Term      0


DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===========================================================================
                                                        Weighted Average
Fully Amortizing      # of    Scheduled    % of    ------------------------
 Mortgage Loans       Loans    Balance    Balance   Term   Coupon   DSCR
===========================================================================









===========================================================================
                      0             0     0.00%
===========================================================================
Minimum Remaining Term
Maximum Remaining Term


03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF DSCR (CURRENT)
================================================================================
        Debt Service          # of    Scheduled    % of
       Coverage Ratio         Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================











================================================================================
                                  0             0   0.00%
================================================================================
Maximum  DSCR
Minimum  DSCR

                         DISTRIBUTION OF DSCR (CUTOFF)

================================================================================
        Debt Service          # of    Scheduled    % of
       Coverage Ratio         Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================











================================================================================
                                  0             0   0.00%
================================================================================

Maximum  DSCR                                0.00
Minimum  DSCR                                0.00


                            GEOGRAPHIC DISTRIBUTION
================================================================================
                     # of   Scheduled     % of
        State        Loans   Balance     Balance      WAMM     WAC      DSCR
================================================================================










================================================================================
                       0                  0.00%
================================================================================

03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9


                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES
================================================================================
                              # of    Scheduled    % of
       Property Types         Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================










================================================================================
                                  0             0   0.00%
================================================================================


         DISTRIBUTION OF LOAN SEASONING
================================================================================
                              # of   Scheduled   % of
        Number of Years       Loans  Balance    Balance  WAMM     WAC      DSCR
================================================================================










================================================================================
                                 0            0   0.00%
================================================================================


                        DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
      Current Scheduled       # of    Scheduled    % of
          Balances            Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================











================================================================================

================================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                            # of   Scheduled   % of
           Year             Loans  Balance    Balance  WAMM     WAC      DSCR
================================================================================
           1998
           1999
           2000
           2001
           2002
           2003
           2004
           2005
           2006
           2007
           2008
      2009 & Longer
================================================================================
                               0            0   0.00%
================================================================================

(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.

03/02/2000 - 09:05 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9


                                                                                     LOAN LEVEL DETAIL
====================================================================================================================================
                                              Operating              Ending                               Spec.         Loan
Disclosure        Property                    Statement  Maturity  Principal    Note    Scheduled   Mod.   Serv  ASER   Status
 Control #   Grp   Type     State  DSCR  NOI     Date      Date     Balance     Rate       P&I      Flag   Flag  Flag   Code(1)
====================================================================================================================================















====================================================================================================================================
                            W/Avg  0.00   0                             0                   0
====================================================================================================================================


             Prepayment
==================================
  Amount      Penalty     Date
==================================
















==================================
     0         0
==================================


================================================================================
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1) Legend:
A.  P&I Adv -  in Grace Period
B.  P&I Adv -  less thab one month delinq
1.  P&I Adv -  delinquent 1 month
2.  P&I Adv -  delinquent 2 months
3.  P&I Adv -  delinquent 3+ months
4.  Mat. Balloon/Assumed  P&I
5.  Prepaid in Full
6.  Specially  Serviced
7.  Foreclosure
8.  Bankruptcy
9.  REO
10. DPO
11. Modification
================================================================================
03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9


                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL
====================================================================================================================================
Disclosure    Transfer         Balance        Note   Maturity   Remaining Term      Property                            NOI
Control #      Date      Scheduled  Actual    Rate    Date      Life     Amort.       Type     State     NOI    DSCR    Date
====================================================================================================================================
































====================================================================================================================================

03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9


                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS
====================================================================================================================================
   Disclosure                     Resolution
   Control #                       Strategy                      Comments
====================================================================================================================================





























====================================================================================================================================

03/02/2000 - 09:05
 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9


                                                        MODIFIED LOAN DETAIL
====================================================================================================================================
 Disclosure   Modification      Modification                                                         Modification
  Control #      Date               Code                                                              Description
====================================================================================================================================






























====================================================================================================================================

03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9


                                                        REALIZED LOSS DETAIL
====================================================================================================================================
                                               Beginning           Gross Proceeds    Aggregate      Net      Net Proceeds
Distribution  Disclosure  Appraisal Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of     Realized
  Period       Control #    Date     Value      Balance  Proceeds  Sched Principal   Expenses *   Proceeds   Sched. Balance   Loss
====================================================================================================================================





































------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                    0.00       0.00                       0.00          0.00                     0.00
CUMULATIVE                                       0.00       0.00                       0.00          0.00                     0.00
====================================================================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

03/02/2000 - 09:05
 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:     04/17/2000
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:       04/17/2000
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:              NA
                                                           SERIES 2000-C1                            Next Payment:       05/15/2000
                                                                                                     Record Date:        03/31/2000
                                                     ABN AMRO ACCT: 12-3456-78-9


                                                     APPRAISAL REDUCTION DETAIL

======================= ====================== ================================== ======================= ======= ==================
                                                                 Remaining Term                                         Appraisal
Disclosure   Appraisal  Scheduled  Reduction   Note   Maturity  ----------------    Property                      ------------------
Control #    Red. Date   Balance    Amount     Rate     Date     Life     Amort.      Type        State    DSCR      Value    Date
======================= ====================== ================================== ======================= ======= ==================



































======================= ====================== ================================== ======================= ======= ==================

03/02/2000 - 09:05 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                          MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-C1
                                                    DELINQUENT LOAN STATUS REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------
                SHORT                                                      TOTAL               OTHER
                NAME                             SQ FT  PAID  SCHEDULED     P&I      TOTAL   ADVANCES            CURRENT   CURRENT
PROSPECTUS      (WHEN     PROPERTY                OR    THRU    LOAN     ADVANCES  EXPENSES  (TAXES &    TOTAL   MONTHLY  INTEREST
    ID      APPROPRIATE)    TYPE    CITY  STATE  UNITS  DATE   BALANCE    TO DATE   TO DATE   ESCROW)  EXPOSURE    P&I      RATE
------------------------------------------------------------------------------------------------------------------------------------


30 DAYS DELINQUENT


60 DAYS DELINQUENT


90 DAYS DELINQUENT


CURRENT & AT SPECIAL SERVICER


FCL - Foreclosure LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...)
It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party.
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
           LTM
MATURITY   NOI  LTM   LTM  TRANSFER
  DATE    DATE  NOI  DSCR    DATE    COMMENTS
-----------------------------------------------















-----------------------------------------------




-----------------------------------------------

-----------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                          MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-C1
                                                 HISTORICAL LOAN MODIFICATION REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------

                                                 BALANCE WHEN  BALANCE AT THE
                                                    SENT TO    EFFECTIVE DATE         # MTHS
PROSPECUTS                    MOD /      EFFECT     SPECIAL          OF         OLD  FOR RATE   NEW                          OLD
    ID      CITY  STATE  EXTENSION FLAG   DATE     SERVICER    REHABILITATION  RATE   CHANGE   RATE*  OLD P&I  NEW P&I**  MATURITY
------------------------------------------------------------------------------------------------------------------------------------





TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:


                                      # OF LOANS            $BALANCE
Modifications:                                                     $0.00
Maturity Date Extensions:                  0                       $0.00
                                      -----------------------------------
Total:                                     0                       $0.00


 *  The information in these columns is from a particular point in time and should not change on this report once assigned
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------
                                      (2)
           TOTAL #      (1)       EST. FUTURE
          MTHS FOR   REALIZED    INTEREST LOSS
   NEW    CHANGE OF   LOSS TO     TO TRUST $
MATURITY     MOD      TRUST $  (RATE REDUCTION)  COMMENTS
-----------------------------------------------------------




















-----------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                          MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-C1
                                   HISTORICAL LOSS ESTIMATE REPORT (REO SOLD OR DISCOUNTED PAYOFF)
                                                     AS OF ____________________
-----------------------------------------------------------------------------------------------------------------------------

                                              %        LATEST
                                          RECOVERED   APPRAISAL   EFFECTIVE         NET AMT.                TOTAL
PROSPECTUS  SHORT  PROPERTY                 FROM     OR BROKER'S   DATE OF   SALES  RECEIVED   SCHEDULED     P&I      TOTAL
    ID      NAME     TYPE    CITY  STATE    SALE       OPINION      SALE     PRICE  FROM SALE   BALANCE   ADVANCED  EXPENSES
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

TOTAL ALL LOANS:                             0%          $ -                 $ -       $ -       $ -         $ -       $ -

CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT MONTH:                                     $ -                 $ -       $ -       $ -         $ -       $ -

---------------------------------------------------------------------------
                                               DATE
                     ACTUAL   DATE             MINOR     TOTAL      LOSS
                     LOSSES   LOSS    MINOR    ADJ.      LOSS       % OF
SERVICING     NET    PASSED  PASSED  ADJ. TO  PASSED     WITH     SCHEDULED
  FEES     PROCEEDS   THRU    THRU    TRUST    THRU   ADJUSTMENT   BALANCE
---------------------------------------------------------------------------

---------------------------------------------------------------------------
              $ -      $ -                                $ -
---------------------------------------------------------------------------
              $ -      $ -                                $ -
---------------------------------------------------------------------------
              $ -      $ -                                $ -
---------------------------------------------------------------------------
              $ -      $ -                                $ -
---------------------------------------------------------------------------

     $ -      $ -      $ -             $ -                $ -        0%


---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
     $ -      $ -      $ -                                $ -


                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                          MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-C1
                                                          REO STATUS REPORT
                                                     AS OF ____________________
----------------------------------------------------------------------------------------------------------------------------------
                SHORT                                                      TOTAL               OTHER
                NAME                             SQ FT  PAID  SCHEDULED     P&I      TOTAL   ADVANCES             CURRENT    CAP
PROSPECTUS      (WHEN     PROPERTY                OR    THRU    LOAN     ADVANCES  EXPENSES   (TAXES      TOTAL   MONTHLY   RATE
    ID      APPROPRIATE)    TYPE    CITY  STATE  UNITS  DATE   BALANCE    TO DATE   TO DATE  & ESCROW)  EXPOSURE    P&I    ASSIGN
----------------------------------------------------------------------------------------------------------------------------------






















(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
              VALUE   APPRAISAL                           TOTAL
              USING    BPO OR    LOSS USING  ESTIMATED  APPRAISAL                REO        PENDING
 VALUATION    NOI &   INTERNAL    92% APPR.  RECOVERY   REDUCTION  TRANSFER  ACQUISITION  RESOLUTION
   DATE     CAP RATE   VALUE**   OR BPO (F)      %      REALIZED     DATE       DATE         DATE     COMMENTS
----------------------------------------------------------------------------------------------------------------
























----------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                          MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-C1
                                                         SERVICER WATCH LIST
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------
                    SHORT NAME                                        SCHEDULED                    MATURITY    LTM   COMMENT/ REASON
PROSPECTUS ID   (WHEN APPROPRIATE)   PROPERTY TYPE   CITY   STATE   LOAN BALANCE   PAID THRU DATE    DATE     DSCR    ON WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------











Total:                                                                 $

*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                          MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-C1
                                                 COMPARATIVE FINANCIAL STATUS REPORT
                                                     AS OF ____________________
                                                                    ORIGINAL UNDERWRITING          2ND PRECEDING ANNUAL OPERATING
                                                                         INFORMATION                          INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                             BASIS YEAR                          AS OF _______           NORMALIZED

                           Last
                         Property  Scheduled  Paid  Annual   Financial                           Financial
Prospectus                Inspect    Loan     Thru   Debt     Info as    %    Total    $    (1)   Info as    %    Total    $    (1)
    ID      City  State    Date     Balance   Date  Service   of Date   Occ  Revenue  NOI  DSCR   of Date   Occ  Revenue  NOI  DSCR
-----------------------------------------------------------------------------------------------------------------------------------
                          yy/mm                                yy/mm                               yy/mm









Total:                                $               $                  WA  $         $    WA               WA    $       $    WA

-----------------------------------------------------------------------------------------------------------------------------------


                                                        Received             Required
Financial Information:                                Loans      Balance       Loans     Balance
                                                   #       %    $      %     #      %   $       %
Current Full Year:
Current Full Yr. received with DSC <1:
Prior Full Year:
Prior Full Yr. received with DSC <1:


(1) DSCR should match to Operating Statement and is calculated in accordance with the Pooling and Servicing Agreement.
(2) Net change should compare the latest year to the underwriting year
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
     PRECEDING ANNUAL OPERATING         TRAILING FINANCIAL
             INFORMATION                    INFORMATION                 NET CHANGE
-------------------------------------------------------------------------------------
AS OF _______           NORMALIZED      MONTH REPORTED   ACTUAL     PRECEDING & BASIS

Financial                            FS     FS                              %
 Info as    %    Total    $    (1)  Start   End   Total    $    %    %    Total   (1)
 of Date   Occ  Revenue  NOI  DSCR  Date   Date  Revenue  NOI  DSC  Occ  Revenue  DSC
-------------------------------------------------------------------------------------
yy/mm                               yy/mm  yy/mm




           WA    $        $    WA           WA     $      $    WA   WA      $     WA

-------------------------------------------------------------------------------------













-------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C1
                                                    OPERATING STATEMENT ANALYSIS
                                                    AS OF ______________________
PROPERTY OVERVIEW
  LB Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                         UNDERWRITING     199_        199_        199_       TRAILING
  Occupancy Rate *
  Average Rental Rate
                                             * Occupancy rates are year end or the ending date of the financial statement for the period.

                                                                                               NO. OF MOS.
                                             -------------------------------------------------------------------------------------
INCOME:                                                                PRIOR YEAR  CURRENT YR.
 Number of Mos.                              -------------------------------------------------------------------------------------
 Period Ended                                Underwriting     199_        199_        199_     9_ Trailing**  199_-Base  199_-199_
 Statement Classification                      Base Line   Normalized  Normalized  Normalized   as of / /9_    Variance  Variance
 Rental Income (Category 1)                  -------------------------------------------------------------------------------------
 Rental Income (Category 2)
 Rental Income (Category 3)
 Pass Through/Escalations
 Other Income

EFFECTIVE GROSS INCOME                           $0.00       $0.00       $0.00      $0.00         $0.00           %          %
                                             -------------------------------------------------------------------------------------
                                             Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                             -------------------------------------------------------------------------------------
                                             ** Servicer will not be expected to "Normalize" these YTD numbers.
                                             -------------------------------------------------------------------------------------

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  General & Administration
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent

TOTAL OPERATING EXPENSES                         $0.00       $0.00       $0.00      $0.00         $0.00           %          %

OPERATING EXPENSE RATIO

NET OPERATING INCOME                             $0.00       $0.00       $0.00      $0.00         $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve

TOTAL CAPITAL ITEMS                              $0.00       $0.00       $0.00      $0.00         $0.00                 $0.00

N.O.I. AFTER CAPITAL ITEMS                       $0.00       $0.00       $0.00      $0.00         $0.00

DEBT SERVICE (PER SERVICER)                      $0.00       $0.00       $0.00      $0.00         $0.00

CASH FLOW AFTER DEBT SERVICE                     $0.00       $0.00       $0.00      $0.00         $0.00

DSCR: (NOI/Debt Service)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                             (ie. operating statements, financial statements, tax return, other)


NOTES AND  ASSUMPTIONS:
----------------------------------------------------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.
Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent
2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage  Nursing Home: 1)Private  2) Medicaid  3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT
------------------------------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C1
                                                      NOI ADJUSTMENT WORKSHEET
                                            FOR FISCAL YEAR ENDED ______________________
PROPERTY OVERVIEW
  LB Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                         UNDERWRITING     199_        199_        199_       TRAILING
  Occupancy Rate *
  Average Rental Rate
                                             * Occupancy rates are year end or the ending date of the financial statement for the period.

                                                                                               NO. OF MOS.
                                             -------------------------------------------------------------------------------------
INCOME:                                                                PRIOR YEAR  CURRENT YR.
 Number of Mos.                              -------------------------------------------------------------------------------------
 Period Ended                                Underwriting     199_        199_        199_     9_ Trailing**  199_-Base  199_-199_
 Statement Classification                      Base Line   Normalized  Normalized  Normalized   as of / /9_    Variance  Variance
 Rental Income (Category 1)                  -------------------------------------------------------------------------------------
 Rental Income (Category 2)
 Rental Income (Category 3)
 Pass Through/Escalations
 Other Income

EFFECTIVE GROSS INCOME                           $0.00       $0.00       $0.00      $0.00         $0.00           %          %
                                             -------------------------------------------------------------------------------------
                                             Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                             -------------------------------------------------------------------------------------
                                             ** Servicer will not be expected to "Normalize" these YTD numbers.
                                             -------------------------------------------------------------------------------------

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  General & Administration
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent

TOTAL OPERATING EXPENSES                         $0.00       $0.00       $0.00      $0.00         $0.00           %          %

OPERATING EXPENSE RATIO

NET OPERATING INCOME                             $0.00       $0.00       $0.00      $0.00         $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve

TOTAL CAPITAL ITEMS                              $0.00       $0.00       $0.00      $0.00         $0.00                 $0.00

N.O.I. AFTER CAPITAL ITEMS                       $0.00       $0.00       $0.00      $0.00         $0.00

DEBT SERVICE (PER SERVICER)                      $0.00       $0.00       $0.00      $0.00         $0.00

CASH FLOW AFTER DEBT SERVICE                     $0.00       $0.00       $0.00      $0.00         $0.00

DSCR: (NOI/Debt Service)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                             (ie. operating statements, financial statements, tax return, other)


NOTES AND  ASSUMPTIONS:
----------------------------------------------------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.
Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent
2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage  Nursing Home: 1)Private  2) Medicaid  3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT
------------------------------------------------------------------------------------------------------------------------------------

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET
                       $796,298,000 (Approximate Balance)         March 8, 2000
                    GMAC Commercial Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates
                                 Series 2000-C1


Approximate Securities Structure:

                             Approximate  Expected Credit       Expected        Expected
           Expected Rating  Face/Notional     Support        Weighted Average   Payment
Class (a)   Moody's/Fitch    Amount (MM)    (% of UPB)       Life (years) (b)  Window (b)
-----------------------------------------------------------------------------------------
Publicly Offered Classes
 X (c)        Aaa/AAA          $879.9         N/A                  9.12       4/00 - 1/15
 A1           Aaa/AAA           124.9         24.75                5.71       4/00 - 5/09
 A2           Aaa/AAA           537.2         24.75                9.57      5/09 - 12/09
 B            Aa2/AA             37.4         20.50                9.81      12/09 - 1/10
 C             A2/A              41.8         15.75                9.83       1/10 - 1/10
 D             A3/A-              8.8         14.75                9.83       1/10 - 1/10
 E           Baa2/BBB            30.8         11.25                9.83       1/10 - 1/10
 F           Baa3/BBB-           15.4          9.50                9.83       1/10 - 2/10


Privately Offered Classes (d)
---------------------------------------------------------------
 G
 H
 J
 K
 L
 M
 N
   Total Securities:  $879.9
---------------------------------------------------------------
(a) Class A1 is expected to have a fixed pass-through rate. Classes A2 through D are expected to have a fixed pass-through rate subject to a cap equal to the weighted average Net Mortgage Pass-Through Rate. Classes E and F are expected to have a pass-through rate equal to the weighted average Net Mortgage Pass-Through Rate.
(b) Calculated at 0% CPR, assuming no balloon payment extension and that ARD Loans pay in full on Anticipated Repayment Dates.
(c)  Notional amount on interest only class.
(d)  Not offered hereby.


Key Features:
Lead Managers:              Goldman, Sachs & Co.
                            Deutsche Banc Alex. Brown
Selling Group:              Newman and Associates, Inc.
Mortgage Loan Sellers:      GMAC Commercial Mortgage
                            Corporation (46.19%)
                            Archon Financial, L.P. (GSMC)
                            (34.07%)
                            German American Capital Corporation
                            (DB) (19.74%)
Master Servicer:            GMAC Commercial Mortgage Corporation
Special Servicer:           GMAC Commercial Mortgage Corporation
Trustee:                    LaSalle Bank National Association
Launch:                     March 7, 2000
Pricing:                    March 8, 2000
Closing:                    March 16, 2000
Cut-Off Date:               March 1st, 5th and 10th
Distribution Date:          15th of each month, or following
                            business day (commencing April 17,
                            2000)
Payment Delay:              14 days
ERISA Eligible:             Classes A1, A2 and X are expected to be
                            ERISA eligible subject to certain conditions for
                            eligibility.
SMMEA Eligible:             Classes A1, A2, B and X are expected to be
                            SMMEA securities upon issuance.
Structure:                  Sequential pay
Day Count:                  30/360
Tax Treatment:              REMIC
Rated Final Distribution    March 15, 2033
Date:
Clean up Call:              1.0%
Minimum Denominations:      Publicly Offered Classes: $25,000 &
                            $1; Class X $1,000,000 Notional
                            Amount & $1.
Delivery:                   DTC

--------------------------------------------------------------------------------
Collateral Facts:
Initial Pool Balance:                                $879,890,172
Number of Mortgage Loans:                                     136
Number of Mortgaged Properties:                               178
Average Cut-Off Date Balance:                          $6,469,781
Weighted Average Current Mortgage Rate:                    8.333%
Weighted Average U/W DSCR (a):                              1.36x
Weighted Average Cut-Off Date LTV Ratio (a):               69.17%
Weighted Average Remaining Term to Maturity          115.0 months
(months):
Weighted Average Remaining Amortization Term         342.3 months
(months):
Weighted Average Seasoning (months):                  4.39 months
Balloon Loans as % of Total (b):                           99.64%
Single Largest Loan as % of Total:                          5.51%
Five Largest Loans as % of Total:                          21.76%
Ten Largest Loans as % of Total:                           32.26%
(a) All DSCR and LTV information presented herein is generally calculated as though any related earnout reserve had been applied to reduce or defease the primary balance of the mortgage loan.
(b) Includes 11 ARD loans totaling $124.1 mm and 14.1% of the pool Cut-Off date balance.

Ten Largest Loans or Sponsors

                           Current
Loan                       Balance      % by UPB     LTV       DSCR      Property Type
-------------------------------------------------------------------------------------------
80 Lafayette Street      $48,443,653       5.51%     66.27%     1.29x    Multifamily
Equity Inns Portfolio     48,129,553       5.47      48.95      1.90     Lodging
First Union Tower         36,959,753       4.20      67.82      1.34     Office
World Savings Center      29,425,174       3.34      61.95      1.47     Office
Freeman Webb Portfolio    28,500,000       3.24      78.49      1.20     Multifamily
Minnesota Industrial      26,942,535       3.06      78.65      1.25     Industrial/Office
Venture (a)
Vista Way Apartments      18,904,581       2.15      79.77      1.20     Multifamily
Citation Club on          17,050,000       1.94      74.13      1.21     Multifamily
Palmer Ranch
Maverick Creek Villas                      1.69      70.15      1.24     Multifamily
                          14,871,558
Boardwalk Shopping Center 14,600,000       1.66      69.86      1.43     Retail
                          ----------       ----      -----      ----
Total/Wtd. Avg.         $283,826,807      32.26%     67.25%     1.40x
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

(a) Includes $22.97 million Minnesota Industrial Venture and $3.97 million related sponsor loan.

Selected Loan Data:


                   Number of        Cut-Off Date Balance
 Geographic        Mortgaged  -----------------------------------
 Distribution      Properties  (MM)    % by UPB   Wtd. Avg. DSCR
-----------------------------------------------------------------
 New York              17     $112.1      12.74%        1.36x
 California            13      104.2      11.85         1.38
 Texas                 22       90.9      10.33         1.37
 Florida               14       75.6       8.59         1.25
 Minnesota             18       52.2       5.93         1.28
 Other (a)             94      444.9      50.56         1.38
                     ----    -------    -------         ----
 Total/Wtd. Avg.      178     $879.9     100.00%        1.36x
-----------------------------------------------------------------


                   Number of        Cut-Off Date Balance
                   Mortgaged  -----------------------------------
 Property Type     Properties  (MM)    % by UPB   Wtd. Avg. DSCR
-----------------------------------------------------------------
 Multifamily           40     $290.9      33.06%        1.31x
 Office                35      213.5      24.26         1.38
 Retail                37      158.3      17.99         1.31
 Industrial            35      132.1      15.01         1.30
 Lodging               22       54.7       6.22         1.89
 Mixed Use              4       20.3       2.30         1.28
 Mobile Home Park       2        5.1       0.58         1.21

 Special Purpose        3        5.0       0.57         1.27
                     ----     ------   --------         ----
 Total/Wtd. Avg.      178     $879.9     100.00%        1.36x
-----------------------------------------------------------------

                    Number of        Cut-Off Date Balance
 Prepayment         Mortgaged  -----------------------------------
 Restrictions       Properties  (MM)    % by UPB   Wtd. Avg. DSCR
-----------------------------------------------------------------
Lockout/Defeasance    134     $878.5     99.84%          1.36x
Lockout/Greater YM
or 1%                   1        1.0      0.11           1.17
Lockout/Declining                0.4
Fee                     1                 0.05           1.32
                    -----     ------    ------           -----
Total/Wtd. Avg.       136     $879.9    100.00%          1.36x
-----------------------------------------------------------------
-----------------------------------------------------------------
(a) Includes 28 states and the U.S Virgin Islands.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

O    For purposes of calculating principal distributions of the Certificates:

     -- Available principal will be allocated sequentially to the class A1, A2, B, C, D, E, F, G, H, J, K, L, M, N, and O certificates.

     -- In case the principal balance of the Class O, N, M, L, K, J, H, G, F, E, D, C, B, in that order, have been reduced to zero due to the allocation of principal losses, then A1 and A2 will be allocated principal pro rata.

O Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the class A1 and A2 certificates each month.


O Each Class will be subordinate to the Class A1, A2, and X and to each Class with an earlier alphabetic designation than such Class. Each of the Class A1, A2, and X Certificates will be of equal priority.


O    All Classes will pay interest on a 30/360 basis.


O Principal Losses will be allocated in reverse alphabetical order to Class O, N, M, L, K, J, H, G, F, E, D, C, B, and then pro rata to Class A1 and A2.


O The Master Servicer will cover net prepayment interest shortfalls, provided that with respect to any loans with due dates on or preceding the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the Master Servicing fee equal to 2 basis points per annum on the principal balance of such loans. Net prepayment interest shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated pro-rata (based on interest entitlements) to all regular Certificates.


O Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (a)
--------------------------------------------------------------------------------

Allocation of Prepayment Premiums:

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related Certificates then entitled to principal distributions and the Class X Certificates as follows:

     O A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to each class of the Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

              -------------------- ---- ----------------------------------------

              Prepayment                (Pass-Through Rate - Discount Rate)
              Premium Allocation    =   ----------------------------------------
              Percentage                (Mortgage Rate - Discount Rate)

              -------------------- ---- ----------------------------------------

     O The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X Certificates.

     o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise.

     Allocation of Prepayment Premiums Example

     Discount Rate Fraction Methodology:
     Mortgage Rate                                        =  8%
     Bond Class Rate                                      =  6%
     Treasury Rate                                        =  5%
     % of Principal Distributed to Class                  =  100%


     Bond Class Allocation                               Class X Allocation
     --------------------------------------------------- ----------------------------------------------------------

     6% - 5% x 100%           =   33 1/3%                Receives excess premiums = 66 2/3% thereof
     -------
     8% - 5%

(a) For further information regarding the allocation of prepayment premiums, refer to the Prospectus Supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Prepayment Restriction Assuming No Prepayment of Principal (a) (b)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment                    March         March        March         March        March         March        March         March
Restrictions                   2000         2001          2002         2003          2004         2005          2006         2007
-----------------------------------------------------------------------------------------------------------------------------------
Locked out                    100.00%      100.00%       100.00%        6.93%         0.15%        0.09%         0.09%        0.08%
Defeasance                      0.00         0.00          0.00        93.07         99.85        99.86         99.86        99.87
Yield Maintenance               0.00         0.00          0.00         0.00          0.00         0.05          0.05         0.05
3.00 - 3.99%                    0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
2.00 - 2.99%                    0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
1.00 - 1.99%                    0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Open                            0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total                         100.00%      100.00%       100.00%      100.00%       100.00%      100.00%       100.00%      100.00%
UPB ($MM)                     879.89       873.48        866.28       858.22        849.64       825.52        815.15       797.89
% of Initial UPB              100.00%       99.27%        98.45%       97.54%        96.56%       93.82%        92.64%       90.68%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment                    March         March        March         March        March         March        March
Restrictions                   2008         2009          2010         2011          2012         2013          2014
-----------------------------------------------------------------------------------------------------------------------------------
Locked out                      0.08%        0.07%         0.00%        0.00%         0.00%        0.00%         0.00%
Defeasance                     99.88        98.64         98.59        70.07         70.75        72.25         77.99
Yield Maintenance               0.05         0.05          0.00         0.00          0.00         0.00          0.00
3.00 - 3.99%                    0.00         0.00          1.41         0.00          0.00         0.00          0.00
2.00 - 2.99%                    0.00         0.00          0.00        29.93          0.00         0.00          0.00
1.00 - 1.99%                    0.00         0.00          0.00         0.00         29.25        27.75          0.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Open                            0.00         1.24          0.00         0.00          0.00         0.00         22.01
-----------------------------------------------------------------------------------------------------------------------------------
Total                         100.00%      100.00%       100.00%      100.00%       100.00%      100.00%       100.00%
UPB ($MM)                     785.89       758.01         32.06         1.22          0.93         0.62          0.27
% of Initial UPB               89.32%       86.15%         3.64%        0.14%         0.11%        0.07%         0.03%
-----------------------------------------------------------------------------------------------------------------------------------

(a) Table calculated using modeling assumptions.
(b) Differences in totals may exist due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.




This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)

(Prepayments Locked Out through Lock Out period, Defeasance, Yield Maintenance and Penalty Period then run at the indicated CPRs)
--------------------------------------------------------------------------------


 ----------------------------------------------------------------------------------------------------------------------------------
                                                Prepayment Assumptions (CPR)
                         0% CPR                 25% CPR                50% CPR                 75% CPR               100% CPR
 ---------------- ---------------------- ---------------------- ----------------------- ---------------------- --------------------
 A1                        5.71                   5.71                   5.70                    5.70                   5.65
 A2                        9.57                   9.56                   9.55                    9.53                   9.38
 B                         9.81                   9.79                   9.77                    9.75                   9.58
 C                         9.83                   9.83                   9.83                    9.81                   9.62
 D                         9.83                   9.83                   9.83                    9.83                   9.66
 E                         9.83                   9.83                   9.83                    9.83                   9.66
 F                         9.83                   9.83                   9.83                    9.83                   9.73
 ----------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------

                                                                                                         Weighted
                                                                                                          Average     Weighted
                                                   Percentage of                              Weighted    Remaining   Average
                         Number of                   Aggregate                    Weighted    Average      Term to    Cut-Off
 Range of Cut-Off Date   Mortgage    Cut-Off Date     Cut-Off    Average Cut-Off  Average     Mortgage    Maturity    Date LTV
 Balances                  Loans        Balance    Date Balance   Date Balance      DSCR        Rate        (mos)       Ratio
----------------------------------------------------------------------------------------------------------------------------------
$   434,534 - 499,999         1     $    434,534        0.05%       $ 434,534        1.32x      9.625%      113.0        62.08%
    500,000 - 999,999         2        1,930,298        0.22          965,149        1.30       8.956       145.6        58.97
  1,000,000 - 1,999,999      17       26,389,365        3.00        1,552,316        1.37       8.547       117.1        67.06
  2,000,000 - 2,999,999      24       59,172,886        6.73        2,465,537        1.33       8.404       118.7        72.32
  3,000,000 - 3,999,999      21       73,894,278        8.40        3,518,775        1.38       8.421       116.4        68.53
  4,000,000 - 4,999,999      18       81,501,713        9.26        4,527,873        1.30       8.361       114.7        70.82
  5,000,000 - 5,999,999       8       43,125,968        4.90        5,390,746        1.38       8.098       115.2        67.88
  6,000,000 - 6,999,999       8       51,791,883        5.89        6,473,985        1.53       8.539       111.4        66.92
  7,000,000 - 7,999,999       3       21,388,711        2.43        7,129,570        1.30       8.623       116.3        72.18
  8,000,000 - 8,999,999      11       92,387,044       10.50        8,398,822        1.33       8.223       115.2        71.19
  9,000,000 - 9,999,999       2       19,232,254        2.19        9,616,127        1.32       8.474       114.0        71.24
 10,000,000 - 11,999,999      7       78,791,259        8.95       11,255,894        1.33       8.354       114.3        68.43
 12,000,000 - 13,999,999      4       51,898,287        5.90       12,974,572        1.23       8.456       117.0        74.43
 14,000,000 - 16,999,999      2       29,471,558        3.35       14,735,779        1.33       8.118        88.8        70.01
 17,000,000 - 19,999,999      2       35,954,581        4.09       17,977,290        1.20       7.919       115.5        77.10
 20,000,000 - 24,999,999      1       22,972,361        2.61       22,972,361        1.25       8.550       118.0        78.94
$25,000,000 - 49,999,999      5       189,553,191      21.54       37,910,638        1.46       8.271       117.1        63.58
                          -----     -------------     ------       ----------        ----       -----       -----        -----
Total/Wtd. Avg.             136      $879,890,172     100.00%      $6,469,781        1.36x      8.333%      115.0        69.17%
                        ========================================================================================================

----------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE (a)
--------------------------------------------------------------------------------

                                                                                                             Weighted
                                                                                                              Average     Weighted
                                                  Percentage                                    Weighted     Remaining     Average
                      Number of                  of Aggregate                       Weighted    Average       Term to      Cut-Off
                      Mortgaged   Cut-Off Date   Cut-Off Date   Average Cut-Off     Average     Mortgage     Maturity     Date LTV
Property State        Properties     Balance        Balance       Date Balance        DSCR         Rate        (mos)        Ratio
--------------------- ----------- -------------- -------------- ----------------- ------------- ----------- ------------ ----------
New York                  17     $112,116,525        12.74%      $6,595,090            1.36x      8.270%       115.6         64.82%
California                13      104,230,421        11.85        8,017,725            1.38       8.203        119.4         66.90
Texas                     22       90,858,492        10.33        4,129,931            1.37       8.458        108.4         68.94
Florida                   14       75,586,435         8.59        5,399,031            1.25       8.162        113.2         74.31
Minnesota                 18       52,198,112         5.93        2,899,895            1.28       8.546        116.9         75.90
Maryland                   5       52,093,556         5.92       10,418,711            1.57       8.786        117.0         64.29
New Jersey                 8       39,439,075         4.48        4,929,884            1.45       8.269        113.2         67.76
Michigan                   6       33,652,307         3.82        5,608,718            1.25       8.477        115.6         73.88
Tennessee                  5       32,572,806         3.70        6,514,561            1.29       7.810        114.6         74.83
Georgia                    6       29,079,438         3.30        4,846,573            1.26       8.306        115.0         72.46
Arizona                    7       23,281,205         2.65        3,325,886            1.45       8.277        114.8         65.68
Pennsylvania               6       22,470,680         2.55        3,745,113            1.25       8.406        114.5         74.31
Illinois                   3       22,305,288         2.54        7,435,096            1.49       8.393        114.7         67.22
Colorado                   4       22,044,005         2.51        5,511,001            1.38       8.451        116.4         67.14
Ohio                       6       19,874,912         2.26        3,312,485            1.41       8.298        116.5         69.96
Delaware                   2       17,048,924         1.94        8,524,462            1.33       7.844        115.6         78.77
North Carolina             3       15,442,354         1.76        5,147,451            1.25       8.086        114.5         71.76
Massachusetts              2       14,378,390         1.63        7,189,195            1.31       8.732        116.9         70.21
Virginia                   5       12,050,559         1.37        2,410,112            1.54       8.386        116.7         66.92
Virgin Islands             2       11,955,484         1.36        5,977,742            1.30       9.010        116.0         59.87
South Carolina             1       11,373,287         1.29       11,373,287            1.24       8.250        116.0         77.24
Connecticut                2       10,102,735         1.15        5,051,368            1.26       8.398        116.3         70.46
Nevada                     2        9,936,797         1.13        4,968,399            1.25       8.237        114.8         78.87
Washington                 2        7,707,131         0.88        3,853,566            1.29       8.151        115.9         61.95
Oregon                     2        7,553,473         0.86        3,776,737            1.84       8.480        114.4         51.73
New Hampshire              2        5,719,458         0.65        2,859,729            1.30       8.089        114.3         73.74
Indiana                    2        4,695,070         0.53        2,347,535            1.51       8.227        113.2         61.00
West Virginia              2        4,375,398         0.50        2,187,699            1.52       8.586        115.2         63.87
Kansas                     2        3,968,629         0.45        1,984,315            1.90       8.370        112.0         49.20
Alaska                     1        3,688,040         0.42        3,688,040            1.37       8.480        114.0         60.46
Iowa                       3        3,073,949         0.35        1,024,650            1.22       7.911        114.9         72.58
Missouri                   1        1,795,805         0.20        1,795,805            1.90       8.370        112.0         49.20
Mississippi                1        1,775,000         0.20        1,775,000            1.07       8.390        118.0         65.63
Idaho                      1        1,446,431         0.16        1,446,431            1.36       8.040        116.0         71.43
                       -----        ---------     --------        ---------            ----       -----        -----         -----
Total/Wtd. Avg.          178     $879,890,172       100.00%      $4,943,203            1.36x      8.333%       115.0         69.17%
                     ==============================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------

(a) If a Mortgage Loan is secured by properties in multiple states, it is treated as multiple Mortgage Loans each of which is allocated a cut-off balance based on the allocated loan amount.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

WA                       0.88%
OR                       0.86%
ID                       0.16%
NV                       1.13%
CA                      11.85%
AZ                       2.65%
CO                       2.51%
AK                       0.42%
KS                       0.45%
TX                      10.33%
MN                       5.93%
IO                       0.35%
MO                       0.20%
IL                       2.54%
MS                       0.20%
MI                       3.82%
IN                       0.53%
TN                       3.70%
OH                       2.26%
WV                       0.50%
GA                       3.30%
NY                      12.74%
PA                       2.55%
VA                       1.37%
NC                       1.76%
SC                       1.29%
FL                       8.59%
NH                       0.65%
MA                       1.63%
CT                       1.15%
NJ                       4.48%
DE                       1.94%
MD                       5.92%
U.S. Virgin Islands      1.36%




New York       12.74%
California     11.85%
Texas          10.33%
Florida         8.59%
Minnesota       5.93%
Maryland        5.92%
New Jersey      4.48%
Michigan        3.82%
Other (a)      36.34%

(a) Includes 25 states and the U.S. Virgin Islands.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------

                                                                                                          Weighted
                                                                                                           Average    Weighted
                                                   Percentage of                              Weighted    Remaining   Average
                      Number of                     Aggregate       Average      Weighted     Average      Term to    Cut-Off
                      Mortgaged   Cut-Off Date     Cut-Off Date  Cut-Off Date    Average      Mortgage    Maturity    Date LTV
Property Type         Properties     Balance          Balance       Balance        DSCR         Rate        (mos)      Ratio
-------------------------------------------------------------------------------------------------------------------------------
Multifamily               40      $290,934,812          33.06%   $7,273,370        1.31x        8.011%      115.7       73.17%
Office                    35       213,476,252          24.26     6,099,321        1.38         8.398       116.2       66.28
Retail                    37       158,312,596          17.99     4,278,719        1.31         8.649       111.3       69.07
Industrial                35       132,092,589          15.01     3,774,074        1.30         8.452       116.4       72.74
Lodging                   22        54,713,898           6.22     2,486,995        1.89         8.481       112.6       49.15
Mixed Use                  4        20,271,784           2.30     5,067,946        1.28         8.601       115.6       71.70
Mobile Home Park           2         5,108,120           0.58     2,554,060        1.21         8.300       117.0       78.09
Special Purpose            3         4,980,121           0.57     1,660,040        1.27         8.379       127.9       68.74
                        ----     -------------       --------     ---------        ----         -----       -----       -----
Total/Wtd. Avg.          178      $879,890,172         100.00%   $4,943,203        1.36x        8.333%      115.0       69.17%
                      =========================================================================================================

-------------------------------------------------------------------------------------------------------------------------------

Retail         17.99%
Industrial     15.01%
Lodging         6.22%
Other           3.45%
Multifamily    33.06%
Office         24.26%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                                                                                                              Weighted
                                                                                                              Average     Weighted
Range of Debt                                 Percentage                                      Weighted       Remaining    Average
Service            Number of      Cut-Off    of Aggregate                       Weighted       Average         Term to      Cut-Off
Coverage            Mortgage       Date      Cut-Off Date    Average Cut-Off     Average       Mortgage       Maturity     Date LTV
Ratios               Loans        Balance       Balance        Date Balance        DSCR          Rate           (mos)       Ratio
----------------- ------------- ------------ -------------- ------------------- ----------- --------------- ------------ -----------
1.00 - 1.10              2      $ 5,735,682       0.65%          $2,867,841        1.09x        8.466%          114.5        71.91%
1.11 - 1.20             16      132,507,175      15.06            8,281,698        1.19         8.175           115.9        77.62
1.21 - 1.30             64      393,935,889      44.77            6,155,248        1.25         8.325           115.7        72.09
1.31 - 1.40             27      152,965,666      17.38            5,665,395        1.35         8.572           116.3        68.73
1.41 - 1.50             12       84,188,944       9.57            7,015,745        1.45         8.198           109.7        66.18
1.51 - 1.60              3       13,878,955       1.58            4,626,318        1.55         8.503           116.3        63.95
1.61 - 1.70              2       14,573,353       1.66            7,286,676        1.66         8.784           117.2        48.87
1.71 - 1.80              1        2,300,000       0.26            2,300,000        1.71         8.730           120.0        57.50
1.81 - 1.90              6       67,935,216       7.72           11,322,536        1.89         8.198           112.2        50.05
2.21 - 2.30              1        3,994,697       0.45            3,994,697        2.27         8.070           118.0        48.72
2.51 - 3.17              2        7,874,596       0.89            3,937,298        3.06         8.088           114.6        45.63
-----------------   -------     ------------    ------           ----------        ----         -----           -----        -----
Total/Wtd. Avg.        136     $879,890,172     100.00%          $6,469,781        1.36x        8.333%          115.0        69.17%
                    =======     ============    ======           ==========        ====         =====           =====        =====

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                               Weighted
                                                                                                                Average    Weighted
                        Number                 Percentage of                                                 Remaining     Average
                          of                     Aggregate                       Weighted    Weighted         Term to      Cut-Off
Range of Cut-Off Date  Mortgage  Cut-Off Date     Cut-Off     Average Cut-Off     Average     Average        Maturity     Date LTV
Loan-to-Value Ratios     Loans     Balance      Date Balance   Date Balance        DSCR     Mortgage Rate      (mos)        Ratio
--------------------- --------- -------------- ------------- --------------- ------------- --------------- -------------  ---------
30.1 - 50.0                8    $81,845,184           9.30%   $10,230,648         1.97x        8.332%           113.7        48.17%
50.1 - 60.0               12     52,143,373           5.93      4,345,281         1.49         8.631            118.9        57.60
60.1 - 65.0               15    101,300,658          11.51      6,753,377         1.38         8.331            118.2        62.94
65.1 - 70.0               22    170,313,407          19.36      7,741,519         1.32         8.490            111.8        67.33
70.1 - 75.0               37    191,459,760          21.76      5,174,588         1.27         8.351            114.3        72.77
75.1 - 80.0               40    277,668,728          31.56      6,941,718         1.24         8.167            116.0        78.25
80.1 - 85.0                2      5,159,060           0.59      2,579,530         1.19         8.407            116.7        80.62
                       -----    -------------     --------    ------------        ----         -----            -----        -----
Total/Wtd. Avg.          136   $879,890,172         100.00%   $ 6,469,781         1.36x        8.333%           115.0        69.17%
                       =====   =============      ========   ============         ====         =====            =====        =====

------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                                                                                                              Weighted
                                                                                                              Average     Weighted
                                                    Percentage of                                Weighted    Remaining     Average
                        Number of                     Aggregate        Average       Weighted     Average     Term to      Cut-Off
  Range of               Mortgage    Cut-Off Date    Cut-Off Date   Cut-Off Date     Average     Mortgage     Maturity    Date LTV
  Mortgage Rates          Loans         Balance        Balance         Balance         DSCR        Rate        (mos)        Ratio
 -----------------------------------------------------------------------------------------------------------------------------------
  7.5001 - 7.7500            7     $ 57,022,848            6.48%   $  8,146,121        1.40x      7.680%      113.6        71.56%
  7.7501 - 8.0000           15      128,457,239           14.60       8,563,816        1.41       7.869       118.6        70.39
  8.0001 - 8.2500           28      194,813,600           22.14       6,957,629        1.31       8.127       114.9        70.66
  8.2501 - 8.5000           38      239,255,588           27.19       6,296,200        1.40       8.386       111.2        67.99
  8.5001 - 8.7500           23      133,529,389           15.18       5,805,626        1.32       8.610       118.1        70.05
  8.7501 - 9.0000           13       46,021,763            5.23       3,540,136        1.32       8.866       118.7        67.35
  9.0001 - 9.2500            6       67,175,727            7.63      11,195,955        1.34       9.043       114.6        65.77
  9.2501 - 9.5000            4       11,784,664            1.34       2,946,166        1.35       9.429       118.5        62.33
  9.5001 - 9.6250            2        1,829,355            0.21         914,677        2.26       9.545       113.0        58.15
                         -----     -------------       --------      ----------        ----       -----       -----        -----
 Total/Wtd. Avg.           136     $879,890,172          100.00%   $  6,469,781        1.36x      8.333%      115.0        69.17%
                      ==============================================================================================================


 -----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                DISTRIBUTION OF REMAINING AMORTIZATION TERMS (a)
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                             Weighted
                                                                                                             Average      Weighted
                                                    Percentage of                                Weighted   Remaining     Average
 Range of Remaining     Number of                     Aggregate        Average       Weighted    Average     Term to      Cut-Off
 Amortization Terms     Mortgage     Cut-Off Date    Cut-Off Date   Cut-Off Date      Average    Mortgage    Maturity     Date LTV
 (mos)                    Loans         Balance        Balance         Balance         DSCR        Rate       (mos)        Ratio
------------------------------------------------------------------------------------------------------------------------------------
Interest Only                 1     $  14,600,000           1.66%  $14,600,000           1.43x       8.330%      58.0       69.86%
171 - 190                     2         3,170,530           0.36     1,585,265           1.25        8.766      176.8       55.97
251 - 270                     2         6,838,943           0.78     3,419,471           1.31        9.024      118.7       65.37
271 - 290                     1           434,534           0.05       434,534           1.32        9.625      113.0       62.08
291 - 310                    12        91,097,090          10.35     7,591,424           1.65        8.577      113.9       55.53
311 - 330                     1         1,394,821           0.16     1,394,821           2.55        9.520      113.0       56.93
331 - 360                   117       762,354,254          86.64     6,515,848           1.33        8.293      116.0       70.91
                            ---       -----------          -----     ---------           ----        -----      -----       -----
Total/Wtd. Avg.             136      $879,890,172         100.00%  $ 6,469,781           1.36x       8.333%     115.0       69.17%
                      ==============================================================================================================


------------------------------------------------------------------------------------------------------------------------------------

(a) 90 loans representing 62.04% of the Aggregate Cut-Off Date Balance accrue interest on an Actual/360 basis but have a monthly payment calculated on a 30/360 schedule. Accordingly, the actual amortization term is longer for these loans than the stated amortization term reflected in the table above.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------


                                                                                                              Weighted
                                                                                                              Average     Weighted
                                                        Percentage of                             Weighted   Remaining    Average
                            Number of                     Aggregate      Average       Weighted   Average     Term to    Cut-Off
Range of Original Term to   Mortgage     Cut-Off Date      Cut-Off     Cut-Off Date    Average    Mortgage   Maturity    Date LTV
Maturity (mos)                Loans         Balance      Date Balance    Balance         DSCR       Rate      (mos)       Ratio
-------------------------   ---------  -------------     ------------  ------------    ---------  --------  ---------    --------
60 - 83                           1    $  14,600,000        1.66%      $14,600,000       1.43x     8.330%      58.0        69.86%
84 - 120                        129      827,753,396       94.07         6,416,693       1.36      8.343      115.3        69.47
121 - 180                         6       37,536,775        4.27         6,256,129       1.42      8.116      132.2        62.35
                              -----     ------------     -------       -----------       ----      -----      -----        -----
Total/Wtd. Avg.                 136     $879,890,172      100.00%      $ 6,469,781       1.36x     8.333%     115.0        69.17%
                             ===================================================================================================

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Weighted
                                                                                                             Average    Weighted
                                                         Percentage of                            Weighted  Remaining   Average
                              Number of                    Aggregate     Average       Weighted   Average    Term to    Cut-Off
Range of Remaining            Mortgage   Cut-Off Date      Cut-Off     Cut-Off Date    Average    Mortgage   Maturity   Date LTV
Terms to Maturity (mos)         Loans       Balance      Date Balance    Balance         DSCR       Rate      (mos)       Ratio
----------------------        --------- -------------    ------------  ------------    ---------  --------  ---------  ---------
51 - 70                            1    $  14,600,000         1.66%    $14,600,000      1.43x       8.330%     58.0       69.86%
71 - 90                            1        6,389,543         0.73       6,389,543      1.25        9.150      81.0       74.12
91 - 110                           5       31,888,778         3.62       6,377,756      1.42        7.866     107.9       64.50
111 - 120                        123      789,475,075        89.72       6,418,497      1.36        8.355     115.8       69.63
121 - 130                          4       34,366,245         3.91       8,591,561      1.44        8.056     128.1       62.94
171 - 190                          2        3,170,530         0.36       1,585,265      1.25        8.766     176.8       55.97
                                ----    -------------     --------     -----------      ----        -----     -----       -----
Total/Wtd. Avg.                  136     $879,890,172       100.00%    $ 6,469,781      1.36x       8.333%    115.0       69.17%
                           =========================================================================================================


------------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.


This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                                                                             Weighted
                                                                                                             Average    Weighted
                                                         Percentage of                            Weighted  Remaining   Average
                              Number of                    Aggregate     Average       Weighted   Average    Term to    Cut-Off
                              Mortgage   Cut-Off Date      Cut-Off     Cut-Off Date    Average    Mortgage   Maturity   Date LTV
Amortization Type               Loans       Balance      Date Balance    Balance         DSCR       Rate      (mos)       Ratio
----------------------        --------- -------------    ------------  ------------    ---------  --------  ---------  ---------
Balloon                          123    $752,648,767          85.54%  $  6,119,096      1.33x      8.286%     114.7      70.61%
Hyperamortizing                   11     124,070,875          14.10     11,279,170      1.55       8.607      115.3      60.83
Fully Amortizing                   2       3,170,530           0.36      1,585,265      1.25       8.766      176.8      55.97
                                ----   -------------       --------    -----------      ----       -----      -----      -----
Total/Wtd. Avg.                  136    $879,890,172         100.00%  $  6,469,781      1.36x      8.333%     115.0      69.17%
                           ========================================================================================================

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                      DISTRIBUTION OF PREPAYMENT PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Weighted
                                                                                                             Average    Weighted
                                                         Percentage of                            Weighted  Remaining   Average
                              Number of                    Aggregate     Average       Weighted   Average    Term to    Cut-Off
                              Mortgage   Cut-Off Date      Cut-Off     Cut-Off Date    Average    Mortgage   Maturity   Date LTV
Prepaymant Provision           Loans       Balance      Date Balance    Balance         DSCR       Rate      (mos)       Ratio
----------------------        --------- -------------    ------------  ------------    ---------  --------  ---------  ---------
Lockout/Defeasance             134       $878,471,760         99.84%   $6,555,759        1.36x       8.331%    115.0     69.20%
Lockout/Greater YM or 1%         1            983,877          0.11       983,877        1.17        9.000     174.0     52.47
Lockout/Declining Fee            1            434,534          0.05       434,534        1.32        9.625     113.0     62.08
                             -----     --------------      --------    ----------        ----        -----     -----     -----
Total/Wtd. Avg.                136       $879,890,172        100.00%   $6,469,781        1.36x       8.333%    115.0     69.17%
                           =======================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                              80 Lafayette Street
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
                          Original            Cut-Off Date
                          --------            ------------
Principal Balance:        $48,576,876         $48,443,653

% of Pool by UPB          5.51%

Originator:               GMACCM

Note Date:                October 14, 1999

Interest Rate:            8.135%

Amortization:             30 years

Maturity Date:            November 10, 2009

Borrower/Sponsor:         The Borrower is a single purpose,
                          bankruptcy remote entity.

Call Protection:          Prepayment lockout; U.S. Treasury
                          defeasance.

Cross-Collateralization/  No/No
Default:

Additional Financing:     None.

Cash Management:          Soft Lockbox in place springing to a
                          Hard Lockbox upon an Event of Default.

Monthly Reserves:         Debt Service - $600,000 upfront;
                          $18,181.82 first 33 months
                          Replacement - $4,350
------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

Single Asset/Portfolio:       Single Asset

Property Type:                Multifamily/Student Housing

Location:                     New York, New York

Year Built / Renovated:       1915 / 1999

The Collateral:               A 17-story multifamily apartment
                              building located in downtown New
                              York.  There are 261 residential
                              apartments comprising 253,999
                              square feet and 8,150 square feet
                              of first-floor retail.  All the
                              residential units are master
                              leased to New York University for
                              student housing through 2002 with
                              five one-year extension options.

Property Management:          Coral Realty, LLC

Current Occupancy (10/2/99):  100%

Underwritten Net Cash Flow:   $5,656,662

Appraised Value:              $73,100,000

Appraisal Date:               August 16, 1999

Cut-Off Date Loan/Units:      $185,608

Cut-Off Date LTV:             66.27%

Balloon LTV:                  58.60%

UWNCF DSCR:                   1.29x

------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  Equity Inns
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Loan/Participation Information
--------------------------------------------------------------------------------
                          Original            Cut-Off Date
                          --------            ------------
Principal Balance
      Loans:              $97,020,000         $96,259,106

      Participation:      $48,510,000         $48,129,553
      (% of Loans)        (50%)               (50%)

% of Pool by UPB:         5.47%

Originator:               GMACCM

Note Date:                June 16, 1999

Interest Rate:            8.37%

Amortization:             25 years

ARD Date:                 July 1, 2009

Borrower/Sponsor:         Two single purpose, bankruptcy remote
                          entities affiliated with Equity Inns
                          Inc., a publicly traded real estate
                          investment trust (NYSE: ENN).

Call Protection:          Prepayment lockout; U.S. Treasury
                          defeasance.

Release Price:            After the lockout period, Borrowers
                          may partially defease the Loan to
                          obtain the release of an individual
                          property.  To release a property, the
                          Borrowers must defease 125% of the
                          loan amount originally allocated to
                          the property.  Further, the UWNCF DSCR
                          for the remaining properties must be
                          greater than or equal to 1.90x.

Cross-Collateralization/  Yes/Yes.
Default:

Additional Financing:     None.

Cash Management:          Hard Lockbox.

------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
Single Asset/Portfolio:       Portfolio

Property Type:                Lodging

The Collateral:               5 AmeriSuites, 3 Homewood Suites,
                              6 Hampton Inns and 5 Residence
                              Inns lodging properties containing
                              a total of 2,453 rooms and located
                              in 13 states. Each of the
                              properties is leased to and
                              managed by an affiliate of either
                              Prime Hospitality Corp. or
                              Interstate Hotels Management, Inc.

Substitution:                 The Borrowers may substitute
                              "like-kind" collateral without
                              penalty after the prepayment
                              lockout period.  Substitution is
                              limited to $25 million in
                              collateral value per substitution
                              and $50 million in the aggregate.
                              Any substitution is also subject
                              to maintenance of a minimum LTV of
                              55% and receipt of confirmation
                              from the Rating Agencies that such
                              substitution will not effect the
                              ratings for any Class.

Lessees:                      Five of the properties are leased
                              by an affiliate of Prime
                              Hospitality Corp., an owner,
                              manager and franchisor of hotels.
                              The Prime affiliate manages each
                              of the five properties.


                              The remaining 14 properties are leased by affiliates of Interstate Hotels Management, Inc., a publicly traded company (NASDAQ: IHCO). The Interstate affiliates manage all but three of the properties, which are managed under contract by a third party.

Underwritten Net Cash
Flow                          $17,808,502 / $8,904,251
Loans/Participation:

Appraised Value
Loans/Participation:          $196,800,000 / $98,400,000

Appraisal Date:               April 1, 1999

Cut-Off Date Balance
Per Room
Loans/Participation:          $39,241 / $19,621

Cut-Off Date LTV:             48.95%

Balloon LTV:                  40.34%

UWNCF DSCR:                   1.90x
------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  Equity Inns
--------------------------------------------------------------------------------

                                                                Allocated Cut-Off Date   Allocated Cut-Off
    Property             City           State        # Units    Participation Amount     Date Loan Amount
------------------------------------------------------------------------------------------------------------
Residence Inn         Portland        Oregon            168         $5,253,473.16         $10,506,946.32
------------------------------------------------------------------------------------------------------------
Residence Inn         Princeton       New Jersey        208         $4,945,904.39          $9,891,808.78
------------------------------------------------------------------------------------------------------------
Homewood Suites       Phoenix         Arizona           124         $3,537,040.95          $7,074,081.90
------------------------------------------------------------------------------------------------------------
Residence Inn         Eagan           Minnesota         120         $3,224,511.38          $6,449,022.76
------------------------------------------------------------------------------------------------------------
Amerisuites           Glen Allen      Virginia          126         $2,683,785.63          $5,367,571.26
------------------------------------------------------------------------------------------------------------
Residence Inn         Tucson          Arizona           128         $2,644,099.33          $5,288,198.66
------------------------------------------------------------------------------------------------------------
Hampton Inn           Memphis         Tennessee         126         $2,356,373.70          $4,712,747.40
------------------------------------------------------------------------------------------------------------
Residence Inn         Tinton Falls    New Jersey        96          $2,331,569.77          $4,663,139.54
------------------------------------------------------------------------------------------------------------
Amerisuites           Columbus        Ohio              126         $2,306,765.83          $4,613,531.66
------------------------------------------------------------------------------------------------------------
Hampton Inn           Northville      Michigan          125         $2,202,589.31          $4,405,178.62
------------------------------------------------------------------------------------------------------------
Hampton Inn           Overland Park   Kansas            134         $2,187,706.95          $4,375,413.90
------------------------------------------------------------------------------------------------------------
Homewood Suites       San Antonio     Texas             123         $2,053,765.71          $4,107,531.42
------------------------------------------------------------------------------------------------------------
Hampton Inn           Morgantown      West Virginia     108         $2,009,118.63          $4,018,237.26
------------------------------------------------------------------------------------------------------------
Amerisuites           Indianapolis    Indiana           126         $1,904,942.11          $3,809,884.22
------------------------------------------------------------------------------------------------------------
Hampton Inn           Kansas City     Missouri          120         $1,795,804.80          $3,591,609.60
------------------------------------------------------------------------------------------------------------
Amerisuites           Overland Park   Kansas            126         $1,780,922.44          $3,561,844.88
------------------------------------------------------------------------------------------------------------
Amerisuites           Memphis         Tennessee         128         $1,716,432.21          $3,432,864.42
------------------------------------------------------------------------------------------------------------
Homewood Suites       Sharonville     Ohio              111         $1,646,981.20          $3,293,962.40
------------------------------------------------------------------------------------------------------------
Hampton Inn           Richardson      Texas             130         $1,547,765.46          $3,095,530.92
------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               First Union Tower
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
                          Original            Cut-Off Date
                          --------            ------------
Principal Balance:        $37,000,000         $36,959,753

% of Pool by UPB          4.20%

Originator:               German American Capital Corporation

Note Date:                December 30, 1999

Interest Rate:            9.03%

Amortization:             30 years

ARD Date:                 January 1, 2010

Borrower/Sponsor:         The Borrower is a single purpose, bankruptcy remote
                          entity sponsored by Trammell Crow.

Call Protection:          Prepayment lockout; U.S. Treasury
                          defeasance.

Cross-Collateralization/  No/No
Default:

Mezzanine Loan:           There is a $5.8 million fully
                          subordinated mezzanine loan made by
                          First Union that is secured solely by
                          partnership interests in the Borrower.

Cash Management:          Hard Lockbox in place.

Monthly Reserves:         TI/LC - $18,750 ($2.5 million upfront;
                          Cap: $2.725 million; Minimum:
                          $1.9 million)
                          Replacement:  $6,295.
------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
Single Asset/Portfolio:       Single Asset

Property Type:                Office

Location:                     Baltimore, Maryland

Year Built:                   1985

The Collateral:               A 19-story, 377,684 square foot
                              office building located in the
                              central business district of
                              Baltimore.  Tenants include First
                              Union (Moody's:  A1/S&P: A+),
                              Price Waterhouse and Salomon Smith
                              Barney (Moody's:  A1/S&P: A).

Property Management:          TC Mid Atlantic, Inc., an
                              affiliate of the Borrower

Current Occupancy (12/12/99): 88%

Underwritten Net Cash Flow:   $4,792,223

Appraised Value:              $54,500,000

Appraisal Date:               December 7, 1999

Cut-Off Date Loan/SF:         $97.86

Cut-Off Date LTV:             67.82%

ARD Balloon LTV:              62.15%

UWNCF DSCR:                   1.34x

------------------------------------------------------------------




Five Largest Tenants

-----------------------------------------------------------------------------------------------
                                          Square         Percentage of            Date of
           Tenant                     Footage Leased   Total Leaseable Area    Lease Expiration
-----------------------------------------------------------------------------------------------
First Union National Bank                103,259              27.34%             09/30/2014
-----------------------------------------------------------------------------------------------
Whiteford, Taylor and Preston             78,116              20.68%             01/31/2006
-----------------------------------------------------------------------------------------------
Development Design Group, Inc. (a)        31,247               8.27%              3/31/2003
-----------------------------------------------------------------------------------------------
McGuire, Woods, Battle                    28,758               7.61%              2/28/2009
-----------------------------------------------------------------------------------------------
Credit Suisse First Boston Corp. (a)      19,455               5.15%             11/30/2005
-----------------------------------------------------------------------------------------------

(a) Both Development Design Group, Inc. and Credit Suisse First Boston Corp. sublease their space from First Union National Bank. In total, First Union National Bank master leases 73,691 SF (19.5% of GLA) that is subleased to seven tenants.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               World Savings Center
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
                          Original            Cut-Off Date
                          --------            ------------
Principal Balance:        $29,500,000         $29,425,174

% of Pool by UPB          3.34%

Originator:               Archon Financial, L.P.

Note Date:                October 4, 1999

Interest Rate:            7.91%

Amortization:             30 years

Maturity Date:            November 1, 2010

Borrower/Sponsor:         Prentiss Properties Acquisition
                          Partnership, the primary operating
                          entity of Prentiss Properties Trust, a
                          publicly traded real estate investment
                          trust (NYSE: PP).

Call Protection:          Prepayment lockout; U.S. Treasury
                          defeasance.

Cross-Collateralization/  No/No
Default:

Additional Financing:     None.

Cash Management:          Hard Lockbox in place.

Monthly Reserves          TI/LC $2,083 ($25,000 in year one
                          increasing by $25,000 annually to a
                          cap of $200,000)
------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
Single Asset/Portfolio:       Single Asset

Property Type:                Office

Location:                     Oakland, California

Year Built:                   1986

The Collateral:               A 17-story 270,485 square foot
                              office building with a 3-level
                              subterranean parking garage
                              located in downtown Oakland.  The
                              two largest tenants are World
                              Savings and Loan (Moody's:  A1/
                              S&P: A+) and Burnham & Brown.

Property Management:          An affiliate of the borrower

Current Occupancy (12/31/99): 100%

Underwritten Net Cash Flow:   $3,783,774

Appraised Value:              $47,500,000

Appraisal Date:               September 1, 1999

Cut-Off Date Loan/SF:         $108.79

Cut-Off Date LTV:             61.95%

Balloon LTV:                  54.41%

UWNCF DSCR:                   1.47x
------------------------------------------------------------------



Five Largest Tenants
-----------------------------


-----------------------------------------------------------------------------------------------
                                    Square         Percentage of            Date of
           Tenant                Footage Leased   Total Leaseable Area    Lease Expiration
-----------------------------------------------------------------------------------------------
World Savings & Loan               147,517              54.54%               12/31/2007
-----------------------------------------------------------------------------------------------
Burnham & Brown                    48,891               18.08%               12/14/2004
-----------------------------------------------------------------------------------------------
Carol Williams                     14,207                5.25%               01/31/2003
-----------------------------------------------------------------------------------------------
Robbins, Plamer, Allen             13,907                5.14%               07/31/2003
-----------------------------------------------------------------------------------------------
Lawrence Johnson                   11,707                4.33%               04/21/2002
-----------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             Freeman Webb Portfolio
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
                          Original            Cut-Off Date
                          --------            ------------
Principal Balance:        $28,500,000         $28,500,000

% of Pool by UPB          3.24%

Orginator:                GMACCM

Note Date:                October 1, 1999

Interest Rate:            7.73%

Amortization:             30 Years (24-month Interest only, then
                          Amortizing)

Maturity Date:            October 10, 2009

Borrower/Sponsor:         The Borrower is a single purpose,
                          bankruptcy remote entity.

Call Protection:          Prepayment lockout; U.S. Treasury
                          defeasance.

Cross-Collateralization/  No/No
Default:

Additional Financing:     None.

Cash Management:          None


Monthly Reserves:         Replacement: $14,816

------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
Single Asset/Portfolio:       Portfolio

Property Type:                Multifamily

Location:                     Nashville, Knoxville & Madison, TN

Year Built / Renovated:       1972 to 1983 / 1997 to 1999

The Collateral:               Three multifamily complexes;
                              British Woods Apartments consists
                              of 263 units in 22 garden-style
                              apartment buildings.  Windovar
                              Apartments consists of 271 units
                              contained within 23 two, three and
                              four-story buildings.  Highland
                              Ridge Apartments consists of 280
                              units in 17 garden-style apartment
                              buildings.

Property Management:          Freeman Webb Company Realtors

Occupancy (7/31/99):          94%

Underwritten Net Cash Flow:   $2,964,503

Appraised Value:              $36,310,000

Appraisal Date:               August 9, 1999

Cut-Off Date Loan/Units:      $35,012.29

Cut-Off Date LTV:             78.49%

Balloon LTV:                  71.26%

UWNCF DSCR:                   1.20x

------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche
Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX D
                     GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-C1 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream, Luxembourg participants or

Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.


U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or substitute form. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of that change.


     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or substitute form.


     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or substitute form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.


     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.


     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES

THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.

THE CERTIFICATES IN A SERIES:

o will be paid only from the assets of the trust created for that series; and

o may be divided into multiple classes of certificates having different rights as to payments, security and priority.

THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:

o multifamily or commercial mortgage loans; or

o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or

o a combination of mortgage loans and mortgage-backed securities.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

THE DATE OF THIS PROSPECTUS IS MARCH 3, 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

  o the timing of interest and principal payments;

  o financial and other information about the mortgage loans;

  o any credit enhancement for each class;

  o the ratings for each class; and

  o the method for selling the certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 650 Dresher Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
Prospectus Summary .............................................................      3
  The Mortgage Asset Pools and Other Assets of the Trusts ......................      3
  The Mortgage Loan Sellers ....................................................      3
  The Master Servicer, the Special Servicer and the Administration of the
    Trusts .....................................................................      3
  The Certificates .............................................................      4
  Distributions to the Certificateholders ......................................      4
  Interest .....................................................................      4
  Principal ....................................................................      5
  Credit Support and Cash Flow Agreements ......................................      5
  Ratings ......................................................................      5

Risk Factors ...................................................................      6
    It may not be possible to find an investor to purchase your certificates ...      6
    The certificates will only be paid from trust assets .......................      6
    The certificates are not guaranteed ........................................      6
    Investment in commercial and multifamily mortgage loans is riskier than
      investment in single-family mortgage loans ...............................      6
    Modifications to mortgage loans or extensions of the maturity date agreed to by the servicer may not ultimately increase the present value of
      proceeds to certificateholders ...........................................      8
    Credit support is limited ..................................................      8
    Each class of certificates will have different yield and prepayment
      considerations ...........................................................      9
    Assignments of leases and rents may affect payments to certificateholders ..     11
    Environmental conditions may subject the mortgaged property to liens or
      impose costs on the property owner .......................................     11

Description of the Trust .......................................................     11

Mortgage Loans .................................................................     12
  Default and Loss Considerations for the Mortgage Loans .......................     13
  Payment Provisions of the Mortgage Loans .....................................     14
  Mortgage Loan Information in prospectus supplements ..........................     15
  MBS ..........................................................................     16
  Certificate Accounts .........................................................     17
  Cash Flow Agreements .........................................................     18

Yield and Maturity Considerations ..............................................     18
  Pass-Through Rate ............................................................     18
  Purchase Price Consideration .................................................     19
  Payment Delays ...............................................................     19
  Shortfalls in Collections of Interest ........................................     19
  The Effects of Prepayments on Yield ..........................................     20
  Weighted Average Life and Maturity ...........................................     21
  Other Factors Affecting Yield, Weighted Average Life and Maturity ............     23

The Depositor ..................................................................     25

GMAC Commercial Mortgage Corporation ...........................................     26

Description of the Certificates ................................................     26
  Distributions ................................................................     27
  Distributions of Interest on the Certificates ................................     28
  Distributions of Principal of the Certificates ...............................     29
  Allocation of Losses and Shortfalls ..........................................     30
  Advances in Respect of Delinquencies .........................................     30
  Reports to Certificateholders ................................................     31
  Termination; Retirement of Certificates ......................................     33
  Book-Entry Registration and Definitive Certificates ..........................     34

                                                                                    PAGE
                                                                                    ----
The Pooling and Servicing Agreements ...........................................     36
  Assignment of Mortgage Loans; Repurchases ....................................     36
  Representations and Warranties; Repurchases ..................................     39
  Collection and other Servicing Procedures ....................................     40
  Sub-Servicers ................................................................     42
  Special Servicers ............................................................     43
  Certificate Account ..........................................................     43
  Realization Upon Defaulted Mortgage Loans ....................................     46
  Hazard Insurance Policies ....................................................     49
  Due-on-Sale and Due-on-Encumbrance Provisions ................................     50
  Servicing Compensation and Payment of Expenses ...............................     50
  Evidence as to Compliance ....................................................     51
  Matters Regarding the Master Servicer and the Depositor ......................     52
  Events of Default ............................................................     53
  Rights Upon Event of Default .................................................     54
  Amendment ....................................................................     55
  The Trustee ..................................................................     56
  Duties of the Trustee ........................................................     56
  Matters Regarding the Trustee ................................................     57
  Resignation and Removal of the Trustee .......................................     57

Description of Credit Support ..................................................     58
  Subordinate Certificates .....................................................     58
  Insurance or Guarantees for Mortgage Loans ...................................     59
  Letter of Credit .............................................................     59
  Certificate Insurance and Surety Bonds .......................................     59
  Reserve Funds ................................................................     60
  Credit Support for MBS .......................................................     60

Legal Aspects of Mortgage Loans ................................................     60
  Types of Mortgage Instruments ................................................     61
  Leases and Rents .............................................................     61
  Personalty ...................................................................     62
  Foreclosure ..................................................................     62
  Bankruptcy Laws ..............................................................     66
  Environmental Considerations .................................................     68
  Due-on-Sale and Due-on-Encumbrance ...........................................     70
  Subordinate Financing ........................................................     71
  Default Interest and Limitations on Prepayments ..............................     71
  Applicability of Usury Laws ..................................................     71
  Soldiers' and Sailors' Civil Relief Act of 1940 ..............................     72

Federal Income Tax Consequences ................................................     73
    REMICs .....................................................................     74
    Grantor Trust ..............................................................     94

State and Other Tax Consequences ...............................................    105

ERISA Considerations ...........................................................    105
    Plan Asset Regulations .....................................................    105
    Prohibited Transaction Exemption ...........................................    106
    Representation from Investing Plans ........................................    109
    Tax Exempt Investors .......................................................    110
Legal Investment ...............................................................    110
Use of Proceeds ................................................................    112
Method of Distribution .........................................................    112
Legal Matters ..................................................................    114
Financial Information ..........................................................    114
Where You Can Find Additional Information ......................................    114
Reports to Certificateholders ..................................................    115
Incorporation of Information by Reference ......................................    115
Rating .........................................................................    115
Glossary .......................................................................    116

                              PROSPECTUS SUMMARY

   This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND
OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "The Mortgage Loans--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.

THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.

THE MASTER SERVICER, THE SPECIAL SERVICER
AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor and--Special Servicers" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.

THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o the initial principal balance if that class receives principal;

o the initial interest rate if that class receives interest;

o whether that class is subordinated;

o whether each class will receive distributions from all or a portion of the mortgage loans; and

o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.

DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.

INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o priority in receiving interest payments;

o payment dates;

o interest rates; or

o methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each Class of Certificates Will Have Different Yield and Prepayment Considerations," "Yield and Maturity Considerations--Shortfalls in Collections of Interest" and "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o its priority of principal payments;

o periods during which certificateholders receive principal payments;

o the amount of scheduled principal it is entitled to receive on each payment date; or

o the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o whether credit support covers any classes of certificates;

o the type, amount and extent of coverage;

o the identity of any entity providing the coverage; and

o the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors--Credit Support Is Limited," "Mortgage Loans--Credit Support" and "--Cash Flow Agreements" in this prospectus.

RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.

IT MAY NOT BE POSSIBLE TO FIND   The underwriters may assist in resales of
AN INVESTOR TO PURCHASE YOUR     certificates, but they are not required to do
CERTIFICATES                     so. A secondary market for your certificates
                                 may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Illiquidity also could have an adverse effect on the market value of your certificates. The related prospectus supplement will state whether the certificates will be listed on any securities exchange.

THE CERTIFICATES WILL ONLY BE    The certificates will represent interests only
PAID FROM TRUST ASSETS           in the trust established for that series. The
                                 certificates will not represent an obligation of the depositor, GMAC Commercial Mortgage
                                 Corporation or any of their affiliates.
                                 Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you. If those amounts are insufficient to make required payments of interest or principal or both to you, there is no other source of payments. As a result, payments to you may be reduced or delayed and you may experience losses on your certificates.

THE CERTIFICATES ARE NOT         Unless so specified in your prospectus
GUARANTEED                       supplement,  no governmental agency or any
                                 other person guarantees or insures payments on the certificates of a particular series or any of the underlying mortgage assets. The depositor, the mortgage loan seller(s), the master servicer and the special servicer will have limited obligations and will not be obligated to make payments on the certificates.
                                 See "The certificates will only be paid from trust assets" above.

INVESTMENT IN COMMERCIAL AND     Each trust generally will consist of a smaller
MULTIFAMILY MORTGAGE LOANS IS    number of higher balance loans than would a
RISKIER THAN INVESTMENT IN       pool of single-family loans of comparable
SINGLE-FAMILY MORTGAGE LOANS     aggregrate unpaid principal balance.
                                 Accordingly, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust generally will be greater than for pools of single-family loans. A description of material considerations associated with investments in mortgage loans is included in this prospectus under "Legal Aspects of Mortgage Loans." See also "Description of the Trust--Mortgage
                                 Loans--Default and Loss Considerations for the Mortgage Loans" in this prospectus.

                                 In contrast to single-family loans, the ability of a borrower to repay a loan secured by an income-producing property typically depends mainly on the operating income produced by that property, not on the independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                 Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:

                                 o changes in general or local economic
                                   conditions or specific industry segments;

                                 o declines in real estate values;

                                 o declines in rental or occupancy rates;

                                 o increases in interest rates, real estate tax
                                   rates and other operating expenses;

                                 o changes in governmental rules, regulations
                                   and fiscal policies, including environmental legislation; and

                                 o natural disasters and civil disturbances such
                                   as earthquakes, hurricanes, floods, eruptions or riots.

                                 Factors that adversely affect the mortgage assets for a particular series may cause the rates of delinquencies, foreclosures and losses on those mortgage assets to be higher than would otherwise be the case. To the extent your certificates are not covered by credit support, you will bear all of the risks resulting from defaults by borrowers.

MODIFICATIONS TO MORTGAGE LOANS  To maximize recoveries on defaulted mortgage
OR EXTENSIONS OF THE MATURITY    loans, the master servicer or a special
DATE AGREED TO BY THE SERVICER   servicer may, under certain limited
MAY NOT ULTIMATELY INCREASE THE  circumstances, extend the maturity date of and
PRESENT VALUE OF PROCEEDS TO     otherwise modify mortgage loans that are in
CERTIFICATEHOLDERS               default or as to which a payment default is
                                 reasonably foreseeable. See "The Pooling and Servicing Agreements--Realization upon
                                 Defaulted Mortgage Loans" in this prospectus.
                                 There is no guarantee, however, that an
                                 extension or modification will in fact increase the present value of receipts from, or proceeds of, the affected mortgage loans.

                                 See "Description of the Mortgage Pool" in the accompanying prospectus supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.

CREDIT SUPPORT IS LIMITED        The prospectus supplement for your series of
                                 certificates may specify that credit support will provide protection against losses on the underlying mortgage assets up to specified amounts and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See "Credit Support" in your prospectus supplement for a description of any forms of credit support that apply to your certificates.

                                 Although credit support is intended to reduce the likelihood of temporary shortfalls on the certificates, you should be aware that:

                                 o The amount of coverage usually is limited.

                                 o The amount of coverage usually will be
                                   reduced over time according to a schedule or formula.

                                 o Credit support may not cover all potential
                                   losses on the mortgage loans. For example, credit support may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

                                 o Credit support may provide coverage only to
                                   some certificates and not other certificates of the same series. If principal payments on one or more classes are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes has been repaid in full. As a result, losses and shortfalls experienced on the mortgage assets may have a greater impact upon those classes having a later right of payment.

                                 o If the applicable rating agencies believe
                                   that the rating on the certificates will not be adversely affected, credit support may be reduced or terminated without the consent of certificateholders.

                                 o The loss experience on the related mortgage
                                   assets underlying your certificates may
                                   exceed the levels of losses covered by the amount of credit support for your certificates. If this happens, you will bear the losses on the mortgage assets in excess of available credit support for your class. See "Description of the
                                   Certificates--Allocation of Losses and
                                   Shortfalls" and "Description of Credit
                                   Support" in this prospectus.

EACH CLASS OF CERTIFICATES WILL  The price you paid for your certificates and
HAVE DIFFERENT YIELD AND         the rate of principal payments on the
PREPAYMENT CONSIDERATIONS        mortgage assets in the applicable trust will
                                 affect the yield to maturity of your
                                 certificates. The rate of principal payments depends on scheduled payments of interest and principal, the rate of prepayments, liquidations due to defaults and repurchases.
                                 If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment. In addition, the following types of certificates also may be particularly sensitive to the rate of prepayment on the related mortgage assets:

                                o classes that receive distributions of
                                  interest or principal commencing only after the occurrence of specific events;

                                o classes that are only entitled to receive
                                  distributions of interest accrued on a
                                  notional principal balance;

                                o classes that are entitled to receive
                                  disproportionately small or no interest
                                  distributions;

                                o certificates with a pass-through rate that
                                  fluctuates inversely with an index; or

                                o classes of a series that includes multiple
                                  classes of certificates.

                                The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND       If a mortgaged property is subject to leases,
RENTS MAY AFFECT PAYMENTS TO    the related mortgage loan typically will be
CERTIFICATEHOLDERS              secured by an assignment of leases and rents.
                                Under this assignment, the borrower assigns its right under the leases to the lender and upon default, the lender is entitled to collect rents.

                                Some state laws may require the lender to take possession of the mortgaged property and obtain a judicial appointment of a receiver before the lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY    Real property pledged as security for a mortgage
SUBJECT THE MORTGAGED PROPERTY  loan may be subject to environmental risks.
TO LIENS OR IMPOSE COSTS ON     Under some state laws, contamination of real
THE PROPERTY OWNER              property may give rise to a lien on the property
                                to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response,
                                Compensation and Liability Act of 1980, a lender, either before or after foreclosure of the mortgage, may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 116 in this prospectus.

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--mortgage loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.

                                 MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

o available information as to the period of the delinquency or non-performance;

o any forbearance arrangement then in effect;

o the condition of the related mortgaged property; and

o the ability of the mortgaged property to generate income to service the mortgage debt.

     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o the cost replacement method based on the cost of replacing the property at that date;

o the income capitalization method based on a projection of value of the property's projected net cash flow; or

o a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans Is Subject to Risks" and "--Balloon Payments; Borrower Default."

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o the type or types of property that provide security for repayment of the mortgage loans,

o the earliest and latest origination date and maturity date of the mortgage loans,

o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

o the geographic distribution of the mortgaged properties on a state-by-state basis, and

o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.

     MBS

     MBS may include:

o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o the original and remaining term to stated maturity of the MBS, if applicable,

o the pass-through or bond rate of the MBS or the formula for determining those rates,

o the payment characteristics of the MBS,

o the MBS issuer, MBS servicer and MBS trustee, as applicable,

o a description of the credit support, if any,

o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage
  Loans--Mortgage Loan Information in prospectus supplements," and

o the characteristics of any cash flow agreements that relate to the MBS.

     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."

     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

     YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each Class of Certificates Will Have Different Yield and Prepayment Considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.

     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.

     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.

     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.

     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o the availability of mortgage credit,

o the relative economic vitality of the area in which the mortgaged properties are located,

o the quality of management of the mortgaged properties,

o the servicing of the mortgage loans,

o possible changes in tax laws, and

o other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws which are subject to change to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

        OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o Excess Funds or

o any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.

                                  THE DEPOSITOR

     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

                         DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o constitute senior certificates or subordinate certificates;

o constitute stripped interest certificates or stripped principal certificates;

o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each Class of Certificates Will Have Different Yield and Prepayment Considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

  o prepayment premiums; and

  o payments for equity participations;

o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under clauses (1)-(3) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or


o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o the address of the related mortgaged property and type of property;

o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o the original and remaining term to maturity;

o the original amortization term; and

o the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o to monitor any mortgage loan that is in default;

o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o initiate corrective action in cooperation with the mortgagor if cure is likely;

o inspect the related mortgaged property; and

o take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o has accelerated or intends to accelerate the obligations secured by the related senior lien;

o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o attempting to collect delinquent payments;

o supervising foreclosures;

o negotiating modifications;

o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)   any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o to make distributions to the certificateholders on each distribution date;

o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o to make any other withdrawals described in the related prospectus supplement; and

o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o institute foreclosure proceedings,

o exercise any power of sale contained in the related mortgage,

o obtain a deed in lieu of foreclosure, or

o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o the IRS grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o amounts that represent unpaid servicing compensation for the mortgage loan,

o unreimbursed servicing expenses incurred on the mortgage loan, and

o any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o the replacement cost of the improvements less physical depreciation; and

o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans-Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o payment of the fees and disbursements of independent accountants,

o payment of fees and disbursements of the trustee and any custodians, and

o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and

(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.

     EVENTS OF DEFAULT

     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o the holder previously gave the trustee written notice of default and the continuance thereof; and

o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

  o made written request upon the trustee to institute that proceeding in its own name as trustee;

  o offered to the trustee reasonable indemnity; and

  o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)   to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

      o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

      o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

      o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

      o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

      o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

      o to restrict the transfer of the REMIC residual certificates, provided that:

        o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

        o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

     o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

     THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.


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

     MATTERS REGARDING THE TRUSTEE

     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o a letter of credit,

o the subordination of one or more classes of certificates,

o the use of a pool insurance policy or guarantee insurance,

o the establishment of one or more reserve funds,

o another method of credit support described in the related prospectus supplement, or

o any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o the nature and amount of coverage under the credit support,

o any conditions to payment thereunder not otherwise described in this prospectus,

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit Support Is Limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To


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

the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

     LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

     CERTIFICATE INSURANCE AND SURETY BONDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.


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

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trusts--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this


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

prospectus. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

o the terms of the mortgage,

o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o the knowledge of the parties to the mortgage, and

o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may


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

require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of


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

sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans Is Subject to Risks."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could


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

realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.


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     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o assume the lease and retain it or assign it to a third party, or

o reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its


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

losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of


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"owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.


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

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act


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

and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.


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

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.


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

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o banks,

     o insurance companies,

     o tax-exempt organizations,

     o electing large partnerships,

     o dealers in securities or currencies,

     o mutual funds,

     o REITs,

     o RICs,

     o S corporations,

     o estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the


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

REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the trust--cash flow agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The "OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.


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

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses,


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

brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under Code provisions and the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate


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

multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying

o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by


o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o the sum of

  o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

  o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.


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

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and


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

premium in income as interest, based on a constant yield method. If this election were made for a REMIC regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year and possibly for instruments acquired before the election. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest would be irrevocable.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o on the basis of a constant yield method,

o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations


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

described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until


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

the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the


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

general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--OID." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master


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

servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium


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

would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the


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

distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.


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

     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due on the income on a noneconomic REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents:

o the present value of the expected future distributions, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, and which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

o the transferor reasonably expects that the transferee will receive distributions on the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

     The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations called the mark-to-market Regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the specified amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a

REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Currently, the maximum tax rate on ordinary income and short term capital gains for individuals is 39.6% and the maximum tax rate for long term capital gains of individuals is 20%. There is no rate differential for corporations. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual


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

interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.


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

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization.

     For these purposes, a disqualified organization means:

o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it


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

is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at a rate of 31% if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o a citizen or resident of the United States,

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     In addition, these rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUST

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the specified amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, whether a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, when a mortgage loan prepays in full, if your grantor trust fractional interest certificate was acquired at a discount or a premium, you will generally recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to your interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o there is no OID, or only a de minimis amount of OID, or

o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting. The OID rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate if it evidences an interest in mortgage loans issued with OID.

     The OID, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial teaser, or below-market interest rate.

The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code if an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o on the basis of a constant yield method,

o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above with the exception that it is less likely that a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.


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

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of any regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.


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

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules generally treat stripped coupons as newly issued debt instruments to each purchaser. If payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury regulations were promulgated on contingent payment debt instruments, but it appears that the grantor trust strip certificates, due to their similarity to other mortgage-backed securities, such as REMIC regular interests, that are expressly exempted from the application of the proposed regulations, may also be excepted from the proposed regulations. Like the OID Regulations, the proposed regulations do not specifically address securities like the grantor trust strip certificates that are subject to the stripped bond rules of the Code.

     If the contingent payment rules under the proposed regulations were to apply, you would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a grantor trust strip certificate determines a projected payment schedule on which interest will accrue. You would be bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield of the grantor trust strip certificate. The projected amount of each payment is determined so that the payment schedule reflects the comparable yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by you in the manner prescribed by the regulations. The comparable yield is generally the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the grantor trust strip certificates, including the level of subordination, term, timing of payments and general market conditions. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield.

     Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to grantor trust strip certificates, the amount of income reported on these certificates would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates."

     You should consult your tax advisor concerning the application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on the sale or exchange of a grantor trust certificate will be capital gain or loss if you hold the grantor trust certificate as a capital asset, except for any amount of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a grantor trust certificate generally


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

will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Currently, the maximum tax rate for individuals on ordinary income and short-term capital gains is 39.6% and the maximum tax rate for long-term capital gains of individuals is 20%. There is no rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income if the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports,


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

even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


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

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974 or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA and the Code.

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.

     PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or the Code.

     PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 FR 14674) to certain of the depositor's affiliates, which was amended by another exemption dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 FR 39021). We refer to these two exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Sections 4975(a) and (b) of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates or certificates denominated as debt instruments that represent interests in a REMIC under Section 860 D of the Code issued by a trust, if:

(1) the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

(2) the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent, provided that conditions provided in the exemption are satisfied.

     The prospectus supplement for each series will indicate whether the exemption is available for the relevant underwriter.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following six general conditions before it will be eligible for relief under the exemption:

o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o the offered certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust.

o the offered certificates, at the time of acquisition by or with assets of a plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or IBCA.

o the trustee cannot be an affiliate of any member of the "restricted group" which consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager and any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates.

o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

     The exemption also requires that each trust meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o certificates in other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year before the acquisition of certificates by or with assets of a plan; and

o certificates in other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of certificates by or with assets of a plan.

     In addition, the exemption requires that the corpus of the trust consist solely of some types of assets, including mortgage obligations such as those in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "certificates" for purposes of the exemption, including but not limited to:

o certificates evidencing an interest in certificates insured or guaranteed by Federal Agricultural Mortgage Corporation,

o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction,

o certificates evidencing an interest in a trust including equity participations,


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

o certificates evidencing an interest in a trust including cash flow agreements,

o subordinated classes of certificates or "non-exempt certificates," or

o certificates evidencing mortgages containing "defeasance" provisions under which a borrower may release a mortgaged property from the lien of the mortgage by substituting treasury securities as collateral.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o a benefit plan's investment in offered certificates does not exceed 25% of all of the offered certificates outstanding at the time of the acquisition;

o immediately after the acquisition, no more than 25% of the assets of the benefit plan are invested in certificates representing an interest in trusts, including the relevant trust, containing assets sold or serviced by the master servicer; and

o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.


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

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a "party in interest" within the meaning of Section 3(14) of ERISA, or a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o that the certificates constitute "certificates" for purposes of the exemption, and

o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.

  REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the Exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top three rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Parts I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, which are described below.

     The exemption does not provide relief for the purchase, sale or holding of subordinate classes of offered certificates. The trustee will not register transfers of subordinate classes of offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using plan assets to effect that acquisition unless you represent and warrant that:

o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and


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

o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA in determining whether to purchase any offered certificates with assets of a benefit plan. You should also consider whether other class exemptions granted by the DOL may provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code. For example, Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts may provide relief in some cases. Insurance company general accounts should also consider the possible impact of Section 401(c) of ERISA and the proposed regulations under that section. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.

     TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions."

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o are rated in one of the two highest rating categories by one or more rating agencies and


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

o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers;
  and

o by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

                                  LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown & Platt, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.

                              FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.

                          REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.

                    INCORPORATION OF INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:

   GMAC Commercial Mortgage Securities, Inc.
   650 Dresher Road
   Horsham, Pennsylvania 19044
   (215) 328-3164

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of

o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;

o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and

o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.

     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     "GMAC00C1.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement. In addition, the spreadsheet provides certain information detailing the changes in the amount of monthly payments with regard to certain mortgage loans.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.

     *Microsoft Excel is a registered trademark of Microsoft Corporation. No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus.

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      No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus.



                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT

                                                     PAGE
                                                    ------
Summary of Series 2000-C1 Transaction ...........     S-7
Risk Factors ....................................    S-14
Description of the Mortgage Pool ................    S-40
Servicing of the Mortgage Loans .................    S-68
Description of the Certificates .................    S-79
Yield and Maturity Considerations ...............    S-99
Federal Income Tax Consequences .................   S-114
Method of Distribution ..........................   S-117
Legal Matters ...................................   S-118
Ratings .........................................   S-118
Legal Investment ................................   S-120
ERISA Considerations ............................   S-120
Annex A--Characteristics of the Mortgage
   Loans ........................................     A-1
Annex B--Form of Statement to
   Certificateholders and Servicer Reports ......     B-1
Annex C--Structural and Collateral Term
   Sheet ........................................     C-1
Annex D--Global Clearance, Settlement
   and Tax Documentation Procedures .............     D-1
                              PROSPECTUS
Prospectus Supplement ...........................     3
Summary of Prospectus ...........................     3
Risk Factors ....................................     6
Description of the Trust Funds ..................    11
Yield and Maturity Considerations ...............    18
The Depositor ...................................    25
GMAC Commercial Mortgage Corporation ............    26
Description of the Certificates .................    26
The Pooling and Servicing Agreements ............    36
Description of Credit Support ...................    58
Legal Aspects of Mortgage Loans .................    60
Federal Income Tax Consequences .................    73
State and Other Tax Consequences ................   105
ERISA Considerations ............................   110
Legal Investment ................................   110
Use of Proceeds .................................   110
Method of Distribution ..........................   112
Legal Matters ...................................   114
Financial Information ...........................   114
Rating ..........................................   115
Glossary ........................................   116

                                 $796,298,000


                                 (Approximate)





                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.



                             MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2000-C1







             -----------------------------------------------------
                             PROSPECTUS SUPPLEMENT
             -----------------------------------------------------
                              GOLDMAN, SACHS & CO.


                           DEUTSCHE BANC ALEX. BROWN


                          NEWMAN AND ASSOCIATES, INC.
                       as a member of the selling party






                                 March 8, 2000

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